As filed with the Securities and Exchange Commission on December 16, 2003
Registration No. 333-110117

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
FORM S-1
Registration Statement under the Securities Act of 1933

ARDENT HEALTH SERVICES LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	8062	62-1862223
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Burton Hills Boulevard, Suite 250

Nashville, Tennessee 37215
(615) 296-3000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Stephen C. Petrovich

Senior Vice President, General Counsel and Secretary
Ardent Health Services LLC
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee 37215
(615) 296-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANTS

Copy of communications to:

Paul L. Choi

Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
	State or Other	Standard	I.R.S.	Address, including zip code, and
	Jurisdiction of	Industrial	Employer	telephone number, including
Exact Name of Registrant	Incorporation	Classification	Identification	area code, of Registrant’s
as Specified in its Charter	or Organization	Code	Number	principal executive offices

Ardent Health Services, Inc.	Delaware	8062	92-0189593	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Albuquerque Holdings, LLC	New Mexico	8062	04-3655159	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Cumberland Hospital, LLC	Virginia	8062	02-0567575	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Kentucky Holdings, Inc.	Delaware	8062	62-1870159	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Kentucky Hospitals, Inc.	Delaware	8062	62-1870165	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Louisiana Holdings, Inc.	Delaware	8062	62-1862999	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Louisiana Hospitals, Inc.	Delaware	8062	62-1862997	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Management Company, Inc.	Tennessee	8062	62-1743438	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS New Mexico Holdings, Inc.	New Mexico	8062	03-0430287	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Research and Review, LLC	New Mexico	8062	42-1581498	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Samaritan Hospital, LLC	Kentucky	8062	62-1870151	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS S.E.D. Medical Laboratories, Inc.	New Mexico	8062	85-0353482	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
AHS Summit Hospital, LLC	Delaware	8062	62-1862578	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Ardent Medical Services, Inc.	Delaware	8062	62-1862179	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Behavioral Healthcare Corporation	Delaware	8062	62-1516830	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Alhambra Hospital, Inc.	Tennessee	8062	62-1658521	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Belmont Pines Hospital, Inc.	Tennessee	8062	62-1658523	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Cedar Vista Hospital, Inc.	California	8062	77-0359473	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000

		Primary
	State or Other	Standard	I.R.S.	Address, including zip code, and
	Jurisdiction of	Industrial	Employer	telephone number, including
Exact Name of Registrant	Incorporation	Classification	Identification	area code, of Registrant’s
as Specified in its Charter	or Organization	Code	Number	principal executive offices

BHC Columbus Hospital, Inc.	Tennessee	8062	62-1664739	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Fairfax Hospital, Inc.	Tennessee	8062	62-1658528	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Fox Run Hospital, Inc.	Tennessee	8062	62-1658531	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Fremont Hospital, Inc.	Tennessee	8062	62-1658532	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Gulf Coast Management Group, Inc.	Tennessee	8062	62-1690695	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Health Services of Nevada, Inc.	Nevada	8062	88-0300031	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Heritage Oaks Hospital, Inc.	Tennessee	8062	62-1658494	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Hospital Holdings, Inc.	Delaware	8062	41-2052298	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Intermountain Hospital, Inc.	Tennessee	8062	62-1658493	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Lebanon Hospital, Inc.	Tennessee	8062	62-1664738	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Holdings, Inc.	Delaware	8062	41-2052303	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Services, LLC	Delaware	8062	62-1849455	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Services of Indiana, LLC	Delaware	8062	62-1843640	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Services of Kentucky, LLC	Delaware	8062	62-1843655	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Services of New Mexico, LLC	Delaware	8062	62-1843651	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Management Services of Streamwood, LLC	Delaware	8062	62-1843658	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Meadows Partner, Inc.	Delaware	8062	62-1660784	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Montevista Hospital, Inc.	Nevada	8062	88-0299907	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000

		Primary
	State or Other	Standard	I.R.S.	Address, including zip code, and
	Jurisdiction of	Industrial	Employer	telephone number, including
Exact Name of Registrant	Incorporation	Classification	Identification	area code, of Registrant’s
as Specified in its Charter	or Organization	Code	Number	principal executive offices

BHC Northwest Psychiatric Hospital, LLC	Delaware	8062	20-0085660	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC of Indiana, General Partnership	Tennessee	8062	62-1780700	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC of Northern Indiana, Inc.	Tennessee	8062	62-1664737	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Physician Services of Kentucky, LLC	Delaware	8062	62-1843636	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Pinnacle Pointe Hospital, Inc.	Tennessee	8062	62-1658502	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Properties, Inc.	Tennessee	8062	62-1660875	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Sierra Vista Hospital, Inc.	Tennessee	8062	62-1658512	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Spirit of St. Louis Hospital, Inc.	Tennessee	8062	62-1658513	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Streamwood Hospital, Inc.	Tennessee	8062	62-1658515	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Valle Vista Hospital, Inc.	Tennessee	8062	62-1658516	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
BHC Windsor Hospital, Inc.	Ohio	8062	34-1827645	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Bloomington Meadows, G.P	Delaware	8062	35-1858510	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Columbus Hospital, LLC	Delaware	8062	62-1740367	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Indiana Psychiatric Institutes, Inc.	Delaware	8062	52-1652319	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Lebanon Hospital, LLC	Delaware	8062	62-1740370	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Mesilla Valley General Partnership	New Mexico	8062	85-0337300	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Mesilla Valley Hospital, Inc.	New Mexico	8062	74-2370320	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Mesilla Valley Mental Health Associates, Inc.	New Mexico	8062	85-0338767	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000

		Primary
	State or Other	Standard	I.R.S.	Address, including zip code, and
	Jurisdiction of	Industrial	Employer	telephone number, including
Exact Name of Registrant	Incorporation	Classification	Identification	area code, of Registrant’s
as Specified in its Charter	or Organization	Code	Number	principal executive offices

Northern Indiana Hospital, LLC	Delaware	8062	62-1741384	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Valle Vista, LLC	Delaware	8062	62-1740366	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000
Willow Springs, LLC	Delaware	8062	62-1814471	One Burton Hills Boulevard, Suite 250 Nashville, TN 37215 (615) 296-3000

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2003

PROSPECTUS

Ardent Health Services, Inc.

Offer to Exchange

up to $225,000,000 of

10% Senior Subordinated Notes due 2013
for
up to $225,000,000 of
10% Senior Subordinated Notes due 2013
that have been registered under
the Securities Act of 1933

     We are offering to exchange our 10% senior subordinated notes due 2013, or the “exchange notes,” for our currently outstanding 10% senior subordinated notes due 2013, or the “original notes.” We sometimes refer to the exchange notes and the original notes collectively as the “notes.”

Terms of the exchange notes:

•	The exchange notes are substantially identical to the original notes, except that the exchange notes have been registered under the Securities Act of 1933, or the Securities Act, and will not contain restrictions on transfer or have registration rights. The exchange notes will represent the same debt as the original notes, and we will issue the exchange notes under the same indenture.

•	The exchange notes will be subordinated to any existing and future senior indebtedness, including borrowings under our senior secured credit facility, and will rank equally with any future senior subordinated indebtedness. Assuming the exchange offer had been completed on September 30, 2003, the exchange notes would have been subordinated to approximately $4.8 million of our outstanding indebtedness.

Terms of the exchange offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 200 , unless extended.

•	We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

•	The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the “SEC.”

•	The exchange of original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

     Broker-dealers who acquired original notes from us in the initial offering are not eligible to participate in the exchange offer with respect to such original notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for up to 180 days after the expiration date, as defined in this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 15.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be distributed in the exchange offer or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 200 .

SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
REIMBURSEMENT AND PAYMENT
REGULATION AND LICENSING
MANAGEMENT
BENEFICIAL OWNERSHIP OF OUR PARENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
DESCRIPTION OF EXCHANGE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
SIGNATURES
SIGNATURES
EX-3.111 ARTICLES OF INCORPORATION MESILLA VALLEY
EX-3.112 BYLAWS OF MESILLA VALLEY HOSPITAL, INC.
EX-5.1 OPINION OF ROPES & GRAY LLP
EX-5.2 OPINION OF BOULT,CUMMINGS,CONNERS & BERRY
EX-5.3 OPINION OF GREENEBAUM,DOLL AND MCDONALD
EX-5.4 OPINION OF LIONEL SAWYER & COLLINS
EX-5.5 OPINION OF MONTGOMERY & ANDREWS P.A
EX-5.6 OPINION OF THELEN REID & PRIEST LLP
EX-5.7 OPINION OF TROUTMAN SANDERS LLP
EX-5.8 OPINION OF WALTER & HAVERFIELD LLP
EX-10.18 EMPLOYMENT AGREEMENT R.DIRK ALLISON
EX-10.19 INDEMNIFICATION AGREEMENT R.DIRK ALLISON
EX-10.20 MEDICAID MANAGED SERVICES AGREEMENT
EX-10.21 CONTRACT P00149
Ex-10.22 Contract POO149
Ex-12.1 Computation of Ratio
EX-23.1 CONSENT OF KPMG LLP
EX-23.2 CONSENT OF ERNST & YOUNG LLP
Ex-23.3 Consent of PriceWaterhouseCoopers LLP
EX-99.1 LETTER OF TRANSMITTAL

TERMS USED IN THIS PROSPECTUS

      Unless otherwise noted, in this prospectus:

•	the terms the “Company,” “Ardent,” “we,” “us” and “our” refer to Ardent Health Services, Inc. and its subsidiaries;

•	the term “our parent” refers to Ardent Health Services LLC, the owner of 100% of our capital stock, which has no assets other than our capital stock;

•	the term “Lovelace Health Systems, Inc.” refers to the acute care operations, health plan and specialty and primary clinic operations we purchased on January 1, 2003 and which, effective October 1, 2003, is doing business as part of Lovelace Sandia Health System;

•	effective October 1, 2003, the term “Lovelace Sandia Health System, Inc.” refers to our New Mexico acute care, rehabilitation, behavioral, health plan and specialty and primary care clinic operations (other than the operations of AHS S.E.D. Medical Laboratories, Inc.), which we own through a subsidiary and also includes Lovelace Health System, Inc.;

•	the term “Sandia Health System” refers to the acute care operations we purchased from St. Joseph Healthcare System, which is now doing business as part of Lovelace Sandia Health System, Inc.;

•	references to the “Company,” “Ardent,” “our parent,” “we,” “us” and “our” for periods prior to August 1, 2001 are references to Behavioral Healthcare Corporation, our parent’s predecessor corporation; and

•	references to fiscal years are to our parent’s fiscal years ended December 31 of each year; however, references to fiscal years prior to December 31, 2000, are to our parent’s predecessor’s fiscal years ended June 30.

SUMMARY

      This summary highlights important information about our business and the exchange offer. For a more complete understanding of the exchange offer, you are encouraged to read this entire document carefully, including the risk factors and the financial statements and the related notes, before you decide to invest.

Company Overview

      We are an owner and operator of acute care hospitals (which provide medical treatment to persons with short-term or episodic illnesses) and free-standing behavioral hospitals, principally located in urban and suburban markets in the United States.

•	We own and operate seven acute care hospitals (including one inpatient rehabilitation hospital), with a total of 1,259 licensed beds, in Albuquerque, New Mexico, Lexington, Kentucky and Baton Rouge, Louisiana. In each of these markets, our acute care hospitals provide a broad range of services, including general surgery, internal medicine, emergency room care, orthopedics, neurosurgery, radiology, oncology, diagnostic care, coronary care, pediatric services and behavioral health services.

•	Through our subsidiary, Lovelace Sandia Health System, Inc., we operate the second largest integrated healthcare delivery system in Albuquerque, New Mexico, comprised of five of our seven acute care hospitals (including one inpatient rehabilitation hospital), with a total of 722 licensed beds, approximately 320 employed physicians, two specialty care centers, 15 primary care clinics and a full service reference laboratory. In addition, we own and operate a health plan with approximately 175,000 participants throughout New Mexico (plus approximately 71,000 participants who access our provider network through a contract with CIGNA HealthCare). We believe that the geographic presence and breadth of services of Lovelace Sandia Health System provide us with a competitive advantage in the Albuquerque market.

•	We are a leading operator of behavioral hospitals in the United States with 21 behavioral hospitals, totaling 2,044 licensed beds, in Arkansas, California, Idaho, Illinois, Indiana, Nevada, New Mexico, Ohio, Pennsylvania, Virginia and Washington. Our behavioral hospitals offer a broad array of behavioral healthcare services ranging from inpatient hospitalization to residential treatment programs and outpatient services.

      We seek opportunities to expand our services and facilities and grow through selective acquisitions. Our expansion strategy focuses on expanding our existing hospitals and other healthcare facilities and broadening the range of services they provide. Key elements of our acquisition strategy include:

•	making selective acquisitions of hospitals, clinics and other healthcare facilities in our existing markets in order to grow our revenue base and enhance our competitive position and economies of scale; and

•	targeting hospitals and other healthcare facilities in new markets with favorable population growth rates, where we can improve operating performance and profitability, either through a network of hospitals and other healthcare facilities or a single well-positioned facility.

      We are especially interested in acquiring hospitals currently owned by not-for-profit organizations as we believe we can improve these hospitals’ performance through the application of our business strategy. We also intend to selectively acquire well-positioned behavioral hospitals.

      Our parent is a holding company that conducts substantially all of its operations through its subsidiaries.

Competitive Strengths

•	Attractive Portfolio of Acute Care Hospitals in Growing Markets. We currently own and operate seven acute care hospitals (including one inpatient rehabilitation hospital) in three separate geographic markets. We believe that these hospitals are attractive because they are located in markets with population growth rates above the national average, have attractive payor mixes and offer opportunities for expansion.

•	A Leading Provider of Behavioral Healthcare Services. We currently own and operate 21 free-standing behavioral hospitals in 11 states.

•	Customized, Scalable Information Systems. We believe that our hospitals will benefit from the substantial investment we have made in our new clinical and financial information systems.

•	Focused and Disciplined Acquisition Approach. Since August 1, 2001, we have successfully completed the acquisition of seven acute care hospitals, including a significant health plan, two behavioral hospitals and various other ancillary services.

•	Experienced Management Team. Our executive management team has a successful track record of integrating and operating large multi-facility healthcare systems.

Business Strategy

      We manage our hospitals with the following business strategy, tailored, as appropriate for each community in which we operate. The key elements of our business strategy are:

•	Improve Operating Margins and Efficiency. We believe there are opportunities to improve operating margins at our hospitals, and we seek to position ourselves as a cost-effective provider of healthcare services in each of the markets we serve.

•	Grow Through Selective Acquisitions in New and Attractive Markets. We selectively seek opportunities to grow through acquisitions, particularly in new markets with populations over 100,000 and growth rates above the national average.

•	Continue to Recruit and Retain Quality Physicians. We intend to continue to recruit both primary and specialty care physicians, including psychiatrists who can provide quality services that we believe are currently needed in the communities we serve.

•	Expand Services Offered to Increase Revenue. We intend to expand our hospitals and augment the range of services we offer based on the needs of the communities we serve to increase our market share and grow our revenue base.

•	Continue to Negotiate Favorable Managed Care Contracts. As we expand our network of hospitals in a market, broaden the services we provide and increase the volume of patients at our hospitals, we intend to continue to negotiate more favorable contracts with managed care organizations than those available to independent facilities.

Risk Factors

      Our business is subject to the following risks:

•	We have a substantial amount of indebtedness. As of September 30, 2003, we had approximately $261.7 million of debt outstanding.

•	As a regulated insurance company, Lovelace Sandia Health System, Inc. may be restricted from paying dividends to us, which may reduce the amount of cash available to us.

•	To service our debt, we will require a significant amount of cash, which may not be available to us.

•	We may not successfully integrate our recent and future acquisitions and may be unable to achieve anticipated cost savings and other benefits from these acquisitions.

•	Our strategy depends in part on our ability to acquire hospitals that meet our target criteria. If we are unable to do so, our future growth could be limited and our operating results could be adversely affected.

•	We may have difficulty acquiring hospitals from not-for-profit entities due to increased regulatory scrutiny.

•	Our acquisition strategy may be limited by restrictions and covenants in our new senior secured credit facility and by the lack of adequate alternative sources of financing.

•	Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments or managed care companies reduce our reimbursements.

•	We face intense competition from other hospitals and other healthcare providers which may result in a decline in revenues, profitability and market share.

•	Regional concentration of our business may subject us to economic downturns in the State of New Mexico and, in particular, the Albuquerque metropolitan area.

•	Our success depends on our ability to attract new physicians and maintain good relationships with physicians and other healthcare professionals at our hospitals.

•	We depend heavily on our senior and local management personnel, and the loss of the services of one or more of our key senior management personnel could weaken our management team and our ability to deliver healthcare services efficiently.

•	We conduct business in a heavily regulated industry; changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce revenue and profitability.

•	We may be subject to actions brought by individuals on the government’s behalf under the False Claims Act’s “qui tam” or whistleblower provisions.

•	The costs of our malpractice insurance and the malpractice insurance of physicians who practice at our facilities or who participate in our networks continue to rise. Successful malpractice or tort claims asserted against us, our providers or our employees could adversely affect our financial conditions and profitability.

•	Our business depends on our information systems, and our inability to effectively integrate and manage our information systems could disrupt our operations.

•	Failure to maintain the privacy and security of patients’ medical records could expose us to liability.

•	A reduction in enrollment in our health plan or the failure to maintain satisfactory relationships with providers could affect our business and profitability.

•	If we are unable to effectively price our health plan premiums or manage medical costs, our profitability will be reduced.

•	Recently enacted or proposed legislation, regulations and initiatives could adversely affect our business by increasing our operating costs, reducing our health plan membership or subjecting us to additional litigation.

Our Investors

      Welsh, Carson, Anderson & Stowe IX, L.P. and its related investors, through their holdings of common membership units of our parent, currently own approximately 76% of our parent, and therefore hold a controlling interest in our parent and us.

      Welsh, Carson, Anderson & Stowe is one of the largest private equity firms in the United States and is focused exclusively on investments in the healthcare, information technology and telecommunications industries. Since its founding in 1979, Welsh, Carson, Anderson & Stowe has organized investment partnerships with capital of more than $12 billion in the aggregate. Its healthcare investments include AmeriPath, Inc., Concentra Managed Care, Inc., Fresenius Medical Care AG, Select Medical Corporation, US Oncology Inc. and United Surgical Partners International, Inc.

Recent Developments

      On October 8, 2003, we acquired the 146-bed Northwestern Institute of Psychiatry, a private behavioral health services facility located in Fort Washington, Pennsylvania. Founded in 1966, the facility provides behavioral healthcare services for patients of all ages.

      On October 1, 2003 we merged and consolidated all of our subsidiaries located in New Mexico (other than the operations of AHS S.E.D. Medical Laboratories, Inc.). This subsidiary, Lovelace Sandia Health System, Inc., operates an integrated healthcare delivery system consisting of five acute care hospitals (including one inpatient rehabilitation hospital), a health plan, one behavioral hospital, two physician groups with a total of approximately 320 physicians, two specialty care centers and 15 primary care clinics. The merger and consolidation resulted in all of our New Mexico operations with the exception of AHS S.E.D. Medical Laboratories, Inc. being owned by our wholly-owned subsidiary Lovelace Sandia Health System, Inc. (formerly known as Lovelace Health Systems, Inc.). We expect the merger and consolidation to result in future operating and other efficiencies for our New Mexico operations.

      Our principal executive offices are located at One Burton Hills Boulevard, Suite 250, Nashville, Tennessee 37215 and our telephone number is (615) 296-3000. Our corporate website address is www.ardenthealth.com. Information contained on our website does not constitute a part of this prospectus.

The Exchange Offer

Securities Offered	$225.0 million in principal amount of our 10% senior subordinated notes due 2013.

The Exchange Offer	We are offering to exchange up to $225.0 million in principal amount of our new 10% senior subordinated notes due 2013 for $225.0 million in principal amount of our outstanding 10% senior subordinated notes due 2013. The terms of the exchange notes and original notes are identical in all material respects (including principal amount, interest rate and maturity), except that:

• the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

• the exchange notes bear a different CUSIP number than the original notes; and

• the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the payment of liquidated damages on the original notes in some circumstances relating to the timing of the exchange offer.

See “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 200 , unless extended (the “expiration date”).

Conditions of the Exchange Offer	Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or SEC staff interpretation. See “The Exchange Offer — Conditions of the Exchange Offer.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if, among other things, there shall have been proposed, adopted or enacted any law, statute, rule, regulation or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

Procedures for Tendering Original Notes	Brokers, dealers, commercial banks, trust companies and other nominees who hold original notes through The Depository Trust Company (“DTC”) may effect tenders by book-entry transfer in accordance with DTC’s Automated Tender Offer Program (“ATOP”). To tender original notes for exchange by book-entry transfer, an agent’s message (as defined under “The Exchange Offer — Procedures for Tendering”) or a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documentation, must be delivered to the exchange agent at the address set forth in this prospectus on or prior to the expiration date, and the original notes must be tendered in accordance with DTC’s ATOP procedures for transfer. To tender original notes for exchange by means other than book-entry transfer, you must complete, sign and date the letter of transmittal (or facsimile thereof) in accordance with the instructions in this prospectus and contained in the letter of transmittal and mail or otherwise deliver the letter of transmittal (or facsimile thereof), together with the original notes, any required signature guarantees and any other required documentation, to the exchange agent at the address set forth in this prospectus on or prior to the expiration date. By executing the letter of transmittal, you represent to us that:

• you are not an “affiliate” of us (as defined under the Securities Act);

• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

• you are acquiring the exchange notes in the ordinary course of business.

In addition, each broker or dealer that receives exchange notes for its own account in exchange for any original notes that were acquired by the broker or dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For up to 180 days following the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes. See “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If the original notes are in certificated form and you are a beneficial owner who wishes to tender on the registered holder’s behalf, prior to completing and executing the letter of transmittal and delivering the original notes, you must either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your original notes in the exchange offer but your original notes are not immediately available for delivery or other documentation cannot be completed by the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, you may still tender your original notes by completing, signing and delivering the letter of transmittal or, in the case of a book-entry transfer, an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent prior to the expiration date and tendering your original notes according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange. See “The Exchange Offer — Withdrawal of Tenders.”

Acceptance of Original Notes and Delivery of Exchange Notes	We will accept for exchange any and all original notes that are properly tendered to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Exchange Agent	U.S. Bank Trust National Association is serving as the exchange agent in connection with the exchange offer. See “The Exchange Offer — Exchange Agent.”

Tax Consequences	The exchange of the original notes for the exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. For a summary of certain U.S. federal income tax consequences of ownership of the notes, the exchange of original notes for exchange notes and the disposition of notes, see “Certain U.S. Federal Income Tax Consequences.”

Consequences of Failure to Exchange the Original Notes	Any original notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Because the original notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to provide for registration of the original notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

The Exchange Notes

      The summary below describes the principal terms of the exchange notes. The exchange notes will be identical to the original notes except that the exchange notes have been registered under the Securities Act and will not have restrictions on transfer or registration rights. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Ardent Health Services, Inc.

Securities	$225.0 million in principal amount of 10% senior subordinated notes due 2013.

Maturity	August 15, 2013.

Interest	Annual rate: 10%.
Payment frequency: every six months on February 15 and August 15.
First payment: February 15, 2004.

Ranking	The exchange notes will be unsecured senior subordinated debt of Ardent Health Services, Inc., except to the extent of the pledge of the intercompany note described below. Accordingly, they will rank:

• behind any of our existing and future senior indebtedness, including borrowings under our new senior secured credit facility;

• equally with any of our future senior subordinated indebtedness;

• ahead of any of our existing and future debt that expressly provides that it is subordinated to the notes, including our amended 10.2% subordinated notes due 2014; and

• effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes.

Assuming the exchange offer had been completed on September 30, 2003, the exchange notes would have been subordinated to approximately $4.8 million of our senior indebtedness. See “Description of Certain Indebtedness — Description of the New Senior Secured Credit Facility.”

Guarantees	Our parent and certain of our direct and indirect domestic subsidiaries will be guarantors of the exchange notes on a senior subordinated basis.

The guarantees will be unsecured senior subordinated obligations of the guarantors. Accordingly, they will rank behind all existing and future senior debt of the guarantors, including the guarantors’ guarantees of our new senior secured credit facility, equal to all future senior subordinated indebtedness of the guarantors and ahead of all future debt of the guarantors that expressly provides that it is subordinated to the guarantees.

Upon the issuance of the exchange notes, our only material domestic non-guarantor subsidiary will be Lovelace Sandia Health System, Inc., which includes a regulated HMO and is therefore prohibited from providing a full and unconditional guarantee of the exchange notes. On October 1, 2003, our New Mexico operations (other than the operations of AHS S.E.D. Medical Laboratories, Inc.) were merged and consolidated into Lovelace Sandia Health System, Inc., and the note guarantees of the entities that owned these operations were released. The surviving entity, Lovelace Sandia Health System, Inc., continues to be a regulated HMO and therefore prohibited from providing a full and unconditional guarantee of the exchange notes. For the nine months ended September 30, 2003, the entities constituting Lovelace Sandia Health System, Inc. after this merger and consolidation had aggregate revenues of $693.2 million (representing approximately 71% of our total net revenues) and an aggregate net income before income taxes of $1.0 million. As of September 30, 2003, these entities had aggregate total assets of $451.2 million and aggregate total liabilities of $241.5 million. Your claims in respect of the exchange notes are effectively subordinated to all of these liabilities. See “— Recent Developments” and “Description of Exchange Notes — The Note Guarantees.”

Upon consummation of the merger and consolidation described above, the terms of our new senior secured credit facility required Lovelace Sandia Health System, Inc. to issue an intercompany note to us and required us to pledge this intercompany note to the lenders under our new senior secured credit facility. In addition, so long as we are required to pledge such intercompany note to the holders of our senior indebtedness, we will be required to maintain a similar pledge in favor of the holders of the exchange notes. This pledge in favor of the holders of the exchange notes will be subordinated to the pledge in favor of the lenders under our new senior secured credit facility.

The ability of Lovelace Sandia Health System, Inc. to pay dividends or make other distributions to us is restricted by state insurance company laws and regulations and requires notification or approval prior to payment. Furthermore, the state-imposed risk capital requirements may limit the amount of funds the subsidiary has available to distribute or pay to us or may require us to make contributions in order to meet its requirements. Therefore revenue and income may be available for repayment of the notes, subject to these restrictions.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time on or after August 15, 2008, at the redemption prices described in the section “Description of Exchange Notes — Optional Redemption,” plus accrued and unpaid interest.

At any time before August 15, 2008, we may redeem the exchange notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a premium, together with accrued and unpaid interest to the date of redemption.

In addition, on or before August 15, 2006, we may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at the redemption price listed in “Description of

Exchange Notes — Optional Redemption.” However, we may only make such redemptions if at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Change of Control	If we experience specific kinds of changes in control, we must offer to purchase the exchange notes at 101% of their face amount, plus accrued interest.

Certain Covenants	The indenture governing the exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

• borrow money or sell preferred stock;

• create liens;

• pay dividends on or redeem or repurchase stock;

• make certain types of investments;

• sell stock in our restricted subsidiaries;

• restrict dividends or other payments from subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt; and

• sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. For more details, see “Description of Exchange Notes.”

Listing	We do not intend to list the exchange notes on any securities exchange.

      You should refer to “Risk Factors” for an explanation of certain risks of investing in the exchange notes.

Summary Historical and Pro Forma Consolidated Financial Data

      The following table sets forth, for the periods and as of the dates indicated, summary historical consolidated financial information for our parent, Ardent Health Services LLC. Separate financial information for Ardent Health Services, Inc. is not presented since our parent has no operations or assets separate from its investment in Ardent Health Services, Inc. and since the original notes are, and the exchange notes will be, guaranteed by our parent (in addition to the subsidiary guarantors). The summary historical financial data as of and for the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000 and the year ended June 30, 2000 was derived from our parent’s audited consolidated financial statements. The summary historical financial data (except for the acute care and behavioral operating data) for the nine-month periods ended September 30, 2003 and 2002 was derived from our parent’s unaudited consolidated financial statements. These unaudited consolidated financial statements include all adjustments necessary (consisting of normal recurring accruals) in the opinion of management for a fair presentation of the financial position and the results of operations for these periods.

      Our parent was formed in June 2001 and had no operating history prior to the contribution of the outstanding stock of our parent’s predecessor, Behavioral Healthcare Corporation, effective August 1, 2001.

      The following table also sets forth summary unaudited pro forma consolidated financial data for our parent for the fiscal year ended December 31, 2002 and for the nine-month period ended September 30, 2002. The unaudited pro forma presentation gives effect to the acquisitions of Lovelace Health Systems, Inc. (which we acquired as of January 1, 2003), substantially all of the assets of St. Joseph Healthcare System (which we acquired as of September 1, 2002), and substantially all of the assets relating to Cumberland Hospital (which we acquired as of June 1, 2002) as if such acquisitions had been consummated on January 1, 2002. The unaudited pro forma data presented below is not necessarily indicative of either future results or the results that might have been recorded if such transactions had been consummated on January 1, 2002.

      The table below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus, “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

							Predecessor Company
	Nine-Month Period Ended
	September 30,			Year Ended December 31,		Five-Month	Seven-Month	Six-Month
						Period Ended	Period Ended	Period Ended	Year Ended
		Pro Forma		Pro Forma		Dec, 31,	July 31,	Dec. 31,	June 30,
	2003	2002	2002	2002	2002	2001	2001	2000	2000

	(Dollars in thousands)
Statement of Operations Data:
Revenues:
Net patient service revenue	$451,535	$445,619	$253,309	$629,831	$369,539	$107,169	$129,222	$112,394	$231,823
Premium revenue	450,721	420,146	3,437	550,080	13,232	—	—	—	—
Other revenues	76,495	47,046	13,185	42,621	25,213	5,349	2,868	1,866	4,578

Total net revenues	978,751	912,811	269,931	1,222,532	407,984	112,518	132,090	114,260	236,401
Expenses:
Salaries and benefits	402,679	382,425	149,569	507,783	224,885	63,712	82,736	66,812	138,042
Professional fees	87,099	69,970	30,631	92,323	40,334	14,990	19,625	15,876	36,691
Claims and capitation(1)	209,937	197,730	2,839	266,403	10,956	—	—	—	—
Supplies	111,521	105,091	27,081	136,654	43,683	7,508	7,879	6,625	13,545
Provision for doubtful accounts	35,401	30,770	14,438	40,845	23,677	5,488	4,080	4,788	14,327
Interest	17,150	10,909	2,073	13,360	2,751	1,288	2,488	4,339	10,062
Change in fair value of interest rate swap agreements	(1,106)	—	—	—	—	—	—	—	—
Depreciation and amortization	23,440	15,835	5,911	20,665	8,929	1,424	3,119	2,881	7,521
Impairment of long-lived assets and restructuring costs	—	—	—	78	78	1,374	560	—	1,487
(Gain) loss on divestitures(2)	(618)	(1,505)	(1,505)	(1,206)	(1,206)	(109)	(9,123)	18	1,252
Other	87,649	94,944	30,606	134,561	46,864	12,567	12,272	10,060	22,139

Income (loss) from continuing operations before income taxes	5,599	6,642	8,288	11,066	7,033	4,276	8,454	2,861	(8,665)
Income tax expense (benefit)	2,304	2,537	3,166	4,265	2,690	1,655	(8,364)	51	(983)

Net income from continuing operations	3,295	$4,105	5,122	$6,801	4,343	2,621	16,818	2,810	(7,682)

Discontinued operations:
Income (loss) from discontinued operations	894		(169)		1,042	158	1,749	866	(250)
Income tax expense (benefit)	285		(54)		332	63	698	340	(103)

Net income (loss) from discontinued operations	609		(115)		710	95	1,051	526	(147)

Net income (loss)	$3,904		$5,007		$5,053	$2,716	$17,869	$3,336	$(7,829)

Other Financial Data:
EBITDA(3)	$45,977	$33,386	$16,103	$45,091	$19,755	$7,146	$15,810	$10,947	$8,668
Net cash provided by (used in)
Operating activities	44,234		6,827		20,940	1,143	7,121	732	10,814
Investing activities	(259,378)		(146,247)		(169,991)	(25,324)	18,034	(218)	18,419
Financing activities	201,940		133,110		252,669	12,777	(8,192)	(6,377)	(27,294)
Discontinued operations	(67)		20		(1)	(112)	34	27	(12)
Capital expenditures	54,905		24,164		45,844	6,985	2,833	1,359	1,618

(See footnotes beginning on page 13)

							Predecessor Company
	Nine-Month Period Ended
	September 30,			Year Ended December 31,		Five-Month	Seven-Month	Six-Month
						Period Ended	Period Ended	Period Ended	Year Ended
		Pro Forma		Pro Forma		Dec, 31,	July 31,	Dec. 31,	June 30,
	2003	2002	2002	2002	2002	2001	2001	2000	2000

	(Dollars in thousands)
Acute Care Operating Data:
Number of hospitals (end of period)	7	7	6	7	6	1
Number of licensed beds (end of period)(4)	1,277	1,277	1,076	1,277	1,076	201
Weighted average licensed beds(5)	1,277	1,277	613	1,277	717	201
Admissions(6)	24,172	23,787	5,691	33,073	11,593	990
Average length of stay (days)(7)	5.5	5.1	7.1	4.9	6.1	6.1
Average daily census(8)	491.0	444.0	147.1	448.5	193.0	39.1
Occupancy rate(9)	38.4%	34.8%	24.0%	35.1%	26.9%	19.5%

Behavioral Operating Data:
Number of hospitals (end of period)	20	20	20	20	20	20	21	23	25
Number of licensed beds (end of period)(4)	1,898	1,919	1,919	1,895	1,912	1,881	1,915	2,104	2,189
Weighted average licensed beds(5)	1,895	1,919	1,855	1,915	1,863	1,901	2,039	2,118	2,527
Admissions(6)	25,627	24,540	24,480	32,735	33,556	15,108	20,321	19,575	42,353
Average length of stay (days)(7)	14.6	15.1	14.5	15.1	14.6	13.8	13.8	12.8	12.0
Average daily census(8)	1,366.7	1,358.2	1,299.3	1,350.7	1,344.6	1,360.4	1,325.5	1,351.1	1,392.7
Occupancy rate(9)	72.0%	70.8%	67.7%	70.5%	72.2%	71.5%	65.0%	63.8%	55.1%

As of
September 30, 2003

(In thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$100,298
Working capital	99,726
Total assets	782,953
Total debt	261,664
Members’ equity	222,467

(1)	With our acquisition of Sandia Health System as of September 1, 2002 and Lovelace Health Systems, Inc. (now known as Lovelace Sandia Health System, Inc.) as of January 1, 2003, we began incurring claims and capitation expense representing purchased medical services that our health plan purchases on behalf of its members from other healthcare providers in New Mexico.

(2)	We have (gain) loss on divestitures in each of the reported periods relating to the disposal of non-strategic behavioral facilities.

(3)	EBITDA represents net income before interest, income tax expense (benefit), depreciation and amortization. EBITDA for historical results includes income (loss) from discontinued operations ($1.0 million for the year ended December 31, 2002, $0.2 million for the five-month period ended December 31, 2001, $1.7 million for the seven-month period ended July 31, 2001, $0.9 million for the six-month period ended December 31, 2000 and ($0.3) million for the year ended June 30, 2000, and $0.9 million and ($0.2) million for the nine-month periods ended September 30, 2003 and 2002, respectively) and (gain) loss on divestitures (($1.2) million, for the year ended December 31, 2002, ($0.1) million for the five-month period ended December 31, 2001, ($9.1) million for the seven-month period ended July 31, 2001, $18,000 for the six-month period ended December 31, 2000 and $1.3 million for the year ended June 30, 2000, and ($0.6) million and ($1.5) million for the nine-month periods ended September 30, 2003 and 2002, respectively, and ($1.5) million and ($1.2) million for the pro forma nine-month period ended September 30, 2002 and the pro forma year ended December 31, 2002, respectively). EBITDA for the pro forma columns does not include any income (loss) from discontinued operations and therefore represents net income from continuing operations before interest, income tax expense (benefit), depreciation and amortization. EBITDA is presented because we believe that it is a useful indicator of our liquidity. EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our new senior secured credit facility and the indenture governing the original notes and the exchange notes offered by this prospectus. EBITDA is a non-GAAP financial measure and should not be considered in isolation from, and is not intended as an alternative measure of, cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

      The following table reconciles net cash provided by operating activities to EBITDA:

					Predecessor Company

	Nine-Month Period			Five-Month	Seven-Month	Six-Month
	Ended September 30,		Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
			December 31,	Dec. 31,	July 31,	Dec. 31,	June 30,
	2003	2002	2002	2001	2001	2000	2000

Net cash provided by operating activities	$44,234	$6,827	$20,940	$1,143	$7,121	$732	$10,814
Changes in working capital items and other	(21,697)	3,365	(10,114)	4,579	5,570	7,334	(9,667)

Operating income	22,537	10,192	10,826	5,722	12,691	8,066	1,147
Depreciation and amortization	23,440	5,911	8,929	1,424	3,119	2,881	7,521

EBITDA	$45,977	$16,103	$19,755	$7,146	$15,810	$10,947	$8,668

Net cash provided by operating activities is not available for the hospitals acquired for periods prior to Ardent’s ownership and, therefore, a reconciliation of net cash provided by operating activities to EBITDA is not presented for pro forma periods.

(4)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(5)	Represents the average number of licensed beds, weighted based on periods owned.

(6)	Represents the total number of patients admitted (for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(7)	Represents the average number of days admitted patients stay in our hospitals.

(8)	Represents the average number of patients in our hospitals each day during our ownership.

(9)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

RISK FACTORS

      You should consider carefully the following factors, as well as the information contained in the rest of this prospectus before deciding whether to participate in the exchange offer.

Risk Factors Relating to the Exchange Offer

You must carefully follow the required procedures in order to exchange your original notes.

      The exchange notes will be issued in exchange for original notes only after timely receipt by the exchange agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your original notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of original notes for exchange. Any holder of original notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

If you do not exchange original notes for exchange notes, transfer restrictions will continue and trading of the original notes may be adversely affected.

      The original notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Original notes that are not tendered for exchange for exchange notes or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions upon transfers. We do not currently expect to register the original notes under the Securities Act. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for original notes, if any, could be adversely affected.

Risks Relating to the Exchange Notes

Our substantial indebtedness could adversely affect our cash flow and prevent us from fulfilling our obligations, including making payments on the exchange notes.

      We have a significant amount of debt. As of September 30, 2003, we had $261.7 million of total debt and members’ equity of $222.5 million.

      Our substantial amount of debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the exchange notes and under the new senior secured credit facility;

•	require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business, which may place us at a competitive disadvantage compared with competitors that have less debt;

•	increase our vulnerability to adverse economic and industry conditions; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

      The terms of the agreement governing our new senior secured credit facility and the indenture governing the exchange notes allow us to incur substantial amounts of additional debt. Any such additional debt could increase the risks associated with our substantial leverage.

Your right to receive payments on the exchange notes will be junior to our existing and future senior debt, including borrowings under our new senior secured credit facility. Further, the guarantees of the exchange notes are junior to all of the guarantors’ existing and future senior debt.

      The exchange notes will rank behind all of our existing and future senior debt. The guarantees will rank behind all of the guarantors’ existing and future senior debt. As of September 30, 2003, we had $4.8 million of senior debt, none of which represented borrowings under our new senior secured credit facility, and all of which was incurred by the guarantors. Our new senior secured credit facility provides for borrowings of up to $125.0 million, subject to a borrowing base (which is the maximum amount we may borrow at any one time based upon the sum of a percentage of the book value of certain accounts receivable and a percentage of the net book value of certain fixed assets), and a $200.0 million incremental term loan facility in certain events. Any borrowings under our new senior secured credit facility would be senior debt when borrowed. As of September 30, 2003, we could have borrowed the maximum $125.0 million under the credit facility according to the borrowing base. We are permitted to borrow substantial additional senior indebtedness in the future under the terms of the indenture that will govern the exchange notes.

      As a result of such subordination, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of our senior debt will be entitled to be paid in full before any payment will be made on the exchange notes. In addition, upon any distribution to the creditors of the guarantors in a bankruptcy, liquidation, reorganization or similar proceeding, the holders of the guarantors’ senior debt will be entitled to be paid in full before any payment will be made on the guarantees. In addition, we will be prohibited from making any payments on the exchange notes and the guarantees if we default on our payment obligations on our senior debt and we may be prohibited from making any such payments for up to 179 consecutive days if certain non-payment defaults on senior debt occur. In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, you, as a holder of the exchange notes, will participate with all other holders of subordinated indebtedness in the assets remaining after we and the guarantors have paid all of our and their senior debt. However, because the indenture requires that amounts otherwise payable to you in a bankruptcy or similar proceeding be paid to holders of senior debt instead, you may receive less, ratably, than holders of other subordinated debt in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors and you may receive less, ratably, than the holders of senior debt.

Not all of our subsidiaries will guarantee the exchange notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes.

      The guarantors of the exchange notes will not include all of our subsidiaries. One of our subsidiaries, Lovelace Health Systems, Inc., is a regulated health maintenance organization, or HMO, and is therefore prohibited from providing a full and unconditional guarantee of the exchange notes. On October 1, 2003, our New Mexico operations (other than the operations of AHS S.E.D. Medical Laboratories, Inc.) were merged and consolidated into Lovelace Health Systems, Inc. and the note guarantees of certain New Mexico entities were released. The newly-created entity, Lovelace Sandia Health System, Inc., continues to be a regulated HMO and is therefore prohibited from providing a full and unconditional guarantee of the exchange notes. For the nine months ended September 30, 2003, the entities constituting Lovelace Sandia Health System, Inc. after this merger and consolidation had aggregate revenues of $693.2 million. As of September 30, 2003, these entities had aggregate total assets of $451.2 million and $241.5 million of aggregate indebtedness and other liabilities. In addition, the indenture governing the notes allows us to create additional non-guarantor subsidiaries and to release the guarantees of subsidiary guarantors upon the sale of a subsidiary guarantor or upon our designation of a subsidiary guarantor as a non-restricted subsidiary under the indenture, provided in each case that we meet certain tests under the indenture.

      In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us.

Consequently, your claims in respect of the exchange notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables.

We are a holding company and, as such, we do not have, and will not have in the future, any income from operations.

      We are a holding company and conduct substantially all of our operations through our subsidiaries. Consequently we do not have any income from operations and do not expect to generate income from operations in the future. As a result, our ability to meet our debt service obligations, including our obligations under the exchange notes, substantially depends upon our subsidiaries’ cash flow and payment of funds to us by our subsidiaries as dividends, loans, advances or other payments. The payment of dividends or the making of loans, advances or other payments to us by our subsidiaries may be subject to regulatory or contractual restrictions.

As a regulated insurance company, Lovelace Sandia Health System, Inc. may be restricted from paying dividends to us, which may reduce the amount of cash available to us.

      The ability of Lovelace Sandia Health System, Inc. to pay dividends or make other distributions to us is restricted by state insurance company laws and regulations. These laws and regulations require Lovelace Sandia Health System, Inc. to give notice to the New Mexico Department of Insurance prior to paying dividends or making distributions to us. In addition, Lovelace Sandia Health System, Inc. is subject to state-imposed risk-based or other net worth-based capital requirements that effectively limit the amount of funds the subsidiary has available to distribute or pay to us. As a result of these capital requirements or other agreements we may enter into with state regulators, we may not be able to receive any funds from Lovelace Sandia Health System, Inc. and, moreover, we may be required to make contributions to Lovelace Sandia Health System, Inc. to enable the subsidiary to meet its capital requirements, thereby further limiting the funds we may have to make payments with respect to the exchange notes. At September 30, 2003, Lovelace Sandia Health System, Inc. was required to maintain a net worth of $34.1 million. Actual net worth as of that date exceeded the requirement by $16.9 million. As a result of the merger and consolidation of our New Mexico operations (other than the operations of AHS S.E.D. Medical Laboratories, Inc.) into Lovelace Sandia Health System, Inc., the entities constituting Lovelace Sandia Health System, Inc. (which, for the nine months ended September 30, 2003, accounted for approximately 71% of our total net revenues) are subject to the above restrictions and regulations. As of September 30, 2003, these entities had cash and cash equivalents of approximately $33.2 million.

To service our debt, we will require a significant amount of cash, which may not be available to us.

      Our ability to make payments on, or repay or refinance, our debt, including the exchange notes, and to fund planned capital expenditures, will depend largely upon our future operating performance. Our debt service obligation, including principal and interest payments, for calendar year 2004 is anticipated to be approximately $29.5 million. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our new senior secured credit facility or from other sources in an amount sufficient to enable us to pay our debt, including the exchange notes, or to fund our other liquidity needs. In addition, prior to the repayment of the exchange notes, we will be required to refinance our new senior secured credit facility. We cannot assure you that we will be able to refinance any of our debt, including our new senior secured credit facility, on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and/or

•	negotiations with our lenders to restructure the applicable debt.

      Our credit agreements and the indenture governing the exchange notes restrict, and market or business conditions may limit, our ability to sell assets or equity or restructure any debt.

The agreements governing our debt, including the exchange notes and our new senior secured credit facility, contain various covenants that limit our discretion in the operation of our business and could lead to the acceleration of our debt.

      Our new senior secured credit facility imposes, and future financing agreements are likely to impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios, including minimum net worth and interest coverage ratios and maximum total and senior leverage ratios and limit or prohibit our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	create liens;

•	redeem and/or prepay certain debt;

•	pay dividends on our stock or repurchase stock;

•	make certain investments;

•	enter new lines of business;

•	engage in consolidations, mergers and acquisitions;

•	make certain capital expenditures; and

•	pay dividends and make other distributions.

      These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities.

      Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the exchange notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The exchange notes generally are not secured by our assets or those of the guarantors, whereas the lenders under our new senior secured credit facility are entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

      In addition to being subordinated to all our existing and future senior debt, the exchange notes and the guarantees will not be secured by any of our assets other than the intercompany note pledged in connection with the consolidation of the majority of our New Mexico operations. Our obligations under our new senior secured credit facility are secured by, among other things, a first priority pledge of all of the common stock of our subsidiaries and substantially all our assets. If we become insolvent or are liquidated, or if payment under our new senior secured credit facility or in respect of any other secured indebtedness is accelerated, the lenders under our new senior secured credit facility or holders of other secured indebtedness are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our new senior secured credit facility or other senior debt). These lenders will have a claim on all assets securing their debt before the holders of unsecured debt, including the exchange notes.

The interests of the principal members of our parent may not be aligned with your interests as a holder of the exchange notes.

      Welsh, Carson, Anderson & Stowe IX, L.P. and its related investors control a majority of the voting power of the outstanding common units of our parent, which in turn holds all of the voting power of our common stock. Consequently, these equity holders will control all of our affairs and policies. Circumstances may occur in which the interests of these equity holders could be in conflict with the interest of the holders of the exchange notes. Generally, holders of debt securities such as the exchange notes have limited opportunities for capital appreciation and therefore are primarily focused on an issuer’s creditworthiness and ability to make interest and principal payments. Because we do not currently pay a dividend to our equity holders, they are focused primarily on capital appreciation. As a result, our equity holders may have an interest in causing us to pursue acquisitions, divestitures or other transactions that, in the judgment of such equity holders, have the potential to enhance the value of their equity investment, even though such transactions might also involve risks to holders of the exchange notes, including risks to our creditworthiness.

Our senior secured credit facility prohibits our ability to make a change of control offer required by the indenture governing the exchange notes, which could lead to a default under the indenture.

      The terms of the exchange notes will require us to make an offer to repurchase the exchange notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued interest to the date of the purchase. We are prohibited under the new senior secured credit facility, and may be prohibited under future debt agreements, from purchasing any exchange notes prior to their stated maturity. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of the exchange notes. Absent a consent, we can only make a change in control offer if there are sufficient funds remaining after repaying all amounts outstanding under the senior secured credit facility. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase the exchange notes, which would constitute an event of default under the indenture governing the exchange notes, which itself would also constitute a default under our new senior secured credit facility and our other existing financing arrangements.

     The guarantees may not be enforceable because of fraudulent conveyance laws.

      The guarantors’ guarantees of the exchange notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor:

–	was insolvent or was rendered insolvent by reason of the related financing transactions;

–	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

–	intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to you.

      In addition, the subsidiary guarantors may be subject to the allegation that since they incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable. In addition, the loss of a guarantee will constitute a default under the indenture, which default would cause all outstanding notes to become immediately due and payable.

An active public market may not develop for the exchange notes, which may hinder your ability to liquidate your investment.

      The exchange notes are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. The liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, we cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.

Risks Relating to Our Business

We may not successfully integrate our recent and future acquisitions and may be unable to achieve anticipated cost savings and other benefits from these acquisitions.

      Since August 2001, we have acquired seven acute care hospitals, including a significant health plan, two behavioral hospitals and various other ancillary services. These acquisitions have significantly increased the size and geographic scope of our operations. In addition, one of our primary growth strategies for the future is completing additional acquisitions. The integration of past and future acquisitions involves a number of risks and presents financial, managerial and operational challenges. For example, at one of our acquired hospitals, we experienced delays in billings related to information systems transitions, and as a result, our results of operations were negatively affected. In addition to risk associated with information systems integration, we face the following risks:

•	we may have difficulty integrating personnel and physicians from acquired hospitals;

•	we may have difficulty, and may incur unanticipated expenses related to, upgrading the financial systems and controls at our new facilities;

•	we may uncover liabilities at our newly-acquired operations of which we are not aware or that are greater than expected and for which the previous owner may be unable or unwilling to indemnify us; and

•	we may be unable to improve existing managed care agreements and the mix of specialties offered at our hospitals.

      Failure to integrate past and future acquisitions successfully and in a timely fashion may have an adverse effect on our business, results of operations and financial condition.

      In addition, we may be unable to achieve the anticipated cost savings from these acquisitions for many reasons, including: contractual constraints on our ability to reduce excess staffing, inability to achieve expected tax savings from a more streamlined legal structure or inability to extract lower prices from our suppliers.

Our strategy depends in part on our ability to acquire hospitals that meet our target criteria. If we are unable to do so, our future growth could be limited and our operating results could be adversely affected.

      The competition to acquire acute care and behavioral hospitals in the selected markets that we will target is significant, including competition from healthcare companies with greater financial resources than us and larger development staffs focused on identifying and completing acquisitions. We may be unable to identify acquisitions opportunities and to negotiate and complete acquisitions on favorable terms. Our inability to complete such acquisitions may negatively impact our future growth and results of operations.

We may have difficulty acquiring hospitals from not-for-profit entities due to increased regulatory scrutiny.

      Many states have enacted or are considering enacting laws affecting sales, leases or other transactions in which control of not-for-profit hospitals is acquired by for-profit entities. These laws, in general, include provisions relating to state attorney general approval, advance notification and community involvement, determination of appropriate valuation of assets divested and the use of proceeds of the sale by the not-for-profit entity. In addition, state attorneys general in states without specific conversion legislation governing such transactions may exercise authority based upon charitable trust and other existing laws. The increased legal and regulatory review of these transactions involving the change of control of not-for-profit hospitals may increase the costs and time required for such acquisitions, and therefore, limit our ability to acquire not-for-profit hospitals. In addition, as a condition to approving an acquisition, certain state attorneys general may require us to maintain certain services, such as emergency departments, or to continue to provide certain levels of charity care, which may affect our decision to acquire or the terms of an acquisition of these hospitals as well as the future profitability of any such hospitals we acquire.

Our acquisition strategy may be limited by restrictions and covenants in our new senior secured credit facility and by the lack of adequate alternative sources of financing.

      Our senior secured credit facility contains limitations on acquisitions of regulated and non-regulated entities. If we are unable to obtain any required consents from our lenders for future acquisitions, our strategy of growing by selective acquisitions may be limited. In addition, our acquisition strategy may require that we obtain additional capital to finance future transactions. Sufficient capital or financing may not be available to us on satisfactory terms, if at all. Either of these factors would negatively affect our future operating performance.

Our revenues may decline if federal or state programs reduce our Medicare or Medicaid payments or managed care companies reduce our reimbursements.

      A substantial portion of our total net revenues is derived from the Medicare and Medicaid programs. The Medicare program accounted for 42.2% of our acute care patient days and 9.4% of our behavioral patient days for the nine months ended September 30, 2003. The Medicaid program accounted for 7.4% of our acute care patient days and 33.8% of our behavioral patient days during the nine months ended September 30, 2003. In recent years, federal and state governments have made significant changes in the Medicare and Medicaid programs. In addition, due to budget deficits in many states, significant decreases in state funding for the Medicaid programs have occurred or are being proposed. These changes in the Medicare and Medicaid programs have decreased the amounts of money we receive for our services to patients who participate in these programs.

      In recent years, Congress and some state legislatures have introduced a number of other proposals to make major changes in the healthcare system. Medicare-reimbursed, hospital-outpatient services converted to a prospective payment system on August 1, 2000. This system creates limitations on levels of payment for a substantial portion of hospital outpatient procedures. Future federal and state legislation may further reduce the payments we receive for our services.

      A number of states have adopted legislation designed to reduce their Medicaid expenditures. Some states have enrolled Medicaid recipients in managed care programs (which generally tend to reduce the level of hospital utilization) and have imposed additional taxes on hospitals to help finance or expand the states’ Medicaid systems. Some states have also reduced the scope of Medicaid eligibility and coverage, making an increasing number of residents unable to pay for their care. Other states propose to take similar steps.

      In addition, insurance and managed care companies and other third parties from whom we receive payment for our services increasingly attempt to control healthcare costs by requiring that hospitals discount their fees in exchange for exclusive or preferred participation in their benefit plans. We believe that this trend may continue and may reduce the payments we receive for our services.

We face intense competition from other hospitals and other healthcare providers which may result in a decline in revenues, profitability and market share.

      The healthcare business is highly competitive and competition among hospitals and other healthcare providers for patients has intensified in recent years. Most of our facilities operate in geographic areas where we compete with at least one other hospital that provides services comparable to those offered by our facilities. In addition, the number of freestanding specialty hospitals and outpatient surgery and diagnostic centers in the areas in which our hospitals operate has also increased significantly. Some of the hospitals that compete with us are owned or operated by tax-supported governmental bodies or by private not-for-profit entities supported by endowments and charitable contributions which can finance capital expenditures on a tax-exempt basis and are exempt from sales, property and income taxes. Some of our competitors are more established, offer highly specialized facilities, equipment and services, which may not be available at our hospitals, offer a wider range of services or have more capital or other resources. The intense competition we face from other healthcare providers may have an adverse effect on our market share, revenues and results of operations.

Regional concentration of our business may subject us to economic downturns in the State of New Mexico and, in particular, the Albuquerque metropolitan area.

      With our recent acquisitions of five acute care hospitals (including one inpatient rehabilitation hospital), two health maintenance organizations (which we subsequently merged), and certain ancillary services in New Mexico, the majority of our revenue is generated in New Mexico. For the nine months ended September 30, 2003, our New Mexico operations accounted for approximately 72% of our total net revenues. This concentration of business in New Mexico exposes us to potential losses resulting from a downturn in the economy of the State of New Mexico and, in particular, Albuquerque. If economic conditions deteriorate, we may experience a reduction in existing and new business, which may have an adverse effect on our business, financial condition and results of operations.

Our success depends on our ability to attract new physicians and maintain good relationships with physicians and other healthcare professionals at our hospitals.

      Because physicians working with acute care hospitals generally direct the majority of hospital admissions, our success in operating our acute care hospitals will be, in part, dependent upon the number and quality of physicians on these hospitals’ medical staffs, the admissions practices of the physicians at these hospitals and our ability to maintain good relations with our physicians. With the exception of approximately 320 employed physicians in Albuquerque, our physicians are generally not employees of the hospitals at which they practice and most physicians have admitting privileges at other hospitals in addition to our hospitals. Physicians may terminate their affiliation with our hospitals at any time. If we are unable to successfully maintain good relationships with physicians, our hospitals’ admissions may decrease and our results of operations may be adversely affected. For example, patient volume at Sandia Health System was negatively affected during the nine-month period ended September 30, 2003 by the departure of certain physicians. In addition, physicians are increasingly seeking to supplement their declining income by building facilities or offering services that compete with acute care hospitals, such as ambulatory surgery centers, diagnostic imaging centers, or specialty hospitals. These facilities and services may attract patients from the more profitable service lines of an acute care hospital, leaving the hospital with less profitable or unprofitable service lines, such as emergency departments, that the hospital may be unable to close for community relations and other reasons.

      We compete with other healthcare providers in recruiting and retaining qualified management and staff personnel responsible for the day-to-day operations of each of our hospitals, including nurses and other non-physician healthcare professionals. In the healthcare industry generally, including our markets, the scarcity of nurses and other medical support personnel has become a significant operating issue. This shortage may require us to increase wages and benefits to recruit and retain nurses and other medical support personnel, or to hire more expensive contract or temporary personnel. If our labor costs increase, we may not be able to raise rates to offset these increased costs. Because a significant percentage of our revenues are derived from fixed, prospective payments, our ability to pass along increased labor costs is constrained. Our failure to recruit and retain qualified management, nurses and other medical support personnel, or to control our labor costs, could have an adverse effect on our business and results of operations.

We depend heavily on our senior and local management personnel, and the loss of the services of one or more of our key senior management personnel or our key local management personnel could weaken our management team and our ability to deliver healthcare services efficiently.

      We have been, and will continue to be, dependent upon the services and management experience of David T. Vandewater, our Chief Executive Officer, Jamie E. Hopping, our Chief Operating Officer, R. Dirk Allison, our Chief Financial Officer, and our other senior executive officers. We have entered into employment agreements with each of these senior executive officers, but we do not maintain key person life insurance for these executive officers. If Mr. Vandewater, Ms. Hopping, Mr. Allison or any of our other senior executive officers were to resign their positions or otherwise be unable to serve, our management could be weakened and operating results could be adversely affected. In addition, our success depends on our ability to attract and retain local managers at our hospitals and related facilities, on the ability of our officers and key employees to manage growth successfully and on our ability to attract and retain skilled employees. If we are unable to attract and retain local management, our operating performance could be adversely affected.

We conduct business in a heavily regulated industry; changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce revenue and profitability.

      Healthcare providers are required to comply with many laws and regulations at the federal, state and local government levels. These laws and regulations relate to: licensing; the conduct of operations; the relationships among hospitals and their affiliated providers; the ownership of facilities; the addition of facilities and services; confidentiality, maintenance and security issues associated with medical records; billing for services; and prices for services. If we fail to comply with applicable laws and regulations, we could suffer civil and criminal penalties, including the loss of our licenses to operate and our ability to participate in Medicare, Medicaid, and other federal and state healthcare programs.

      In addition, there are heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, including the hospital segment. The ongoing investigations in this industry relate generally to various referral, cost reporting and billing practices, laboratory and home healthcare services, and physician ownership and joint ventures involving hospitals. In the future, different interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require us to make changes in our operations.

We may be subjected to actions brought by individuals on the government’s behalf under the False Claims Act’s “qui tam” or whistleblower provisions.

      Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Because qui tam lawsuits are filed under seal, we could be named in one or more such lawsuits of which we are not aware. Several of our subsidiaries have been named as defendants in two qui tam lawsuits. Defendants determined to be liable under the False Claims Act may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Typically, each fraudulent bill submitted by a provider is considered a separate false claim, and thus the penalties under a false claim case may be substantial. Liability arises when an entity knowingly submits a false claim for reimbursement to the federal government. In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute or the Stark Law and have submitted claims to a governmental payor during the time period they allegedly violated these other statutes, have thereby submitted false claims under the False Claims Act. In addition, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions allowing a private party to file a civil lawsuit in state court.

The cost of our malpractice insurance and the malpractice insurance of physicians who practice at our facilities or who participate in our networks continues to rise. Successful malpractice or tort claims asserted against us, our providers or our employees could adversely affect our financial condition and profitability.

      In recent years, physicians, hospitals and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice or related legal theories. Many of these actions involve large claims and significant defense costs. To protect ourselves from the cost of these claims, we generally maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe to be appropriate for our operations. Effective October 31, 2003, we established a wholly owned captive insurance subsidiary to insure our professional and general liability risk for claims up to $2.0 million. In addition, effective October 31, 2003, we purchased excess insurance coverage with independent third-party carriers for claims up to $75.0 million per occurrence and in the aggregate. However, our insurance coverage may not cover all claims against us or continue to be available at a reasonable cost for us to maintain adequate levels of insurance.

      In addition, physicians’ malpractice insurance costs have dramatically increased to the point where some physicians are either choosing to retire early or leave certain markets. If physician malpractice costs continue to escalate in markets in which we operate, some physicians may choose not to practice at our facilities, which could reduce our patient volume and thus our revenue.

      Our managed care providers involved in medical care decisions may be exposed to the risk of medical malpractice claims. Many of our network providers are our employees for whose acts we may be liable as an employer. In addition, managed care organizations may be sued directly for various types of alleged negligence, such as in connection with the credentialing of network providers or improper denials or delay of care. Finally, Congress is considering legislation that would permit managed care organizations to be held liable for negligent treatment decisions or benefits coverage determinations. If this or similar legislation were enacted, claims of this nature could result in substantial damage awards against us and our providers that could exceed the limits of any applicable medical malpractice insurance coverage and could have a material adverse effect on our financial condition.

Our business depends on our information systems, and our inability to effectively integrate and manage our information systems could disrupt our operations.

      Our business is dependent on effective information systems that assist us in, among other things, monitoring utilization and other cost factors, supporting our healthcare management techniques, processing provider claims and providing data to our regulators. Our managed care providers also depend upon our information systems for membership verifications, claims status and other information. If we experience a reduction in the performance, reliability or availability of our information systems, our operations and ability to produce timely and accurate reports could be adversely impacted.

      Our information systems and applications require continual maintenance, upgrading and enhancement to meet our operational needs. Moreover, our acquisition activity requires transitions to or from, and the integration of, various information systems. We regularly upgrade and expand our information systems capabilities and are currently in the process of rolling out new clinical and financial reporting systems throughout our operations. If we experience difficulties with the transition to or from information systems or are unable to properly implement, maintain or expand our systems, we could suffer, among other things, from operational disruptions, loss of membership in our networks, regulatory problems and increases in administrative expenses.

Failure to maintain the privacy and security of patients’ medical records could expose us to liability.

      The Health Insurance Portability and Accountability Act of 1996 required the Department of Health and Human Services to issue regulations requiring hospitals and other providers to implement measures to ensure the privacy and security of patients’ medical records and the use of uniform data standards for the exchange of information between the hospitals and health plans, including claims and payment transactions. The privacy standard became effective October 15, 2002. Full compliance with the privacy standard was required by April 14, 2003. Although we believe we have met the April 14, 2003 privacy standard compliance deadline, compliance will be an ongoing process. The transaction standard and the security standard became effective on October 16, 2000 and February 20, 2003, respectively. Full compliance with the transaction standard was required by October 16, 2003 and full compliance with the security standard is required by April 20, 2005. We are in the process of complying with the transaction standard and security standard. We may incur additional expenses in order to comply with these standards. We cannot predict the full extent of our costs of implementing all of the requirements at this stage. If we violate these standards, we may be subject to civil monetary fines and sanctions and criminal penalties. Further, a substantial portion of our revenue is derived from payments by governmental health plans, such as Medicare, and private health plans. Our failure, or the failure of the health plans with which we transact, to comply with the transaction standard may result in significant disruptions in the payments we receive from such health plans. Finally, because of the confidential nature of the health information we store and transmit, privacy or security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our privacy or security measures may be inadequate to prevent breaches, and our business operations would be adversely impacted by cancellation of contracts and loss of members if they are not prevented.

A reduction in enrollment in our health plan or the failure to maintain satisfactory relationships with providers could affect our business and profitability.

      Premium revenue from our health plan accounted for approximately 46.1% of our total net revenues for the nine months ended September 30, 2003. A reduction in the number of members in our health plan could reduce our revenues and profitability. Factors that could contribute to a reduction in membership include premium increases, benefit changes and reductions in workforce by existing customers.

      In recent years, the managed care industry has received considerable negative publicity. This publicity has led to increased review of industry practices, legislation, regulation and litigation. These factors may adversely affect our ability to market our health plan services, require us to change our health plan procedures or services, and increase the regulatory burdens under which our health plan operates, further increasing the costs of doing business and adversely affecting our operating results.

      The profitability of our health plan depends, in large part, upon its ability to contract favorably with hospitals, physicians and other healthcare providers in appropriate numbers and at locations appropriate for the health plan’s members in New Mexico. Providers could refuse to contract, demand higher payments or take other actions that could result in higher healthcare costs. If any of the key providers to our health plan refuses or is otherwise unavailable to contract with our health plan, uses its market position to negotiate more favorable contracts or otherwise places our health plan at a competitive disadvantage, our operating results could be adversely affected.

      Provider arrangements for our health plan with contracted primary care physicians, specialists and hospitals in its network usually have one-year terms and automatically renew for successive one-year periods. Generally, these contracts may also be cancelled by either party without cause upon 30 to 90 days’ prior written notice. Our health plan may be unable to continue to renew such contracts or enter into new contracts enabling our health plan to service its members profitably. If our health plan is unable to retain its current provider contracts or enter into new provider contracts on a timely basis or on favorable terms, our results of operations could be adversely affected.

     If we are unable to effectively price our health plan premiums or manage medical costs, our profitability will be reduced.

      A large amount of revenues of our health plan consists of fixed monthly payments per member. These payments are fixed by contract, and the health plan is obligated during the contract period to provide or arrange for the provision of all healthcare services required by such member. Historically, medical care costs of our health plan as a percentage of premium and other operating revenue has fluctuated. If premiums are not increased and medical care costs rise, the earnings of our health plan on insured business could decrease. In addition, actual medical care costs of our health plan may exceed its estimated costs on insured business. The premiums our health plan receives under its current insurance contracts may therefore be inadequate to cover all claims, which may cause our profits to decline.

      Our health plan profitability depends, to a significant degree, on our ability to predict and effectively manage medical costs. Historically, there have been fluctuations in the medical care cost ratio of our health plan. Relatively small changes in these medical care cost ratios can create significant changes in our financial results. Changes in healthcare laws, regulations and practices, utilization of services, hospital costs, pharmaceutical costs, major epidemics, terrorism or bioterrorism, new medical technologies and other external factors, including general economic conditions such as inflation levels, could reduce our ability to predict and effectively control the costs of providing healthcare services. If our medical care costs increase, our profits could be reduced or we may not remain profitable.

      Our medical care costs also include estimates of claims incurred but not reported, or IBNR. We, together with our independent actuaries, estimate our medical claims liabilities using actuarial methods based on historical data for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors. The estimation methods and the resulting accrued liabilities are continually reviewed and updated, and adjustments, if necessary, are reflected in the period when they become known. While our IBNR estimates generally have been adequate in the past, they may be inadequate in the future, which would negatively affect our results of operations. Further, our inability to accurately estimate IBNR may also affect our ability to take timely corrective actions, further exacerbating the extent of the negative impact on our results.

      We maintain accrued liabilities on our financial statements in amounts we believe are adequate to provide for actuarial estimates of medical claims. We also maintain reinsurance to protect us against certain catastrophic medical claims by Medicaid beneficiaries who participate in our health plan. While we believe our reinsurance coverage with respect to these Medicaid claims is adequate, in the future such reinsurance coverage may be inadequate or unavailable to us or the cost of such reinsurance coverage may limit our ability to obtain other insurance. We do not maintain reinsurance to protect us against other catastrophic medical claims under our health plan.

     Recently enacted or proposed legislation, regulations and initiatives could adversely affect our business by increasing our operating costs, reducing our health plan membership or subjecting us to additional litigation.

      In recent years, an increasing number of legislative initiatives have been introduced or proposed in Congress and in state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals that have been introduced are price controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a government health insurance plan or plans that would cover all citizens, and increased payments by beneficiaries. Increased regulations, mandated benefits and more oversight, audits and investigations and changes in laws allowing access to federal and state courts to challenge healthcare decisions may increase our administrative, litigation and healthcare costs. We cannot predict whether any of the above proposals or any other proposals will be adopted, and if adopted, no assurance can be given that the implementation of such reforms will not have a material adverse effect on our business and results of operations.

FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. These factors, risks and uncertainties include, among others, the following:

•	our use of leverage to finance acquisitions;

•	our ability to finance growth on favorable terms or incur substantially more debt;

•	operating and financial restrictions in our debt agreements;

•	our ability to implement our business strategies;

•	our ability to identify, acquire and successfully integrate businesses;

•	the highly competitive nature of the healthcare business;

•	possible reductions in payments to healthcare providers by government and commercial third party payors, as well as cost containment efforts of insurers and other payors;

•	changes in federal, state or local regulation affecting healthcare;

•	our ability to attract and retain qualified management and other personnel, including physicians;

•	our ability to manage healthcare risks resulting from the delivery of patient care, claims and legal actions relating to professional liabilities and compliance with healthcare laws and regulations;

•	our ability to enter into managed care provider and other payor arrangements on acceptable terms;

•	the timeliness of reimbursement payments received under government programs;

•	changes in economic conditions in general, as well as economic conditions in the Albuquerque metropolitan area where we currently generate the majority of our revenues;

•	the potential adverse impact of known and unknown government investigations; and

•	other factors described in this prospectus.

      Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. We do not intend, and we undertake no obligation, to update any forward-looking statement. The safe harbors provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) do not apply to the exchange offer. We urge you to review carefully “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the exchange notes.

      You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer of the exchange notes in any jurisdiction where an offer is not permitted.

THE EXCHANGE OFFER

Purposes and Effect of the Exchange Offer

      We sold the original notes on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “initial purchasers”), who resold the original notes to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

      In connection with the issuance of the original notes, we, our parent and our subsidiaries that guarantee the original notes (the “subsidiary guarantors”) entered into a registration rights agreement with the initial purchasers of the original notes. The following description of the registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the registration rights agreement. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

      Under the registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of original notes who are not prohibited by any law or policy of the SEC from participating in the exchange offer, the opportunity to exchange their original notes for a new series of notes, which we refer to as the exchange notes, that are identical in all material respects to the original notes, except that the exchange notes do not contain transfer restrictions, have been registered under the Securities Act and are not subject to further registration rights. We, our parent and our subsidiary guarantors have agreed to use our reasonable best efforts to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. We, our parent and our subsidiary guarantors also have agreed to use our reasonable best efforts to cause the exchange offer to be consummated on the earliest practicable date after the registration statement of which this prospectus is a part has become effective, but in no event later than 30 business days after such date of effectiveness.

      If:

(1) we, our parent and our subsidiary guarantors are not permitted to file an exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

(2) for any reason the exchange offer is not consummated within 30 business days after the registration statement of which this prospectus is a part is declared effective; or

(3) any holder of transfer restricted securities notifies us that:

(a) it is prohibited by law or SEC policy from participating in the exchange offer; or

(b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement of which this prospectus is a part is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns original notes acquired directly from us or one of our affiliates,

then we, our parent and the subsidiary guarantors will:

(1) as soon as practicable but in any event on or prior to 45 days after the filing obligation arises, file a shelf registration statement with the SEC covering resales of the transfer restricted securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement;

(2) use reasonable best efforts to cause the shelf registration statement to become effective on or before 135 days after the filing obligation arises; and

(3) use reasonable best efforts to keep the shelf registration statement effective until the earliest to occur of (a) two years from the date on which the shelf registration statement is declared effective and (b) the time when all notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or are no longer transfer restricted securities.

      For purposes of the foregoing, a “transfer restricted security” is each original note until the earliest to occur of:

(1) the date on which the original note has been exchanged in the exchange offer and may be resold to the public by the holder without complying with the prospectus delivery requirements of the Securities Act;

(2) the date on which the original note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

(3) the date on which the original note is distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the procedures described in “Plan of Distribution.”

      A registration default will be deemed to occur under the registration rights agreement if:

(1) any registration statement required by the registration rights agreement is not filed with the SEC on or prior to the date specified for such filing in the registration rights agreement;

(2) any registration statement required by the registration rights agreement has not been declared effective by the SEC on or prior to the date specified for such effectiveness in the registration rights agreement;

(3) the exchange offer has not been consummated within 30 business days of the effective date of the registration statement of which this prospectus is a part; or

(4) any registration statement required by the registration rights agreement is filed and declared effective by the SEC but thereafter shall cease to be effective or fail to be usable for its intended purpose during the periods specified in the registration statement.

Upon the occurrence of a registration default, we will pay liquidated damages to each holder of transfer restricted securities, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to a per annum rate of 0.50% on the principal amount of transfer restricted securities held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of 0.50% with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.50% per annum on the principal amount of transfer restricted securities. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

      By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify us, our parent and our subsidiary guarantors against certain losses arising out of information furnished by the holder in writing for inclusion in any registration statement. Holders of transfer restricted securities will also be required to suspend their use of the prospectus included in the registration statement under certain circumstances upon receipt of notice to that effect from us.

Resale of the Exchange Notes

      Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, unless you are a broker-dealer or an affiliate of us, you may offer for resale, resell or otherwise transfer the exchange notes issued to you pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the exchange notes in the ordinary course of business and you do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes.

      If you are an affiliate of us or if you tender in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes, you may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities Act. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

      By tendering in the exchange offer, you represent to us that, among other things:

(1) you are not an affiliate of us;

(2) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer;

(3) you are acquiring the exchange notes in the ordinary course of business; and

(4) you acknowledge and agree that if you are a broker-dealer or are using the exchange offer to participate in a distribution of the exchange notes acquired in the exchange offer:

(a) you cannot rely on the no-action letters described above; and

(b) you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Terms of the Exchange Offer

      Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all original notes properly tendered and not validly withdrawn prior to the expiration date and will promptly issue the exchange notes. See “— Conditions to the Exchange Offer” and “— Procedures for Tendering.” We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. As of the date of this prospectus, there is $225,000,000 in principal amount of original notes. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any number or aggregate principal amount of original notes being tendered.

      The form and terms of the exchange notes will be the same in all material respects as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the original notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the original notes were issued. Original notes that are accepted for exchange will be cancelled and retired.

      Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the original notes or, if no interest has been paid on the original notes, the issue date. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, the issue date. Original notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes.

If your original notes are accepted for exchange, you will not receive any payment in respect of interest on the original notes for which the record date occurs on or after completion of the exchange offer.

      You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the original notes will remain outstanding and you will be entitled to the benefits of the indenture, but will not be entitled to any registration rights under the registration rights agreement.

      For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes when, and if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the appropriate exchange notes from us to the tendering holders. If we do not accept any tendered original notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted original notes, without expense, to the tendering holder thereof promptly after the expiration date.

      If you tender your original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration Date; Extension; Termination; Amendments

      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 200     , unless extended (the “expiration date”). We reserve the right to extend the exchange offer at our discretion, in which event the term “expiration date” shall mean the time and date on which the exchange offer as so extended shall expire. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of any extension and specify the principal amount of original notes tendered to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, to:

(1) delay accepting for exchange any original notes for exchange notes or to extend or terminate the exchange offer and not accept for exchange any original notes for exchange notes if any of the events set forth under the caption “Conditions of the Exchange Offer” occur and we do not waive the condition by giving oral or written notice of the delay or termination to the exchange agent; or

(2) amend the terms of the exchange offer in any manner.

      We will not delay payment of accepted original notes after the expiration date other than in anticipation of our receipt of any necessary government approvals.

      If we amend the exchange offer in any manner material to investors or if we extend or terminate the exchange offer, we will promptly file a post-effective amendment to the registration statement of which this prospectus is a part. We will also announce any such change in media outlets, including PR Newswire.

      Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of original notes of the amendment, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the original notes, if the exchange offer would otherwise expire during that five to ten business day period. The rights we have reserved in this paragraph are in addition to our rights set forth under the caption “Conditions of the Exchange Offer.”

Conditions of the Exchange Offer

      Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or SEC staff interpretation. Accordingly, we will not be required to accept for exchange any original notes tendered and may terminate or amend the exchange offer as provided herein before the acceptance of any original notes if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer; or

(2) there shall have been proposed, adopted or enacted any law, statute, rule, regulation, order or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

      The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances giving rise to the conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion prior to the expiration date. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within that five business-day period. Our determination concerning the events described above will be final and binding upon all parties.

Procedures For Tendering

      Only a holder of original notes may tender them in the exchange offer. To validly tender in the exchange offer by book-entry transfer, you must deliver an agent’s message or a completed and signed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, and the original notes must be tendered pursuant to the procedures for book-entry transfer set forth below. To validly tender by means other than book-entry transfer, you must deliver a completed and signed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents and the original notes, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

      Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the caption “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure set forth below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      The term “agent’s message” means, with respect to any tendered original notes, a message transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from each tendering participant to the effect that, with respect to those original notes, the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. The term “book-entry confirmation” means a timely confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC.

      If you tender an original note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      The method of delivery of your original notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or original note should be sent to us; instead, they should be sent to the exchange agent. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the original notes are being tendered:

(1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(2) for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an “eligible institution”).

      If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless we waive it, evidence satisfactory to us of their authority to act must be submitted with the letter of transmittal.

      We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

      Unless waived, you must cure any defects or irregularities in connection with tenders of your original notes within a time period we will determine. Although we intend to request that the exchange agent notify you of defects or irregularities with respect to your tender of original notes, we will not, nor will the exchange agent or any other person, incur any liability for failure to give you any notification. Tenders of original notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

      In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture for the exchange notes):

(1) to purchase or make offers for any original notes that remain outstanding after the expiration date; and

(2) to the extent permitted by applicable law, to purchase original notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers could differ from the terms of the exchange offer.

      By tendering, you represent to us, among other things, that:

(1) you are not “affiliate” of us (as defined in Rule 405 under the Securities Act);

(2) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

(3) you are acquiring the exchange notes in the ordinary course of business.

      If you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes.

Guaranteed Delivery Procedures

      If you wish to tender your original notes and either your original notes are not immediately available, or you cannot deliver your original notes and other required documents to the exchange agent, or cannot complete the procedure for book-entry transfer prior to the expiration date, you may effect a tender if:

(1) you make a tender through an eligible institution;

(2) prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth your name and address, the certificate number(s) of the original notes (if available) and the principal amount of original notes tendered together with a duly executed letter of transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, the certificate(s) representing the original notes to be tendered, in proper form for transfer (or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of original notes delivered electronically) and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

(3) the certificate(s) representing all tendered original notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent’s account at DTC of original notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

      Upon request to the exchange agent, you will be sent a notice of guaranteed delivery if you wish to tender your original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw any tenders of original notes at any time prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

      For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date, and prior to our acceptance for exchange. Any notice of withdrawal must:

(1) specify the name of the person having tendered the original notes to be withdrawn;

(2) identify the original notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of the original notes);

(3) be signed in the same manner as the original signature on the letter of transmittal by which the original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of the original notes into the name of the person withdrawing the tender; and

(4) specify the name in which any original notes are to be registered, if different from that of the person having tendered the original notes.

      We will determine all questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices in our sole discretion. This determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to them unless the original notes so withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to you, without cost, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender properly withdrawn original notes by following one of the procedures described above under “Procedures for Tendering” at any time prior to the expiration date.

Fees and Expenses

      We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitation may be made by telegraph, telephone, telecopy, in person or by other means by our officers and regular employees and by officers and employees of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange. We will pay the other expenses incurred in connection with the exchange offer, including fees and expenses of the trustee, accounting and legal fees and printing costs.

      We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. If, however, certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of original notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange

      If you do not exchange your original notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.

Other Considerations

      Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

      No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs or those of our parent or our subsidiaries since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance of the offer would not be in compliance with the laws of such jurisdiction. However, we intend to take any action we deem necessary to permit the completion of the exchange offer in any jurisdiction and to extend the exchange offer to holders of original notes in that jurisdiction.

      We may in the future seek to acquire original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any original notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any original notes.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange notes under accounting principles generally accepted in the United States.

Exchange Agent

      U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. All correspondence in connection with the exchange offer and the letter of transmittal should be addressed to the exchange agent, as follows:

By Mail, Hand or Overnight Courier:	By Facsimile: (651) 495-8097

U.S. Bank Trust National Association

60 Livingston Avenue
St. Paul, MN 55107-2292
For Information or Confirmation by Telephone:
(800) 934-6802

Requests for additional copies of this prospectus, the letter of transmittal or related documents should be directed to the exchange agent.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive the original notes in like principal amount, the form and terms of which are substantially the same as the form and term of the exchange notes (which replace the original notes, except as otherwise described in this prospectus, and which represent the same indebtedness). The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

      The net proceeds of the offering of the original notes were approximately $216.0 million, after deducting the initial purchasers’ discount and estimated offering expenses. We used the net proceeds to repay all outstanding indebtedness under our then-existing revolving credit facility and term loan facility, pay fees and expenses related to our new senior secured credit facility and for general corporate purposes, which may include future acquisitions. At the time of the offering of the original notes, the revolving credit facility bore interest at a floating rate equal to LIBOR plus 4.00% and the term loan facility bore interest at a floating rate equal to LIBOR plus 4.50%, and both facilities had maturity dates of April 30, 2004. Concurrently with the repayment of the revolving credit facility and term loan facility, we entered into a new senior secured credit facility initially providing for revolving loan commitments and letters of credit in an aggregate amount of $125.0 million, subject to a borrowing base, and may provide a $200.0 million incremental term loan facility in certain events. See “Description of Certain Indebtedness — Description of the New Senior Secured Credit Facility.”

CAPITALIZATION

      The following table sets forth our parent’s consolidated capitalization as of September 30, 2003 on an actual basis, which gives effect to the offering of the original notes, the application of the net proceeds from the offering of the original notes as discussed in “Use of Proceeds,” and the payment of accrued interest on our existing revolving credit facility and term loan facility. This table should be read in conjunction with “Use of Proceeds,” “Selected Historical Consolidated Financial Data” and “Description of Certain Indebtedness” as well as the consolidated financial statements and the notes included elsewhere in this prospectus.

As of
September 30, 2003

(In thousands)
Long-term debt (including current maturities):
New senior secured credit facility(1)	$—
Original notes	225,000
10.2% subordinated notes(2)	31,830
Other debt	4,834

Total debt	261,664

Parent preferred units(3)	109,673
Members’ equity	222,467

Total capitalization	$593,804

(1)	Reflects no borrowings under the facility. Letters of credit of approximately $7.1 million at September 30, 2003 were outstanding.

(2)	Represents the book value at September 30, 2003 of the $36.0 million aggregate principal amount of our existing 10% senior subordinated notes due 2009, net of original issue discount. In connection with the issuance of the original notes, we amended the terms of our 10% senior subordinated notes due 2009 to, among other matters, subordinate these notes to borrowings under the new senior secured credit facility and to the original notes, extend their maturity until 2014 and increase their interest rate to 10.2%. See “Description of Certain Indebtedness — 10.2% Subordinated Notes due 2014.”

(3)	Parent preferred units refers to our parent’s 8% cumulative redeemable preferred units which accrue a cumulative preferred dividend that is payable in cash only if our parent has funds legally available. See “Certain Relationships and Related Party Transactions — 8% Cumulative Redeemable Preferred Units.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets forth, for the periods and as of the dates indicated, selected historical consolidated financial information for our parent, Ardent Health Services LLC. Separate financial information for Ardent Health Services, Inc. is not presented since our parent has no operations or assets separate from its investment in Ardent Health Services, Inc. and since the original notes are, and the exchange notes will be, guaranteed by our parent (in addition to the subsidiary guarantors). The statement of operations data and balance sheet data as of and for the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000 and the years ended June 30, 2000, 1999 and 1998 was derived from our parent’s audited consolidated financial statements. The selected historical financial data for the nine-month periods ended September 30, 2003 and 2002 was derived from our parent’s unaudited consolidated financial statements. These unaudited consolidated financial statements include all adjustments necessary (consisting of normal recurring accruals) in the opinion of management for a fair presentation of the financial position and the results of operations for these periods.

      Our parent was formed in June 2001 and had no operating history prior to the contribution of the outstanding stock of Behavioral Healthcare Corporation effective August 1, 2001. Consequently, all financial information relating to our parent prior to August 1, 2001 presented in this prospectus is for Behavioral Healthcare Corporation. In June 2000, Behavioral Healthcare Corporation changed its fiscal year-end from June 30 to December 31, effective December 31, 2000.

      The table below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

					Predecessor Company

				Five-	Seven-	Six-
				Month	Month	Month
			Year	Period	Period	Period
	Nine-Month Period		Ended	Ended	Ended	Ended
	Ended September 30,		Dec. 31,	Dec. 31,	July 31,	Dec. 31,	Year Ended June 30,

	2003	2002	2002	2001	2001	2000	2000	1999	1998

	(Dollars in thousands)
Statement of Operations Data:
Revenues:
Net patient service revenue	$451,535	$253,309	$369,539	$107,169	$129,222	$112,394	$231,823	$267,517	$299,570
Premium revenue	450,721	3,437	13,232	—	—	—	—	—	—
Other revenues	76,495	13,185	25,213	5,349	2,868	1,866	4,578	6,713	7,361

Total net revenues	978,751	269,931	407,984	112,518	132,090	114,260	236,401	274,230	306,931
Expenses:
Salaries and benefits	402,679	149,569	224,885	63,712	82,736	66,812	138,042	171,658	171,654
Professional fees	87,099	30,631	40,334	14,990	19,625	15,876	36,691	51,615	47,893
Claims and capitation	209,937	2,839	10,956	—	—	—	—	—	—
Supplies	111,521	27,081	43,683	7,508	7,879	6,625	13,545	17,488	17,662
Provision for doubtful accounts	35,401	14,438	23,677	5,488	4,080	4,788	14,327	21,652	18,461
Interest	17,150	2,073	2,751	1,288	2,488	4,339	10,062	8,422	7,702
Change in fair value of interest rate swap agreements	(1,106)	—	—	—	—	—	—	—	—
Depreciation and amortization	23,440	5,911	8,929	1,424	3,119	2,881	7,521	9,265	8,892
Impairment of long-lived assets and restructuring costs	—	—	78	1,374	560	—	1,487	22,038	—
(Gain) loss on divestitures	(618)	(1,505)	(1,206)	(109)	(9,123)	18	1,252	2,377	—
Other	87,649	30,606	46,864	12,567	12,272	10,060	22,139	28,933	27,515

Income (loss) from continuing operations before income taxes	5,599	8,288	7,033	4,276	8,454	2,861	(8,665)	(59,218)	7,152
Income tax expense (benefit)	2,304	3,166	2,690	1,655	(8,364)	51	(983)	(11,204)	2,769

Net income (loss) from continuing operations	3,295	5,122	4,343	2,621	16,818	2,810	(7,682)	(48,014)	4,383
Discontinued operations:
Income (loss) from discontinued operations	894	(169)	1,042	158	1,749	866	(250)	800	370

Predecessor Company

Five-	Seven-	Six-
Month	Month	Month
Year	Period	Period	Period
Nine-Month Period	Ended	Ended	Ended	Ended
Ended September 30,	Dec. 31,	Dec. 31,	July 31,	Dec. 31,	Year Ended June 30,

2003	2002	2002	2001	2001	2000	2000	1999	1998

(Dollars in thousands)
Income tax expense (benefit)	285	(54)	332	63	698	340	(103)	304	140

Income (loss) from discontinued operations, net	609	(115)	710	95	1,051	526	(147)	496	230

Net income (loss)	$3,904	$5,007	$5,053	$2,716	$17,869	$3,336	$(7,829)	$(47,518)	$4,613

Other Financial Data:
EBITDA(1)	$45,977	$16.103	$19,755	$7,146	$15,810	$10,947	$8,668	$(40,731)	$24,116
Capital expenditures	54,905	24,164	45,844	6,985	2,833	1,359	1,618	3,750	11,662
Net cash provided by (used in):
Operating activities	44,234	6,827	20,940	1,143	7,121	732	10,814	3,903	14,084
Investing activities	(259,378)	(146,247)	(169,991)	(25,324)	18,034	(218)	18,419	11,124	17
Financing activities	201,940	133,110	252,669	12,777	(8,192)	(6,377)	(27,294)	(12,066)	(12,246)
Discontinued operations	(67)	20	(1)	(112)	34	27	(12)	(24)	40
Ratio of earnings to fixed charges(2)	1.26	x	3.25	x	2.12	x	3.25	x	3.68	x	1.58	x	—	—	1.80	x
Pro forma ratio of earnings to fixed charges(3)	1.02	x	—
Acute Care Operating Data:
Number of hospitals (end of period)	7	6	6	1
Number of licensed beds (end of period)(4)	1,277	1,076	1,076	201
Weighted average licensed beds(5)	1,277	613	717	201
Admissions(6)	24,172	5,691	11,593	990
Average length of stay (days)(7)	5.5	7.1	6.1	6.1
Average daily census(8)	491.0	147.1	193.0	39.1
Occupancy rate(9)	38.4%	24.0%	26.9%	19.5%
Behavioral Operating Data:
Number of hospitals (end of period)	20	20	20	20	21	23	25	35	43
Number of licensed beds (end of period)(4)	1,898	1,919	1,912	1,881	1,915	2,104	2,189	2,964	3,491
Weighted average licensed beds(5)	1,895	1,855	1,863	1,901	2,039	2,118	2,527	3,472	3,769
Admissions(6)	25,627	24,480	33,556	15,108	20,321	19,575	42,353	48,623	51,118
Average length of stay (days)(7)	14.6	14.5	14.6	13.8	13.8	12.8	12.0	12.7	12.3
Average daily census(8)	1,366.7	1,299.3	1,344.6	1,360.4	1,325.5	1,351.1	1,392.7	1,693 .0	1,729.0
Occupancy rate(9)	72.0%	67.7%	72.2%	71.5%	65.0%	63.8%	55.1%	48.8%	45.9%
Balance Sheet Data (end of period):
Cash and cash equivalents	$100,298	$3,366	$113,569	$9,952	$4,471	$10,307	$8,380	$5,443
Working capital	99,726	29,894	105,204	25,337	12,698	1,026	1,012	44,876
Total assets	782,953	343,606	484,512	169,541	163,340	168,859	210,597	271,943
Total debt	261,664	63,282	72,844	31,627	49,500	55,908	83,202	95,246
Mandatorily redeemable preferred units	109,673	101,823	103,898	47,658	—	—	—	—
Members’ equity	222,467	101,951	208,354	49,915	77,258	73,903	81,756	129,320

(1)	EBITDA represents net income before interest, income tax expense (benefit), depreciation and amortization. EBITDA includes income (loss) from discontinued operations ($1.0 million for the year ended December 31, 2002, $0.2 million for the five-month period ended December 31, 2001, $1.7 million for the seven-month period ended July 31, 2001, $0.9 million for the six months ended December 31, 2000 and ($0.3) million, $0.8 million and $0.4 million for the years ended June 30, 2000, 1999 and 1998, respectively, and $0.9 million and ($0.2) million for the nine-month periods ended September 30, 2003 and 2002, respectively) and (gain) loss on divestitures (($1.2) million for the year ended December 31, 2002, ($0.1) million for the five-month period ended December 31, 2001, ($9.1) million for the seven-month period ended July 31, 2001, $18,000 for the six-month period ended December 31, 2000 and $1.3 million, $2.4 million and $0 for the years ended June 30,

2000, 1999 and 1998, respectively, and ($0.6) million and ($1.5) million for the nine-month periods ended September 30, 2003 and 2002, respectively). EBITDA is presented because we believe that it is a useful indicator of our liquidity. EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our new senior secured credit facility and the indenture governing the exchange notes. EBITDA is a non-GAAP financial measure and should not be considered in isolation from, and is not intended as an alternative measure of, net income or cash flow from operations, each as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

      The following table reconciles net cash provided by operating activities to EBITDA:

					Predecessor Company

				Five-	Seven-	Six-
				Month	Month	Month
	Nine-Month Period		Year	Period	Period	Period
	Ended		Ended	Ended	Ended	Ended
	September 30,		Dec. 31,	Dec. 31,	July 31,	Dec. 31,	Year Ended June 30,

	2003	2002	2002	2001	2001	2000	2000	1999	1998

	(In thousands)
Net cash provided by operating activities	$44,234	$6,827	$20,940	$1,143	$7,121	$732	$10,814	$3,904	$14,084
Changes in working capital items and other	(21,697)	3,365	(10,114)	4,579	5,570	7,334	(9,667)	(53,900)	1,140

Operating income	22,537	10,192	10,826	5,722	12,691	8,066	1,147	(49,996)	15,224
Depreciation and amortization	23,440	5,911	8,929	1,424	3,119	2,881	7,521	9,265	8,892

EBITDA	$45,977	$16,103	$19,755	$7,146	$15,810	$10,947	$8,668	$(40,731)	$24,116

(2)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor. The deficiency of earnings to cover fixed charges was $8.7 million for the year ended June 30, 2000 and $59.2 million for the year ended June 30, 1999.

(3)	The pro forma ratio of earnings to fixed charges gives pro forma effect to the offering of the original notes and the 10.2% Subordinated Notes due 2014 and the use of net proceeds of the offering as described under “Use of Proceeds.” Earnings reflect the pro forma earnings as if the transactions and the acquisitions had been completed on January 1, 2002. Fixed charges reflect the change in the interest expense associated with the offering of the original notes and the 10.2% Subordinated Notes due 2014 plus the estimate of the portion of rents representative of interest. The amounts by which pro forma earnings were inadequate to cover pro forma fixed charges were $4.2 million for the year ended December 31, 2002.

(4)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(5)	Represents the average number of licensed beds, weighted based on periods owned.

(6)	Represents the total number of patients admitted (for a period in excess of 23 hours) to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(7)	Represents the average number of days admitted patients stay in our hospitals.

(8)	Represents the average number of patients in our hospitals each day during our ownership.

(9)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following tables present unaudited pro forma consolidated financial information for our parent, Ardent Health Services LLC, and should be read in conjunction with the related notes below.

      We acquired substantially all of the assets of Cumberland Hospital as of June 1, 2002 and we acquired substantially all of the assets of St. Joseph Healthcare System as of September 1, 2002. These transactions were primarily funded by a combination of debt and equity.

      During early January 2003, we purchased Lovelace Health Systems, Inc. for approximately $209.0 million, plus acquisition costs. This acquisition was funded by a combination of $112.5 million of bank debt, $36.0 million of subordinated debt and the balance from the proceeds of the sale of equity securities. All acquisitions were accounted for using the purchase method of accounting, with the aggregate purchase price allocated to the assets acquired and the liabilities assumed based upon their respective fair values. Any excess of purchase price over the fair value of the tangible and identifiable intangible assets has been reflected as goodwill.

      Although we believe the preliminary allocations for Lovelace Health Systems, Inc. set forth herein are reasonable, in some instances the final allocations will ultimately be based upon valuations and other studies that have not yet been completed. As a result, the allocations included in this analysis are subject to revision as additional information becomes available. Consequently, the results of the studies noted could result in revised allocations which might differ from those indicated below. Additionally, further changes to the Lovelace purchase price could occur as a result of the final determination of a net worth valuation, which has not been fully determined. Management believes the results of this settlement will be immaterial to the final valuation of this transaction.

      The unaudited historical consolidated statement of operations for the nine-month period ended September 30, 2003 includes a full nine-month period of operations for the 2002 and 2003 acquisitions.

      The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 includes the following:

•	The consolidated results of operations of our parent for the twelve months ended December 31, 2002;

•	The results of operations of Lovelace Health Systems, Inc. for the twelve months ended December 31, 2002;

•	The results of operations of substantially all of the assets of St. Joseph Healthcare System (Sandia Health System) for the eight months ended August 31, 2002; and

•	The results of operations of substantially all of the assets of Cumberland Hospital for the five months ended May 31, 2002.

      The unaudited pro forma consolidated financial information is based upon currently available information, assumptions, and estimates, which we believe are reasonable. These assumptions and estimates, however, are subject to change. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data. The unaudited pro forma consolidated financial information is presented for informational purposes only and are not indicative of either future results of operations or results that might have been achieved if the transactions had been completed January 1, 2002.

      You should read the pro forma unaudited condensed consolidated financial data presented below in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

	Ardent
	Consolidated
	(includes 7
	months of		Sandia 8	Lovelace 12
	Cumberland and 4	Cumberland 5	Months	Months
	months of	Months Ended	Ended	Ended	Pro Forma		Pro Forma
	Sandia)	5/31/02	8/31/02	12/31/02	Adjustments		Operations

		(A)	(A)	(A)	(B)

	(Dollars in thousands)
Statement of Operations Data:
Revenues:
Net patient service revenue	$369,539	$7,994	$113,902	$138,396	$—		$629,831
Premium revenue	13,232	—	27,268	509,580	—		550,080
Other revenue	25,213	22	—	17,386	—		42,621

Total net revenues	407,984	8,016	141,170	665,362	—		1,222,532
Expenses:
Salaries and benefits	224,885	4,643	72,739	205,516	—		507,783
Professional fees	40,334	458	658	50,873	—		92,323
Claims and capitation	10,956	—	22,230	233,217	—		266,403
Supplies	43,683	671	18,202	74,098	—		136,654
Provision for doubtful accounts	23,677	172	8,997	7,999	—		40,845
Interest	2,751	860	1,323	1,235	7,191		13,360
Depreciation and amortization	8,929	198	3,701	9,168	(1,331)		20,665
Impairment of long-lived assets and restructuring costs	78	—	—	—	—		78
Gain on divestitures	(1,206)	—	—	—	—		(1,206)
Other	46,864	993	15,451	81,222 (1)	(9,969)		134,561

Income (loss) from continuing operations before income taxes	7,033	21	(2,131)	2,034	4,109		11,066
Income tax expense	2,690	—	—	819	756	(C)	4,265

Net income (loss) from continuing operations	$4,343	$21	$(2,131)	$1,215	$3,353		$6,801

(1)	Included in the Lovelace Health Systems, Inc. financial statements is a $4.6 million litigation expense accrual for 2002, which is not an assumed liability by Ardent from the seller of the acquired business.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

      (A) During 2002 and 2003, the following acquisitions were made and the results of these predecessor operations for the periods prior to their acquisition have been included from January 1, 2002 for the year ended December 31, 2002 to the following acquisition dates:

Acquired

Cumberland	6/1/2002
Sandia	9/1/2002
Lovelace	1/1/2003

      (B) Pro forma adjustments for the year ended December 31, 2002:

	Cumberland		Sandia		Lovelace		Sum of Pro Forma
Description	Adjustments		Adjustments		Adjustments		Adjustments

Interest	$(225	)(1)	$1,477	(1)	$5,939	(1)	$7,191
Depreciation and amortization	(48	)(2)	635	(2)	(1,918	)(2)	(1,331)
Other	(390	)(3)	5,455	(4)	(15,034	)(3)(5)	(9,969)

Total	$(663)		$7,567		$(11,013)		$(4,109)

(1)	Changes in interest expense as a result of financing activities associated with this transaction.

(2)	To adjust depreciation and amortization expense as a result of changes in the historical cost basis of assets due to the allocations of the fair market value of the assets upon acquisition.

(3)	Reduction in management fees charged to the acquired business as a result of Ardent performing such management services.

(4)	Additional non-income taxes (property taxes and gross receipts taxes) as a result of changing from a not-for-profit organization to a taxable entity.

(5)	To eliminate $3.4 million in litigation expense accruals relating to periods prior to 2002 for which Ardent was indemnified by the seller of the acquired business in the acquisition agreement.

      (C) Reflects the incremental provision (benefit) for federal and state income taxes related to the pro forma adjustments and operations of Sandia Health System.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

      We are an owner and operator of acute care hospitals and free-standing behavioral hospitals, principally located in urban and suburban markets in the United States. We own and operate seven acute care hospitals (including one inpatient rehabilitation hospital), 21 behavioral hospitals, a fully integrated healthcare delivery system in Albuquerque, New Mexico, comprised of five of our seven acute care hospitals, a health plan and other related healthcare businesses.

      Our parent was formed in June 2001 for the purpose of owning, operating and acquiring acute care and behavioral hospitals. The outstanding stock of Behavioral Healthcare Corporation, our parent’s predecessor company, was contributed to our parent effective August 1, 2001 in exchange for equity ownership in our parent. Prior to this contribution of predecessor company shares, we had no operating history. In June 2000, the predecessor company changed its fiscal year end from June 30 to December 31, effective December 31, 2000.

Impact of Acquisitions

      Acquiring acute care hospitals in urban and suburban markets and selective acquisitions of behavioral hospitals is an integral part of our business strategy. Since our parent was formed, we have grown each year through acquisitions. We acquired our first acute care hospital in August 2001. These acquisitions have been accounted for as purchase transactions, making it difficult to make meaningful comparisons between our financial statements for the periods presented.

      We have generally acquired relatively underperforming acute care hospitals where we believe we can improve their operational performance and profitability. After we acquire a hospital, we implement a number of measures to increase revenues and lower operating costs. We also may make significant investments in the acquired hospital to expand services, strengthen the medical staff and improve our market position overall. The impact of both these cost-saving measures and investments are not generally realized immediately. In certain instances, we are restricted for a period of time from implementing certain changes at hospitals we acquire. Therefore, the financial performance of a newly acquired hospital may adversely affect our overall operating margins in the short term. Due to the number of acute care hospital acquisitions that we have made since June 1, 2001, it is difficult to make meaningful comparisons between our financial results for the acute care segment for the periods presented.

     2001 Acquisition

      Effective August 1, 2001, we acquired our first acute care hospital, Summit Hospital, a 201 bed hospital located in Baton Rouge, Louisiana, for $19.0 million, plus acquisition costs. We financed this acquisition through borrowings under a short-term note, which was subsequently repaid from excess cash from operations and financing activities. Results of operations for the year ended December 31, 2001 include five months of operations for this hospital.

2002 Acquisitions

      Effective January 1, 2002, we purchased Samaritan Hospital, a 336 bed hospital located in Lexington, Kentucky.

      Effective June 1, 2002, we purchased Cumberland Hospital, a 118 bed behavioral hospital located in New Kent, Virginia. Results of operations for the year ended December 31, 2002 include seven months of operations for this facility.

      Effective September 1, 2002, we acquired Sandia Health System (formerly known as St. Joseph Healthcare System), which operates four hospitals in Albuquerque, New Mexico. Sandia Health System includes Albuquerque Regional Medical Center, a 254 bed acute care hospital; Northeast Heights Medical

Center, a 114 bed acute care hospital; West Mesa Medical Center, a 91 bed acute care hospital; The Rehabilitation Hospital of New Mexico, a 62 bed inpatient rehabilitation hospital and the Sandia HMO. Results of operations for the year ended December 31, 2002 include four months of operations for this system.

      We paid a total of approximately $132.2 million, plus acquisition costs, for all the facilities we acquired for the year ended December 31, 2002. We financed these acquisitions through the sale of $122.7 million of equity securities and the balance from borrowings under our existing revolving credit facility.

2003 Acquisitions

      Effective January 1, 2003, we acquired Lovelace Health Systems, Inc. in Albuquerque, New Mexico, for $209.0 million, plus acquisition costs. Lovelace Health Systems, Inc. includes Lovelace Medical Center, a 201 bed acute care hospital, and the Lovelace Health Plan. As of June 1, 2003, we merged the Sandia HMO and the Lovelace Health Plan and, together, they serve approximately 175,000 participants throughout New Mexico (plus approximately 71,000 participants who access our provider network through a contract with CIGNA HealthCare). We financed the acquisition of Lovelace Health Systems, Inc. through a combination of $112.5 million of bank debt, $36.0 million of subordinated debt and the balance from the proceeds of the sale of equity securities. See “— Liquidity and Capital Resources.”

      Effective October 8, 2003, we acquired the 146-bed Northwestern Institute of Psychiatry, a private behavioral health services facility located in Fort Washington, Pennsylvania for $7.7 million plus acquisition costs. The purchase price was paid in cash and funded from the proceeds of the $225.0 million original notes.

Our Revenues

Patient Service Revenue

      Our patient service revenues are primarily derived from managed care programs and Medicare and Medicaid programs. These revenues are net of contractual adjustments and policy discounts. Net patient service revenue was $451.5 million and $253.3 million for the nine month periods ended September 30, 2003 and 2002, respectively, and approximately $369.5 million, $236.4 million and $228.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

      The final determination of amounts earned under Medicare and Medicaid programs often does not occur until fiscal years subsequent to submission of claims due to audits by the administering agency, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions, including final settlements, are included in the statement of operations in the period in which the revisions are made. As part of our acquisitions discussed above, we did not assume any of the cost report settlements under these programs estimated by the sellers through the dates of purchase.

      For the nine months ended September 30, 2003:

•	the Medicare program accounted for 42.2% of our acute care patient days and 9.4% of our behavioral patient days;

•	the Medicaid program accounted for 7.4% of our acute care patient days and 33.8% of our behavioral patient days;

•	managed care programs accounted for 38.3% of our acute care patient days and 29.3% of our behavioral patient days; and

•	other payors (including state and local governments and self pay) accounted for 12.1% of our acute care patient days and 27.5% of our behavioral patient days.

      Both federal and state legislatures are continuing to scrutinize the healthcare industry for the purpose of reducing healthcare costs. While we are unable to predict what, if any, future healthcare reform legislation may be enacted at the federal or state level, we expect continuing pressure to limit expenditures by governmental healthcare programs. The Balanced Budget Act of 1997 (“BBA of 1997”) imposed certain limitations on increases in the inpatient Medicare rates paid to acute care hospitals. As required by the BBA of 1997, payments for hospital outpatient, psychiatric sub-acute, home health and rehabilitation sub-acute services have converted to prospective payment systems (“PPS”), instead of payments being based on costs. Most hospital outpatient services are now reimbursed under an outpatient PPS based on the ambulatory payment classification system. Rehabilitation and psychiatric sub-acute services began transitioning to PPS in 2002. The BBA of 1997 also includes a managed care option that could direct Medicare patients to managed care organizations. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 (“BIPA”) amended the BBA of 1997 by giving hospitals a full market basket increase in fiscal years 2002 and 2003. In addition, BIPA contained provisions delaying scheduled reductions in payments to home health agencies and also contained provisions designed to lessen the impact on providers of spending reductions contained in the BBA of 1997. Further changes in the Medicare or Medicaid programs and other proposals to limit healthcare spending could have a material adverse effect on the healthcare industry and us.

      The Medicare, Medicaid and SCHIP Balanced Budget Refinement Act of 1999 (“BBRA of 1999”) required CMS to develop an inpatient psychiatric per diem effective for the federal fiscal year beginning October 1, 2002. On November 19, 2003, CMS proposed a rule to implement PPS for psychiatric hospitals and units. This new system will replace the current inpatient psychiatric payment system described above. The proposed rule designates that PPS under the new system will be effective for cost reports beginning on or after April 1, 2004. The plan will be implemented through a three year transition, ultimately phasing into 100% PPS (year one: 75% cost/25% PPS; year two: 50% cost/50% PPS; year three: 25% cost/75% PPS; year four: 100% PPS). We cannot predict whether or not the rule will actually be effective by April 1, 2004. See “Reimbursement and Payment” and “Regulation and Licensing.”

      Our revenues are also affected by the industry trend towards the provision of more services on an outpatient basis rather than an inpatient basis. We expect this trend to continue due to technological and pharmaceutical advances and pressures from payors to use lower cost outpatient services. We provide healthcare services as an extension of our hospitals through a variety of outpatient activities, including ambulatory surgery, diagnostic imaging and primary care and occupational medicine clinics. In addition, because our behavioral hospitals generally have a lower proportion of outpatient services relative to our acute care hospitals, our acquisition of a number of acute care hospitals in 2003, 2002 and 2001 increased outpatient services as a percentage of net patient service revenues. Outpatient services accounted for approximately 31.3% and 18.2% of gross patient service revenues for the nine-month periods ended September 30, 2003 and 2002, respectively, and 19.7%, 7.2% and 8.4% for the years ended December 31, 2002, 2001, 2000, respectively.

      The industry trends toward fixed payments and outpatient services are outside of our control. To respond effectively to these trends we must increase patient volume while controlling the costs of the services we provide. If we are unable to contain costs through operational efficiencies or obtain higher reimbursements and payments from managed care or government payors, our results of operations and cash flow will be adversely affected.

Premium Revenue

      Our premium revenue is derived primarily from our integrated healthcare delivery network in New Mexico. We offer a portfolio of health plan products, primarily to private and public purchasers. Premium revenue is comprised of premiums we receive for providing healthcare services. Our health plan’s products include (i) a commercial HMO product portfolio marketed to employer groups of two or more people, (ii) a contract with the State of New Mexico to provide services to the State’s managed Medicaid program, known as Salud!, and (iii) Medicare HMO coverage through a contract with CMS for eligible individuals, called Medicare+Choice. As of September 30, 2003, we cover approximately 175,000 participants throughout New Mexico with these products. The commercial HMO, Salud! and Medicare+Choice product portfolios cover 48.2%, 37.5% and 13.6% of these participants, respectively. For the commercial HMO products, we receive monthly prepaid premiums, which are typically fixed for a one-year period, for all participants under contracts with the employer groups. For Salud! and
Medicare+Choice, we receive a fixed premium per member per month to provide all covered services. Salud! premium rates are negotiated directly with the New Mexico Department of Health and Human Services on an annual basis. The Medicare+Choice contract is updated annually by CMS, which bases its rates upon a formula that calculates the projected cost of providing services for each member.

      Although premium revenue was approximately 46.0% of total net revenues for the nine months ended September 30, 2003, expanding our presence in the managed care business is not one of our primary growth strategies. One of our key growth strategies is to expand through the acquisition of acute care and behavioral hospitals in targeted markets. We do not plan to acquire health plans unless these plans are tangential parts of the hospitals or systems that we acquire. The health plan is an important part of our integrated delivery system in Albuquerque, but as we expand into new targeted markets over time, we anticipate that health plan revenues will become a smaller percentage of total net revenues.

Other Revenues

      We also derive revenue from commercial laboratory, educational services and provider network administrative fees.

Estimating Health Benefits Expense and Claims Payable

      Our results of operations depend on our ability to effectively manage expenses related to health benefits as well as our ability to accurately predict costs incurred in recording the amounts in our consolidated financial statements. Expenses related to health benefits have two components: direct medical expenses and medically related administrative costs. Direct medical expenses include costs incurred at our healthcare facilities to provide care to plan members and capitation payments paid to hospitals, physicians and providers for ancillary medical services, such as pharmacy, laboratory, radiology, behavioral health and vision. Capitation payments are amounts paid to healthcare providers to cover all services that the members may require. These amounts are predetermined based on the scope of services, benefits provided and the member’s age, gender and location. Medically related administrative costs include expenses related to services such as health promotion, quality assurance, case management, network management, medical management, disease management and 24-hour on-call nurses. Direct medical expenses also include estimates of medical expenses incurred but not yet reported, or IBNR.

      There are certain aspects of the managed care business that are not predictable with consistency. These aspects include the incidences of illness or disease state (e.g., cardiac heart failure, cases of upper respiratory illness, diabetes, the number of full-term versus premature births, and the number of neonatal intensive care babies) as well as non-medical aspects, such as changes in provider contracting and contractual benefits. Therefore, we must rely upon our historical experience, as continually monitored, to reflect the ever changing mix and growth of members.

      Monthly, we estimate our IBNR based on a number of factors, including authorization data and prior claims experience. Authorization data is information captured in our medical management system, which identifies services requested by providers or members. The medical cost related to these authorizations is estimated by pricing the approved services using contractual or historical amounts adjusted for known variables such as historical claims trends. These estimated costs are included as a component of IBNR. As part of this review, we also consider the costs to process medical claims, and estimates of amounts to cover uncertainties related to fluctuations in claims payment patterns, membership, products, and authorization trends. In addition, claims processing costs are accrued based on an estimate of the costs necessary to process unpaid claims. All of the data used for purposes of estimation are developed from historical trends resulting in a best estimate approach. Any differences are included in current operations. We also utilize the services of independent actuarial consultants who are contracted to review our estimates annually. The balance of claims payable is significant in relation to the consolidated financial statements. Judgments are made based on knowledge and experience about past and current events and assumptions about future events. There is a likelihood that actual results could be materially different if different assumptions or conditions prevail.

      The following table shows the components of the change in medical claims payable for the nine months ended September 30, 2003 (in thousands):

Balance at January 1, 2003	$3,497
Assumed with acquisition	40,606
Incurred related to:
Current period	328,644
Prior year	—

328,644

Paid related to:
Current period	288,242
Prior year	34,936

323,178

Balance at September 30, 2003	$49,569

Review of Operations

      The following table sets forth, for the periods indicated, selected statements of operations data expressed in dollar terms and as a percentage of total net revenues. Due to the change in the Company’s fiscal year from June 30 to December 31, the results of operations for the six-month period ending June 30, 2000 and the six-month period ended December 31, 2000 have been combined to present the results of operations for calendar year 2000. The results of operations for the seven-month period ended July 31, 2001 for Behavioral Healthcare Corporation (our predecessor company) and the five-month period ended December 31, 2001 for Ardent Health Services LLC and subsidiaries have also been combined to present the results of operations for calendar year 2001 since we believe the presentation and discussion of partial periods would not be meaningful in terms of comparisons to other periods.

											Twelve-Month
											Period Ended
	Nine-Month Period Ended September 30,						Year Ended December 31,				December 31,

			Pro Forma
	2003		2002		2002		2002		2001		2000

	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

	(In thousands)
Revenues:
Net patient service revenue	$451,535	46.1	$445,619	48.8	$253,309	93.8	$369,539	90.6	$236,391	96.6	$227,981	98.3
Premium revenue	450,721	46.1	420,146	46.0	13,185	4.9	13,232	3.2	—		—
Other revenues	76,495	7.8	47,046	5.2	3,437	1.3	25,213	6.2	8,217	3.4	3,972	1.7

Total net revenues	978,751	100.0	912,811	100.0	269,931	100.0	407,984	100.0	244,608	100.0	231,953	100.0
Expenses:
Salaries and benefits	402,679	41.1	382,425	41.9	149,569	55.5	224,885	55.1	146,448	59.9	133,873	57.7
Professional fees	87,099	8.9	69,970	7.7	30,631	11.3	40,334	9.9	34,615	14.2	32,929	14.2
Claims and capitation	209,937	21.4	197,730	21.7	2,839	1.1	10,956	2.7	—	—	—	—
Supplies	111,521	11.4	105,091	11.5	27,081	10.0	43,683	10.7	15,387	6.3	13,387	5.8
Provision for doubtful accounts	35,401	3.6	30,770	3.4	14,438	5.3	23,677	5.8	9,568	3.9	12,169	5.2
Interest	17,150	1.8	10,909	1.2	2,073	0.8	2,751	0.7	3,776	1.5	9,058	3.9
Change in fair value of interest rate swap	(1,106)	(0.1)	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	23,440	2.4	15,835	1.7	5,911	2.2	8,929	2.2	4,543	1.9	7,196	3.1
(Gains) losses and charges related to assets sold or identified for divestiture	(618)	(0.1)	(1,505)	(0.2)	(1,505)	(0.6)	(1,128)	(0.3)	(7,298)	(3.0)	1,489	0.6
Other	87,649	9.0	94,944	10.4	30,606	11.3	46,864	11.5	24,839	10.2	22,665	9.8

Income (loss) from continuing operations before income taxes	5,599	0.6	6,642	0.7	8,288	3.1	7,033	1.7	12,730	5.2	(813)	(0.4)
Income tax expense (benefit)	2,304	0.2	2,537	0.3	3,166	1.2	2,690	0.7	(6,709)	(2.7)	(854)	(0.4)

Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002

      Total Net Revenues. Total net revenues increased $708.9 million to $978.8 million for the nine months ended September 30, 2003 from $269.9 million for the nine months ended September 30, 2002. This was primarily due to the acquisition of Lovelace Health Systems effective January 1, 2003, which contributed $544.9 million during the nine months ended September 30, 2003. Approximately $123.4 million of the increase was due to the fact that the operations of Sandia Health System and Cumberland Hospital were included for the entire period for the nine months ended September 30, 2003 as compared to one month and four months, respectively, for the same period in 2002. Total net revenues increased 7.2%, or $65.9 million, to $978.8 million for the nine months ended September 30, 2003 from $912.8 million for the nine months ended September 30, 2002 on a pro forma basis. Net revenues from acute care hospitals increased 7.5%, or $53.7 million, to $772.3 million for the nine months ended September 30, 2003 from $718.6 million for the nine months ended September 30, 2002 on a pro forma basis. Admissions at acute care hospitals increased 4.4% during the nine months ended September 30, 2003, from the same period during 2002 on a pro forma basis, primarily due to the expansion of services. The remaining increase was primarily due to rate increases at our hospitals and premium rate increases at Lovelace Health Systems. Net revenues from behavioral hospitals increased 6.3%, or $12.2 million, to $206.4 million for the nine months ended September 30, 2003 from $194.2 million for the nine months ended September 30, 2003 on a pro forma basis. Same hospital net revenues from our behavioral hospitals increased 6.0% for the nine months ended September 30, 2003 from the same period in 2002 due to rate and volume increases.

      Salaries and Benefits. Salaries and benefits were $402.7 million, or 41.1% of total net revenues for the nine months ended September 30, 2003, compared to $149.6 million, or 55.5% of total net revenues for the nine months ended September 30, 2002, and compared to 41.9% of total net revenues for the nine months ended September 30, 2002 on a pro forma basis. Salaries and benefits at acute care hospitals were $284.4 million, or 36.8% of net revenues from acute care hospitals for the nine months ended September 30, 2003, compared to $267.2 million, or 37.2% of net revenues from acute care hospitals for the nine months ended September 30, 2002 on a pro forma basis. Salaries and benefits at behavioral hospitals were $118.3 million, or 57.3% of net revenues from behavioral hospitals for the nine months ended September 30, 2003, compared to $115.3 million, or 59.3% of net revenues from behavioral hospitals for the nine months ended September 30, 2002 on a pro forma basis. On a same hospital basis for our behavioral hospitals, salaries and benefits before corporate overhead as a percentage of net revenues increased to 55.5% for the nine months ended September 30, 2003 from 54.8% for the nine months ended September 30, 2002. The increase was primarily due to a change in revenue mix at our behavioral hospitals between acute care and residential treatment services.

      Professional Fees. Professional fees include amounts paid to non-employed physicians, third-party contractors and legal, accounting and banking firms. Professional fees were $87.1 million, or 8.9% of total net revenues for the nine months ended September 30, 2003, compared to $30.6 million or 11.3% of total net revenues for the nine months ended September 30, 2002, and compared to $70.0 million, or 7.7% of total net revenues for the nine months ended September 30, 2002 on a pro forma basis. Professional fees at acute care hospitals were $62.9 million, or 8.1% of net revenues from acute care hospitals for the nine months ended September 30, 2003, compared to $45.8 million, or 6.4% of net revenues from acute care hospitals for the nine months ended September 30, 2002 on a pro forma basis. This increase in professional fees at acute care hospitals as a percentage of net revenues from acute care hospitals was primarily due to significant expenses related to updating and maintaining the information systems at Sandia Health System and Lovelace Health Systems, which we acquired on September 1, 2002, and January 1, 2003, respectively. We converted the existing systems to our Lawson-based financial, human resources and procurement system and our Cerner-based clinical system and are also incurring additional expense related to maintaining and supporting these new systems. Professional fees at behavioral hospitals were $24.2 million, or 11.7% of net revenues from behavioral hospitals for the nine months ended September 30, 2003, compared to $24.1 million, or 12.4% of net revenues from behavioral revenues for the nine months ended September 30, 2002 on a pro forma basis. On a same hospital basis for our behavioral hospitals, professional fees before corporate overhead as a percentage of net revenues decreased slightly to 11.0% for the nine months ended September 30, 2003 from 11.6% for the nine months ended September 30, 2002.

      Claims and Capitation. Claims and capitation expense represents the medical services that the Lovelace Health Plan purchases on behalf of its members from non-owned delivery systems in New Mexico. Claims and capitation expense was $209.9 million, or 46.6% of premium revenue for the nine months ended September 30, 2003, compared to $197.7 million, or 47.1% of premium revenue for the nine months ended September 30, 2002 on a pro forma basis.

      Supplies. Supply costs were $111.5 million, or 11.4% of total net revenues for the nine months ended September 30, 2003, compared to $27.1 million, or 10.0% of total net revenues for the nine months ended September 30, 2002, and compared to $105.1 million, or 11.5% of total net revenues for the nine months ended September 30, 2002 on a pro forma basis. Supply costs at acute care hospitals were $100.3 million, or 13.0% of net revenues from acute care hospitals for the nine months ended September 30, 2003, compared to $94.0 million, 13.1% of net revenues from acute care hospitals for the nine months ended September 30, 2002 on a pro forma basis. Supply costs at behavioral hospitals were $11.2 million, or 5.4% of net revenues from behavioral hospitals for the nine months ended September 30, 2003, compared to $11.1 million, or 5.7% of net revenues from behavioral hospitals for the nine months ended September 30,

2002 on a pro forma basis. On a same hospital basis for our behavioral hospitals, supply costs before corporate overhead as a percentage of net revenues decreased to 5.3% for the nine months ended September 30, 2003 from 5.5% for the nine months ended September 30, 2002.

      Provision for Doubtful Accounts. The provision for doubtful accounts was $35.4 million, or 3.6% of total net revenues for the nine months ended September 30, 2003, compared to $14.4 million, or 5.3% of total net revenues for the nine months ended September 30, 2002, and compared to $30.8 million, or 3.4% of total net revenues for the nine months ended September 30, 2002 on a pro forma basis. The provision for doubtful accounts at acute care hospitals was $30.6 million, or 4.0% of net revenues from acute care hospitals for the nine months ended September 30, 2003, compared to $25.7 million, or 3.6% of net revenues from acute care hospitals for the nine months ended September 30, 2002 on a pro forma basis. The provision for doubtful accounts at behavioral hospitals was $4.8 million, or 2.3% of net revenues from behavioral hospitals for the nine months ended September 30, 2003, compared to $5.1 million, or 2.6% of net revenues from behavioral hospitals for the nine months ended September 30, 2002 on a pro forma basis. On a same store basis for our behavioral hospitals, the provision for doubtful accounts as a percentage of net revenues decreased slightly to 2.7% for the nine months ended September 30, 2003 from 2.8% for the nine months ended September 30, 2002.

      Interest. Interest expense increased $15.1 million to $17.2 million for the nine months ended September 30, 2003 from $2.1 million for the nine months ended September 30, 2002. This increase in interest expense related to increased borrowings as a result of our acquisition of Lovelace Health Systems, as well as the fact that interest expense related to our acquisitions of Sandia Health System and Cumberland Hospital was included for the entire nine month period September 30, 2003 as compared to one month and four months, respectively, for the same period in 2002.

      Depreciation and Amortization. Depreciation and amortization expense increased $17.5 million to $23.4 million for the nine months ended September 30, 2003 from $5.9 million for the nine months ended September 30, 2002. This increase in depreciation and amortization expense related to our acquisition of Lovelace Health Systems as well as the fact that depreciation and amortization expense related to our Sandia Health System and Cumberland Hospital acquisitions was included for the entire nine month period ended September 30, 2003 as compared to one month and four months, respectively, for the same period in 2002.

      Change in Fair Value of Interest Rate Swap Agreements. The change in fair value of interest rate swap agreements reflect changes in the fair value of derivative instruments used to manage interest rate risk. As short-term interest rates decreased during the nine months ended September 30, 2003, we recognized a $1.1 million increase in the value of our interest rate swap agreements which were designed to convert a portion of our long-term rate fixed debt to a floating basis.

      Gains (Losses) and Charges Related to Assets Sold or Identified for Divestiture. We recognized a gain of $0.6 million related to the sale of two behavioral hospitals during the nine months ended September 30, 2003, compared to gains of $1.5 million for the nine months ended September 30, 2002 based on revised selling prices and exit costs related to assets identified for divestiture in prior periods.

      Other. Other expenses, which includes repairs and maintenance, rents and leases, utilities, insurance, interest income and non-income taxes, were $87.6 million, or 9.0% of total net revenues for the nine months ended September 30, 2003, compared to $30.6 million, or 11.3% of total net revenues for the nine months ended September 30, 2002, and compared to $94.9 million, or 10.4% of total net revenues for the nine months ended September 30, 2002 on a pro forma basis. Other expenses at acute care hospitals were $68.9 million, or 8.9% of net revenues from acute care hospitals for the nine months September 30, 2003, compared to $75.4 million, or 10.5% of net revenues from acute care hospitals for the nine months ended September 30, 2002 on a pro forma basis. This decrease in other expenses at acute care hospitals as a percentage of net revenues from acute care hospitals was partially offset by a $3.3 million New Mexico premium tax on the Lovelace Health Plan Medicaid program. Other expenses at behavioral hospitals were $18.7 million, or 9.1% of net revenues from behavioral hospitals for the nine months ended September 30, 2003, compared to $19.5 million, or 10.1% of net revenues from behavioral hospitals for the nine months ended September 30, 2002 on a pro forma basis. On a same hospital basis for our behavioral hospitals, other expenses before corporate overhead as a percentage of net revenues increased slightly to 8.5% for the nine months ended September 30, 2003 from 8.4% for the nine months ended September 30, 2002.

      Income (Loss) from Continuing Operations Before Income Taxes. Income from continuing operations before income taxes decreased $2.7 million to $5.6 million for the nine months ended September 30, 2003 from $8.3 million for the nine months ended September 30, 2002. The loss from continuing operations before income taxes at acute care hospitals increased $11.9 million to $17.2 million for the nine months ended September 30, 2003 from $5.3 million for the nine months ended September 30, 2002. This increase in the loss from continuing operations before income taxes at acute care hospitals was due to losses at the acute care hospitals we acquired in 2003 and 2002. We generally acquire underperforming hospitals where we implement a number of measures with the objective to increase revenues and lower operating costs. The impact of these measures is not generally immediately recognized. On a same hospital basis for our acute care hospitals, the loss from continuing operations before corporate overhead and income taxes decreased $1.3 million to $0.5 million for the nine months ended September 30, 2003 from $1.8 million for the nine months ended September 30, 2002. Income from continuing operations before income taxes at behavioral hospitals increased $9.4 million to $22.8 million for the nine months ended September 30, 2003 from $13.5 million for the nine months ended September 30, 2002. This increase in the income from continuing operations before income taxes was due to a 6.0% increase in same hospital net revenues from behavioral hospitals and margin improvements.

     Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

      Total Net Revenues. Total net revenues increased 66.8% to $408.0 million in 2002 from $244.6 million in 2001. Net revenues from acute care hospitals increased $141.8 million to $155.4 million in 2002 from $13.6 million in 2001. Of this increase, $123.2 million relates to the acquisitions of Samaritan Hospital effective January 1, 2002, and the Sandia Health System effective September 1, 2002 and $18.7 million of the increase relates to our ownership of Summit Hospital for a full year in 2002 compared to five months in 2001. Net revenues from behavioral hospitals increased 9.4% to $252.6 million in 2002 from $231.0 million in 2001. Of this increase, $11.7 million was due to the acquisition of Cumberland Hospital effective June 1, 2002. This increase was partially offset by the fact that results for 2001 include partial year net revenues for four behavioral facilities we sold or closed during 2001. Same hospital net revenues from our behavioral hospitals increased 13.4% in 2002 from 2001 due to an increase in the number of patient days and an increase in the net revenue per adjusted patient day.

      Salaries and Benefits. Salaries and benefits were $224.9 million, or 55.1% of total net revenues in 2002, compared to $146.4 million, or 59.9% of total net revenues in 2001. Salaries and benefits at acute care hospitals were $76.2 million, or 49.0% of net revenues from acute care hospitals in 2002, compared to $6.7 million, or 49.3% of net revenues at acute care hospitals in 2001. Salaries and benefits at behavioral hospitals were $148.7 million, or 58.9% of net revenues from behavioral hospitals in 2002, compared to $139.7 million, or 60.5% of net revenues from behavioral hospitals in 2001. On a same hospital basis for our behavioral hospitals, salaries and benefits before corporate overhead as a percentage of net revenues increased slightly to 55.5% in 2002 from 55.0% in 2001.

      Professional Fees. Professional fees were $40.3 million, or 9.9% of total net revenues in 2002, compared to $34.6 million, or 14.2% of total net revenues in 2001. Professional fees at acute care hospitals were $7.2 million, or 4.6% of net revenues from acute care hospitals in 2002, compared to $2.2 million, or 16.2% of net revenues from acute care hospitals in 2001. This decrease in professional fees at acute care hospitals as a percentage of net revenues from acute care hospitals was due to acquisitions in 2002 and the fact that Summit Hospital has higher than average professional fees as a percentage of net revenues from acute care hospitals. Professional fees at behavioral hospitals were $33.1 million, or 13.1% of net revenues from behavioral hospitals in 2002, compared to $32.4 million, or 14.0% of net revenues from behavioral hospitals in 2001. On a same hospital basis for our behavioral hospitals, professional fees before corporate overhead as a percentage of net revenues at behavioral hospitals decreased to 11.4% in 2002 from 12.3% in 2001.

      Claims and Capitation. Claims and capitation expense was $11.0 million in 2002. Because we did not own a health plan during 2001, there is no comparable data for 2001.

      Supplies. Supply costs were $43.7 million, or 10.7% of total net revenues in 2002, compared to $15.4 million, or 6.3% of total net revenues in 2001. Supply costs at acute care hospitals were $29.3 million, or 18.9% of net revenues from acute care hospitals in 2002, compared to $1.7 million, or 12.5% of net revenues from acute care hospitals in 2001. This increase was due to the higher level of patient acuity at the hospitals we acquired in 2002. Supply costs at behavioral hospitals were $14.4 million, or 5.7% of net revenues from behavioral hospitals in 2002, compared to $13.7 million, or 5.9% of net revenues from behavioral hospitals in 2001. On a same hospital basis for behavioral hospitals, supply costs before corporate overhead as a percentage of net revenues decreased to 5.5% in 2002 from 6.0% in 2001.

      Provision for Doubtful Accounts. The provision for doubtful accounts was $23.7 million, or 5.8% of total net revenues in 2002, compared to $9.6 million, or 3.9% of total net revenues in 2001. The provision for doubtful accounts at acute care hospitals was $17.0 million, or 10.9% of net revenues from acute care hospitals in 2002, compared to $2.6 million, or 19.1% of net revenues from acute care hospitals in 2001. This decrease was due to the fact that Summit Hospital has historically had a higher than average provision for doubtful accounts as a percentage of revenue related to its emergency room operation. The provision for doubtful accounts at behavioral hospitals was $6.7 million, or 2.7% of net revenues from behavioral hospitals in 2002, compared to $7.0 million, or 3.0% of net revenues from behavioral hospitals in 2001. On a same hospital basis for our behavioral hospitals, the provision for doubtful accounts as a percentage of net revenues increased slightly to 2.9% in 2002 from 2.8% in 2001.

      Interest. Interest expense decreased $1.0 million to $2.8 million in 2002 from $3.8 million in 2001. During 2002, we obtained a lower interest rate on a term loan we had outstanding due to a general decline in interest rates.

      Depreciation and Amortization. Depreciation and amortization expense increased $4.4 million to $8.9 million in 2002 from $4.5 million in 2001. This increase is the result of a full year of depreciation and amortization from Summit Hospital and increased depreciation and amortization due to the acquisitions we made in 2002.

      Gains and Charges Related to Assets Sold or Identified for Divestiture. We recognized a net gain of $1.1 million related to the sale of three behavioral hospitals in 2002 and a working capital settlement of a behavioral hospital sold in 2001, compared to a net gain of $7.3 million in 2001.

      Other. Other expenses were $46.9 million, or 11.5% of total net revenues in 2002, compared to $24.8 million, or 10.2% of total net revenues in 2001. Other expenses at acute care hospitals were $22.0 million, or 14.2% of net revenues from acute care hospitals in 2002, compared to $2.6 million, or 19.1% of net revenues from acute care hospitals in 2001. Other expenses at behavioral hospitals were $24.9 million, or 9.9% of net revenues from behavioral hospitals in 2002, compared to $22.3 million, or 9.7% of net revenues from behavioral hospitals in 2001. On a same hospital basis for our behavioral hospitals, other expenses before corporate overhead as a percentage of net revenues decreased slightly to 8.3% in 2002 from 8.5% in 2001.

      Income (Loss) from Continuing Operations Before Income Taxes. Income from continuing operations before income taxes decreased $5.7 million to $7.0 million in 2002 from $12.7 million in 2001. The loss from continuing operations before income taxes at our acute care hospitals increased $10.4 million to $12.9 million in 2002 from $2.5 million in 2001 primarily due to losses from continuing operations before income taxes at Samaritan Hospital and Sandia Health System, which we acquired in 2002 and owned for 12 and four months, respectively, in 2002. Income from continuing operations before income taxes at our behavioral hospitals increased $4.7 million to $19.9 million in 2002 from $15.2 million in 2001 due to a 13.4% increase in same hospital net revenues from our behavioral hospitals, as well as margin expansion resulting from efficiency measures.

Year Ended December 31, 2001 Compared to the Twelve Months Ended December 31, 2000

      Total Net Revenues. Total net revenues increased 5.4% to $244.6 million in 2001 from $232.0 million in 2000. Of this increase, $13.6 million related to net revenues from our acquisition of Summit Hospital. Summit Hospital was the only acute care hospital owned during 2001. Net revenues from behavioral hospitals were relatively unchanged at $231.0 million and $232.0 million in 2001 and 2000, respectively. Net revenues from behavioral hospitals were negatively impacted in 2001 by a decrease in net revenues resulting from the partial year impact of the sale or closure of four behavioral hospitals during 2001 and by the fact that results for 2000 include partial year net revenues for behavioral facilities sold or closed during 2000. Same hospital net revenues from our behavioral hospitals increased 15.4% due to an increase in the number of patient days and an increase in the net revenue per adjusted patient day.

      Salaries and Benefits. Salaries and benefits were $146.4 million, or 59.9% of total net revenues in 2001, compared to $133.9 million, or 57.7% of total net revenues in 2000. The increase was due in part to $1.0 million in compensation expense related to the variable plan accounting treatment of our option program during 2001. Salaries and benefits from our sole acute care hospital were $6.7 million, or 49.3% of net revenues from acute care hospitals in 2001. Salaries and benefits at behavioral hospitals were $139.7 million, or 60.5% of net revenues from behavioral hospitals in 2001, compared to $133.9 million, or 57.7% of net revenues from behavioral hospitals in 2000. This increase in salaries and benefits as a percentage of net revenues resulted from $1.8 million in one-time severance compensation related to two behavioral group executives. On a same hospital basis for our behavioral hospitals, salaries and wages before corporate overhead as a percentage of net revenues increased slightly to 55.5% in 2001 from 55.0% in 2000.

      Professional Fees. Professional fees were $34.6 million, or 14.2% of total net revenues in 2001, compared to $32.9 million, or 14.2% of total net revenues in 2000. Professional fees at our sole acute care hospital were $2.2 million, or 16.2% of net revenues from acute care hospitals in 2001. Professional fees at behavioral hospitals were $32.4 million, or 14.0% of net revenues from behavioral hospitals in 2001, compared to $32.9 million, or 14.2% of net revenues from behavioral hospitals in 2000. On a same hospital basis for our behavioral hospitals, professional fees before corporate overhead as a percentage of net revenues decreased to 11.4% in 2001 from 12.6% in 2000.

      Supplies. Supply costs were $15.4 million, or 6.3% of total net revenues in 2001, compared to $13.4 million, or 5.8% of total net revenues in 2000. Supply costs at our acute care hospital were $1.7 million, or 12.5% of net revenues from acute care hospitals in 2001. Supply costs at behavioral hospitals were $13.7 million, or 5.9% of net revenues from behavioral hospitals in 2001, compared to $13.4 million, or 5.8% of net revenues from behavioral hospitals in 2000. On a same hospital basis for our behavioral hospitals, supply costs before corporate overhead as a percentage of net revenues increased slightly to 6.0% in 2001 from 5.7% in 2000.

      Provision for Doubtful Accounts. The provision for doubtful accounts was $9.6 million, or 3.9% of total net revenues in 2001, compared to $12.2 million, or 5.2% of total net revenues in 2000. The provision for doubtful accounts at our sole acute care hospital was $2.6 million, or 19.1% of net revenues from acute care hospitals in 2001. The provision for doubtful accounts at behavioral hospitals was $7.0 million, or 3.0% of net revenues from behavioral hospitals in 2001, compared to $12.2 million, or 5.3% of net revenues from behavioral hospitals in 2000. On a same hospital basis for our behavioral hospitals, the provision for doubtful accounts as a percentage of net revenues decreased to 2.8% in 2001 from 4.5% in 2000 due to an increased focus on upfront cash collections.

      Interest. Interest expense decreased $5.3 million to $3.8 million in 2001 from $9.1 million in 2000. This decrease in interest expense is due to decreased bank debt borrowings as a result of the sale of behavioral hospitals in 2002 and lower interest rates on our outstanding debt.

      Depreciation and Amortization. Depreciation and amortization expense decreased $2.7 million to $4.5 million in 2001 from $7.2 million in 2000. This decrease was due to our reorganization effective

August 1, 2001 and the concurrent write-down of the historical cost basis of our net assets, partially offset by additional depreciation and amortization expense related to the acquisition of Summit Hospital in 2001.

      Gains and Charges Related to Assets Sold or Identified for Divestiture. We recognized a net gain of $9.2 million related to the sale of four behavioral hospitals in 2001. We also incurred impairment charges and restructuring costs of $1.9 million in 2001 related to behavioral hospital identified for divestiture. In 2000, we recognized a loss of $1.5 million related to the sale of behavioral hospitals.

      Other. Other expenses were $24.8 million, or 10.1% of total net revenues in 2001, compared to $22.7 million, or 9.8% of total net revenues in 2000. Other expenses at our sole acute care hospital were $2.6 million, or 19.1% of net revenues from acute care hospitals in 2001. Other expenses at behavioral hospitals were $22.2 million, or 9.6% of net revenues from behavioral hospitals in 2001, compared to $22.7 million, or 9.8% of net revenues from behavioral hospitals in 2000. On a same hospital basis for our behavioral hospitals, other expenses before corporate overhead as a percentage of net revenues from behavioral hospitals increased slightly to 8.5% in 2001 from 8.0% in 2000.

      Income (Loss) from Continuing Operations Before Income Taxes. Income from continuing operations before income taxes increased $13.5 million to $12.7 million in 2001 from a loss of $0.8 million in 2000. The loss from continuing operations before income taxes was $2.5 million at Summit Hospital, which we owned for five months during 2001. Income from continuing operations before income taxes at our behavioral hospitals increased $16.0 million to $15.2 million in 2001 from a loss from continuing operations of $0.8 million in 2000. This increase was primarily due to significant margin improvement resulting from cost savings measures.

Liquidity and Capital Resources

      We require capital principally for the acquisition of additional acute care and behavioral hospitals, the expansion of the services provided through our existing facilities and improvements to these facilities, including designing and implementing new information systems. Historically, we have financed our capital requirements, including our acquisitions, through a combination of cash flows from operations, borrowings under credit facilities and proceeds from the issuance of subordinated debt and equity securities.

      Lovelace Sandia Health System, Inc., our wholly-owned subsidiary, includes, in addition to hospitals and other healthcare facilities, the Lovelace Health Plan. Lovelace Sandia Health System, Inc. is therefore subject to certain restrictions on its ability to pay dividends or make other distributions to us by state insurance company laws and regulations. These laws and regulations require Lovelace Sandia Health System, Inc. to give notice to the New Mexico Department of Insurance prior to paying dividends or making distributions to us. In May 2003 and August 2003, following notification to the New Mexico Department of Insurance in each case, we received dividend distributions of $15.0 million and $10.0 million, respectively, from Lovelace Sandia Health System, Inc. As of September 30, 2003, cash and cash equivalents at Lovelace Sandia Health System, Inc. were $33.2 million. In addition, Lovelace Sandia Health System, Inc. is subject to state-imposed net worth-based capital requirements that effectively limit the amount of funds it has available to distribute to us. As of September 30, 2003, Lovelace Sandia Health System, Inc. is required to maintain a net worth of approximately $34.1 million, as well as a minimum requirement of $300,000 in cash or short-term government instruments. Actual net worth exceeded the requirement by $16.9 million and, subject to the requirements, may be available to us. In addition, as part of Lovelace Health Plan’s participation in the Medicaid Salud! program for New Mexico, Lovelace Sandia Health System, Inc. is required to maintain a cash reserve of 3% of the monthly capitated payments per member for each month of the first year of the contract. As of September 30, 2003, Lovelace Sandia Health System, Inc. maintained a balance of $5.5 million to meet these two required reserve amounts.

      As a result of the consolidation and merger of our New Mexico operations, all of our operations in New Mexico (other than the operations of AHS S.E.D. Medical Laboratories, Inc.) are owned by Lovelace Sandia Health System, Inc. and are subject to the restrictions and requirements described above. See “Summary — Recent Developments.”

      Cash and cash equivalents totaled approximately $100.3 million and $3.7 million as of September 30, 2003 and 2002, respectively, and $113.6 million as of December 31, 2002.

      Cash from operating activities increased to $44.2 million for the nine months ended September 30, 2003 from $6.8 million for the nine months ended September 30, 2002 primarily due to the acquisition of Lovelace Health Systems, effective January 1, 2003, and improved operating results at our existing facilities. Cash from operating activities increased to $20.9 million in 2002 from $8.3 million in 2001.

      Net cash used in investing activities increased to $259.4 million for the nine months ended September 30, 2003 from $146.2 million for the nine months ended September 30, 2002. This increase resulted primarily from the acquisition of Lovelace Health Systems, Inc. effective January 1, 2003 and an increase of $30.7 million in capital expenditures for the nine months ended September 30, 2003 as compared to the same period in 2002. Cash used in investing activities increased to $170.0 million in 2002 from $7.3 million in 2001 due to our three acquisitions in 2002 and an increase of $36.0 million in capital expenditures related primarily to our new information systems.

      Net cash from financing activities increased to $201.9 million for the nine months ended September 30, 2003 from $133.1 million for the nine months ended September 30, 2002. This increase was primarily due to proceeds from the sale of our original notes net of proceeds used to repay our existing bank credit facilities. Net cash from financing activities increased to $252.7 million in 2002 from $4.6 million in 2001. The increase resulted from approximately $212.0 million in proceeds from the sale of equity securities and $41.0 million in additional borrowings.

     Capital Expenditures

      Capital expenditures, excluding amounts paid for acquisitions, were $54.9 million for the nine months ended September 30, 2003 and $45.8 million and $9.8 million for the years ended December 31, 2002 and 2001, respectively. Capital expenditures vary from year to year depending on facility improvements and service enhancements undertaken by our hospitals, but have generally increased as we have continued to acquire new facilities and have begun rolling out our new information systems. We expect to make total capital expenditures in 2003 of approximately $80.0 million, of which $54.9 million had been made as of September 30, 2003, exclusive of capital expenditures related to any new acquisitions. We expect to fund these expenditures through cash provided by operating activities and borrowings under our new senior secured credit facility.

      Pursuant to the terms of our acquisition of Sandia Health System, we have committed to invest $40.0 million in capital expenditures at the acquired facilities through August 2007. As of September 30, 2003, we had made approximately $24.6 million of these capital expenditures. Pursuant to the terms of our acquisition of the Lovelace Health Systems, we have committed to invest $40.0 million in capital expenditures at the acquired facilities through January 2008. As of September 30, 2003, we had made approximately $15.4 million of these capital expenditures.

     Capital Resources

      As of December 28, 2000, our parent’s predecessor company entered into a term loan in the amount of $28.5 million (the “2000 Term Loan”) and a revolving line of credit in the amount of $30.0 million, which was subsequently increased by amendment to $50.0 million (the “Revolver”), for the purpose of refinancing the outstanding principal balance due under a previous credit agreement.

      On January 15, 2003 and effective with the acquisition of Lovelace Health Systems, Inc., we replaced the 2000 Term Loan with a $112.5 million senior secured credit facility (the “2003 Credit Facility”). Concurrent with the 2003 Credit Facility, the Revolver was extended to April 30, 2004. The 2003 Credit Facility includes a security pledge from us of all assets including a unit pledge by our parent’s members, all of our present and future assets and guarantees by our subsidiaries, excluding Lovelace Health Systems, Inc. and the assets owned by Lovelace Health Systems, Inc., and a second lien on accounts receivable currently pledged to the lenders under the Revolver. Borrowings under the 2003 Credit Facility bear interest at LIBOR plus 4.50%. The 2003 Credit Facility matures on April 30, 2004 with principal to be paid in full on the maturity date.

      On May 6, 2003, we amended the 2003 Credit Facility and the Revolver. These facilities now share the security pledge of all assets described above related to the 2003 Credit Facility. Borrowings under the Revolver bear interest at LIBOR plus 4.00%.

      Concurrent with the acquisition of Lovelace Health Systems, Inc., we also issued $36.0 million in 10% senior subordinated notes due 2009 (the “Subordinated Notes”) and common units of our parent to an affiliate of Welsh, Carson, Anderson & Stowe (“Welsh Carson”). Proceeds were used to (i) refinance the 2000 Term Loan, (ii) pay down a portion of the Revolver and (iii) fund in part the acquisition of Lovelace Health Systems, Inc.

      Our parent entered into a subscription agreement with Welsh Carson and Ferrer, Freeman & Company, LLC (“Ferrer Freeman”) on December 11, 2002, pursuant to which Welsh Carson and Ferrer Freeman have the right, under certain circumstances, in Welsh Carson’s discretion, to purchase up to an aggregate of $165.0 million of common units in our parent at a purchase price of $4.50 per common unit. The subscription agreement was amended in February 2003 to add BancAmerica Capital Investors I, L.P. (“BAC”) as a purchaser of up to an additional $10.0 million of common units at the same purchase price per common unit. Pursuant to the subscription agreement, as amended, WCAS, Ferrer Freeman and BAC have invested a total of $116.7 million to date, and WCAS, Ferrer Freeman and BAC have the right, under certain circumstances, in Welsh Carson’s discretion, to invest the balance of up to an additional $58.3 million. See “Certain Relationships and Related Party Transactions—Subscription Agreement.”

      In April 2003, we issued $5.0 million in additional common units to a group of investors, including members of our management team. We sold these additional units in an exempt offering to accredited investors at a price of $4.50 per unit.

      We used the net proceeds from the sale of the original notes to repay the Revolver and the 2003 Credit Facility in full. Concurrently with the repayments of these facilities, we entered into a new senior credit facility initially providing for revolving loan commitments and letters of credit in an aggregate amount of $125.0 million, subject to a borrowing base, and a $200.0 million incremental term loan facility in certain events, and we amended the terms of the Subordinated Notes. See “Use of Proceeds” and “Description of Certain Indebtedness.” Our new senior secured credit facility contains customary covenants which include (i) maintenance of financial covenants, including minimum interest coverage, maximum total and senior leverage ratios, minimum statutory net worth of the Lovelace Sandia Health System, Inc. and a minimum consolidated EBITDA test (for 2003 only); and (ii) limitations on additional indebtedness, sale/leaseback transactions, loans and investments, sales of assets, dividends, mergers, acquisitions, capital expenditures, prepayment of debt and lines of business. If our operations or cash flows decline and result in our failure to comply with one or more of these covenants, the lenders under the facility could declare the amounts of outstanding under our facility to become immediately due and payable, restrict additional borrowings and take any other actions permitted to be taken by a secured creditor.

      On August 19, 2003, we modified certain terms of the $36.0 million senior subordinated notes issued in January 2003. Among other things, we extended the maturity date from 2009 to 2014, increased the interest rate from 10.0% to 10.2% and subordinated the notes to the new senior secured credit facility and the $225.0 million original notes.

      We believe that the cash flows generated by our operations, together with amounts available under our new senior secured credit facility will be sufficient to meet our operating and capital needs for the next twelve months. In addition, there is an additional $58.3 million in equity remaining under the subscription agreement that WCAS, Ferrer Freeman and BAC may invest. Whether any such investment is made, however, will be at Welsh Carson’s discretion. No assurance can be given that additional equity will be issued under the subscription agreement.

      We intend to acquire additional hospitals and are actively seeking acquisitions that fit our corporate growth strategy. These acquisitions may, however, require financing in addition to the capital on hand and future cash flows from operations. We continually assess our capital needs and may seek additional financing, including debt or equity, as considered necessary to fund potential acquisitions or for other corporate purposes.

Contractual Obligations

      The following table sets forth our contractual obligations as of September 30, 2003:

	Payments Due by Period

		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

	(In thousands)
Long-term debt	$265,834	$1,498	$3,005	$46	$261,285
Operating lease obligations	28,257	8,582	11,333	7,184	1,158
Letters of credit	7,097	7,097	—	—	—

Total(1)	$301,188	$17,177	$14,338	$7,230	$262,443

(1)	Does not include our contractual obligations to invest $40 million in capital expenditures in the Sandia Health System facilities by August 2007 (of which $24.6 million had been invested as of September 30, 2003) and to invest $40 million in capital expenditures in the Lovelace Health Systems facilities by January 2008 (of which $15.4 million had been invested as of September 30, 2003).

Critical Accounting Policies

      Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses included in the financial statements. We base our estimates on historical experience and other information currently available to us, the results of which form the basis of our estimates and assumptions. While we believe our estimation processes are reasonable, actual results could differ from those estimates. The following represent the estimates that we consider most critical to our operating performance and involve the most subjective and complex assumptions and assessments.

     Allowance for Doubtful Accounts

      The collection of receivables primarily from Medicare, Medicaid, managed care payers, other third party payors and patients is critical to our operating performance. Our patient billing systems typically compute payments based upon a fee schedule or other arrangements from the payor and generate contractual allowance for the remaining portion. In the Albuquerque market, however, the contractual allowance is manually computed on a historical model basis. Any co-payment, deductible or other patient portion is generally determined prior to the patient’s discharge with emphasis on collection efforts before discharge. Once this amount is determined, any remaining patient balance is identified and collection activity is initiated before the patient is discharged. Our collection procedures are then followed until such time that management determines the account is uncollectible. Once this decision is made, the account is written off.

      Collection results for the self pay portion of patient receivable are routinely monitored. Management also routinely monitors detailed analysis of the historical collections and write-offs associated with all patient receivable payors. Typically, insurance is verified within 24 to 48 hours from the time of admission. Generally, electronic claim billing is performed on a high proportion of our Medicare and Medicaid business (in excess of 90%) outside of the Albuquerque market, with an emphasis on collections of deductibles and coinsurance for the patient portion of the total receivable. Within the Albuquerque market, there is a greater proportion of manual billings (approximately 20%). However, this market is currently in the process of converting to a new patient accounting system. Consequently, the primary collection risk relates to the uninsured patient accounts and patient accounts whereby the primary insurance carrier has paid the amounts covered by the applicable agreement but the patient’s responsibility (primarily deductible and coinsurance) remain outstanding.

      We estimate the allowance for doubtful accounts based primarily upon the age of the patient accounts receivable, the patient’s inability to pay and the historical effectiveness of collection process. Typically, the provision for doubtful accounts and the allowance for doubtful accounts relate primarily to self pay amounts due from patients. The self pay portion of business is reserved at a substantially greater proportion than any other payor and is based upon our historical collection rates. We routinely monitor the accounts receivable balance at each facility and utilize a combination of historical collection experience as well as review of the current trend in business lines to support the bases of our estimates of the provision for doubtful accounts. We continue to review our present procedures and trends in this area. Significant changes in payor mix or business office operations at our facilities could, however, have a significant impact on our results of operations and cash flows. Additionally, days revenue in accounts receivable were 50 and 57 as of September 30, 2003 and December 31, 2002, respectively. This change is primarily due to improvements in collection activity within the acute care segment.

     Allowance for Contractual Discounts

      We derive a significant portion of our revenues from Medicare, Medicaid and other payors that receive discounts from our standard charges. Our patient billing systems typically compute payments based upon a fee schedule or other arrangements from the payor and generate contractual allowance for the remaining portion. In the Albuquerque market, however, the contractual allowance is manually computed on a historical model basis. We must estimate the total amount of these discounts to prepare our financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. We estimate the allowance for contractual discounts on a payor-specific basis given our interpretation of the applicable regulations or contract terms. However, the services authorized and provided and resulting reimbursement, are often subject to interpretation. These interpretations sometimes result in payments that differ from our estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating continual review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect net revenues reported in our results of operations.

Medical Claims Payable

      Accrued medical claims are estimates of payments to be made under health coverage plans for reported claims and for losses incurred but not yet reported. We develop these estimates using actuarial methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services, and other relevant factors. All of the data used for purposes of estimation are developed from historical trends resulting in a best estimate approach. At least annually, we engage the services of an outside actuary who develops an independent estimate of claims payable. Should the assumptions or actual developments change for any of the factors noted, our estimates of accrued medical claims could change and have a significant impact on our results of operations and cash flows. When estimates change, we record the adjustment in claims and capitation expenses in the period the change in estimate occurs.

      General and administrative expenses include an accrual for additional administrative expenses associated with those unpaid health claims that are in the process of settlement as well as those that have been incurred but not yet reported. This reserve is based on the historical relationship between claims processing expenses and incurred claims.

      An analysis is performed and an accrual is recorded when it is probable that expected future healthcare costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and insurance recoveries on those contracts.

Risk Management and Self-Insured Liabilities

      We maintain certain claims-made commercial insurance related to general, professional and workers’ compensation risks. We provide an accrual for actual claims reported but not paid and actuarially determined estimates of claims incurred but not reported.

      Effective October 31, 2003, we established a wholly owned captive insurance subsidiary to insure our professional and general liability risk for claims up to $2.0 million. In addition, effective October 31, 2003, we purchased excess insurance coverage with independent third-party carriers for claims up to $75.0 million per occurrence and in the aggregate. Prior to October 31, 2003, we maintained primary third-party general and professional liability insurance policies from a third-party commercial insurance carrier for losses up to $1.0 million per occurrence with policy limits of $3.0 million in the aggregate on a claims-made basis. The coverage included a $500,000 deductible or self insured retention per occurrence and was supplemented with an umbrella policy with coverage up to $50.0 million per occurrence and in the aggregate.

      The accrued liability for general, professional, and workers’ compensation liability risks is based on actuarially determined estimates. Claims are accrued under our various risk management plans as the incidents that give rise to them occur and we include a provision for incurred but not reported incidents. Accrued liabilities are based on the estimated ultimate cost of settlement, including claim settlement expenses and are classified as other accrued expenses and liabilities and self-insured liabilities on our balance sheet.

      We maintain a self-insured medical and dental plan for employees. Self-insured liabilities are maintained in accordance with an average lag time and past experience. Claims are accrued under the our various risk management plans as the incidents that give rise to them occur and we include a provision for incurred but not reported incidents. Accrued liabilities are based on the estimated ultimate cost of settlement, including claim settlement expenses. We have entered into a reinsurance agreement with an independent insurance company to limit our exposure to losses on certain claims. Under the terms of the agreement, the insurance company will reimburse us for claims exceeding $150,000 up to $1.0 million per employee.

Goodwill

      Goodwill represents the excess of costs over fair value of assets of businesses acquired. We adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

      In connection with SFAS No. 142’s transitional goodwill impairment evaluation, we were required to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, we were required to identify our reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. We were required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit within six months of January 1, 2002. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit, we would be required to perform the second step of the transitional impairment test, as this is an indication that the reporting unit goodwill may be impaired. No reporting unit was required to perform the second step.

      Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 30 years, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill and other intangible asset impairment, if any, was measured based on projected discounted future operating cash flows using a discount rate reflecting our average cost of funds.

Impairment or Disposal of Long-Lived Assets

      SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. We adopted SFAS No. 144 on January 1, 2002.

      We met the criteria specified in SFAS No. 144, resulting in the operations of qualifying assets sold or assets held for sale as of December 31, 2002 to be reported as discontinued operations. Prior period presentation was reclassified to report discontinued operations for such qualifying assets.

      In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the asset and liability sections of the balance sheet.

      Prior to the adoption of SFAS No. 144, we accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

Recently Issued Accounting Standards

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equities. SFAS No. 150 requires issuers to classify as liabilities, or assets in some circumstances, three classes of freestanding financial instruments that embody obligations of the issuer. Generally, SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective for interim periods beginning after June 15, 2003. For mandatorily redeemable financial instruments of a nonpublic entity, both as defined by SFAS No. 150, the statement is effective for fiscal periods beginning after December 15, 2003. In our opinion, we meet the nonpublic entity criteria of SFAS No. 150. As a result, beginning in the first quarter of fiscal 2004, we will reflect our mandatorily redeemable preferred units as a liability on our consolidated balance sheets, and the related dividends as interest expense in our consolidated statements of operations. We do not expect this presentation to impact our ability to meet the financial covenant tests of our debt agreements. In October 2003, the FASB voted to defer, for an indefinite period, the application of the SFAS 150 guidance to noncontrolling interests in limited-life subsidiaries. The FASB decided to defer this application of SFAS 150 to allow it the opportunity to consider possible implementation issues that would result from the proposed SFAS 150 guidance regarding measurement and recognition of noncontrolling interests. The Company will assess the impact of the FASB’s reconsiderations, if any, on the Company’s consolidated financial statements when they are finalized.

Effects of Inflation, Changing Interest Rates and Changing Prices

      The healthcare industry is labor intensive. Wages and other expenses increase during periods of inflation and when labor shortages occur in the marketplace. Various federal, state and local laws have been enacted that, in certain cases, limit our ability to increase prices in response to increases in expenses. Revenues from acute care hospital services rendered to Medicare patients, for example, are established under the federal government’s prospective payment system. See “Reimbursement and Payment.”

      We believe that hospital industry operating margins have been, and may continue to be, under significant pressure because of decreases in inpatient volumes, changes in payor mix and growth in operating expenses in excess of the increase in prospective payments under the Medicare program. We expect that the average rate of increase in Medicare prospective payments will continue to decline. In addition, as a result of increasing regulatory and competitive pressures, our ability to maintain operating margins through price increases to non-Medicare patients is limited.

      We are exposed to market risk related to changes in interest rates. We utilize interest rate swap derivatives from time to time to manage this risk. We do not hold or issue derivative instruments for trading purposes and are not a party to any instruments with leverage features. In September 2003, we entered into four interest rate swap agreements with large financial institutions which converted a notional amount of $80.0 million of the $225.0 million fixed-rate borrowings under our original notes to floating-rate borrowings. The floating interest rate is based on six-month LIBOR plus a margin and is determined for the six-month period in arrears on semi-annual settlement dates of February 15 and August 15. As of September 30, 2003, the weighted average floating rate was 7.63%. There may be periods with significant non-cash increases or decreases to our earnings relating to the change in fair value of the interest rate swap agreements. The fair value of the swap agreements was approximately $1.1 million at September 30, 2003.

      Of the $267.1 million of indebtedness as of September 30, 2003, the only variable-rate obligation is the $80.0 million notional amount under our interest rate swap agreements. Any future borrowings under our new senior secured credit facility will also bear variable rates of interest that would be subject to changes in the interest rate environment. Based on our outstanding borrowings at September 30, 2003, each one percentage point increase in LIBOR would increase our interest expense by $0.8 million per fiscal year.

INDUSTRY OVERVIEW

      The Centers for Medicare and Medicaid Services, or CMS, estimated that in 2002, total U.S. healthcare expenditures grew by 8.6% to $1.5 trillion and represented approximately 14.8% of the U.S. gross domestic product. CMS projects total U.S. healthcare spending to grow by a compounded annual growth rate of 7.1% between 2002 and 2012. By these estimates, U.S. healthcare expenditures will account for approximately $3.1 trillion, or 17.7% of the total U.S. gross domestic product by 2012.

U.S. Hospital Market

      CMS estimates that hospital care, a market in which we operate, is the single largest category of healthcare expenditures, accounting for an estimated 31.3%, or $485 billion, of total healthcare spending in 2002. CMS expects growth in hospital care spending to continue in the near-term, driven by higher hospital labor costs and increased hospital leverage in pricing, and projects the hospital care category to grow by 5.9% per year through 2012. By these estimates, hospital care expenditures will reach $860 billion by 2012, accounting for 27.9% of total U.S. healthcare expenditures.

      The U.S. hospital care industry is broadly defined to include acute care, rehabilitation and psychiatric facilities that are either public (government owned and operated), not-for-profit private (religious or secular), or investor owned. According to the American Hospital Association, as of 2001 there were approximately 4,900 inpatient hospitals in the U.S. which are not-for-profit owned (61%), investor owned (15%), or state or local government owned (24%). These facilities generally offer a broad range of healthcare services, including internal medicine, general surgery, cardiology, oncology, orthopedics, OB/GYN, and emergency services. In addition, hospitals often offer other ancillary services including psychiatric, diagnostic, rehabilitation, home health, and outpatient surgery services.

Behavioral Health Market

      According to a May 2001 report by the National Institute of Mental Health, the treatment of mental health disorders accounted for approximately 7% of total U.S. healthcare expenditures in 1997. As of 2001, the American Hospital Association estimated that there were more than 500 free-standing psychiatric hospitals in the U.S., with over 90,000 beds, as well as 1,700 psychiatric units within acute care hospitals.

      In 1996, the Surgeon General estimated that approximately 28% of American adults and 21% of children ages nine to 17 suffered from a diagnosable mental or addictive disorder in any given year, with the most common disorders being those of anxiety and mood (i.e. depression and disruptive disorder). The Surgeon General further estimated that a sub-group of approximately 5% of adults and 11% of children suffered from “significant” mental or addictive impairments. Moreover, the Surgeon General estimated that some form of mild depression affects approximately 20% to 26% of women and 8% to 15% of men over the course of a lifetime. Due to the pervasiveness of diagnosable behavioral health problems, the majority of U.S. health insurance beneficiaries, approximately 227 million as of 2002 according to Open Minds, an industry market research and management consulting firm, were covered by some form of behavioral managed healthcare plan or employee assistance program.

      Behavioral health disorders are under-diagnosed, creating opportunity for growth through increased market penetration. According to the Surgeon General, only 8% of adults who have a diagnosable disorder seek treatment. Therefore, less than one-third of the 28% of adults who have a diagnosable disorder use mental health services.

      Similarly, the Surgeon General estimated that of the 21% of children and adolescents ages nine to 17 who suffer from a diagnosable mental or addictive disorder in any given year, less than half received treatment in any sector of the healthcare system.

      There are several reasons that people with disorders do not seek care. Many adults with disorders do not seek care due to the stigma associated with mental disorders and because of a belief that they can handle problems on their own. A second factor is the cost of care, particularly for people without adequate insurance. Finally, some primary care physicians do not properly diagnose mental health symptoms when patients seek physical care.

Favorable Industry Dynamics

      We believe that there are several trends driving the growth in the hospital care industry that will benefit well-positioned hospital companies.

      Demographics. According to the U.S. Census Bureau, there were approximately 35 million Americans aged 65 or older in the United States in 2000, comprising approximately 13% of the total U.S. population. By the year 2030, the number of these elderly persons is expected to climb to 70 million, or 20% of the total population. Due to increasing life expectancy, the number of Americans aged 85 years and older is also expected to increase from 4.3 million in 2000 to 8.9 million by the year 2030. This is expected to increase demand for healthcare services and the demand for innovative, more sophisticated means of delivering those services. Hospitals, as the largest category of care in the healthcare market, are expected to be among the main beneficiaries of this increase in demand.

      Acute Care Hospital Consolidation. During the late 1980s and early 1990s, the hospital care industry underwent significant consolidation. These efforts were led by large, investor-owned hospital companies seeking to achieve economies of scale. Despite this consolidation, the American Hospital Association estimated that as of 2001 there were approximately 4,900 hospitals in the United States owned by not-for-profit institutions, private investors and state or local governments. Approximately 61% of these hospitals were owned by not-for-profit entities. Many hospitals owned by not-for-profit institutions face significant challenges due to their limited access to capital, their corresponding inability to make necessary repairs or improvements to keep pace with advances or changes in healthcare services, the inability to deal with changes or reductions in reimbursement, the complexity of governmental regulations, and increasing costs and expenses. Many of these not-for-profit hospitals may increasingly look to be acquired by investor-owned hospital companies capable of providing needed capital, operational expertise and supply purchasing networks.

      Improved Behavioral Hospital Operating Environment. In the 1980s, the psychiatric hospital sector grew as new facilities were developed and psychiatric units in acute care hospitals increased. In response to the 30% annual increases in the cost of U.S. mental health services during the 1980s, the free-standing psychiatric hospital industry underwent significant changes during the 1990s, including a decrease in the number of beds, hospitals and average lengths of stay per admission. These decreases were attributable to several factors, including managed care providers who drove down the average lengths of psychiatric stays from approximately 27 days in 1989 to 9.3 days in 2001, according to the American Hospital Association. This trend created overcapacity in several psychiatric markets, resulting in numerous hospital closures. The American Hospital Association estimated that between 1990 and 2001, the number of free-standing psychiatric hospitals decreased from 839 to 503. In addition, the total number of beds associated with these hospitals decreased, from 166,000 in 1990 to 93,000 in 2001, as owners and operators sought to rationalize their operations. Behavioral healthcare providers that have survived the correction, however, have experienced increases in demand by patients and a stronger bargaining position due to the combination of a large population of insured beneficiaries, growing demand for acute behavioral services, increasing reimbursement rates and increased sensitivity to child and adolescent behavioral healthcare. Behavioral healthcare companies have begun to experience positive results from the more favorable environment. Since 1995, free-standing psychiatric hospital expenditures began to increase modestly, from $12.8 billion in 1995 to $13.2 billion in 2001. Psychiatric hospital occupancy rates have also rebounded, as evidenced by increases in average occupancy rates, which rose to more than 74% in 2001, up from 69% in 2000, according to the NAPHS Annual Survey Report, 2002.

BUSINESS

Company Overview

      We are an owner and operator of acute care hospitals and free-standing behavioral hospitals, principally located in urban and suburban markets in the United States.

•	We own and operate seven acute care hospitals (including one inpatient rehabilitation hospital), with a total of 1,259 licensed beds, in Albuquerque, New Mexico, Lexington, Kentucky and Baton Rouge, Louisiana. In each of these markets, our acute care hospitals provide a broad range of services, including general surgery, internal medicine, emergency room care, orthopedics, neurosurgery, radiology, oncology, diagnostic care, coronary care, pediatric services and behavioral health services.

•	Through our subsidiary, Lovelace Sandia Health System, we operate the second largest integrated healthcare delivery system in Albuquerque, New Mexico, comprised of five of our seven acute care hospitals (including one inpatient rehabilitation hospital), with a total of 722 licensed beds, approximately 320 employed physicians, two specialty care centers, 15 primary care clinics and a full service reference laboratory. In addition, we own and operate a health plan with approximately 175,000 participants throughout New Mexico (plus approximately 71,000 participants who access our provider network through a contract with CIGNA HealthCare). We believe that the geographic presence and breadth of services of Lovelace Sandia Health System provides us with a competitive advantage in the Albuquerque market.

•	We are a leading operator of behavioral hospitals in the United States with 21 behavioral hospitals, totaling 2,044 licensed beds, in Arkansas, California, Idaho, Illinois, Indiana, Nevada, New Mexico, Ohio, Pennsylvania, Virginia and Washington. Our behavioral hospitals offer a broad array of behavioral healthcare services ranging from inpatient hospitalization to residential treatment programs and outpatient services.

      We seek opportunities to expand our services and facilities and grow through selective acquisitions. Our expansion strategy focuses on expanding our existing hospitals and other healthcare facilities and broadening the range of services they provide. Key elements of our acquisition strategy include:

•	making selective acquisitions of hospitals, clinics and other healthcare facilities in our existing markets in order to grow our revenue base and enhance our competitive position and economies of scale; and

•	targeting hospitals and other healthcare facilities in new markets with favorable population growth rates, where we can improve operating performance and profitability, either through a network of hospitals and other healthcare facilities or a single well-positioned facility.

      We are especially interested in acquiring hospitals currently owned by not-for-profit organizations as we believe we can improve these hospitals’ performance through the application of our business strategy. We also intend to selectively acquire well-positioned behavioral hospitals.

Our Competitive Strengths

Attractive Portfolio of Acute Care Hospitals in Growing Markets

      We currently own and operate seven acute care hospitals (including one inpatient rehabilitation hospital) in three separate geographic markets. We believe that these hospitals are attractive because they are located in markets with population growth rates above the national average, have attractive payor mixes and offer opportunities for expansion. According to the 2000 U.S. census, the populations of the Albuquerque, Lexington and Baton Rouge metropolitan areas grew from 1990 to 2000 by approximately 21%, 18% and 14%, respectively, compared to a national average during the same period of approximately 13%. In particular, our Lovelace Sandia Health System in New Mexico maintains hospitals and other healthcare facilities located in key strategic areas throughout the greater Albuquerque metropolitan area, provides a comprehensive line of hospital care services and includes a large captive managed care network.

A Leading Provider of Behavioral Healthcare Services

      We are a leading operator of free-standing behavioral hospitals in the United States. We currently own and operate 21 free-standing behavioral hospitals in 11 states. Our behavioral hospitals offer a broad array of behavioral healthcare services, ranging from inpatient hospitalization to residential treatment programs and outpatient services. These hospitals complement our acute care business and reduce our exposure in any one geographic market. We intend to leverage our expertise in behavioral healthcare and complement our acute care services by establishing behavioral units and hospitals in or around our acute care hospitals.

Customized, Scalable Information Systems

      We believe that our hospitals will benefit from the substantial investment we have made in our new clinical and financial information systems. These information systems have been customized to meet our clinical and financial reporting needs and are designed to be rapidly introduced at our newly-acquired facilities. Specifically, these information systems should reduce our costs of installing, maintaining and supporting information systems, as well as improve patient outcomes and enhance efficiency through improved staffing, resource allocation, purchasing, and billing and collections.

Focused and Disciplined Acquisition Approach

      Since August 1, 2001, we have successfully completed the acquisition of seven acute care hospitals, two behavioral hospitals, one significant health plan and various other ancillary services. Before we acquire a facility, we carefully review its operations and develop a strategic plan to assess the feasibility of improving its operating performance. We have in the past opted not to pursue acquisition opportunities that did not meet our acquisition criteria.

Experienced Management Team

      Our executive management team has a successful track record of integrating and operating large multi-facility healthcare systems. David T. Vandewater, our Chief Executive Officer, was President and Chief Operating Officer of HCA Inc. from 1990 to 1997. Jamie E. Hopping, our Chief Operating Officer, held various senior management positions with HCA Inc. from 1990 to 1997. Together, they have more than 40 years of experience in the hospital care industry. In addition, our hospitals’ strong local management teams complement our senior management team.

Business Strategy

      We manage our hospitals with the following business strategy, tailored, as appropriate for each community in which we operate. The key elements of our business strategy are:

Improve Operating Margins and Efficiency

      We believe there are opportunities to improve operating margins at our hospitals, and we seek to position ourselves as a cost-effective provider of healthcare services in each of the markets we serve. In these markets, we intend to enhance our facilities by introducing improved management processes and capabilities, installing our integrated clinical and financial information systems, and providing additional financial resources and capital. We also intend to manage supply costs at our hospitals more effectively by participating in group purchasing organizations and implementing improved inventory control. Furthermore, we seek to leverage our growing size by pooling our support services and industry expertise and centralizing certain administrative functions at the corporate level.

      We expect that most of the hospitals we intend to acquire will benefit from improved information systems that we will implement. This investment in information systems should result in numerous benefits. We believe our information systems will provide our physicians and caregivers with better and more timely access to clinical information and will give our management team access to more timely and sophisticated financial reporting. Our information systems are expected to improve staffing, resource allocation, purchasing and billing and collections. Our information systems have been customized to meet our clinical and financial reporting needs.

Grow Through Selective Acquisitions in New and Attractive Markets

      We selectively seek opportunities to grow through acquisitions. As part of this strategy, we plan to enter new markets with populations over 100,000 and growth rates above the national average, either through the acquisition of a network of hospitals and other healthcare facilities or a single well-positioned facility, where we generally can improve operating performance and profitability. We are especially interested in acquiring hospitals currently owned by not-for-profit organizations as we believe the application of our business strategy can improve these hospitals’ performance. We also intend to selectively acquire well-positioned behavioral hospitals.

      When evaluating potential acquisitions, we consider a variety of factors, including the size and growth trends of the community, demographic factors, the mix of available payors, the relative availability of services in the community, whether or not services can be expanded or enhanced, the likelihood that we will be able to improve the financial results of the facility, medical staff relations, and the level of community support for our business model. We are also attracted to communities in which we believe we will be able to form a network of hospitals and outpatient facilities.

      The American Hospital Association estimates that approximately 85% of the hospitals in the United States are owned by not-for-profit or governmental entities. Many of these hospitals face significant challenges due to their limited access to capital, their corresponding inability to make necessary repairs or improvements to keep pace with advances or changes in healthcare services, the inability to deal with changes or reductions in reimbursement, the complexity of governmental regulations, and increasing healthcare costs and expenses. We believe that many of these not-for-profit hospitals will increasingly look to be acquired by, or enter into strategic partnerships with, investor-owned hospital companies able to provide needed capital, operational expertise and supply purchasing networks.

Continue to Recruit and Retain Quality Physicians

      We intend to continue to recruit both primary and specialty care physicians who can provide quality services that we believe are currently needed in the communities we serve. We similarly seek to recruit new physicians (primarily psychiatrists) to our behavioral hospitals to provide services to our patients. We strive to retain our physicians by maintaining strong relationships with them, by enhancing the scope and quality of services at our hospitals, and by constantly improving our hospitals’ work environment. We believe that as we continue to strengthen our position in each of our markets, we will further improve our ability to attract and retain quality physicians.

      We use Physician Leadership Councils, or PLCs, to develop and maintain strong relationships with members of the medical staffs in our acute care hospitals. Generally, PLCs meet with the hospitals’ management teams on a regular basis to discuss operating and strategic issues. PLCs are a sounding board for the medical community at each hospital and enable our local management teams to communicate on a regular basis with the medical staff. PLCs also actively participate in the strategic planning process of each of our acute care hospitals.

      In addition to benefiting communities we serve with increased access to specialized services, our concentrated efforts to recruit and retain primary care and specialty physicians are expected to result in increased revenues from a greater number of payors who include both our hospitals and these physicians in their provider networks.

Expand Services Offered to Increase Revenue

      We intend to expand our hospitals and augment the range of services we offer based on the needs of the communities we serve. The management of each hospital works with its patients, medical staff and payors to identify and prioritize the healthcare needs of its community. Based on this input, we determine the improvements and expansions to be made to our hospitals and the means of doing so, including through the selective acquisition of hospitals, clinics and other healthcare facilities in our existing markets. We believe that these initiatives will enhance our hospitals’ profiles in their communities, increase our market share and grow our revenue base.

      With respect to the recently acquired acute care hospitals in Albuquerque, for example, we have approved capital plans to expand the existing emergency rooms at each facility, add additional surgical suites at one of the hospitals, and increase the number of rooms dedicated to oncology, obstetrics, cardiology and other programs. We expect to continue to make these and other capital improvements at our acute care hospitals. Following the completion of these projects, the ability of these hospitals to provide services will be substantially improved. These efforts are expected to allow us to meet the healthcare needs of patients and increase revenues generated at our facilities.

Continue to Negotiate Favorable Managed Care Contracts

      As we expand our network of hospitals in a market, broaden the services we provide and increase the volume of patients at our hospitals, we intend to continue to negotiate more favorable contracts with managed care organizations than those available to independent facilities. We believe that as we further increase the size of our networks, we will improve our position to negotiate these contracts and to enter into contracts with additional payors.
Our Acute Care Hospitals

      We own and operate seven acute care hospitals (including one inpatient rehabilitation hospital) with 1,259 licensed beds and related healthcare facilities serving urban and suburban markets in New Mexico, Kentucky and Louisiana. The related healthcare facilities include medical office buildings located on the same campus as, or near, our acute care hospitals, physician practices and various ancillary healthcare businesses, including home health agencies, occupational clinics and health insurance plans.

      Our acute care hospitals generally offer operating and recovery rooms, radiology services, respiratory therapy services, pharmacies and clinical laboratories, intensive care, critical care and/or coronary care units, physical therapy, orthopedic, oncology and outpatient services. All of our acute care hospitals are fully accredited by the Joint Commission on Accreditation of Healthcare Organizations (“JCAHO”) and are eligible to participate in the Medicare and Medicaid programs.

      As part of Lovelace Sandia Health System, our integrated healthcare delivery network in New Mexico, we operate the oldest health plan in the State of New Mexico and the second largest based on membership, serving approximately 175,000 participants throughout New Mexico, with a significant concentration of participants in the greater Albuquerque metropolitan area, where we are one of two market leaders. We offer a portfolio of managed care products primarily to private and public purchasers either alone, or in connection with our contract with CIGNA HealthCare, which has approximately 71,000 participants. We believe that our managed care products provide for an effective and efficient use of healthcare services by controlling unit costs through provider contracts and coordinating utilization of care.

      The following table lists the acute care hospitals we currently own and operate:

State	Facility	Location	Licensed Beds

New Mexico	Lovelace Sandia Health System:
	Albuquerque Regional Medical Center	Albuquerque	254
	Lovelace Medical Center	Albuquerque	201
	Northeast Heights Medical Center	Albuquerque	114
	The Rehabilitation Hospital of New Mexico	Albuquerque	62
	West Mesa Medical Center	Albuquerque	91
Louisiana	Summit Hospital	Baton Rouge	201
Kentucky	Samaritan Hospital	Lexington	336

Lovelace Sandia Health System, Inc.

      Lovelace Sandia Health System, Inc. is an integrated system of facilities delivering a wide range of services to the Albuquerque, New Mexico, market and surrounding areas. The greater Albuquerque metropolitan area is home to more than 730,000 people, or approximately 42% of the population of New Mexico. Lovelace Sandia Health System, Inc. is comprised of five of our seven acute care hospitals (including one inpatient rehabilitation hospital), with a total of 722 licensed beds, approximately 320 employed physicians, two specialty care centers and 15 primary care clinics. In addition, we own and operate a health plan with approximately 175,000 participants throughout New Mexico (plus approximately 71,000 participants who access our provider network through a contract with CIGNA HealthCare). Through our wholly-owned subsidiary AHS S.E.D. Medical Laboratories, Inc., we also operate a full service reference laboratory in Albuquerque.

      The five acute care hospitals within the Lovelace Sandia Health System, Inc. are described below.

      Albuquerque Regional Medical Center has 254 acute care beds. The hospital’s programs and specialties include cancer care, emergency services, an eye surgery center, non-invasive cardiology, pulmonary, renal care and surgical services.

      Lovelace Medical Center has 185 acute care beds and 16 skilled nursing beds. The hospital includes a multi-specialty outpatient center with more than 40 medical specialties. Programs and specialties include a heart and vascular center, emergency services, obstetrics, hospice, a hearing center, a cosmetic and reconstructive surgery center, a continence care center, well newborn and Level II nurseries, a dialysis center, an optical shop and a retail pharmacy.

      Northeast Heights Medical Center has 114 acute care beds centrally located in the Northeast Heights area of Albuquerque. We are in the process of transforming this hospital into the first dedicated women’s and children’s hospital in New Mexico. The hospital’s key programs and services include women’s care, emergency services, cosmetic surgery, labor, delivery and post partum, ICU, GI/endoscopy, sleep lab, surgical services and videoscopic surgery.

      The Rehabilitation Hospital of New Mexico has 52 acute care beds and 10 skilled nursing beds, and is the only rehabilitation hospital in the state to be level four accredited by the Commission on Accreditation of Rehabilitation Facilities (CARF). This distinction means the hospital is accredited in comprehensive integrated inpatient rehabilitation programs for adults and children, spinal cord system of care for adults and children, brain injury programs and outpatient medical rehabilitation programs for adults and children. Programs and specialties include aquatics programs, balance lab, hand clinic, inpatient and outpatient psychology services, interventional pain clinic, lymphedema program and voice lab.

      West Mesa Medical Center has 69 acute care and 22 skilled nursing beds. It is the only hospital on Albuquerque’s growing west side and is in the process of a $15 million renovation, which is expected to be completed by the end of 2003. Following its renovation, programs and specialties are expected to include emergency services, an intensive care unit, occupational medicine, expanded operating rooms, skilled nursing and telemetry.

      Initiatives within the system include enhancing services to increase patient volumes, increasing access, leveraging the integrated network, expanding laboratory services to include other facilities that we own and growing our provider network throughout the state.

Summit Hospital

      Summit Hospital has 171 acute care beds and 30 rehabilitation beds located in Baton Rouge, Louisiana. Baton Rouge has a population of approximately 608,000 in its metropolitan area. Summit Hospital is located on the eastern side of the city, which is the fastest growing suburban region of Baton Rouge. Key services include cardiopulmonology, a cardiac catheterization laboratory, oncology, physical therapy and rehabilitation, emergency services and outpatient surgery.

      Key hospital-based initiatives include enlarging the medical staff, expanding services and focusing on expense reductions. The hospital has already recruited needed physicians to the community, reinstated long-term acute care services, added an MRI and nuclear medicine camera and expanded rehabilitation services.

Samaritan Hospital

      Samaritan Hospital, founded in 1888, has 302 acute care beds and 34 skilled nursing beds located in downtown Lexington, Kentucky. Lexington’s metropolitan statistical area has a population of approximately 479,000. Services at the hospital include orthopedics, urology, outpatient surgery, emergency services, behavioral health, vascular medicine, skilled nursing, a sleep center, wound care and pain management.

      The hospital’s management team has implemented a hospitalist program and bariatric surgery, a weight-loss surgery for the treatment of morbid obesity, and is focused on initiatives to enhance revenue through adding new service lines and reducing costs, especially supply expenses.

Our Behavioral Hospitals

      We currently own and operate 21 behavioral hospitals with 2,044 licensed beds in 11 states. We are a leading operator of free-standing behavioral hospitals in the United States. Our behavioral hospitals offer a broad array of behavioral health services, ranging from inpatient hospitalization to residential treatment programs and outpatient services. Some behavioral hospitals offer alternative school programs and partial hospitalization services. To provide this range of services, our behavioral hospitals work with mental health professionals, psychiatrists and other physicians, emergency rooms and community agencies that interact with individuals who may need treatment for mental illness or substance abuse. A typical treatment program integrates physicians and other patient-care professionals. Our behavioral hospitals provide 24-hour skilled nursing observation, daily interventions and oversight by psychiatrists, and intensive, coordinated treatments by psychiatrist-led teams of mental healthcare professionals.

      Over 50% of our patients suffer from major affective disorders, such as depression and bipolar disorder. Approximately 6% of our patients suffer from chemical dependency. The remaining patients suffer from various disorders, such as schizophrenia, childhood disorders, personality disorders and anxiety disorders. An increasing percentage of our behavioral patient population consists of adolescents, which currently make up approximately 62% of our behavioral patients.

      As a result of our position as a leader in the behavioral healthcare industry, we are also able to offer management services to acute care hospitals owned by us and to acute care hospitals owned and operated by third parties. Through management agreements, we develop, organize and manage behavioral healthcare programs to meet specific community and hospital requirements. We currently have a management agreement with a third party acute care hospital in Illinois.

      The following table lists the behavioral hospitals we currently own and operate:

State	Facility	Location	Licensed Beds

Arkansas	Pinnacle Pointe	Little Rock	102
California	Alhambra	Alhambra	85
	Fremont	Fremont	78
	Heritage Oaks	Sacramento	76
	Sierra Vista	Sacramento	72
Idaho	Intermountain	Boise	125
Illinois	Streamwood	Chicago	198
Indiana	Columbus	Columbus	70
	Meadows	Bloomington	78
	Northern Indiana	Plymouth	80
	Valle Vista	Greenwood	88
Nevada	Montevista	Las Vegas	80
	West Hills	Reno	95
	Willow Springs	Reno	74
New Mexico	Mesilla Valley	Las Cruces	114
Ohio	Belmont Pines	Youngstown	111
	Fox Run	St. Clairsville	74
	Windsor	Chagrin Falls	47
Pennsylvania	Northwest Institute of Psychiatry	Fort Washington	146
Virginia	Cumberland	New Kent	118
Washington	Fairfax	Seattle	133

Our Operations

      Our senior management team has extensive experience in operating multi-facility hospital networks and focuses on strategic planning for our facilities. Each of our hospitals’ local management teams are generally comprised of a chief executive officer, chief financial officer and chief nursing officer, and may, in certain cases, manage multiple hospitals in the same market. Local management teams, in consultation with our corporate staff, develop annual operating plans setting forth revenue growth strategies through the expansion of offered services and the recruitment of physicians in each community, as well as plans to improve operating efficiencies and reduce costs. We believe that the ability of the local management team to identify and meet the needs of our patients, medical staff and the community as a whole is critical to the success of our hospitals. We base the compensation for each local management team in part on its ability to achieve the goals set forth in the annual operating plan.

      Boards of trustees at each hospital, consisting of local community leaders, members of the medical staff and the hospital administrator, advise the local management teams. Members of each board of trustees are identified and recommended by our local management teams and generally serve three-year staggered terms. The boards of trustees approve and monitor the hospitals’ medical, professional and clinical ethical practices, and ensure that they conform to our high standards. We maintain company-wide compliance and quality assurance programs and use patient care evaluations and other assessment methods to support and monitor quality of care standards and meet accreditation and regulatory requirements.

      We also implement systematic policies and procedures at each hospital we acquire in order to improve its operating and financial performance. These include ethics, quality assurance and compliance programs, supply and equipment purchasing and leasing contracts, managed care contracting, accounting, financial and clinical systems, governmental reimbursement, personnel management and resource management. We provide our local management with corporate assistance in implementing and maintaining these policies and procedures. These uniform policies and procedures are designed to provide us with consistent management and financial reports for all our facilities and facilitate the performance evaluation of each facility.

      Hospital revenues depend primarily upon inpatient occupancy levels, the volume of outpatient procedures and the charges or negotiated payment rates for the services provided. Reimbursement rates and charges for routine services vary significantly depending on the type of services provided, the payor and the market in which the hospital is located.

      We believe that the most important factors affecting the utilization of a hospital are the quality and market position of the hospital and the number, quality and specialties of physicians and medical staff caring for patients at the facility. Overall, we believe that the attractiveness of a hospital to patients, physicians and payors depends on its breadth of services, level of technology, emphasis on quality of care and convenience for patients and physicians. Other factors which affect utilization include local demographics and population growth, local economic conditions and managed care market penetration.

      As part of our integrated healthcare delivery network in New Mexico, we offer a portfolio of health plan products, primarily to private and public purchasers. We currently have approximately 175,000 participants throughout New Mexico. Under a vendor service agreement, we are also contracted by CIGNA HealthCare to provide medical management and network management services to CIGNA HealthCare participants in the state, which includes approximately 71,000 participants. We believe that our health plan products provide for an effective and efficient use of healthcare services by coordinating utilization of care and controlling unit costs through provider contracts.

      Health Plan Products:

•	We offer a commercial HMO product portfolio under the trademark “Lovelace Health Plan” to employer groups of two or more employees. We receive monthly prepaid premiums for all commercial HMO participants under contracts with these employer groups. This product portfolio includes a varied menu of copayments for services provided if the participant utilizes the contracted or owned network. We also market a commercial HMO point-of-service product that allows copayments for services provided through contracted or owned facilities or indemnity-type benefits for services provided through non-contracted providers.

•	We are one of three managed care organizations to have a contract with the State of New Mexico to provide services to the state’s managed Medicaid program, known as Salud!. The New Mexico Human Services Department (“HSD”) renewed its contract for the Salud! program with Lovelace Health Plan, extending Lovelace’s current agreement with HSD to June 30, 2005. Lovelace has provided services to eligible Salud! members under an agreement with HSD since 1997. Lovelace’s Salud! membership focuses on the needs of women of childbearing age and their children, who comprise a significant portion of Medicaid eligible participants in New Mexico, but also places a strong emphasis on preventive care.

HSD requires Lovelace to adhere to specified guidelines regarding its services to Salud! members or potential members. These guidelines include developing information and educational media; providing materials that explain the enrollment options for potential members and processing potential members applications; and providing informative presentations to eligible members, member advocates and other interested parties. Lovelace is also obligated to provide a “member services function” that involves coordinating communication with members and acting as a member advocate. This obligation also calls for Lovelace to properly staff these member services so that members may easily resolve problems or inquiries about their health coverage.

The conditions to contracting with HSD Medicaid members or potential members is contingent upon Lovelace sustaining a comprehensive and coordinated, fully integrated system of healthcare services. Lovelace may not delete benefits from HSD’s Medicaid defined benefit package that consist of: inpatient hospital services, transplant services, outpatient services, case management services, emergency services, physical health services, laboratory services, diagnostic imaging and therapeutic radiology services, anesthesia services, dental services, vision services, auditory services, dialysis services, pharmacy services, durable medical equipment and medical services, EPSDT services, EPSDT private duty nursing, EPSDT personal care, tot-to-teen health checks, services provided in schools, nutritional services, home health services, hospice services, ambulatory surgical services, rehabilitation services, reproductive health services, pregnancy termination procedures, transportation services, prosthetics and orthotics, behavioral health services, health education and preventive care, advance directives and experimental technology.

Premium rates paid to Lovelace under the program are negotiated directly with HSD. Lovelace is paid a fixed per member per month premium to provide all covered services to Salud! beneficiaries.

The Salud! agreement may be terminated for reasons customarily found in healthcare contracts, including mutual agreement of the parties; 180 days prior written notice by either party; court order, insufficient Federal or State funding or changes in Federal or State law that would adversely affect this agreement; or violations of law, including the Stark or anti-kickback statutes, by Lovelace.

•	Lovelace Health Plan contracts with CMS to provide Medicare HMO coverage for eligible individuals, called Medicare+Choice. This contract provides for a fixed per member per month premium from CMS, based upon a formula that calculates the projected cost of providing services for each Medicare member. Premium amounts are updated annually. Members generally receive additional benefits over standard Medicare fee-for-service coverage, including prescription drug and vision coverage and pay fixed co-payment for services used. Depending on the plan benefits selected, members may be required to pay an additional premium to us for their HMO coverage.

This contract provides for a fixed Adjustment Average per Capita Cost (AAPCC) payment from CMS based upon a formula that uses geographic and age demographics and is risk adjusted based on the health status of the beneficiary.

The CMS contract has a one-year term, expiring on December 31, 2003, and is subject to annual renewal. Lovelace is obligated to accept new enrollments and to comply with all quality of service, grievance, appeal, confidentiality requirements and other standard healthcare requirements as set forth in Federal regulations.

The Medicare+Choice agreement may be terminated upon the mutual consent of the parties, a breach of CMS’ terms and conditions as defined in the Federal regulations, the commission of fraudulent or abusive activities by Lovelace or financial difficulties of Lovelace that pose a risk to enrollees.

•	We have a five-year contract with CIGNA HealthCare to provide services to all of CIGNA HealthCare’s approximately 71,000 plan participants in New Mexico. Under CIGNA HealthCare’s product portfolio, CIGNA or the plan sponsor, which is typically the employer, assumes the risk for claim costs incurred, rather than our health plan. Under these plans, we provide access to our provider network, quality and cost containment services or utilization management programs in exchange for a network access or other administrative fee. If a product is plan-sponsored, the plan sponsor is responsible for self-funding all claims. Many of the services provided to CIGNA HealthCare’s participants are furnished by our delivery system, which then submits claims and is paid on a fee-for-service basis. In these situations, CIGNA HealthCare’s plans provide revenue to us in three forms, network access fees, administrative fees, and direct payment for healthcare services furnished in our owned healthcare facilities.

      We rely both upon our own staff, as well as on a network of independent, contracted providers, to furnish healthcare services to our health plan participants. We also own the medical facilities where many of our health plan participants access care, including hospitals, outpatient clinics, pharmacies, a sleep center, urgent care centers, hospice and a home care agency in Albuquerque. Our owned healthcare facilities are also open to patients covered by other insurers, fee-for-service Medicare and Medicaid beneficiaries, and self-pay patients.

      As of September 30, 2003, our health plan network included over 300 employed physicians who practice in our owned healthcare facilities and approximately 4,500 contracted physicians who practice in community settings across the State of New Mexico. Most contracted providers are paid by us on a discounted fee-for-service or other service-specific basis, while employed providers are paid on a salary basis.

Our Information Systems

      We have recently completed the design and are currently implementing an information system that is based on software systems from two established information technology providers serving the healthcare industry. We have customized their platforms by developing a series of applications that configure the system to meet the needs of our facilities, physicians and management team. Our system is Windows- and web-based and brings information to the care giver in a user-friendly format, capturing the information related to patient service, billing and reporting. By making a significant investment in the design of our system, we expect to have a solution that can be quickly deployed in a consistent manner across all of our facilities.

      We have contracted with the Cerner Corporation to develop applications that cover a wide range of clinical services, including patient scheduling, registration and care, and billing and collections. We have recently completed the deployment of the Cerner-based system at Samaritan Hospital, and are scheduled to complete its deployment in all of our other acute care hospitals by the end of 2004. This clinical information system is designed to permit multiple hospitals to function as one system, with one company-wide electronic health record for each patient. Additional expected benefits of the system are:

•	Elimination of manual, labor intensive processes that take time away from the care process;

•	Streamlining of access to patient information by connecting all areas of the facility and providing physician access from remote locations;

•	Clinical decision support and reduction in variability of care through standardization;

•	Improvement of the billing and collection process through standardization;

•	Reduction of coding risks through standards and central controls; and

•	Outcomes reporting for measuring against internal and industry benchmarks.

      We have also contracted with Lawson Software, Inc. to develop applications to provide us with consistent, standardized financial, human resources and procurement systems. We have deployed this Lawson-based system in all of our acute care and behavioral hospitals, with the exception of Lovelace Medical Center. We expect to complete the deployment to this remaining hospital by the first quarter of 2004. By deploying the Lawson-based system in all our hospitals, we expect to be able to consistently collect and report financial, human resources and procurement information from all of our hospitals. Additional expected benefits of the system are:

•	Reduction of inventory costs through standardized procurement system and processes;

•	Increase in efficiencies in managing human resources through standardization;

•	Enhancement of analytical capabilities through “drill-down” functionality; and

•	Improved vendor contract management, thereby providing consistent pricing for all of our hospitals.

      We have committed significant resources to developing our system and to building the appropriate technical infrastructure and support team. We believe this commitment is a competitive strength for us. We currently have approximately 205 employees in our information systems groups and also use outside consultants to complement our efforts.

Supply Purchasing

      We are a participant in the HealthTrust Purchasing Group purchasing organization. This organization uses its purchasing power, along with its willingness to move vendor business, to negotiate vendor agreements at favorable rates. The vendor agreements include medical supplies, pharmaceuticals, medical implantables, business supplies, major capital equipment and service agreements. By participating as a member of this organization, we are able to procure supplies and equipment at relatively low rates for our facilities.

      We also utilize a case management system that provides caregivers the opportunity to reduce supply costs by actively managing the diagnosis of each patient and the resources that are needed. As an example, at Lovelace Medical Center in Albuquerque, we have supplemented our treatment of specific diagnoses by integrating certain procedures designed to reduce overall supply usage.

      We analyze our cost data for providing services and then contract with managed care companies for separate payments on high cost items. These “carve outs” typically provide for reimbursements on a “cost-plus” basis for these items in addition to the typical case rate or per diem for that patient. This approach has reduced our exposure to high priced supplies such as drug eluting stents, pacemakers, orthopedic hardware and certain high-priced pharmaceuticals.

Competition

      The hospital industry is highly competitive. We currently face competition from established, not-for-profit healthcare companies, investor-owned hospital companies, large tertiary care centers and outpatient service providers. In the future, we expect to encounter increased competition from companies, like ours, that consolidate hospitals and healthcare companies in specific geographic markets. Continued consolidation in the healthcare industry will be a leading factor contributing to increased competition both in markets in which we already have a presence and in markets we may enter in the future. The competition among hospitals and other healthcare providers for patients has intensified in recent years. Some of our competitors are larger and have more resources than we do.

      One of the most important factors in the competitive position of an acute care hospital is its location, including its geographic coverage and access to patients. A location convenient to a large population of potential patients or a wide geographic coverage area through a hospital network can make an acute care hospital significantly more competitive. Another important factor is the scope and quality of services an acute care hospital offers, whether at a single facility or through a network, compared to the services offered by its competitors. An acute care hospital that offers a broad range of services and has a strong local market presence is more likely to obtain favorable managed care contracts. We intend to evaluate changing circumstances in the geographic areas in which we operate on an ongoing basis to ensure that we offer the services and have the access to patients necessary to compete in these managed care markets and, as appropriate, to form our own, or join with others to form, local hospital networks.

      A hospital’s competitive position also depends on the quality and scope of the practices of physicians associated with the hospital. Physicians refer patients to hospitals primarily on the basis of the quality and scope of services provided by the hospital, the quality of the medical staff and employees affiliated with the hospital, the hospital’s location and the quality and age of the hospital’s equipment and physical plant. Although physicians may terminate their affiliation with our hospitals, we seek to retain physicians of varied specialties on our medical staffs and to recruit other qualified physicians into the community by maintaining and improving our level of care and providing quality facilities, equipment, employees and services for physicians and their patients.

      A number of other factors affect our competitive position, including:

•	our reputation;

•	our managed care contracting relationships;

•	the amounts we charge for our services; and

•	the restrictions of state certificate of need, or CON, laws.

      The free-standing psychiatric hospital industry and the psychiatric unit management industry are both highly competitive and highly fragmented. The industry is subject to continual changes in the method in which services are provided and the types of companies providing such services, comprised of national, regional and local competitors. In addition, some competitors are owned by governmental agencies and supported by tax revenues, and others are owned by not-for-profit corporations and may be supported, to a large extent, by endowments and charitable contributions. Free-standing psychiatric facilities and managed psychiatric facilities face competition from both direct competitors as well as from other providers of mental healthcare services, including acute care hospitals, community mental health centers, independent psychiatrists and psychologists.

      Some of the hospitals that compete with our hospitals are owned by governmental agencies or not-for-profit corporations supported by endowments and charitable contributions and can finance capital expenditures and operations on a tax-exempt basis. Currently, our acute care hospitals compete directly with some of the largest non-profit providers in each of their respective states. Our five hospitals in the Albuquerque metropolitan area compete with Presbyterian Hospital, the largest acute care hospital in New Mexico, and New Mexico’s only private not-for-profit healthcare system. Summit’s main competitor is Our Lady of the Lake Regional Medical Center, a non-profit private institution and the largest hospital in Louisiana, and Samaritan directly competes with Central Baptist Hospital, a member of Baptist Healthcare System which is one of Kentucky’s largest not-for-profit healthcare providers.

      Some of our competitors are larger and more established, have greater geographic coverage, offer a wider range of services (including extensive research and medical education programs) or have more capital or other resources than we do. In Albuquerque, our facilities also compete with the University of New Mexico Health System. University Hospital is the primary teaching hospital for the UNM School of Medicine and is ranked among the top ten academic centers in the nation. Finally, we also compete with The Heart Hospital of New Mexico which is specifically dedicated to the prevention and treatment of heart disease.

      Most physicians at our hospitals also have admitting privileges at other hospitals. If we are unable to provide adequate support personal or technologically advanced equipment and facilities that meet the need of physicians, they may choose to spend more time at our competitors’ hospitals which could cause a decline in patient volume.

Employees and Medical Staff

      We consider ourselves to have good employee relations company-wide. As of September 30, 2003, we had approximately 10,700 employees, none of whom were represented by a union. With the acquisition of Northwestern Psychiatric Institute, effective October 8, 2003, we added 196 employees, many of whom are represented by one of two unions. In our markets and throughout the healthcare industry there is currently a shortage of nurses and other medical support personnel. We recruit and retain nurses and medical support personnel by creating desirable, professional work environments and offering competitive wages, benefits, and long-term incentives. In addition, we provide career development and other training programs. In order to supplement our current employee base, we intend to expand our relationships with colleges, universities, and other medical education institutions in our markets and recruit nurses and other medical support personnel from abroad.

      Our hospitals are staffed by licensed physicians who have been admitted to the medical staff of our individual hospitals and may be on the medical staff of several hospitals, including hospitals not owned by us. A physician who is not an employee can terminate his affiliation with our hospital at any time. Although we employ a number of physicians, particularly in Albuquerque, a physician does not have to be an employee of ours to be a member of the medical staff of one of our hospitals. Any licensed physician may apply to be admitted to the medical staff of any of our hospitals, but admission must be approved by that hospital’s medical staff and board of trustees.

Compliance Program

      We have voluntarily initiated a company-wide compliance program designed to ensure that we maintain high standards of conduct in the operation of our business and implement policies and procedures so that our employees act in compliance with all applicable laws, regulations and company policies. The organizational structure of our compliance program includes oversight by our parent’s board of managers and a high level corporate management compliance committee. The board and this committee have responsibility for the effective development and implementation of our program. Our Vice President — Compliance and Ethics, who reports jointly to our Senior Vice President and General Counsel and to the board of managers of our parent, serves as Chief Compliance Officer and has direct responsibility for the development and implementation of our compliance program. Other features of our compliance program include initial and periodic training and effectiveness reviews, the development and implementation of policies and procedures and a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations.

Insurance

      As is typical in the healthcare industry, we are subject to claims and legal actions by patients and others in the ordinary course of business. To cover these claims, we traditionally maintained insurance with third-party commercial insurance carriers for general liability and professional liability. Effective October 31, 2003, we established a wholly owned captive insurance subsidiary to insure our professional and general liability risk for claims up to $2.0 million. In addition, effective October 31, 2003, we purchased excess insurance coverage with independent third-party carriers for claims up to $75.0 million per occurrence and in the aggregate. Prior to October 31, 2003, we maintained primary general and professional liability insurance policies from a third-party commercial insurance carrier for losses up to $1.0 million per occurrence with policy limits of $3.0 million in the aggregate on a claims-made basis. The coverage included a $500,000 deductible or self insurance retention per occurrence and was supplemented with an umbrella policy with coverage up to $50.0 million per occurrence and in the aggregate.

      We expect our professional and general liability costs to remain relatively unchanged during the policy term ending October 31, 2004 as compared to the same period in 2003. However, the cost of insurance in the healthcare industry has generally been increasing significantly due to pricing pressures on insurers and fewer carriers willing to underwrite professional and general liability exposures. Absent significant legislation to curb the size of malpractice judgments in the states we operate, we may experience increased insurance costs in the future.

      We are required to maintain reinsurance coverage under our contract with the State of New Mexico to provide services to the state’s managed Medicaid program, known as Salud!. This reinsurance coverage relates only to the Medicaid population and is designed to maintain adequate protections against financial loss due to outlier (catastrophic) cases and member utilization that is greater than expected.

Litigation and Regulatory Investigations

      From time to time, claims and suits arise in the ordinary course of our business. In certain of these actions, plaintiffs request punitive or other damages against us that may not be covered by insurance. Except for the matters described below, we do not believe that we are a party to any proceeding that, in our opinion, would have a material adverse effect on our business, financial condition or results of operations.

      Our subsidiary, Behavioral Healthcare Corporation, has entered into a settlement agreement with another healthcare provider and the federal government regarding various claims initially made by two former hospital employees and one independent contractor in a qui tam action filed in 1998. The complaint in United States ex rel. Phillips-Minks, et al. v. Behavioral Healthcare Corp., et al., was filed in the United States District Court for the Southern District of California on May 29, 1998. The complaint involved allegations of false claims on certain cost reports for bad debts and other expenses. The settlement required BHC to pay a settlement of $632,000. BHC was indemnified with respect to $200,000 of the settlement by the other healthcare provider. With the exception of Cumberland Hospital and Northwestern Institute of Psychiatry, this settlement agreement requires our behavioral facilities to report and repay overpayments to the applicable payor, submit an annual report regarding compliance with this agreement and to develop and adhere to a compliance program. The obligations under this settlement agreement continue through September 9, 2004. All claims asserted in this case have been resolved.

      In 1998, a whistleblower filed a qui tam lawsuit against Lovelace Health Systems, Inc. and approximately 30 other hospitals and hospital systems. The complaint in United States and the State of California ex rel. Mark S. Razin v. Healthcare Financial Advisors, Inc., et al. was filed in the United States District Court for the Central District of California on May 1, 1998. The U.S. Attorney’s Office intervened in the case that claimed, among other things, that Lovelace shifted costs it incurred for treating members of its HMO to government health programs. Lovelace cooperated with the government’s review, and conducted its own internal review of the allegations. Lovelace then entered into a settlement agreement with the Office of Inspector General of the Department of Health and Human Services prior to our acquisition of Lovelace pursuant to which Lovelace paid a settlement of $24.5 million in December 2002. Lovelace also paid the State of New Mexico $686,000 to resolve similar allegations. Although the settlement agreement deals with issues occurring prior to our acquisition of Lovelace, it requires Lovelace to report and repay overpayments to the applicable payor, to report any material deficiencies (such as knowingly submitting false claims to the OIG) and to develop and adhere to a compliance program. The obligations under this settlement agreement continue until November 21, 2005.

REIMBURSEMENT AND PAYMENT

      We derive a significant portion of our revenues from the Medicare and Medicaid programs. Within the statutory framework of these programs, there are substantial areas subject to administrative rulings, interpretations and discretion which may affect payments made under either or both of such programs and reimbursement is subject to audit and review by state governments as well as fiscal intermediaries and carriers — organizations that process Medicare claims for reimbursement.

Medicare Acute Care Hospital Inpatient Services

     General

      Our general acute care hospitals are reimbursed by Medicare for inpatient services based on a prospective payment system (“PPS”). Under the inpatient PPS, hospitals receive a predetermined payment amount for each Medicare beneficiary based upon the beneficiary’s diagnosis as it fits into Medicare’s diagnosis-related group (“DRG”) system. DRG-based payments are subject to adjustment for geographic wage differences, low income patients, indirect medical education and outliers. DRGs classify treatments for illnesses according to the estimated costs of hospital resources necessary to furnish care for each patient’s principal diagnosis. Hospitals are thus at financial risk for providing services to a patient at an actual cost greater than the applicable DRG payment. Hospitals also receive additional payments for certain costs, such as new technology and capital-related costs.

      DRG rates are updated and DRG weights are recalibrated each federal fiscal year, which begins on October 1. A hospital input price index for operating costs (commonly referred to as the hospital “market basket”) is used to adjust the DRG rates. The market basket measures the inflation experienced by hospitals in purchasing goods and services for inpatient care. The Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000 (“BIPA”), established the DRG payment rate updates for federal fiscal years 2000 through 2003. In federal fiscal year 2003, the DRG payment rate increased by a market basket of 3.5%, minus 0.55% (or 2.95%). For federal fiscal year 2004, CMS has provided a full market basket increase of 3.4%. The percentage increases in the DRG rates have often been lower than the percentage increases in the costs and services purchased by hospitals.

     Outlier Payments

      The DRG weights used to calculate DRG payment amounts are based upon a statistically normal distribution of severity. When the cost of treatment for certain patients falls well outside the normal distribution, hospitals typically receive additional “outlier” payments designed to protect the hospital from large financial losses due to unusually expensive cases. Federal statutory provisions require that total outlier payments must be between 5% and 6% of the estimated Medicare inpatient payments in a federal fiscal year. On December 20, 2002, CMS announced that it was initiating an aggressive and immediate compliance strategy to ensure that Medicare payments for outliers and services paid outside the PPS system are appropriate. CMS published the outlier payment final rule on June 9, 2003 as well as a program memorandum providing further guidance to the final rule. The final rule materially changes the way CMS intends for outlier payments to be regulated. Fiscal intermediaries are instructed to make outlier payments using more current cost-to-charge ratios (“CCRs”) and target facilities for review where (1) 10% of their Medicare payments are from cost outliers, (2) outlier payments increased by 20% or more from the periods ending 2001 to 2002 and 2002 to 2003, or (3) the charge per case increased by 15% or more from the periods ending 2000 to 2001 and 2001 to 2002. Interim payments may also be adjusted to reflect reasonable CCRs. Finally, fiscal intermediaries have the authority to retroactively adjust outlier payments if (1) actual CCRs are within a band of plus or minus 10 percentage points from the interim CCRs and (2) total outlier payments are greater than $500,000. These regulations will cause our facilities to monitor more closely outlier reimbursement, but we do not anticipate a material impact on our operations resulting from this final rule.

Medicare Acute Care Hospital Outpatient Services

      Effective August 1, 2000, Medicare began reimbursing hospitals for most outpatient services under an outpatient PPS basis (“OPPS”). OPPS groups similar clinical services into a single classification, known as an Ambulatory Payment Classification (“APC”). A payment rate is established for each APC. Depending on the services provided, hospitals may be paid for more than one APC per patient encounter. Hospitals are also eligible to receive additional payments for certain drugs and devices under outpatient APCs as well as certain outlier payments. The CMS final regulation for 2003 increases the overall OPPS payment to hospitals by an average of 3.7%. We believe, however, that other changes in the APC system may preclude hospitals from receiving the full benefit of the increase. We provide outpatient services subject to OPPS at our acute care facilities and some of our behavioral facilities.

Medicare Behavioral Health Services

      Certain behavioral hospitals that qualify as psychiatric hospitals or psychiatric units are excluded from inpatient PPS and are reimbursed for inpatient psychiatric services by the Medicare program based on the reasonable costs incurred to provide services, subject to a per discharge ceiling. The ceiling is calculated based on an annual allowable rate of increase over costs in a specific year. Capital related costs are exempt from this limitation and are reimbursed separately. In the Balanced Budget Act of 1997 (“BBA of 1997”), Congress significantly revised the Medicare payment provisions for PPS-excluded hospitals, including psychiatric hospitals. Effective for Medicare cost reporting periods beginning on or after October 1, 1997, different caps are applied to psychiatric hospitals’ allowable rate of increase depending on whether a hospital was excluded from PPS before or after that date. For psychiatric hospitals and units receiving payment before October 1, 1997, this provision for caps expired effective for cost reporting periods beginning after September 30, 2002. Congress also revised the rate-of-increase percentages for PPS-excluded hospitals and eliminated the new provider exemption for psychiatric hospitals. In addition, CMS implemented requirements applicable to psychiatric hospitals that share a facility or campus with another hospital. The Medicare, Medicaid and SCHIP Balanced Budget Refinement Act of 1999 (“BBRA of 1999”) required CMS to develop an inpatient psychiatric per diem effective for the federal fiscal year beginning October 1, 2002. On November 19, 2003, CMS proposed a rule to implement PPS for psychiatric hospitals and units. This new system will replace the current inpatient psychiatric payment system described above. The proposed rule designates that PPS under the new system will be effective for cost reports beginning on or after April 1, 2004. The plan will be implemented through a three year transition, ultimately phasing into 100% PPS (year one: 75% cost/25% PPS; year two: 50% cost/50% PPS; year three: 25% cost/75% PPS; year four: 100% PPS). We cannot predict whether or not the rule will actually be effective by April 1, 2004. The proposed new system will replace the current inpatient psychiatric payment system described above.

Medicare Rehabilitation Services

      A PPS for inpatient rehabilitation services provided by qualifying rehabilitation hospitals and rehabilitation units (“rehab PPS”) exists for Medicare cost reporting periods beginning on or after January 1, 2002. Hospitals and units with cost reporting periods beginning prior to October 1, 2002 could elect to be paid under PPS or a blend of PPS and the facility-specific payment rates. Cost reporting periods beginning on or after October 1, 2002 are paid under rehab PPS. Under rehab PPS, patients are classified into case mix groups based upon impairment, age, comorbidities and functional capability. Inpatient rehabilitation facilities are paid a predetermined amount per discharge based on the patient’s case mix group, as adjusted for geographic area wage levels, low-income patients, rural areas and high-cost outliers. For federal fiscal year 2003, payment rates were updated by the inpatient rehabilitation market basket index of 3%. For federal fiscal year 2004, CMS has proposed a payment rate update based on a market basket index of 3.3%. Payment rates are updated annually according to that year’s inpatient rehabilitation facility market basket. We currently own and operate one inpatient rehabilitation hospital and one inpatient rehabilitation unit.

Medicare Skilled Nursing Services

      Medicare historically reimbursed skilled nursing facilities on the basis of actual costs subject to certain limits. The BBA of 1997 required the establishment of a PPS for Medicare skilled nursing facilities under which facilities are paid a federal per diem rate for virtually all covered services. Payment rates are updated annually based on a skilled nursing facility market basket index. In federal fiscal year 2003, rates increased 2.6% based on a market basket of 3.1% minus 0.5%. For federal fiscal year 2004, CMS has proposed a market basket increase factor of 2.9%. The skilled nursing facility PPS was phased in over three cost reporting periods, starting with cost reporting periods beginning on or after July 1, 1998. We currently own and operate four skilled nursing units reimbursed under the skilled nursing facility PPS.

Medicare Home Health Agencies

      Since October 1, 2000, Medicare has reimbursed home health agencies under PPS. Under the home health PPS, home health agencies receive a standard payment (subject to several adjustments) for each sixty-day episode of care for a patient. We currently own and operate one home health agency.

Medicare Physician Services

      Medicare reimburses most physician services in accordance with a fee schedule which is updated annually. CMS recently updated the Medicare physician fee schedule which, effective March 1, 2003, CMS estimated would increase the physician payments by less than 2%. At September 30, 2003, we employed 320 physicians. Until this recent fee schedule increase, physicians had faced continued reductions in Medicare reimbursements. The physician fee schedule directly affects the reimbursement that we receive for physicians whom we employ and who reassign their Medicare benefits for the services that they provide to patients. If salaries paid to employed physicians are greater than the amount reimbursed by a payor, our results of operations will be adversely affected. We currently own and operate approximately twenty physician clinics in the Albuquerque market. The clinics that are associated with the original Lovelace Health System are considered “hospital-based” for Medicare reimbursement. This designation provides that the technical component of the clinic visit is reimbursed under the OPPS (APC) system. The remaining physician component is reimbursed under the fee schedule. The Sandia clinics are not considered “hospital-based,” and utilize the fee schedule as the basis for 100% of their Medicare reimbursement. Furthermore, clinic visits that result in an admission to one of our facilities within three days are reimbursed as part of the inpatient DRG payment.

Laboratory Reimbursement

      Laboratory reimbursement varies depending on where a test is originated. For hospital patients, the hospital pays the laboratory directly. For tests originating from a physician practice, a laboratory must bill the Medicare program directly and must accept the established fee schedule amount as payment in full for most tests performed on behalf of Medicare beneficiaries. In addition, state Medicaid programs are prohibited from paying more (and in most instances, pay significantly less) than Medicare would pay under the Medicare fee schedule. S.E.D. Medical Laboratories (“S.E.D.”) is part of our New Mexico operations and conducts over 1.5 million tests annually for patients.

Medicaid

      Medicaid programs are funded jointly by the federal government and the states and are administered by states under approved plans. Most state Medicaid program payments are made under a PPS or are based on negotiated payment levels with individual hospitals. Medicaid reimbursement is often less than a hospital’s cost of services. The federal government and many states periodically consider altering the level of Medicaid funding (including upper payment limits) in a manner that could adversely affect future levels of Medicaid reimbursement received by our hospitals. As permitted by law, certain states in which we operate have adopted broad-based provider taxes to fund their Medicaid programs.

      States have great flexibility in setting Medicaid rates. The BBA of 1997 repealed the Boren Amendment which required states’ Medicaid reimbursement rates to be reasonable and adequate for providers’ services. With the Boren repeal, states must meet less stringent provider payment conditions. In addition, the BBA of 1997 requires minimal procedural standards which, in essence, require states merely to obtain public input — but not public or CMS approval — prior to implementing new rates. Medicaid payment rates do not have to conform to any benchmark payment standards, and there is no prohibition against basing rates solely on state budgetary concerns.

Annual Cost Reports

      All hospitals participating in the Medicare and Medicaid programs, regardless of how they are paid, must meet certain financial reporting requirements. Federal and some state regulations require hospitals to submit annual cost reports covering the revenue, costs and expenses associated with Medicare and Medicaid services provided by each facility.

      Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be paid to our facilities under these reimbursement programs. These audits often require several years to reach the final determination of amounts due to our hospitals under these programs. Providers also have rights of appeal, and it is common to contest issues raised in audits of prior years’ reports.

Medicare and Medicaid Quality Improvement Organizations

      Under Medicare, hospitals are subject to review by independent entities known as “quality improvement organizations” or QIOs (which were previously referred to as “peer review organizations”). A QIO’s review of a hospital determines whether healthcare services provided under Medicare are reasonably and medically necessary, provided in the most effective and economic setting, and meet professionally accepted quality standards by considering such issues as the appropriateness of patient admissions and discharges, the validity of DRG classifications and the appropriateness of cases of extraordinary lengths of stay. QIOs that identify non-compliance with the applicable quality of care or medical necessity standards must recommend appropriate corrective or punitive action to the Department of Health and Human Services. Such action may include denial of payment, assessment of fines or exclusion from participation in the Medicare program. Each Medicare participating hospital is required to maintain an agreement with the QIO operating in its local area. We have contracted with QIOs, on behalf of our hospitals, in each state where our hospitals do business. Under Medicaid, states must undertake directly, or contract with QIOs or QIO-like entities to undertake, quality of care and medical necessity reviews of hospitals.

Managed Care

      Managed care providers, including health maintenance organizations and preferred provider organizations (collectively “MCOs”) are organizations that provide insurance coverage and a network of healthcare providers to members for a fixed monthly premium. To control costs, these organizations typically contract with hospitals and other providers for discounted prices, review medical services to ensure that no unnecessary services are provided, and channel patients to providers within their network of contracting providers. To attract additional patients, most of our hospitals offer discounts from established charges to large MCOs, including Blue Cross. We generally receive lower payments for similar services from managed care payors than from traditional commercial/ indemnity insurers. Managed care contracts are typically negotiated for one to two year terms although they are often terminable without cause.

Commercial Insurance

      Our hospitals provide services to individuals covered by traditional private healthcare insurance. Private insurance carriers make direct payments to such hospitals or, in some cases, reimburse their policyholders based upon the particular hospital’s established charges and the particular coverage provided in the insurance policy. Commercial insurers’ payment arrangements vary from DRG-based payment systems, per diems, case rates and percentages of billed charges.

Other Federal Regulation

      Participation in the Medicare and Medicaid programs is heavily regulated by statute and regulation. If a healthcare provider fails to substantially comply with the numerous conditions of participation in the Medicare and Medicaid programs or performs certain prohibited acts, such provider’s participation in the federal healthcare programs may be terminated. The provider may also be subject to termination and/or civil or criminal penalties for violations of certain provisions of the Social Security Act.

REGULATION AND LICENSING

Anti-kickback Statute

      A provision of the Social Security Act, known as the Anti-kickback Statute, prohibits providers, HMOs and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent of generating referrals or orders for services or items covered by a federal healthcare program. Courts have interpreted this statute broadly. Violations of the Anti-kickback Statute may be punished by a criminal fine of up to $25,000 for each violation or imprisonment, civil money penalties of up to $50,000 and damages of up to three times the total amount of the remuneration, and/or exclusion from participation in federal healthcare programs, including Medicare and Medicaid.

      The Office of Inspector General at the Department of Health and Human Services (“OIG”), among other regulatory agencies, is responsible for identifying and eliminating fraud, abuse and waste. The OIG carries out this mission through a nationwide program of audits, investigations and inspections. As authorized by Congress, the Department of Health and Human Services has published final safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-kickback Statute. Additionally, in order to provide guidance to healthcare providers, the OIG has from time to time issued “Special Fraud Alerts” that do not have the force of law, but identify features of arrangements or transactions that may indicate that the arrangements or transactions violate the Anti-kickback Statute or other federal healthcare laws. The OIG has identified several incentive arrangements, which, if accompanied by inappropriate intent, constitute suspect practices, including: (a) payment of any incentive by the hospital each time a physician refers a patient to the hospital, (b) the use of free or significantly discounted office space or equipment in facilities usually located close to the hospital, (c) provision of free or significantly discounted billing, nursing or other staff services, (d) free training for a physician’s office staff in areas such as management techniques and laboratory techniques, (e) guarantees which provide that, if the physician’s income fails to reach a predetermined level, the hospital will pay any portion of the remainder, (f) low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the hospital, (g) payment of the costs of a physician’s travel and expenses for conferences, (h) coverage on the hospital’s group health insurance plans at an inappropriately low cost to the physician, (i) payment for services (which may include consultations at the hospital) which require few, if any, substantive duties by the physician, or payment for services in excess of the fair market value of services rendered, (j) purchasing goods or services from physicians at prices in excess of their fair market value, or (k) “gainsharing,” the practice of giving physicians a share of any reduction in a hospital’s costs for patient care attributable in part to the physician’s efforts. The OIG has encouraged persons having information about hospitals who offer the above types of incentives to physicians to report such information to the OIG.

      In recent years, there has been an increase in government oversight of HMO insurance activities that in some cases have involved allegations that certain of these activities are implicated under the Anti-kickback Statute. Investigations have included inquiries into whether the coordination of benefit activities and classification of Medicare as a secondary payor might violate the Anti-kickback Statute.

      Currently there are safe harbors for various activities under specific circumstances, including the following: investment interests, space rental, equipment rental, practitioner recruitment, personal services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, ambulatory surgery centers and referral agreements for specialty services. We have a variety of financial relationships with physicians who refer patients to our hospitals. We also contract with physicians to provide services under a variety of financial arrangements such as employment contracts, leases, professional service agreements and practitioner recruitment arrangements. While we endeavor to comply with the applicable safe harbors, certain of our current arrangements may not qualify for safe harbor protection. The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the Anti-kickback Statute. The conduct and business arrangements, however, do risk increased scrutiny by government enforcement authorities. Although we believe that our arrangements with physicians have been structured to comply with current law and available interpretations, regulatory authorities that enforce these laws may determine that these financial arrangements violate the Anti-kickback Statute or other applicable laws. This determination could subject us to liabilities under the Anti-kickback Statute, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other federal healthcare programs.

Stark Law

      The Social Security Act also includes a provision commonly known as the “Stark Law.” This law prohibits physicians from referring Medicare and Medicaid patients to entities with which they or any of their immediate family members have a financial relationship if these entities provide certain designated health services that are reimbursable by Medicare, including inpatient and outpatient hospital services. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for prohibited relationships, civil monetary penalties of up to $15,000 per prohibited service provided and exclusion from the Medicare and Medicaid programs. There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. On January 4, 2001, CMS issued final regulations intended to clarify parts of the Stark Law and some of the exceptions to it. These regulations are considered the first phase of a two-phase process, with the remaining regulations to be published at an unknown future date. The phase one regulations generally became effective January 4, 2002. However, CMS has delayed the effective date of a portion of the phase one regulations related to whether percentage-based compensation is deemed to be “set in advance” for purposes of exceptions to the Stark Law. We cannot predict the final form that these regulations will take or the effect that the final regulations will have on our operations.

The Federal False Claims Act and Similar State Laws

      A factor affecting the healthcare industry today is the use of the Federal False Claims Act and, in particular, actions brought by individuals on the government’s behalf under the False Claims Act’s “qui tam,” or whistleblower, provisions. Whistleblower provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. When a defendant is determined by a court of law to be liable under the False Claims Act, the defendant may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Liability arises when an entity knowingly submits a false claim for reimbursement to the federal government. The False Claims Act defines the term “knowingly” broadly. Thus, although simple negligence will not give rise to liability under the False Claims Act, submitting a claim with reckless disregard to its truth or falsity constitutes “knowing” submission under the False Claims Act and, therefore, will qualify for liability. In some cases, whistleblowers and the federal government have taken the position that providers who allegedly have violated other statutes, such as the Anti-kickback Statute and the Stark Law, have thereby submitted false claims under the False Claims Act.

The Health Insurance Portability and Accountability Act of 1996

      The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) require the use of uniform electronic data transmission standards for eight transactions and related code sets including healthcare claims and payment transactions submitted or received electronically. These provisions are intended to improve the efficiency and effectiveness of the healthcare industry by enabling the efficient electronic transmission of certain health information. On August 17, 2000, CMS published final regulations establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations is required by October 16, 2003, although the government required us to submit a plan by October 16, 2002 showing how we plan to meet the transaction standards. We cannot predict the impact that final regulations, when fully implemented, will have on us.

      The Administrative Simplification Provisions also requires the Department of Health and Human Services (“HHS”) to adopt standards to protect the security and privacy of health-related information. HHS promulgated final regulations containing security standards on February 20, 2003. These final security regulations would require healthcare providers to implement administrative and physical safeguards to practices to protect the integrity, confidentiality and availability of electronically received, maintained or transmitted individually identifiable health-related information. In addition, HHS released final regulations containing privacy standards in December 2000. These privacy regulations are currently effective and extensively regulate the use and disclosure of individually identifiable health-related information and the patient’s rights to his or her health information. Compliance with the security regulations, which is required as of April 20, 2005, may impose significant additional costs on our facilities in order to comply with these standards. If we violate HIPAA, we may be subject to monetary fines and penalties, and criminal sanctions.

Regulation of Clinical Laboratory Operations

      The clinical laboratory industry is subject to significant federal and state regulation, including inspections and audits by governmental agencies. Governmental authorities may impose fines or criminal penalties or take other enforcement actions to enforce laws and regulations, including revoking a clinical laboratory’s right to conduct business. Changes in regulation may increase the costs of performing clinical laboratory tests or increase the administrative requirements of claims. The Clinical Laboratory Improvement Amendments of 1988, or CLIA, regulates virtually all clinical laboratories by requiring they be certified by the federal government to ensure that all clinical laboratory testing services are uniformly accurate, reliable and timely. CLIA also permits states to adopt regulations that are more stringent than federal law. The Drug Enforcement Administration, or DEA, regulates access to controlled substances used to perform drug abuse testing, and laboratories that use controlled substances must be licensed by the DEA. Clinical laboratories are further subject to federal, state and local regulations relating to the handling and disposal of regulated medical waste, hazardous waste and radioactive materials. Finally, transportation of infectious substances such as clinical laboratory specimens is subject to regulation by the Department of Transportation, the Public Health Service, the United States Postal Service and the International Civil Aviation Organization.

State Regulation

      All hospitals are subject to compliance with various state and local statutes and regulations and receive periodic inspection by state licensing agencies to review standards of medical care, equipment and cleanliness. Our hospitals must also comply with the conditions of participation and licensing requirements of state and local health agencies, as well as the requirements of municipal building codes, health codes and local fire departments. In granting and renewing licenses, a department of health considers, among other things, the physical buildings and equipment, the qualifications of the administrative personnel and nursing staff, the quality of care and continuing compliance with the laws and regulations relating to the operation of the facilities. State licensing of facilities is a prerequisite to certification under the Medicare and Medicaid programs. Various other licenses and permits are also required in order to dispense narcotics, operate pharmacies and operate certain equipment. A substantial amount of our operating costs are incurred in order to satisfy licensing laws, standards of the Joint Commission on the Accreditation of Healthcare Organizations and quality of care concerns. In addition, our facility costs are affected by the level of patient acuity, occupancy rates and local physician practice patterns, including length of stay judgments and number and type of tests and procedures ordered. Our ability to control or influence these factors which affect costs is, in many cases, limited.

     Certificates of Need

      The construction of new facilities, the acquisition or expansion of existing facilities and the addition of new services and expensive equipment at our facilities may be subject to state laws that require prior approval by state regulatory agencies. These certificate of need laws, commonly referred to as “CON laws,” generally require that a state agency determine the public need and give approval prior to the construction or acquisition of facilities or the addition of new services. If we fail to obtain necessary state approval, we will not be able to expand our facilities, complete acquisitions or add new services in these states. Violation of these state laws may result in the imposition of civil sanctions, denial of reimbursement or the revocation of hospital licenses. In some states, exceptions to CON laws have been created permitting physician groups and others to establish competing facilities and services without complying with the same requirements that apply to facilities such as ours.

Corporate Practice of Medicine/Fee Splitting

      Some of the states in which we operate have laws that prohibit corporations and other entities from employing physicians and practicing medicine for a profit or that prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, particular providers for medical products and services. Possible sanctions for violation of these restrictions include loss of license and civil and criminal penalties. In addition, agreements between the corporation and the physician may be considered void and unenforceable. These statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

Other State Laws

      Many states in which we operate also have laws that prohibit payments to physicians for patient referrals similar to the Anti-kickback Statute and self-referral legislation similar to the Stark Law, in each case discussed under “Reimbursement and Payment — Other Federal Regulation” above. The scope of these state laws is broad, since they can often apply regardless of the source of payment for care, and little precedent exists for their interpretation or enforcement. These statutes typically provide for criminal and civil penalties as well as loss of facility licensure. A number of states in which we operate have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court.

Emergency Medical Treatment and Active Labor Act

      All of our facilities are subject to the Emergency Medical Treatment and Active Labor Act (“EMTALA”). This federal law requires any hospital that participates in the Medicare program to conduct an appropriate medical screening examination of every person who presents a hospital’s dedicated emergency department for treatment and, if the patient is suffering from an emergency medical condition, to either stabilize that condition or make an appropriate transfer of the patient to a facility that can handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of a patient’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer a patient or if the hospital delays appropriate treatment in order to first inquire about the patient’s ability to pay. Violators can be assessed civil money penalties of $50,000 and face termination of their Medicare provider agreement for negligently violating the Act. In addition, an injured patient, the patient’s family or a medical facility that suffers a financial loss as a direct result of another hospital’s violation of the law can bring a civil suit against the hospital on a strict liability basis.

      On September 9, 2003, the CMS published a final rule clarifying hospital obligations under EMTALA (“Final Rule”), which became effective November 10, 2003. The Final Rule clarifies that in addition to emergency rooms, hospital labor and delivery areas, hospital psychiatric wards, and urgent care centers operated by hospitals that “hold themselves out” as providing emergency care would likely qualify as dedicated emergency departments and thus be subject to EMTALA requirements. Such EMTALA obligations will exist even if an individual presents to a dedicated emergency department, other than the general emergency room, with a condition that the dedicated emergency department is not equipped to handle (i.e., a patient presents in labor to a psychiatric ward). Additionally, the Final Rule states that “hospital property” does not include physician offices, rural health clinics, skilled nursing facilities, other entities that participate in Medicare separately from the hospital, and businesses such as restaurants, shops and other non-medical concerns. The Final Rule also indicates that EMTALA does not apply elsewhere on on-campus hospital property other than a dedicated emergency department unless emergency services are requested.

      Under the Final Rule, CMS gives hospitals discretion to develop their on-call lists in a way that best meets the needs of their communities. A hospital is not required to have 24 hour coverage in all specialties if it cannot reasonably do so. Hospitals must have written policies and procedures to respond to situations when a particular specialty is not available or the on-call physician cannot respond due to circumstances beyond his or her control.

HMO Regulation

      Our health plan is licensed to operate as an HMO in New Mexico, where it is regulated by the Insurance Division of the New Mexico Public Regulation Commission. We must demonstrate to the state that we have an adequate provider network, that our quality and utilization management processes comply with state requirements and that we have a procedure in place for responding to member and provider complaints and grievances that complies with state regulations. We also must meet statutory requirements for processing providers’ claims in a timely fashion and collect and analyze the information needed to manage our quality improvement activities. In addition, we must satisfy the state that we have the financial resources necessary to pay our anticipated medical care claim expenses and that we maintain the infrastructure needed to account for our costs.

      Our HMO is required to report quarterly and annually on its financial performance to New Mexico’s insurance division. We also undergo periodic examinations by the state, generally every three or four years. Our HMO must also obtain approval from the state before declaring dividends in excess of certain thresholds. In addition, we must maintain a net worth in an amount determined by statute and/or regulation, and we may only invest in securities approved by the state. Any acquisition of another plan’s members must also be approved by the state.

Medicaid

      Our Medicaid activities are regulated by the New Mexico Human Services Department (“HSD”). HSD requires demonstration of similar capabilities as those mentioned above and performs periodic audits of our HMO’s quality and performance, usually annually. Our Medicaid contract with New Mexico was for an initial term of two years, ending on June 30, 2003, and has been extended to June 30, 2005. We are paid a fixed per member per month premium by the state. Our HMO is subject to periodic reporting and comprehensive quality assurance evaluations. We submit periodic utilization reports and other information to the state. We do not enroll members directly, and are permitted to market only in accordance with state guidelines.

Medicare

      Our HMO operates a Medicare+Choice plan pursuant to a contract with CMS under the Department of Health and Human Services, and this contract is subject to the applicable federal laws and regulations. Our Medicare+Choice members receive their Medicare benefits from our HMOs rather than directly from the federal government under the usual Medicare Part A and Part B programs. CMS has the right to audit HMOs operating under Medicare contracts to determine their compliance with CMS’s contracts and regulations and the quality of care being rendered to the HMOs Medicare members.

      In 1997, the federal government passed legislation related to Medicare+Choice that, among other things, provides for a minimum annual premium increase of two percent. The legislation also requires us to pay a user fee to reimburse CMS for costs incurred to disseminate enrollment information. The federal government also announced in 1999 that it planned to begin to phase in risk adjustments to its premium payments which will occur over several years. Congress has subsequently lengthened this timetable to allow the risk adjusted mechanism to be fully implemented by 2007. In addition, this program is annually the subject of legislation in Congress and we cannot predict what additional rules and requirements may be enacted that will impact our business. The contract to participate in the Medicare+Choice program could also, under certain circumstances, be terminated by the federal government or by us.

HIPAA

      All HMOs are subject to HIPAA which generally requires HMOs to:

•	establish the capability to receive and transmit electronically certain administrative healthcare transactions, like claims payments, in a standardized format;

•	afford privacy to patient health information; and

•	protect the privacy of patient health information through physical and electronic security measures.

      We expect to achieve substantial compliance with HIPAA by the applicable deadlines. However, given its complexity, the possibility that the regulations may change and may be subject to changing, and perhaps conflicting interpretation, our ability to comply with all of the HIPAA requirements is uncertain. Further, due to the evolving nature of the HIPAA requirements, we have not yet determined what our total compliance costs will be.

ERISA

      The provision of services to certain employee health benefit plans is subject to ERISA, a complex set of laws and regulations subject to interpretation and enforcement by the Department of Labor. ERISA regulates certain aspects of the relationships between us and employers who maintain employee benefit plans subject to ERISA. Some of our administrative services and other activities are subject to regulation under ERISA. Of particular application are the regulations recently adopted by the Department of Labor that revise claims procedures for employee benefit plans governed by ERISA (insured and self-insured), effective for claims filed on or after July 1, 2002.

Healthcare Reform

      In recent years, various legislative proposals have been introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. Many states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and change private healthcare insurance. Most states have applied for and been granted federal waivers from current Medicaid regulations to allow them to serve some or all of their Medicaid participants through managed care providers.

      The federal government and many states are considering additional legislation and regulations related to healthcare plans, including, among other things:

•	increasing the funding levels for Medicare+Choice products;

•	requiring coverage of experimental procedures and drugs and liberalized definitions of medical necessity;

•	limiting control of the utilization review and cost management and cost control initiatives of managed care plans;

•	requiring that mental health benefits be treated the same as medical benefits;

•	exempting physicians from the antitrust laws that prohibit price fixing, group boycotts and other horizontal restraints on competition;

•	regulating premium rates, including prior approval of rate changes by regulatory authorities;

•	changing the government programs for the uninsured or those who need assistance in paying premiums, including potential mandates that all HMOs or insurers must participate;

•	implementing a state-run single payor system that would partially or largely obviate the current role of private health insurers or HMOs; and

•	restricting or eliminating the use of formularies for prescription drugs.

      In addition, Congress is currently considering a comprehensive package of requirements applicable to managed care plans called the “Patients’ Bill of Rights” legislation, that could expand our potential exposure to lawsuits. It could expose us to unlimited economic damages, and certain punitive damages, for making a determination denying benefits or for delaying members’ receipt of benefits as a result of so-called “medical necessity” and other coverage determinations. The House of Representatives and the Senate still need to resolve their own differences, including such matters as the amount of allowable lawsuit damages, whether cases would be governed by federal or state law, and whether such actions would be brought in federal or state courts. We cannot predict whether the Patients’ Bill of Rights will be enacted or what form such law might take.

      Congress is also considering significant changes to the Medicare program. In addition, long-term structural changes to the Medicare program, including the addition of a prescription drug benefit, are currently being considered by Congress and the current White House administration.

      The proposed regulatory and legislative changes described above, if enacted, could increase healthcare costs and administrative expenses, reduce Medicare reimbursement rates and otherwise adversely affect our business, financial condition and results of operations. We cannot predict whether any of this proposed legislation will be enacted. See “Risk Factors — Risks Relating to Our Business — Recently enacted or proposed legislation, regulations and initiatives could materially and adversely affect our business by increasing our operating costs, reducing our health plan membership or subjecting us to additional litigation.”

Revenue Ruling 98-15

      In March 1998, the Internal Revenue Service issued guidance regarding the tax consequences of certain joint ventures between for-profit and not-for-profit hospitals. We have not determined the impact of the tax ruling on the development of future ventures. The tax ruling could limit joint venture development with not-for-profit hospitals.

MANAGEMENT

      We are a wholly-owned subsidiary of Ardent Health Services LLC and, as a result, are controlled by our parent. The discussion of management set forth below includes information for both our management and management of our parent.

Executive Officers and Managers of Our Parent

      The following table sets forth information with respect to the executive officers and managers of our parent:

Name	Age	Position

David T. Vandewater	52	President, Chief Executive Officer and Manager
Jamie E. Hopping	50	Chief Operating Officer and Manager
R. Dirk Allison	47	Chief Financial Officer and Manager
Vernon S. Westrich	52	Executive Vice President, Behavioral Health Group
Stephen C. Petrovich	37	Senior Vice President, General Counsel and Secretary
Norman P. Becker	47	President and Chief Executive Officer of Lovelace Sandia Health System
Russell L. Carson	59	Manager and Chairman of the Board
Norman Brownstein	60	Manager
David C. Colby	49	Manager
Colleen Conway-Welch	59	Manager
Carlos A. Ferrer	49	Manager
D. Scott Mackesy	34	Manager
Kenneth J. Melkus	57	Manager

      David T. Vandewater, President, Chief Executive Officer and Manager. Mr. Vandewater joined Behavioral Healthcare Corporation, or BHC, our parent’s predecessor, as Chairman in February 2001 and was named President and Chief Executive Officer of our parent in September 2001. Prior to joining BHC, Mr. Vandewater was a private investor and consultant from July 1997 until February 2001. During that time, Mr. Vandewater worked with Welsh Carson Anderson & Stowe, referred to as Welsh Carson, as a consultant to United Surgical Partners International Inc. to identify, analyze and review international hospital acquisitions. From 1990 to 1997, Mr. Vandewater served as President and Chief Operating Officer of HCA, Inc. (formerly known as Columbia/HCA Healthcare Corporation), an acute care hospital company, with responsibility for operations as the company grew, through both internal means and acquisitions, from $100 million to over $20 billion in revenue.

      Jamie E. Hopping, Chief Operating Officer and Manager. Ms. Hopping joined our parent in July 2002 with ultimate responsibility for the operations of the acute care and behavioral health groups. Prior to joining our parent, Ms. Hopping served as President and Chief Operating Officer of Alliance Imaging, Inc. from November 2000 to June 2002. From 1997 to October 2000, Ms. Hopping was an independent consultant to various healthcare providers including Catholic Health East and Quorum Health Resources. Prior to that, she spent seven years at HCA, Inc. (formerly known as Columbia/HCA Healthcare Corporation), most recently as President of the Western Group, which included 60 hospitals in 13 states.

      R. Dirk Allison, Chief Financial Officer and Manager. Effective December 1, 2003, R. Dirk Allison joined Ardent as Executive Vice President, Chief Financial Officer and Manager. From 1999 to November 2003, Mr. Allison served as Executive Vice President, Chief Financial Officer and Treasurer for Renal Care Group, Inc. which provides dialysis services to patients with chronic kidney failure, through outpatient dialysis centers and also in hospitals. From 1997 until 1999, Mr. Allison was President and Chief Executive Officer of MedSynergies, Inc., a physician practice management company specializing in eye care based in Dallas, Texas. From 1995 until 1997, Mr. Allison was President and Chief Executive Officer of Capstone Pharmacy Services, Inc., a public institutional pharmacy company with more than

40 pharmacies. From 1993 until 1995, Mr. Allison was President and Chief Executive Officer of PremierPharmacy, Inc., an institutional pharmacy company that was sold to Capstone Pharmacy Services, Inc.

      Vernon S. Westrich, Executive Vice President. Mr. Westrich joined BHC in January 1999 and currently heads the behavioral health group. From 1987 to December 1998, Mr. Westrich was with Charter Behavioral Health Systems, LLC, a behavioral healthcare company, where he held various leadership positions which included acting as the Chief Operating Officer for the operation of 92 behavioral healthcare facilities.

      Stephen C. Petrovich, Senior Vice President, General Counsel and Secretary. Mr. Petrovich joined BHC in March 2000 as Vice President and General Counsel and was promoted to Senior Vice President in May 2001. Prior to joining BHC, Mr. Petrovich served as Chief Litigation Counsel for Charter Behavioral Health Systems, LLC from 1997 to February 2000.

      Norman P. Becker, President and Chief Executive Officer of Lovelace Sandia Health System. Mr. Becker joined us in May 2003 as President and Chief Executive Officer of Lovelace Sandia Health System. From March 1996 through April 2003, Mr. Becker served as President and Chief Executive Officer for Blue Cross Blue Shield of New Mexico, a health insurance company.

      Russell L. Carson, Manager and Chairman of the Board. Mr. Carson co-founded Welsh, Carson, Anderson & Stowe, referred to as Welsh Carson, in 1979 and has focused on healthcare investments. Welsh Carson is one of the largest private equity firms in the United States and is focused exclusively on investments in the healthcare, information technology and telecommunications industries. Welsh Carson has created 12 institutionally funded limited partnerships with total capital of $11 billion and has invested in more than 200 companies. Mr. Carson also serves as a director of Select Medical Corporation and U.S. Oncology, Inc.

      Norman Brownstein, Manager. Mr. Brownstein is a founding member and Chairman of the Board of Brownstein Hyatt and Farber, P.C., a law firm, where his practice extends to the telecommunications, financial services, real estate and healthcare industries. Mr. Brownstein has been a member of Brownstein Hyatt and Farber P.C., since 1968. Mr. Brownstein is a presidential appointee to the United States Holocaust Museum and a director of Wyndam International, as well as several private companies.

      David C. Colby, Manager. Mr. Colby has been Executive Vice President and Chief Financial Officer for WellPoint Health Networks, Inc., one of the nation’s largest publicly traded managed healthcare companies, since September 1997. From April 1996 until August 1997, Mr. Colby was Executive Vice President, Chief Financial Officer and Director of American Medical Response, Inc., a healthcare services company focusing on ambulance services and emergency physician practice management. From July 1988 until March 1996, Mr. Colby was with HCA, Inc., most recently serving as Senior Vice President and Treasurer.

      Colleen Conway-Welch, Manager. Ms. Conway-Welch has been certified as a Nurse-Midwife since 1971 and since January 1984 has been Professor and Dean of Vanderbilt University School of Nursing. She has been active in nursing practice and nursing education for over three decades. Ms. Conway-Welch has published extensively, served on President Reagan’s Commission on the HIV Epidemic in 1988, and the National Bipartisan Commission on the Future of Medicare in 1998. She is a member of the Institute of Medicine and a director of Pinnacle Bank, RehabCare Group and Caremark Rx, Inc.

      Carlos A. Ferrer, Manager. Mr. Ferrer co-founded Ferrer, Freeman & Company, LLC, referred to as Ferrer Freeman, in 1995, a private equity capital group with over $500 million under management and focused exclusively in the healthcare industry. Previously he was a Managing Director at Credit Suisse First Boston. From 1982 through 1995, he developed and served as Head of CSFB’s Healthcare Investment Banking Group. He is Vice Chairman of the Board of the Cancer Research Institute and a director of Amerigroup Corporation and several other private companies.

      D. Scott Mackesy, Manager. Mr. Mackesy joined Welsh Carson in 1998 and is a General Partner focusing on investments in the healthcare industry. Prior to joining Welsh Carson, Mr. Mackesy was a Vice President and Senior Research Analyst at Morgan Stanley Dean Witter where he was responsible for coverage of the facilities-based healthcare services sector. Mr. Mackesy is a director of LabOne, Inc., and United Surgical Partners International Inc., as well as several private companies.

      Kenneth J. Melkus, Manager. Since December 1996, Mr. Melkus has served as a consultant to Welsh Carson. Since December 1996, Mr. Melkus has been the controlling and sole member of Reliance Health Group, LLC, a healthcare consulting company. From its founding in 1993 to its sale in 1996, Mr. Melkus served as Chairman of the Board and Chief Executive Officer of HealthWise of America, Inc., an operator of health maintenance organizations. From 1986 until 1993, Mr. Melkus served as Vice Chairman and President of Surgical Care Affiliates, Inc., an operator of outpatient surgery centers. Mr. Melkus is also a director of Accredo Health, Incorporated.

Our Executive Officers and Directors

      Messrs. Allison and Petrovich are the sole members of our board of directors. Our executive officers are the same as the executive officers of our parent.

Board of Managers

      General. Our parent’s board of managers has, subject to the terms of our parent’s limited liability company agreement, general supervision, direction and control of the parent’s business and the full power and authority and absolute discretion to conduct that business. In addition, except as otherwise provided for in the limited liability company agreement, the board has the sole power and authority to act on all matters that require the approval of the members of the parent (so that the approval of the board will constitute all required member approval) and no member has any right to vote on such matter and such acts are subject only to the approval of the board. Other than in connection with conversion of the parent into corporate form pursuant to the limited liability company agreement, a merger or consolidation with or into any other person or the sale of all or substantially all of the parent’s assets, will require the approval of both the board and a majority in interest of the members holding common units.

      Our parent’s limited liability company agreement provides that our parent’s board of managers shall consist of at least six members as follows:

•	three managers designated by Welsh Carson;

•	one manager designated by Ferrer Freeman;

•	the president and chief executive officer; and

•	one independent manager designated by a majority in interest of our parent’s members holding common units.

      The board of managers may increase its size for the purpose of adding additional independent managers. However, if it chooses to do so, Welsh Carson has the right to designate one additional manager for each additional independent manager so added. Subsequent to the designation of the initial board of managers, the board elected Ms. Hopping, Mr. Colby and Mr. Allison to serve as managers of the board. Although Welsh Carson chose not to immediately appoint three additional managers, Welsh Carson reserved its right to designate three additional managers at any time in the future. Welsh Carson and Ferrer Freeman each have the right to designate managers to the board for as long as they remain a member of our parent.

      Compensation. The managers, other than those employed by our parent or a subsidiary thereof, are entitled to receive the following compensation for serving as managers of our parent:

•	cash compensation of $3,000 each quarter, plus $1,500 for each board meeting attended and $1,500 for each committee meeting attended;

•	reimbursement for reasonable out-of-pocket expenses incurred in attending board meetings;

•	the grant of an option to acquire 25,000 common units of our parent, granted upon election to the board; and

•	the grant of an additional option to acquire 10,000 common units of our parent, granted on each anniversary date of the manager’s election to the board.

      Committees of the Board of Managers. Our parent’s board of managers has an audit committee, a compensation committee and an executive committee. The audit committee consists of Mr. Colby, Ms. Conway-Welch and Messrs. Ferrer and Melkus. The audit committee assesses, reports and makes recommendations to the board of managers regarding our parent’s and its subsidiaries’ independent auditors, financial statements, internal audit activities and legal compliance.

      The compensation committee consists of Messrs. Brownstein, Ferrer and Mackesy. The primary functions of the compensation committee are (i) to review our parent’s compensation practices and to recommend or approve the compensation paid to executive officers and (ii) to propose payments under our parent’s incentive plan and to administer our parent’s option and restricted unit purchase plans.

      The executive committee consists of Messrs. Carson, Ferrer, Mackesy and Vandewater. Subject to specific exceptions, the executive committee may execute the duties of the board of managers when the full board is not meeting. The executive committee cannot declare dividends, issue ownership units of our parent, recommend any action that requires a vote of the members of our parent, alter, amend or repeal any resolution of the full board of managers relating to the executive committee or take any action which only the full board of managers may legally undertake.

Indemnification of Managers and Officers

      Our parent has entered into agreements to indemnify its managers and executive officers. Under these agreements, our parent is obligated to indemnify its managers and executive officers to the fullest extent permitted under the Delaware Limited Liability Company Act and all other applicable laws for expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by them in any action or proceeding arising out of their services as a manager or executive officer. Our parent believes these agreements are helpful in attracting and retaining qualified managers and executive officers.

Executive Compensation

      The information under this heading relates to the compensation paid to each person who served as the Company’s Chief Executive Officer during the year and the four executive officers of Ardent Health Services LLC who were, based on such compensation, the most highly compensated executive officers for the year ended December 31, 2002 (collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation
				Securities
		Salary	Bonus	Underlying	All Other
Name and Principal Position	Year	($)	($)(1)	Options (#)	Compensation ($)

David T. Vandewater
Chief Executive Officer	2002	$349,995	$175,000	981,500	$6,395	(2)
Vernon S. Westrich
President, Behavioral Division	2002	$320,728	$320,734	75,000	$5,438	(3)
William P. Barnes
Chief Financial Officer(4)	2002	$207,796	$124,680	0	$6,000	(5)
Jamie E. Hopping(6)
Chief Operating Officer	2002	$199,997	$2,475,000 (7)	885,443	$32,404	(8)
Stephen C. Petrovich
Sr. Vice Pres. and General Counsel	2002	$189,897	$113,760	10,000	$5,288	(9)

(1)	Although performance targets were not met under the Company’s incentive compensation plan, the Board approved additional compensation for selected individuals.

(2)	Consists of $6,395 term life insurance premium.

(3)	Consists of $5,438 employer 401(k) match.

(4)	Mr. Barnes was the Company’s Chief Financial Officer until November 30, 2003. As of December 1, 2003, Mr. R. Dirk Allison was appointed as the Company’s Executive Vice President and Chief Financial Officer. Mr. Allison also serves as a member of our parent’s board of managers.

(5)	Consists of $6,000 employer 401(k) match.

(6)	Ms. Hopping commenced employment with Ardent in July 2002.

(7)	Includes $2,400,000 additional compensation to compensate Ms. Hopping for stock options and other compensation forfeited by reason of Ms. Hopping’s termination of her employment with her prior employer.

(8)	Includes $28,997 relocation expense reimbursement and $3,407 employer 401(k) match.

(9)	Consists of $5,288 employer 401(k) match.

      The following table sets forth information concerning the stock options granted to the Named Executive Officers in 2002:

Option Grants in Fiscal Year 2002

	Individual Grants
						Potential Realizable Value
	Number of					at Assumed Annual Rates
	Securities		Percent of Total			of Stock Price
	Underlying		Options			Appreciation for Option
	Options		Granted to	Exercise of		Term(1)
	Granted		Employees in	Base Price	Expiration
Name	(#)		Fiscal Year	($/Sh)	Date	5%($)	10%($)

David T. Vandewater	3,749	(1)	0.2	$3.43	08/05/12	8,087	20,494
	977,751	(1)	44.9	$4.50	12/30/12	2,767,061	7,012,275
Vernon S. Westrich	75,000	(1)	3.4	$3.43	09/01/12	161,783	409,990
William P. Barnes	—		—	—	—	—	—
Jamie E. Hopping	87,463	(1)	4.0	$3.43	07/01/12	188,667	478,120
	431,229	(1)	19.8	$3.43	07/01/02	930,208	2,357,329
	94	(1)	0.0	$3.43	08/05/12	203	514
	366,657	(1)	16.8	$4.50	12/30/12	1,037,649	2,629,606
Stephen C. Petrovich	10,000	(1)	0.5	$3.43	09/01/12	21,571	54,665

(1)	Options were granted pursuant to the Second Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan and become exercisable in four equal installments on each of the first four anniversaries of the grant.

      The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

Aggregated Option Exercises in Last Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised
			Options at Fiscal Year-End		Value of Unexercised In-the
			2002 (Both In- and At-the-		Money Options at Fiscal
	Shares		Money)		Year-End (1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David T. Vandewater	0	0	287,486	1,843,958	$307,610	$926,841
Vernon S. Westrich	0	0	25,000	100,000	$26,750	$107,000
William P. Barnes	0	0	23,750	71,250	$25,413	$76,238
Jamie E. Hopping	87,463	0	0	797,980	0	$461,516
Stephen C. Petrovich	0	0	10,000	40,000	$10,700	$42,800

(1)	Value of options has been calculated using a current share value of $4.50.

Employment Agreements

      David T. Vandewater. On January 30, 2002, we entered into a letter agreement with Mr. Vandewater outlining his relationship with the company and his employment as President and Chief Executive Officer. Our parent’s agreement with Mr. Vandewater provides, among other things, for a base salary of $350,000 subject to annual review, annual performance-based bonus compensation of up to a maximum of 100% of his base salary, a five-year life insurance policy of five million dollars and a disability benefit equal to 100% of his annual salary. Pursuant to this letter agreement, Mr. Vandewater received additional compensation of $175,000 for the year ended December 31, 2002 representing 50% of Mr. Vandewater’s base salary in effect as of December 31, 2002.

      Mr. Vandewater also has been granted options allowing him to purchase up to 4% of the outstanding common equity of our parent. Mr. Vandewater’s options will be adjusted, as appropriate, for any reclassification, split, dividend, combination, subdivision, conversion or similar change in the equity interests of our parent. This option terminates on the earlier to occur of the closing of a registered initial public offering by our parent of its equity securities, with net cash proceeds to our parent of at least $75 million or a change in control of our parent. If Mr. Vandewater is still employed by our parent at the time of an initial public offering as described above, our parent will offer him a five-year employment agreement on mutually agreed upon terms.

      Jamie E. Hopping. On June 1, 2002, we entered into a three-year employment agreement with Ms. Hopping that provides for annual base compensation of $400,000 or a higher salary on the approval of the board. Ms. Hopping is also eligible for a performance bonus of up to 75% of her base salary if certain objectives are met and pursuant to our executive compensation plan and 125% of 75% of her base salary if certain objectives are exceeded by 10% or more. In addition, Ms. Hopping received additional compensation of $2.4 million pursuant to this employment agreement, to compensate Ms. Hopping for stock options and other compensation forfeited by reason of the termination of Ms. Hopping’s employment with her prior employer. Ms. Hopping received a bonus of $75,000 for the seven-month period ended December 31, 2002.

      At the time we employed Ms. Hopping, she resided in Dallas, Texas. Under her employment agreement we reimbursed Ms. Hopping’s and her spouse’s weekly travel expenses between Dallas and Nashville, temporary housing expenses and relocation expenses to Nashville.

      If we terminate this employment agreement other than for cause, or in the event of a change of control of us, Ms. Hopping would be entitled to receive three times her highest salary level during the term of this agreement and the cash equivalent of three years of her fringe benefits paid over a thirty-six month period.

      R. Dirk Allison. On December 1, 2003, we entered into a three-year employment agreement with Mr. Allison that provides for annual base compensation of $400,000 or a higher salary approved by the board. Mr. Allison is also eligible for a performance bonus of 75% of his base salary if certain objectives are met pursuant to our incentive compensation plan and 125% of 75% of his base salary if certain objectives are exceeded by 10% or more. In addition, the employment agreement provided for the payment to Mr. Allison of a one-time employment acceptance bonus of $700,000. If we terminate this employment agreement other than for cause, or in the event of a change of control of us, Mr. Allison will receive as severance compensation three times his highest salary during the term of the employment and the cash equivalent of three years of his fringe benefits paid over a thirty-six month period.

      Vernon S. Westrich. On September 13, 2001, we entered into an employment agreement with Mr. Westrich with an initial term expiring on December 31, 2003. His employment agreement provides for annual base compensation of $312,934 or a higher salary on the approval of the board. Mr. Westrich is also eligible for a performance bonus of up to 75% of his base salary if certain objectives are met and pursuant to our executive compensation plan and 125% of 75% of his base salary if certain objectives are exceeded by 10% or more. Mr. Westrich was paid a base salary of $320,727 for the year ended December 31, 2002 and was paid additional compensation of $320,734, representing approximately 100% of his base salary. If we do not renew this agreement or terminate this employment agreement other than for cause, or in the event of a change in control of us, Mr. Westrich will receive as severance compensation $917,800 paid over twenty-four months.

      Norman P. Becker. On May 5, 2003, we entered into a three-year employment agreement with Mr. Becker that provides for annual base compensation of $300,000 or a higher salary on the approval of the board. Mr. Becker is also eligible for a performance bonus of 75% of his base salary if certain objectives are met and pursuant to our executive compensation plan and 125% of 75% of his base salary if certain objectives are exceeded by 10% or more. If we do not renew this agreement or terminate this employment agreement other than for cause, or in the event of a change of control of us, Mr. Becker will receive as severance compensation one and one-half times his highest salary level during the term of this agreement and the cash equivalent of eighteen months of his benefits, payable over a period of eighteen months.

Amended and Restated Option and Restricted Unit Purchase Plan

      General. Individuals who are employed by or are performing services for our parent or any of its subsidiaries, including our parent’s executive officers and managers, are eligible to receive awards or options under our Second Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan (the “Option Plan”). The Option Plan is administered by the compensation committee of our parent’s board of managers.

      Both common units and redeemable preferred units of our parent can be granted under the Option Plan. The maximum number of common units available under the Option Plan is 4,301,224, plus 12% of the number of new common units of our parent, calculated on a fully diluted basis, that are issued after January 30, 2002 but prior to an initial public offering of common units that results in net proceeds of at least $75 million (excluding units issued under the Subscription Agreement, dated as of September 25, 2001, among our parent, Welsh Carson and the several purchasers listed on Annex I thereto, Ferrer Freeman, and BAC). The maximum number of redeemable preferred units that can be issued under the Option Plan is 48,182, all of which have been issued.

      The Option Plan will terminate on August 3, 2011 unless terminated sooner by our parent’s board of managers.

      Units acquired upon exercise of options under the Option Plan are subject to a right of repurchase in favor of our parent upon termination of the participant’s employment with our parent and its affiliates. Participants who are officers, directors or managers of our parent or any of its affiliates or who are consultants to our parent or any of its affiliates (collectively, “Specified Employees”) who are terminated for “cause” may be required to sell any units purchased by them upon exercise of an option to our parent for a purchase price equal to the lesser of the fair market value of the units or the price paid by the holder to acquire the units. Participants (other than Specified Employees) who are terminated for “cause” may be required to sell any units purchased by them upon exercise of an option to our parent for a purchase price equal to the price paid by the holder to acquire the units. For all other terminations, our parent may pay the fair market value of the units at the time of repurchase. Certain of the repurchase rights in respect of units acquired by participants other than Specified Employees lapse at the rate of 20% per year over the five years from the date the option is originally granted to such participants and terminate in the event that our parent’s securities become publicly traded. In addition, the terms of options or awards specified by the committee may provide for a right of first refusal in favor of our parent or other repurchase rights.

      Stock Options held by Mr. Vandewater, Ms. Hopping and Mr. Allison. Mr. Vandewater, Ms. Hopping and Mr. Allison each have the right, pursuant to grants made by our parent’s board of managers, to acquire common units under the Option Plan. The option agreements of Mr. Vandewater, Ms. Hopping and Mr. Allison contain provisions that increase the number of common units subject to their respective options as the number of common units issued by our parent increases. Under his letter agreement described above, Mr. Vandewater is entitled to acquire up to 4% of the outstanding common units. Under their option agreements, Ms. Hopping and Mr. Allison are each entitled to acquire 1.5% of the outstanding common units.

Incentive Compensation Program

      Our parent’s board of managers approves our incentive compensation program each year. This program rewards our employees, including our executive officers, based on whether we and the employee meet the incentive targets set by the board of managers each year and other employee-specific criteria. Employees are only compensated pursuant to this program after our auditors have completed our year-end audit. We do not make any payments under this program if we do not meet our financial objectives although the board has, in the past, awarded additional compensation (not pursuant to the plan) to reward good performance even when the company’s financial objectives were not met.

BENEFICIAL OWNERSHIP OF OUR PARENT

      The following table provides information, as of December 5, 2003, about the ownership of our common units by (1) each person who we know to be the beneficial owner of more than 5% of the outstanding common units, (2) each of our managers and executive officers and (3) all of our managers and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have, to our knowledge, sole voting and investment power with respect to all units owned by them, except to the extent such power is shared by a spouse under applicable law. Holders of redeemable preferred units are entitled to vote such units only when required by applicable law. Information regarding our institutional holders and their beneficial ownership of our parent units is based upon information provided to us by such holders.

	Outstanding	Number of		Percent of
	Redeemable	Common Units	Percent of	Common Units
	Preferred	Beneficially	Preferred	Beneficially
Name of Beneficial Owner	Units	Owned	Units Owned	Owned

BancAmerica Capital Investors I, L.P.(1)(2)	1,457,726	2,939,948	5.18%	5.15%
FFC Executive Partners II, L.P.(3)(4)	31,039	62,584	*	*
FFC Partners II, L.P.(3)(4)	2,155,549	4,346,227	7.65	7.62%
WCAS Capital Partners III, L.P.(5)(6)	0	1,030,928	*	1.81%
WCAS Healthcare Partners, L.P.(5)(6)	182,305	182,305	*	*
WCAS Management Corporation(5)(6)	0	889	*	*
WCAS IX(5)(6)	20,986,392	42,561,281	74.52	74.62%
R. Dirk Allison	0	88,889	*	*
Norman Brownstein(7)	58,320	251,098	*	*
Russell L. Carson(6)(7)	95,844	228,065	*	*
David C. Colby(7)	0	0	*	*
Colleen Conway-Welch(7)	0	15,000	*	*
Carlos A. Ferrer(4)	0	0	*	*
Jamie Hopping(7)	0	195,294	*	*
Scott Mackesy(6)(7)	8,199	16,866	*	*
Ken Melkus(6)(7)(8)	150,799	165,799	*	*
David T. Vandewater(7)(9)	0	1,181,219	*	2.05%
Stephen C. Petrovich(7)	4,557	28,057	*	*
Vernon Westrich(7)	24,781	112,281	*	*
All managers and executive officers as a group (12 persons)(6)	342,500	2,282,568	1.20	3.94%

*	Indicates ownership of less than 1%.

(1)	The business address of BancAmerica Capital Investors I, L.P. is 100 North Tryon Street, Suite 2500, Charlotte, NC 28255.

(2)	Banc of America Capital Management, L.P., a Delaware limited partnership (“BA Capital Management”), is the general partner of Banc of America Capital Investors, I, L.P. (“BACI”) which beneficially owns 1,457,726 redeemable preferred units and 2,939,948 common units. BACM I GP, LLC, a Delaware limited liability company (“BACM”), is the general partner of BA Capital Management. J. Travis Hain, an employee of a subsidiary of Bank of America Corporation (“Bank of America”), is the managing member of BACM. As a result of these relationships, each of BA Capital Management, BACM and Mr. Hain may be deemed to have shared voting and dispositive power with regard to the units held by BACI. Mr. Hain disclaims beneficial ownership of such units. If Mr. Hain’s employment with Bank of America or any of its subsidiaries is terminated, Mr. Hain will cease to be the managing member of BACM. Bank of America has the right to approve any replacement managing member of BACM. Bank of America does not have any rights with respect to voting or disposition of the preferred and common units owned by BACI.

(3)	The business address of FFC Executive Partners II, L.P. and FFC Partners II, L.P. is The Mill, 10 Glenville Street, Greenwich, CT 06831.

(4)	Carlos A. Ferrer serves on the board of managers of our parent. Mr. Ferrer’s beneficial ownership includes 4,346,227 common units held by FFC Partners II, L.P. (“FFC II”), 62,584 common units held by FFC Executive Partners II, L.P. (“FFC EP II”), 2,155,549 redeemable preferred units held by FFC II and 31,039 redeemable preferred units held by FFC EP II. Mr. Ferrer is a member of FFC GP II, LLC and FFC Executive GP II, LLC, the general partners of FFC II and FFC EP II (which are collectively referred to as the “FFC Funds”). Mr. Ferrer has shared voting and dispositive power over the units held by the FFC Funds. Mr. Ferrer disclaims beneficial ownership of the units held by the FFC Funds except to the extent of his pecuniary interest therein, if any.

(5)	The business address of WCAS Capital Partners III, L.P., WCAS Healthcare Partners, L.P., WCAS Management Corporation and Welsh Carson Anderson & Stowe IX, L.P. is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022-6815.

(6)	Through their association with WCAS, Messrs. Carson, Mackesy and Melkus may be deemed to beneficially own redeemable preferred and common units owned by WCAS Capital Partners III, L.P., WCAS Healthcare Partners, L.P., WCAS Management Corporation and WCAS IX. Messrs. Carson, Mackesy and Melkus disclaim beneficial ownership of any such preferred and common units.

(7)	Includes options vested but unexercised as of December 5, 2003 (Mr. Brownstein, 15,000; Mr. Carson, 0; Mr. Colby, 0; Ms. Conway-Welch, 15,000; Mr. Ferrer, 0; Ms. Hopping, 107,830; Mr. Mackesy, 0; Mr. Melkus, 2,500; Mr. Vandewater, 575,909; Mr. Petrovich, 22,500 and Mr. Westrich, 87,500).

(8)	Includes shares owned by The Lauren Evelyn Melkus Trust, The Melkus Family Foundation, and Mr. Melkus.

(9)	Includes shares owned by The Vandewater Foundation, The David & Phyllis Vandewater 2001 Childrens’ GST-Exempt Trust, The Phyllis Baker Vandewater Marital Trust, The David T. Vandewater Annuity Trust No. 5-2003, and Mr. Vandewater.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Subscription Agreement

      Our parent entered into a subscription agreement with Welsh Carson, which owns approximately 75% of the outstanding common units of our parent, and Ferrer Freeman, which owns approximately 7.6% of the outstanding common units of our parent, pursuant to which Welsh Carson and Ferrer Freeman purchased $110 million in common units and redeemable preferred units in our parent. Our parent entered into a second subscription agreement with Welsh Carson and Ferrer Freeman on December 11, 2002, pursuant to which Welsh Carson and Ferrer Freeman have the right, in certain circumstances described below, to purchase up to an aggregate of $165 million of common units at a purchase price of $4.50 per common unit. The second subscription agreement was amended in February 2003 to add BancAmerica Capital Investors I, L.P., or BAC, as a purchaser of up to an additional $10 million of common units at a purchase price of $4.50 per common unit. Pursuant to the second subscription agreement, as amended, our parent, subject to the approval of its board of managers, may request that Welsh Carson, Ferrer Freeman and BAC purchase common units to finance acquisitions, capital expenditures, operating expenses and for other general corporate purposes. Upon receipt of a request, Welsh Carson may elect, at its sole option, to purchase, and cause Ferrer Freeman and BAC to purchase, all or a portion of the common units needed to finance such project. The second subscription agreement terminates upon the earlier of a registered initial public offering of equity securities by our parent or a change of control of our parent. At any time during the 20-day period prior to the termination of the second subscription agreement, Welsh Carson, Ferrer Freeman and BAC have the right, in Welsh Carson’s discretion, to purchase any remaining common units. To date, Welsh Carson, Ferrer Freeman and BAC have purchased $116.7 million in common units under the second subscription agreement, as amended, and have the right to purchase the remaining $58.3 million in common units in accordance with its terms.

10.2% Subordinated Notes due 2014

      On January 15, 2003, we issued to WCAS Capital Partners III, L.P., an affiliate of Welsh Carson, $36 million in aggregate principal amount of our 10% senior subordinated notes due December 31, 2009. In connection with the issuance of the original notes, we and WCAS Capital Partners III, L.P. amended and restated the terms of the WCAS notes, which we refer to as the amended WCAS notes, among other things, to make such notes subordinated in right of payment to our new senior secured credit facility and to the notes on the terms set forth in the amended WCAS notes, extend their maturity to August 2014, and increase their interest rate to 10.2%. See “Description of Certain Indebtedness — 10.2% Subordinated Notes due 2014.” We believe the terms of these subordinated notes at the date of issuance were at least as favorable to us as comparable subordinated notes sold to unrelated third parties.

8% Cumulative Redeemable Preferred Units

      Our parent has outstanding a total of 28,165,510 redeemable preferred units pursuant to the terms of its limited liability company agreement. The redeemable preferred units entitle their holders to the following rights and preferences:

      Distribution Rights. Our parent accrues a cumulative preferred yield on each redeemable preferred unit in an amount equal to the greater of (x) 8.0% per annum of the sum of (i) $3.43 (adjusted for any splits, dividends, recapitalizations and the like with respect to such units) plus (ii) the aggregate amount of any accrued and unpaid preferred yield on such unit; and (y) the amount of cash actually distributed with respect to a common unit. The preferred yield accrues on the basis of a 360-day year consisting of twelve 30-day months from and after the date a redeemable preferred unit is issued whether or not our parent has any funds legally available for the payment of distributions.

      Our parent will not be permitted, without the prior written consent of the holders of the redeemable preferred units, to purchase or redeem, or pay dividends on, its common units if it fails to redeem, or pay the total accrued preferred yield on, the outstanding redeemable preferred units.

      Conversion Rights. Our parent’s redeemable preferred units are not convertible into or exchangeable for any other property or securities.

      Liquidation Rights. Upon liquidation, winding up or dissolution, the holders of the redeemable preferred units will be entitled to receive, in preference to any payment or distribution to the holders of securities (including common units) ranking junior to the redeemable preferred units with respect to liquidation rights, an amount equal to (i) $3.43 (adjusted for any splits, dividends, recapitalizations and the like with respect to our redeemable preferred units) plus (ii) the aggregate amount of any accrued and unpaid preferred yield on such units through the date of payment.

      Redemption. Our parent may, in its sole discretion, redeem at any time and from time to time, any whole number of the redeemable preferred units at a redemption price per unit equal to (i) $3.43 (adjusted for any splits, dividends, recapitalizations and the like with respect to the redeemable preferred units) plus (ii) the aggregate amount of any accrued and unpaid preferred yield on such units through the date of redemption.

      In addition, our parent is required to redeem, at the same redemption price described above, all outstanding redeemable preferred units upon the first to occur of:

•	the closing of the merger or consolidation of our parent with or into another entity with the effect that the holders of a majority of the common units or other common equity interests of our parent do not continue to represent more than 50% of the voting power of all outstanding equity securities in the surviving entity, in substantially the same proportions, immediately after such consolidation or merger;

•	the closing of a sale or other disposition of all or substantially all of the assets and properties of our parent;

•	a registered initial public offering of securities by our parent with gross proceeds of at least $50 million; or

•	August 2014 (upon amendment in our parent’s limited liability company agreement of the terms of the preferred units in connection with the issuance of the original notes.)

      Voting Rights. Holders of our parent’s redeemable preferred units have no voting rights, except as provided above and as required by law.

Professional Services Arrangement

      We have entered into professional services arrangements with WCAS Management Corporation, an affiliate of Welsh Carson, pursuant to which WCAS Management provides us with certain financial and management consulting services related to our equity financings. In consideration for its services, we have paid WCAS Management a fee equal to 1% to 1.5% of the total consideration, whether in cash or in kind, received by us in connection with the completion of such transactions. For the nine-month period ended September 30, 2003, the year ended December 31, 2002 and the five-month period ended December 31, 2001, we paid WCAS Management $1.75 million, $0 and $2.8 million pursuant to those arrangements, respectively. We believe that the terms of this agreement are comparable to the fee arrangements of other unrelated private equity firms for financing activities.

Use of Private Aircraft

      From time to time, our parent uses and expects to continue to use a private aircraft owned by a partnership in which Mr. Vandewater, our President and Chief Executive Officer, owns a one-fourth interest. During the year ended December 31, 2002 our parent paid $84,193 to use the aircraft for a total of 98.75 hours. We believe these terms are at least comparable to the costs of using a private aircraft of an unrelated third party.

DESCRIPTION OF CERTAIN INDEBTEDNESS

      We summarize below the principal terms of the agreements that govern our new senior credit facility and our amended and restated subordinated notes. This summary is not a complete description of all the terms of such agreements.

Description of the New Senior Secured Credit Facility

     General

      In connection with the offering of the original notes, we entered into a new senior secured credit facility with a syndicate of banks and other institutional lenders. Set forth below is a summary of the terms of our new senior secured credit facility.

      Our new senior secured credit facility provides for senior secured financing of up to $125.0 million, which may increase to $325.0 million subject to the conditions described below, as follows:

•	A $125.0 million revolving loan facility, subject to a borrowing base, including both a letter of credit sub-facility of $25.0 million and a swingline loan sub-facility of $10.0 million, that will terminate in five years.

•	An incremental term loan facility under which we may, by notice to the administrative agent, request term loans from time to time of up to $200.0 million, subject to certain additional terms and conditions and subject to additional commitments being arranged with financial institutions, the maturity of each such term loan being agreed to by us and a joint lead arranger.

      All borrowings under our new senior secured credit facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

      Proceeds of the revolving loans and incremental term loans may be used to provide financing for working capital, capital expenditures and other general corporate purposes (including acquisitions).

     Interest and Fees

      The interest rates per annum applicable to loans, other than swingline loans, under our new senior secured credit facility are, at our option, equal to either an alternate base rate or an adjusted LIBOR rate for a one, two, three, six, nine or twelve month interest period (subject to availability) chosen by us, in each case, plus an applicable margin percentage.

      The alternate base rate is the greater of (1) the prime rate or (2) one-half of 1% over the weighted average of rates on overnight federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject. The applicable margin percentage initially is a percentage per annum equal to (1) 2.75% for alternate base rate revolving loans and (2) 3.75% for adjusted LIBOR rate revolving loans. The applicable margin percentage for alternate base rate term loans and adjusted LIBOR term loans is determined based upon market pricing at the time of the incurrence of any such term loans. Following the end of our fiscal year 2003, the applicable margin percentage under the revolving loan facility is subject to adjustments based upon the ratio of our total indebtedness to our consolidated EBITDA. In the event that the incremental term loan facility is funded, the applicable margins under the revolving credit facility will be increased, if necessary, so that such applicable margins are no less than 0.50% below the applicable margins under the incremental term loan facility.

      Swingline loans bear interest at the interest rate applicable to alternate base rate revolving loans.

      On the last day of each calendar quarter we are required to pay each lender a 0.75% per annum commitment fee in respect of any unused commitments under the revolving loan facility, which drops to a 0.50% per annum commitment fee in respect thereof if the aggregate outstanding loans and letters of credit under the revolving loan facility are equal to or greater than 33% of the aggregate amount of the revolving loan facility. The commitment fee under the revolving loan facility was initially set to 0.50% per annum through our fiscal quarter ending December 31, 2003.

     Prepayments

      Subject to exceptions, our new senior secured credit facility requires mandatory prepayments of term loans, if any, in amount equal to:

•	100% of the net cash proceeds from asset sales by us within specific periods,

•	100% of the net cash proceeds from the issuance of equity securities by us or our parent (excluding certain equity issuances), which will decline to 75% of such net cash proceeds if our total indebtedness to our consolidated EBITDA is less than or equal to 3.25 to 1.00,

•	100% of the net cash proceeds from the issuance of debt securities by us or our parent (excluding certain debt issuances), and

•	50% of our annual excess cash flow.

      Prepayments on the incremental term loan facility will be applied ratably to any outstanding term loans.

      Voluntary prepayments of loans under our new senior credit facility and voluntary reductions of revolving loan commitments are permitted, in whole or in part, in minimum amounts as set forth in the credit agreement.

     Amortization of Principal

      Term loans are subject to scheduled amortization as agreed upon by us and a joint lead arranger.

     Collateral and Guarantors

      Indebtedness under our new senior secured credit facility is guaranteed by all of our material domestic subsidiaries (other than Lovelace Sandia Health System, Inc.), certain of our future subsidiaries and by our parent and is secured by a first priority security interest in substantially all of our existing and future property and assets, including accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights, general intangibles and a first priority pledge of our capital stock and the capital stock of all our subsidiaries (or 65% of the voting stock of any foreign subsidiaries).

     Restrictive Covenants and Other Matters

      Our new senior secured credit facility requires that we comply on a quarterly basis with certain financial covenants, including an interest coverage ratio test, a total leverage ratio test, a senior leverage ratio test, a capital expenditures test and, for our fiscal year 2003 only, a consolidated EBITDA test, which financial covenants will become more restrictive over time. In addition, our new senior secured credit facility includes negative covenants restricting or limiting our ability and the ability of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees,

•	incur liens and engage in sale and leaseback transactions,

•	make capital expenditures,

•	make loans and investments,

•	declare dividends, make payments or redeem or repurchase capital stock,

•	engage in mergers, acquisitions and other business combinations,

•	prepay, redeem or purchase certain indebtedness including the exchange notes,

•	amend or otherwise alter the terms of our indebtedness including the exchange notes,

•	sell assets,

•	transact with affiliates, and

•	alter the business that we conduct.

      Such negative covenants are subject to exceptions, including, with respect to investments and loans, certain investments in joint ventures, HMO subsidiaries and self-insurance related subsidiaries.

      Our new senior secured credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness and other material agreements, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted invalidity of any guaranty or other loan document supporting our new senior secured credit facility and change of control. If such an event of default occurs, the lenders under our new senior credit facility are entitled to take various actions, including the acceleration of amounts due under our new senior secured credit facility and all actions permitted to be taken by a secured creditor.

10.2% Subordinated Notes due 2014

      On January 15, 2003, we issued to WCAS Capital Partners III, L.P., an investment fund affiliated with Welsh Carson, which we refer to as WCAS CP III, $36.0 million in principal amount of 10.0% senior subordinated notes due December 31, 2009 and 1,030,928 common units of our parent for an aggregate purchase price of $36.0 million. We and WCAS CP III amended and restated the terms of the WCAS notes, which we refer to as the amended WCAS notes, concurrently with the offering of the original notes to, among other things, increase their interest rate to 10.2%, subordinate them to the new senior secured credit facility and the notes as described below and extend their maturity date to August 2014.

      Interest on the amended WCAS notes accrues at a rate of 10.2% per annum, except that if any interest payment cannot be paid in cash, an amount equal to the interest that would have accrued during the applicable interest period at an effective rate of 12.2% (instead of 10.2%) will be added to the outstanding principal amount of the amended WCAS notes. Interest on the amended WCAS notes is payable semi-annually in arrears.

      The amended WCAS notes may be prepaid, in whole or in part, without premium or penalty. In addition, subject to certain limitations, the amended WCAS notes are required to be prepaid in the event of any of the following occurring with respect to us or our parent: (i) change of control, (ii) initial public offering or (iii) sale of all or substantially all of the assets.

      The amended WCAS notes contain certain covenants, including covenants restricting our ability to (i) consolidate or merge with other entities and (ii) make restricted payments.

      The amended WCAS notes are unsecured and are not guaranteed by our parent or by any of our subsidiaries.

      Under the subordination provisions of the amended WCAS notes, we may not make any payment in respect of the amended WCAS notes (1) for so long as a payment default under any “Senior Indebtedness” (defined as obligations under our new senior secured credit facility and the notes) occurs and is continuing or (2) during the 180-day period following notice of any other default under such Senior Indebtedness, until (x) such default is cured or waived in writing or (y) the applicable Senior Indebtedness has been paid in full in cash. Subject to certain limitations, the trustee (on behalf of the notes) and the agent under the new senior secured credit facility (on behalf of the lenders) may each deliver up to two payment blockage notices during any 360-day period, but in no event will cash payments be blocked for more than 180 days during any such 360-day period.

Other Debt

      Certain of our subsidiaries have notes payable outstanding incurred to finance the upgrade of information systems. These notes payable, together with certain other debt, aggregated $4.8 million as of September 30, 2003. See note 4 to our consolidated financial statements included elsewhere in this prospectus.

DESCRIPTION OF EXCHANGE NOTES

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “Company”, “we”, “us” and “our” refer to Ardent Health Services, Inc. and not to any of its subsidiaries.

      The Company will issue the exchange notes under an Indenture (the “Indenture”) among itself, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, as trustee (the “Trustee”). This is the same Indenture pursuant to which the Company issued the original notes. We refer to the original notes, the exchange notes and any other notes issued under the Indenture as the “notes.” The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the exchange notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

      Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

Brief Description of the Exchange Notes and the Exchange Note Guarantees

     The Exchange Notes

      The exchange notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Debt of the Company, including the Indebtedness of the Company under the Credit Agreement;

•	are pari passu in right of payment with all future senior subordinated Indebtedness of the Company;

•	are senior in right of payment to any existing or future subordinated Indebtedness of the Company, including our 10.2% subordinated notes due 2014, on the terms and conditions set forth in our 10.2% subordinated notes due 2014;

•	are guaranteed by the Parent and the Subsidiary Guarantors; and

•	are effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guaranteeing the exchange notes.

      The exchange notes will be identical to the original notes except that the exchange notes have been registered under the Securities Act and will not have registration rights or restrictions on transfer except as otherwise described in this prospectus.

      Assuming the exchange offer had been completed as of September 30, 2003, the Company and its subsidiaries would have had $261.7 million of indebtedness outstanding, of which $3.9 million would have been Senior Debt of the Company and the Subsidiary Guarantors (none of which would have been indebtedness under the Credit Agreement). In addition, we may borrow up to $125.0 million, subject to a borrowing base, under the Credit Agreement, and may, in certain events, borrow an additional $200.0 million under the Credit Agreement. Any of these borrowings under the Credit Agreement would be Senior Debt if borrowed.

     The Exchange Note Guarantees

      The exchange notes are guaranteed, jointly and severally, by the Parent and by all of the Domestic Subsidiaries of the Company, other than (A) any HMO Subsidiary, which is a regulated HMO and therefore prohibited from providing a full and unconditional guarantee of the exchange notes, and (B) any

Domestic Subsidiary that is not a Wholly Owned Restricted Subsidiary and has not provided a Guarantee in respect of any Indebtedness of the Company or of any Guarantor.

      Each exchange note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt of the Guarantor, including the Guarantee of the Guarantor of the Indebtedness of the Company under the Credit Agreement;

•	is pari passu in right of payment with all future senior subordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of the Guarantor.

      As of the date of the Indenture, all of our material subsidiaries were Guarantors other than Lovelace Health Systems, Inc. Assuming the exchange offer had been completed as of September 30, 2003, the Subsidiary Guarantors would have had $3.9 million of indebtedness, all of which would have been Senior Debt.

      As a result of the merger and consolidation of AHS Albuquerque Regional Medical Center, LLC, AHS West Mesa Hospital, LLC, AHS Albuquerque Rehabilitation Hospital, LLC, AHS Northeast Heights Hospital, LLC, AHS Albuquerque Physician Group, LLC and Mesilla Valley Hospital with Lovelace Health Systems, Inc., which was completed on October 1, 2003, the original note guarantees of each of the entities that were merged and consolidated with Lovelace Health Systems, Inc. into Lovelace Sandia Health System, Inc. were released (other than Mesilla Valley Hospital). The surviving entity, Lovelace Sandia Health System, Inc., is a regulated HMO and therefore prohibited from providing a full and unconditional guarantee of the exchange notes. For the nine months ended September 30, 2003, the entities constituting Lovelace Sandia Health System, Inc. after this merger and consolidation had aggregate revenues of $693.2 million and an aggregate net income from continuing operations before income taxes of $1.0 million. As of September 30, 2003, these entities had aggregate total assets of $451.2 million and aggregate total liabilities of $241.5 million. The exchange notes will be effectively subordinated to all of these liabilities. See note 15 to our consolidated financial statements included elsewhere in this prospectus for financial information regarding guarantor and non-guarantor subsidiaries.

      Upon the consummation of the merger described above, the terms of the Credit Agreement required Lovelace Sandia Health System, Inc. to issue an intercompany note to the Company and required the Company to pledge such intercompany note to the lenders under the Credit Agreement. So long as the Company is required to pledge such intercompany note to the holders of Senior Debt, the Company is required to maintain a similar pledge in favor of the holders of the exchange notes. Such pledge in favor of the holders of the exchange notes will have the same priority relative to the pledge in favor of the lenders under the Credit Agreement as the exchange notes have with respect to debt under the Credit Agreement.

      If, on or after the date of the Indenture (a) the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary, other than an HMO Subsidiary, that either (x) is a Wholly Owned Restricted Subsidiary or (y) provides a Guarantee of any Indebtedness of the Company or of any other Restricted Subsidiary thereof, (b) any Domestic Subsidiary of the Company or of any of its Restricted Subsidiaries that is not a Guarantor provides a Guarantee of any Indebtedness of the Company or of any Guarantor or (c) any HMO Subsidiary ceases to be prohibited by applicable HMO Regulations from providing a full and unconditional Guarantee of the exchange notes, then, in any such event, that Domestic Subsidiary or that HMO Subsidiary, as applicable, must become a Guarantor and execute a supplemental indenture within 10 Business Days of the date of such event.

      Under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Any Unrestricted Subsidiaries will not guarantee the exchange notes.

Principal, Maturity and Interest

      The Indenture provides for the issuance by the Company of $225.0 million aggregate principal amount of exchange notes. The Company may issue additional notes (the “Additional Notes”) from time to time under the Indenture. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on August 15, 2013.

      Interest on the exchange notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1.

      Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the original notes or, if no interest has been paid on the original notes, the issue date. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, the issue date. Original notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your original notes are accepted for exchange, you will not receive any payment in respect of interest on the original notes for which the record date occurs on or after completion of the exchange offer.

Methods of Receiving Payments on the Exchange Notes

      If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s exchange notes in accordance with those instructions. All other payments on exchange notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Exchange Notes

      The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Exchange Note Guarantees

      The Guarantors will jointly and severally guarantee, on an unsecured senior subordinated basis, the Company’s obligations under the exchange notes. Each exchange note Guarantee will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of that Guarantor. The obligations of each Guarantor under its exchange note Guarantee will be limited as necessary to prevent that exchange note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Relating to the Notes — The guarantees may not be enforceable because of fraudulent conveyance laws.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) in the case of a Subsidiary Guarantor (and except in the case of any consolidation or merger of a Subsidiary Guarantor with or into Lovelace Health Systems, Inc. (now known as Lovelace Sandia Health System, Inc.) as described in clause (2) below), such sale or other disposition (i) is to a Person that is not a Restricted Subsidiary of the Company and (ii) complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom.

The exchange note Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale of all of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the “Asset Sale” provisions of the Indenture; or

(2) if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture.

Transfer and Exchange

      A Holder may transfer or exchange exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any exchange note selected for redemption. Also, the Company is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.

      The registered Holder of an exchange note will be treated as the owner of such exchange note for all purposes. Only registered Holders will have rights under the Indenture.

Subordination

      The payment of principal, interest and premium and Liquidated Damages, if any, and other payment obligations on, the exchange notes (including any obligation to repurchase the exchange notes) will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, including Senior Debt of the Company incurred after the date of the Indenture.

      The holders of Senior Debt of the Company will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of the Company whether or not an allowed claim) before the Holders of exchange notes will be entitled to receive any payment with respect to the exchange notes (except that Holders of exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under

“— Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of the Company in connection with:

(1) any liquidation or dissolution of the Company;

(2) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3) any assignment for the benefit of creditors; or

(4) any marshaling of the Company’s assets and liabilities.

      The Company also may not make any payment in respect of the exchange notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt of the Company occurs and is continuing; or

(2) any other default (a “nonpayment default”) occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from (a) with respect to Designated Senior Debt incurred pursuant to the Credit Agreement, the agent for the lenders thereunder and (b) with respect to any other Designated Senior Debt, the holders of a majority of such Designated Senior Debt.

      Payments on the exchange notes may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt of the Company has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the exchange notes that have come due have been paid in full in cash.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

      If the Trustee or any Holder of the notes receives a payment in respect of the exchange notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company. Upon the proper written request of the holders of Senior Debt of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the Company or their proper representative.

      The Company must promptly notify holders of its Senior Debt if payment of the exchange notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of exchange notes may recover less ratably than creditors of the Company who are holders of Senior Debt of the Company.

      Payments under the exchange note Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the exchange notes by the Company to the prior payment in full in cash or Cash Equivalents of Senior Debt of the Company. See “Risk Factors — Your right to receive payments on the exchange notes will be junior to our existing and future senior debt, including borrowings under our new senior secured credit facility. Further, the guarantees of these exchange notes are junior to all of the guarantors’ existing and future senior debt.”

      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

(2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

      “Permitted Junior Securities” means:

(1) Equity Interests in the Company or any Guarantor; and

(2) debt securities of the Company or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to the same extent as, or to a greater extent than, the exchange notes and the exchange note Guarantees are subordinated to Senior Debt under the Indenture.

      “Senior Debt” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities (including the Credit Agreement) and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the exchange notes or any exchange note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor;

(2) any Indebtedness of the Company or any Guarantor to any of their Subsidiaries or other Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the Indenture;

(5) any Indebtedness of the Company or any Guarantor that, when incurred, was without recourse to the Company or such Guarantor;

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock; or

(7) any Indebtedness owed to any employee of the Company or any of its Subsidiaries.

Optional Redemption

      At any time prior to August 15, 2006, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture (including Additional Notes, if any) at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the Indenture (including Additional Notes, if any) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Parent, the Company or their Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

      At any time prior to August 15, 2008, the Company may redeem all or part of the exchange notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to the date of redemption.

      Except pursuant to the preceding paragraphs, the exchange notes will not be redeemable at the Company’s option prior to August 15, 2008.

      After August 15, 2008, the Company may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage

2008	105.000%
2009	103.333%
2010	101.667%
2011 and thereafter	100.000%

      If less than all of the exchange notes are to be redeemed at any time, the Trustee will select exchange notes for redemption as follows:

(1) if the exchange notes are listed, in compliance with the requirements of the principal national securities exchange on which the exchange notes are listed; or

(2) if the exchange notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      No exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any exchange note is to be redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount thereof to be redeemed. A new exchange note in principal amount equal to the unredeemed portion of the original exchange note will be issued in the name of the Holder thereof upon cancellation of the original exchange note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

Mandatory Redemption

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders

     Change of Control

      If a Change of Control occurs, each Holder of exchange notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s exchange notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of exchange notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the exchange notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by the Company.

      The Paying Agent will promptly mail or wire transfer to each Holder of exchange notes so tendered the Change of Control Payment for such exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new exchange note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to complying with the provisions of this “Change of Control” covenant, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of exchange notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Credit Agreement prohibits the Company from purchasing any exchange notes and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing exchange notes, the Company could seek the consent of its senior lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the

Company will remain prohibited from purchasing exchange notes. In such case, the Company’s failure to purchase tendered exchange notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of exchange notes.

      The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the exchange notes to require that the Company repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of exchange notes to require the Company to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company’s board of directors and evidenced by a resolution of the board of directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any of its Restricted Subsidiaries (other than contingent liabilities, liabilities that are by their terms subordinated to the notes or any note Guarantee and liabilities that are owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash within 30 days (to the extent of the cash received in that conversion).

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any of its Restricted Subsidiaries may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such assets so long as such purchase is consummated within 90 days after the end of such 360-day period) or make a capital expenditure in or that is used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, the Company or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes or any note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the Indenture by virtue of such compliance.

      The Credit Agreement prohibits the Company from purchasing any notes and also provides that certain asset sale events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

Certain Covenants

     Restricted Payments

      (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted

Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) make any voluntary payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the exchange notes or the exchange note Guarantees; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent such dividends are payable to the Company or any Restricted Subsidiary thereof), (6), (7), (8) and (9) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary.

      (B) The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or the Company (or dividends to the Parent to consummate any such repurchase of such Equity Interests) held by any employee, former employee, director or former director of the Company (or any of its Restricted Subsidiaries) upon the death, disability or termination of employment of any of the foregoing pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year shall not exceed the sum of (x) $2.0 million and (y) the aggregate amount of Restricted Payments permitted but not made pursuant to this clause (5) in the immediately preceding three calendar years;

(6) so long as no Default has occurred and is continuing or would be caused thereby, Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the payment of dividends or distributions by the Company to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other actual out-of-pocket operating costs of the Parent, in each case to the extent such costs are attributable to the ownership and operation of the Company and its Restricted Subsidiaries including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and costs and expenses with respect to filings with the SEC, of up to $500,000 per fiscal year;

(9) in the event that, and for each taxable year in which, the Parent is treated as an association taxable as a corporation for Federal, state and local income tax purposes and the Company and its Subsidiaries are included in a consolidated or combined tax group with the Parent, the payment of dividends or distributions by the Company to the Parent in an amount equal to the share of the consolidated or combined income tax liability allocable to the Company and its Subsidiaries in accordance with applicable Treasury Regulations; provided that any refunds received by the Parent attributable to the Company and its Subsidiaries shall promptly be paid by the Parent to the Company;

(10) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the exchange notes pursuant to the covenant described under “Repurchase at the Option of Holders — Change of Control” above (including the purchase of all exchange notes tendered), any purchase or redemption of subordinated Indebtedness of the Company required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Subsidiary thereof; or

(11) so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (11), does not exceed $10.0 million.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the board of directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The board of directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) and a Subsidiary Guarantor may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Preferred Stock, as the case may be, had been incurred or issued at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company of Indebtedness under Credit Facilities (and the incurrence by the Subsidiary Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $150 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “— Repurchase at the Option of Holders — Asset Sales” and (ii) the Borrowing Base on such date of incurrence;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the original notes and the related note Guarantees issued on the date of the Indenture and the exchange notes and the related exchange note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 180 days of the acquisition or completion of construction or installation for the purpose of financing all or any part of the purchase price or cost of construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), at any time outstanding not to exceed the greater of (i) $25.0 million and (ii) 3% of the Total Assets of the Company;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (13) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness (other than any Indebtedness solely between or among the Company and any Subsidiary Guarantor), such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the note Guarantee, in the case of a Subsidiary Guarantor;

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(c) Indebtedness owed to the Company or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Subsidiary Guarantor;

(7) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Physician Support Obligations;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, including repayment obligations in connection with self-insurance requirements, in each case provided in the ordinary course of business;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in the form of loans from a Captive Insurance Subsidiary in an aggregate principal amount at any time outstanding not to exceed 20% of the Total Assets of such Captive Insurance Subsidiary; and

(13) the incurrence by the Company or any Restricted Subsidiary thereof of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), not to exceed $50.0 million at any time outstanding; provided that the aggregate principal amount (or accreted value, as applicable) of all Indebtedness of all Restricted Subsidiaries of the Company that are not Subsidiary Guarantors incurred pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $25.0 million.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify on the date of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which original notes were first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, any Indebtedness originally classified as incurred pursuant to clauses (1) through (13) above may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.

      The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided that, in each such case, the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company as accrued.

      Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

Limitation on Senior Subordinated Debt

      The Company will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company unless it is pari passu or subordinate in right of payment to the notes. No Subsidiary Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor unless it is pari passu or subordinate in right of payment to such Subsidiary Guarantor’s note Guarantee. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

      The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien; provided that the Company and any Restricted Subsidiary thereof may create a Lien upon any Subsidiary Intercompany Note (including any security interests or pledges or Liens that form part of such Subsidiary Intercompany Note) securing Senior Debt that was permitted by the terms of the Indenture to be incurred if all payments due under the Indenture and the notes are similarly secured but with the same relative priority as the notes shall have with respect to such Senior Debt until such time as no Senior Debt is secured by such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of, or with respect to:

(1) Existing Indebtedness (including the Credit Agreement) or any other agreements in effect on the date of the Indenture and any amendments, modifications, increases, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, increases, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the Indenture;

(2) the Indenture, the exchange notes and the exchange note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any Person or the property or assets of such Person acquired by the Company or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is the subject of a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or its Restricted Subsidiaries not otherwise prohibited by the Indenture or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

(6) any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary of the Company;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(9) customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements.

Merger, Consolidation or Sale of Assets

      The Company will not directly or indirectly: (1) consolidate or merge with or into another Person (whether or not or the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the notes, the Indenture, and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this “Merger, Consolidation or Sale of Assets” covenant, shall have by amendment to its exchange note Guarantee confirmed that its exchange note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the exchange notes and the Indenture; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

      In addition, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Transactions with Affiliates

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the board of directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the board of directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture;

(3) any sale of Capital Stock (other than Disqualified Stock) of the Company and the granting of registration rights in connection therewith;

(4) any transaction pursuant to any agreement in existence on the date of the Indenture and disclosed in the Company’s offering memorandum dated August 7, 2003 relating to the private offering of the original notes, or any amendment or replacement thereof that, taken in its entirety, is no less favorable to the Company and its Restricted Subsidiaries than such agreement in effect on the date of the Indenture;

(5) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business and in accordance with prior practice, not to exceed $5.0 million in the aggregate at any one time outstanding;

(6) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation and employee benefit arrangements paid to, and indemnity provided for the benefit of, directors, officers, or employees of the Company and its Restricted Subsidiaries in the ordinary course of business;

(7) payments by the Company or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings from, any Captive Insurance Subsidiary, in each case on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(8) any agreement among any of the Principals, their Affiliates and the Company or any of its Restricted Subsidiaries relating to the payment (directly or through the Parent) of fees by the Company or any of its Restricted Subsidiaries for (a) any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities rendered to the Company or any of its Restricted Subsidiaries in an amount not to exceed 2.0% of the aggregate transaction value (or portion thereof) in respect of which such services are rendered, plus reasonable out-of-pocket expenses and (b) customary management services provided to the Company or any of its Restricted Subsidiaries from time to time.

     Designation of Restricted and Unrestricted Subsidiaries

      The board of directors of the Company may designate any Restricted Subsidiaries of the Company to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be a Permitted Investment or otherwise permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, the Company or any of its Restricted Subsidiaries;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(d) has at least one director on its board of directors that is not a director or officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of the Company or any of its Restricted Subsidiaries; and

(5) no Default or Event of Default would be in existence following such designation.

      Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the Indenture, the Company shall be in default.

      The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be Permitted Investments or otherwise permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) all Liens of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Certain Covenants — Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

     Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Restricted Subsidiary of the Company), unless:

(1) immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, any Investment in such Person remaining after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition would have been permitted to be made under the “Restricted Payments” covenant or under the definition of Permitted Investments if made on the date of such issuance, transfer, conveyance, sale, lease or other disposition; and

(2) the Company or such Restricted Subsidiary complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” including the application of the Net Proceeds from such issuance, transfer, conveyance, sale, lease or other disposition.

     Limitations on Issuances of Guarantees of Indebtedness

      The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary thereof, unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such

Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt. The form of the note Guarantee is attached as an exhibit to the Indenture.

     Business Activities

      The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     Payments for Consent

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

      At all times from and after the earlier of (1) the date of the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement and (2) the date that is 210 days after the date the original notes were issued, in either case, whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

      In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

      Notwithstanding the foregoing, so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided as described above will be those of the Parent, rather than those of the Company, so long as such filings would satisfy the Commission’s requirements. In such event, the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of both (x) the Unrestricted Subsidiaries of the Company and (y) any Subsidiaries of the Parent (other than the Company) that are not Subsidiaries of the Company.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any note Guarantee of a Significant Subsidiary of the Company (or the note Guarantees of any group of Guarantors that together would constitute a Significant Subsidiary of the Company) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Company (or any group of Guarantors that together would constitute a Significant Subsidiary of the Company) or any Person acting on behalf of any such Guarantor or Guarantors, shall deny or disaffirm its obligations under its note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Company, or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary of the Company).

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

      Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture (including rescinding any related acceleration of the payment of the notes) except a continuing Default or Event of Default (and any related acceleration of the payment of the notes) in the payment of interest or Liquidated Damages on, or the principal of, the notes. The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

      However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium or Liquidated Damages, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the Holder.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Parent or the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs during any time that the notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Parent or the Company with the intention of avoiding the prohibition on redemption of the notes, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, agent, manager, member, incorporator, stockholder or other equity holder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the exchange notes, the Indenture, the exchange note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) if the notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(9) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next three succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

      Without the consent of the Holders of at least 75% of the principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), an amendment or waiver may not amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination or ranking of the notes or any note Guarantee in any manner adverse to the holders of the notes or any note Guarantee.

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7) release any Guarantor from any of its obligations under its note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the note Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders — Asset Sales” covenant after the obligation to make such an Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders — Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant and the “Note Guarantees” section, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; or

(11) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) comply with the provision described under “— Certain Covenants — Limitations on Issuances of Guarantees of Indebtedness”; or

(7) evidence and provide for the acceptance of appointment by a successor Trustee.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

      In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of exchange notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

      Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

      Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interest in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised the Company that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such exchange notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for definitive exchange notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the exchange notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

      Certificated Notes may be exchanged for beneficial interests in any Global Note at any time. Upon receipt of a request for such an exchange, the Trustee will cancel the applicable Certificated Note and increase the aggregate principal amount of the Global Note.

Same Day Settlement and Payment

      The Company will make payments in respect of the exchange notes represented by the Global Notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

      “Applicable Premium” means, with respect to a note at any date of redemption, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such note at August 15, 2008 (such redemption price being described under “— Optional Redemption”) plus (2) all remaining required interest payments due on such note through August 15, 2008 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;” and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares to be issued to foreign nationals under applicable law).

      Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than the greater of (x) $2.0 million and (y) 1.0% of the Consolidated Cash Flow of the Company on a pro forma basis for the Company’s most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction or series of related transactions;

(2) a transfer, lease, license or other disposition of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale, license, lease or other disposition of equipment, inventory, accounts receivable, intellectual property or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “Certain Covenants — Restricted Payments” and the Indenture;

(7) a Hospital Swap;

(8) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(9) any disposition or leases of substantially unimproved real property, pursuant to an overall arrangement deemed by the management of the Company to be fair and reasonable, for the purpose of building on such real property a medical office building or other building to contain a healthcare business, or any parking garage or other structure used in connection with such business;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeding and exclusive of factoring or similar arrangements; and

(11) any sale or disposition deemed to occur in connection with creating or granting a Lien.

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of the book value of all accounts receivable owned by the Company and its Restricted Subsidiaries (excluding any accounts receivable from an Affiliate of the Company or that are more than 90 days past due, and after deducting (without duplication) the allowance for doubtful accounts attributable to such accounts receivable) and (ii) 75% of the net book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Captive Insurance Subsidiary” means a Subsidiary established by the Company or any of its Restricted Subsidiaries for the sole purpose of insuring, and which only insures, (i) the healthcare business or facilities owned or operated by the Company or its Restricted Subsidiaries or (ii) any physician employed by or on the medical staff of any such business or facility.

      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest ratings obtainable from Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services with maturities of six months or less from the date of acquisition; and

(7) money market funds of which substantially all the assets constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Principals and their Related Parties;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) prior to the first public offering of common stock of the Company or the Parent, (A) the Principals and their Related Parties cease to be the Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, on a fully diluted basis, whether as a result of issuance of securities of the Company or the Parent, any merger, consolidation, liquidation or dissolution of the Company or the Parent, or any direct or indirect transfer of securities by the Company or the Parent, or otherwise and (B) the Principals and their Related Parties do not have the right or ability by voting power, contract or otherwise to elect or designate for election, directly or indirectly, a majority of the board of directors of the Company;

(4) on and following the first public offering of common stock of the Company or the Parent (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties, becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company, (B) such “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes, directly or indirectly, the Beneficial Owner of a greater percentage of the voting power of the Voting Stock of the Company than the percentage of which the Principals and their Related Parties are the Beneficial Owners, directly or indirectly, and (C) the Principals and their Related Parties do not have the right or ability by voting power, contract or otherwise to elect or designate for election, directly or indirectly, a majority of the board of directors of the Company;

(5) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

(6) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, (x) no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties (i) becomes, directly or indirectly, the Beneficial Owner of 35% or more of the voting power of all classes of Voting Stock of such surviving or transferee Person and (ii) is or becomes, directly or indirectly, the Beneficial Owner of a greater percentage of the voting power of the Voting Stock of such surviving or transferee Person than the percentage of which the Principals and their Related Parties are the Beneficial Owners, directly or indirectly, or (y) the Principals and their Related Parties have the right or ability by voting power, contract or otherwise to elect or designate for election, directly or indirectly, a majority of the board of directors of such surviving or transferee Person.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging

Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash write-offs of goodwill, intangibles and long-lived assets and other non-cash expenses (including non-cash expenses arising from purchase accounting but excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization, write-offs and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) without duplication, (A) amortization of deferred financing costs incurred in connection with the issuance of Indebtedness permitted to be incurred by the Indenture and (B) issuance costs and expenses related to any Qualified Equity Offering, in each case to the extent that such amortization, costs or expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than (A) the accrual of revenue consistent with past practice and (B) the reversal of accruals in the ordinary course, to the extent that such accrual did not increase Consolidated Cash Flow in a prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      “Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who:

(1) was a member of such board of directors on the date of the Indenture; or

(2) was nominated for election or elected to such board of directors by one or more of the Principals and their Related Parties or with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

      “Credit Agreement” means that certain Credit Agreement, dated the date of the Indenture, by and among the Company, the guarantors named therein, Bank One, NA, as administrative agent, and the other lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time (whether with the original agent or agents or lenders or other agents or lenders and whether pursuant to the original credit agreement or another credit agreement).

      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the notes mature.

      “Domestic Subsidiary” means any Subsidiary of the Company other than a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

      “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a board resolution.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount (other than accrual of original issue discount on any Indebtedness arising solely from the allocation of a portion of the issue price of such Indebtedness to the fair market value of any equity security attached or associated with such Indebtedness in accordance with applicable Treasury Regulations), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with pro forma calculations (without giving effect to clause (3) in the proviso to the definition of Consolidated Net Income) determined in good faith by a responsible financial or accounting officer of the Company and delivered to the Trustee.

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

      “Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantors” means:

(1) the Parent; and

(2) the Subsidiary Guarantors.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to exposure to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to exposure to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to exposure to foreign currency exchange rates.

      “HMO” means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO Regulations).

      “HMO Business” means the business of owning and operating an HMO or other similar regulated entity or business.

      “HMO Regulations” means all laws, regulations, directives and administrative orders applicable under federal or state law to any HMO or HMO Business (and any regulations, orders and directives promulgated or issued pursuant to any of the foregoing) and Subchapter XI of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including, without limitation, Part 417 of Chapter IV of 42 Code of Federal Regulations (1990)).

      “HMO Subsidiary” means each direct or indirect Subsidiary of the Company that is capitalized or licensed as an HMO, conducting HMO Business or providing managed care services.

      “Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash paid or received by the Company or any of its Restricted Subsidiaries for one or more hospitals and/or one or more businesses related or ancillary to the business of the Company, or for 100% of the Capital Stock of any Person owning or operating one or more hospitals and/or one or more such related or ancillary businesses, provided that cash does not exceed 20% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or such Restricted Subsidiary in the transaction, unless any such excess cash received by the

Company or such Restricted Subsidiary is applied in accordance with the requirements of the covenant described above under the caption “Repurchase at the Option of Holders — Asset Sales.”

      “incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations, other than Hedging Obligations that are entered into for bona fide hedging purposes by the Company or its Restricted Subsidiaries with respect to interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

      The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest and that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes; or

(ii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any asset sale outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

      “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale, (4) payments to holders of Equity Interests in a Restricted Subsidiary (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) that has consummated an Asset Sale, which payments are required to be made as a result of such Asset Sale and (5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs and expenses and other liabilities payable under the documentation governing any Indebtedness.

      “Parent” means Ardent Health Services LLC.

      “Permitted Business” means any business conducted or proposed to be conducted (as described in the prospectus) by the Company and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

      “Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Investments acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) Hedging Obligations that are incurred for bona fide hedging purposes by the Company or its Restricted Subsidiaries with respect to interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(7) payments subject to reimbursement that are made by the Company or any of its Restricted Subsidiaries in the ordinary course of business on behalf of any HMO Subsidiary in connection with the provision of services to such HMO Subsidiary;

(8) Physician Support Obligations made by the Company or a Subsidiary thereof;

(9) payments to any Captive Insurance Subsidiary in an amount not to exceed the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed and any reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(10) other Investments in any Person that is not an Affiliate of the Company (other than a Restricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of the Indenture, not to exceed the greater of (x) $30.0 million and (y) 3% of the Total Assets of the Company; and

(11) stock, obligations or securities received in satisfaction of judgments.

      “Permitted Liens” means:

(1) Liens on the assets of the Company and any Guarantor (other than on any Subsidiary Intercompany Note) securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens existing on the date of the Indenture; and

(6) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the notes or the note Guarantees, such Permitted Refinancing Indebtedness is pari passu or subordinated in right of payment to, the notes; and

(5) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Physician Support Obligations” means a loan to or on behalf of, or a Guarantee of Indebtedness of, (i) a physician or other healthcare professional providing services to patients in the service area of a hospital or other healthcare facility operated by the Company or any of its Restricted Subsidiaries made or given by the Company or any Subsidiary of the Company, or (ii) any independent practice association or other entity majority owned by any Person described in clause (i) above (other than any Person in which the Company or any of its Affiliates owns any Equity Interests) in each case:

(1) in the ordinary course of business of the Company or such Restricted Subsidiary; and

(2) pursuant to a written agreement having a period not to exceed five years.

      “Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

      “Principals” means (i) Welsh, Carson, Anderson & Stowe, IX, L.P., (ii) FFC Partners II, L.P., (iii) BancAmerica Capital Investors I, L.P., (iv) any investment fund under common control or management with any Person in the foregoing clauses (i), (ii) or (iii), and (v) any general partner or other entity directly controlling or managing any Person in the foregoing clauses (i) through (iv).

      “Qualified Equity Offering” means (i) an offer and sale of common stock or common units (other than Disqualified Stock) of the Company or the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or the Parent) or (ii) any private placement of common stock or common units (other than Disqualified Stock) of the Company or the Parent; provided that if such Qualified Equity Offering is an offer, sale or private placement of common stock or common units (other than Disqualified Stock) of the Parent, 100% of the net cash proceeds therefrom has been contributed to the common equity capital of the Company.

      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 19, 2003, among the Company, the Guarantors, Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      “Related Party” means:

(1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

      “Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of the Company.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

      “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided, however, that for purposes of the Indenture and the notes, 5% shall be substituted for 10% in each place it appears in such definition.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any corporation, association or other business entity of which (a) 50% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof, and (b) 50% or more of the Capital Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(3) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Subsidiary Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of the Company other than (a) any HMO Subsidiary, to the extent it is prohibited by applicable HMO Regulations from providing a full and unconditional Guarantee of the notes, and (b) any Domestic Subsidiary that is not a Wholly Owned Restricted Subsidiary and has not provided a Guarantee in respect of any Indebtedness of the Company or any Guarantor; and

(2) any other subsidiary that executes a note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their note Guarantees and the Indenture in accordance with the terms of the Indenture.

      “Subsidiary Intercompany Note” means any Indebtedness owed to and held by the Company or any Restricted Subsidiary thereof on which the obligor is a Subsidiary of the Company that is not a Guarantor, including any such Indebtedness secured by a Lien on any assets of such obligor.

      “Total Assets” of any Person means the total consolidated assets of such Person and its Restricted Subsidiaries as shown on the most recent balance sheet of such Person prepared in conformity with GAAP.

      “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the notes to August 15, 2008; provided, however, that if the then remaining term of the notes to August 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the notes to August 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      “Treasury Regulations” means the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended from time to time (including any successor law).

      “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

      “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes to beneficial owners of the exchange notes that are U.S. Holders, as defined below, and the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of the exchange notes to beneficial owners of the exchange notes that are Non-U.S. Holders, as defined below. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis, that may affect the tax consequences described herein.

      This discussion applies only to beneficial owners that (1) acquire the exchange notes pursuant to the exchange offer in exchange for original notes that were acquired by such beneficial owner at their original issuance and (2) hold the exchange notes as capital assets. Moreover, this discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to particular beneficial owners in light of their personal circumstances, or to certain types of beneficial owners that are subject to special rules such as:

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or foreign currencies;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	persons holding exchange notes as part of a hedging or conversion transaction or a straddle; or

•	U.S. Holders whose functional currency is not the U.S. dollar.

      This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to a particular beneficial owner. Prospective purchasers are urged to consult their own tax advisors as to the particular U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of the exchange notes, as well as the tax consequences arising under the laws of any state, local and foreign tax jurisdictions, and the possible effects of changes in tax laws.

      As used herein, the term “U.S. Holder” means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust treated as a “United States person” under section 7701(a)(30) of the Code.

      The term “Non-U.S. Holder” means a beneficial owner of an exchange note that is not a U.S. Holder.

      If a partnership is a beneficial owner of a note or exchange note, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of exchange notes that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes.

Exchange Offer

      The exchange of original notes for the exchange notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Therefore, a beneficial owner of a note will not recognize taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer and the tax basis and holding period of the exchange notes received pursuant to the exchange offer will be the same as the beneficial owner’s adjusted tax basis and holding period for the original notes immediately before such exchange.

      The exchange offer will not result in any U.S. federal income tax consequences to a non-exchanging beneficial owner of a note.

U.S. Federal Income Taxation of U.S. Holders

     Payments of Interest

      The exchange notes will not be issued with original issue discount. Accordingly, interest paid on an exchange note will be taxable to a U.S. Holder as ordinary income at the time it accrues, or is received, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

     Sale, Exchange, Redemption, Retirement or Other Disposition of the exchange notes

      Upon the sale, exchange, redemption, retirement or other disposition of an exchange note, a U.S. Holder will recognize taxable gain or loss equal to the difference between:

•	the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxed as described in “Payments of Interest” above); and

•	such U.S. Holder’s adjusted tax basis in the exchange note.

      A U.S. Holder’s adjusted tax basis in an exchange note generally will equal the initial cost of the exchange note to the U.S. Holder, reduced by any principal payments received by the U.S. Holder.

      Gain or loss recognized on the disposition of an exchange note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of disposition the exchange note has been held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations.

     Backup Withholding and Information Reporting

      Information returns will be filed with the Internal Revenue Service in connection with payments on the exchange notes and the proceeds from a sale or other disposition of the exchange notes. If you are a U.S. Holder, you will be subject to U.S. federal backup withholding tax on these payments if you fail to (1) provide your taxpayer identification number to the paying agent and comply with certain certification procedures or (2) otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

U.S. Federal Income Taxation of Non-U.S. Holders

     Payments of Interest

      In general, payments of interest on the exchange notes to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax except as described below under “U.S. Federal Income Taxation of Non-U.S. Holders — Backup Withholding and Information Reporting,” provided that such payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the Non-U.S. Holder is not a controlled foreign corporation, related to us, directly or indirectly, through stock ownership;

•	the Non-U.S. Holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

•	the Non-U.S. Holder (i) provides its name and address and certifies, under penalty of perjury, that it is a Non-U.S. Holder (which certification may be made on Internal Revenue Service Form W-8BEN or successor form) or (ii) holds its notes through certain foreign intermediaries or certain foreign partnerships, and the Non-U.S. Holder and the intermediary or partnership satisfy the certification requirements set forth in applicable Treasury regulations.

      A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on the exchange notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided a properly executed Internal Revenue Service Form W-8BEN claiming the exemption is furnished to us and any other applicable procedures are complied with.

      Payments of interest that do not satisfy the foregoing requirements are generally subject to U.S. federal withholding tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met) unless the Non-U.S. Holder provides us with a properly executed Internal Revenue Service Form W-8ECI (or successor form) stating that the interest is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

     Sale, Exchange, Redemption, Retirement or Other Disposition of the Exchange Notes

      A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax (except as described below under “U.S. Federal Income Taxation of Non-U.S. Holders — Backup Withholding and Information Reporting”) on the receipt of payments of principal on the exchange notes or gain recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note unless the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, or the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

     Effectively Connected Income

      If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on, or gain from a disposition of, an exchange note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “— U.S. Federal Income Taxation of U.S. Holders” above), except that the Non-U.S. Holder will be required to provide to us a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. Such Non-U.S. Holders should consult their own tax advisors with respect to other U.S. federal tax consequences of the acquisition, ownership and disposition of exchange notes including the possible imposition of a branch profits tax equal to 30% of its effectively connected earnings and profits in the case of a Non-U.S. Holder that is a corporation.

     Backup Withholding and Information Reporting

      Information returns may be filed with the Internal Revenue Service in connection with payments on the exchange notes and the proceeds from a sale or other disposition of the exchange notes. You may be subject to U.S. federal backup withholding tax on these payments unless you comply with certification procedures to establish that you are not a U.S. person. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability (if any) and may entitle you to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

      Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

      Interest on an exchange note that is beneficially owned by a Non-U.S. Holder will be reported to the Internal Revenue Service and to the Non-U.S. Holder. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     Estate Tax

      Exchange notes beneficially owned by an individual who at the time of death is a Non-U.S. Holder will not be subject to U.S. federal estate tax, provided that:

•	such individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and

•	the income on the exchange notes would not have been effectively connected with the conduct of a U.S. trade or business by such individual.

PLAN OF DISTRIBUTION

      Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that you may transfer exchange notes issued in the exchange offer in exchange for the original notes if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act, or if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•	you have not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the original notes or the exchange notes;

•	you acquire the exchange notes in the ordinary course of your business; and

•	you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 180 days after the expiration date, or such shorter period as will terminate when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to broker-dealers for use in connection with any resale of exchange notes.

      We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes.

      Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of the exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      By acceptance of this exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omissions and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

      For a period of up to 180 days after the expiration date or such shorter period as will terminate when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the exchange notes and the guarantees has been passed upon for us by Ropes & Gray LLP, New York, New York. As to certain matters of local law, Ropes & Gray LLP relied upon the opinions of Boult, Cummings, Conners & Berry PLC, Nashville, Tennessee; Greenebaum Doll & McDonald, PLLC, Lexington, Kentucky; Lionel Sawyer & Collins, Las Vegas, Nevada; Montgomery & Andrews, P.A., Santa Fe, New Mexico; Thelen Reid & Priest LLP, San Francisco, California; Troutman Sanders LLP, Richmond, Virginia; and Walter & Haverfield LLP, Cleveland, Ohio.

EXPERTS

      The consolidated financial statements of Ardent Health Services LLC and subsidiaries as of December 31, 2002 and 2001 and for the year ended December 31, 2002, the five-month period ended December 31, 2001 and the consolidated financial statements of Behavioral Healthcare Corporation (Predecessor Company) for the seven-month period ended July 31, 2001, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      Their report dated July 3, 2003 on the consolidated financial statements of Ardent Health Services LLC and Predecessor Company refers to a change in its method of accounting for goodwill and other intangible assets and its method of accounting and reporting for long-lived asset impairments and discontinued operations. Their report also refers to the capitalization of Ardent Health Services LLC effective August 1, 2001. The capitalization of Ardent Health Services LLC resulted in a reduction to the historical book value of certain assets of the Predecessor Company. As a result of the capitalization, the consolidated financial information for the periods subsequent to the capitalization is presented on a different cost basis than that for the periods before the capitalization and, therefore, is not comparable to the Predecessor Company’s pre-capitalization consolidated financial information.

      The consolidated financial statements of Behavioral Healthcare Corporation for the six-month period ended December 31, 2000 and for the year ended June 30, 2000, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Lovelace Health Systems, Inc. as of December 31, 2002 and for the year ended December 31, 2002, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The combined financial statements of Sandia Health System as of December 31, 2002 and for the four-month period ended December 31, 2002, have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Lovelace Health Systems, Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of St. Joseph Healthcare System and subsidiaries as of June 30, 2002, 2001 and 2000 and for each of the three years in the period ended June 30, 2002, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Baton Rouge Health System LLC as of July 31, 2001 and for the month ended July 31, 2001 and for each of the two years in the period ended June 30, 2001 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The financial statements of Samaritan Hospital (a Division of CHCK, Inc.) as of December 31, 2001, and for each of the two years in the period ended December 31, 2001 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We, our parent and the subsidiary guarantors have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to our offering of the exchange notes pursuant to the exchange offer. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. You may find additional information about our parent, us and the subsidiary guarantors and the exchange notes in the registration statement and the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

      A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits thereto. You may also request a copy of these filings at no cost, by writing or telephoning us as follows:

Ardent Health Services, Inc.
One Burton Hills Boulevard
Suite 250
Nashville, Tennessee 37215
Telephone: (615) 296-3000

      As a result of the exchange offer, our parent (and only our parent) will become subject to the informational requirements of the Exchange Act and will file periodic reports, statements and other information with the SEC. If for any reason our parent or we are not required to comply with the reporting requirements of the Exchange Act we have agreed that, for so long as any of the notes remain outstanding, we will furnish to holders of the notes and file with the SEC for public availability (unless the SEC will not accept such a filing) starting no later than 210 days after the date of our offering of the original notes: (i) all quarterly and annual financial information that would be required to be contained in any filing with the SEC on Forms 10-Q and 10-K if our parent were required to file such forms, including a Management’s Discussion and Analysis of Financial Condition and Results of Operations and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if our parent were required to file such reports. All reports filed with the SEC will be available on the SEC’s website. For so long as our parent is a guarantor of the notes, the reports and financial information required to be filed and provided as described above will be those of our parent, so long as such filings would satisfy the SEC’s requirements.

      In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

INDEX TO FINANCIAL STATEMENTS

Page

Ardent Health Services LLC and Predecessor Company
Independent Auditors’ Report	F-4
Report of Independent Auditors	F-5
Consolidated Balance Sheets	F-6
As of September 30, 2003 (unaudited) and December 31, 2002 and 2001
Consolidated Statements of Operations	F-7
For the nine-month periods ended September 30, 2003 and 2002 (unaudited), and the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000
Consolidated Statement of Stockholders’ Equity (Predecessor Company)	F-8
For the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000
Consolidated Statements of Members’ Equity	F-9
For the nine-month period ended September 30, 2003 (unaudited), year ended December 31, 2002 and the five-month period ended December 31, 2001
Consolidated Statements of Cash Flows	F-10
For the nine-month periods ended September 30, 2003 and 2002 (unaudited), and the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000
Notes to Consolidated Financial Statements	F-11
September 30, 2003 (unaudited) and December 31, 2002 and 2001
Lovelace Sandia Health System
Condensed Combined Balance Sheet	F-56
As of September 30, 2003 (unaudited)
Condensed Combined Statements of Operations	F-57
For the nine-month periods ended September 30, 2003 and 2002 (unaudited)
Condensed Combined Statement of Member’s and Stockholder’s Equity	F-58
For the nine-month period ended September 30, 2003 (unaudited)
Condensed Combined Statements of Cash Flows	F-59
For the nine-month periods ended September 30, 2003 and 2002 (unaudited)
Notes to Condensed Combined Financial Statements	F-60
September 30, 2003 and 2002 (unaudited)
Lovelace Health Systems, Inc.
Independent Auditors’ Report	F-73
Report of Independent Accountants	F-74
Balance Sheets	F-75
As of December 31, 2002 and 2001
Statements of Operations	F-76
For the years ended December 31, 2002, 2001, and 2000
Statements of Changes in Shareholder’s Equity	F-77
For the years ended December 31, 2002, 2001, and 2000
Statements of Cash Flows	F-78
For the years ended December 31, 2002, 2001, and 2000
Notes to Financial Statements	F-79
December 31, 2002, 2001 and 2000

Page

Sandia Health System
Independent Auditors’ Report	F-97
Combined Balance Sheet	F-98
As of December 31, 2002
Combined Statement of Operations	F-99
For the four-month period ended December 31, 2002
Combined Statement of Member’s and Stockholder’s Equity	F-100
For the four-month period ended December 31, 2002
Combined Statement of Cash Flows	F-101
For the four-month period ended December 31, 2002
Notes to Combined Financial Statements	F-102
December 31, 2002
St. Joseph Healthcare System and Subsidiaries
Consolidated Balance Sheet	F-111
As of August 31, 2002 (unaudited)
Consolidated Statement of Operations and Changes in Net Assets	F-112
For the two-month period ended August 31, 2002 (unaudited)
Consolidated Statement of Cash Flows	F-113
For the two-month period ended August 31, 2002 (unaudited)
Notes to Consolidated Financial Statements	F-114
August 31, 2002 (unaudited)
Report of Independent Auditors	F-124
Consolidated Balance Sheets	F-125
As of June 30, 2002, 2001 and 2000
Consolidated Statements of Operations and Changes in Net Assets	F-126
For the years ended June 30, 2002, 2001, and 2000
Consolidated Statements of Cash Flows	F-127
For the years ended June 30, 2002, 2001 and 2000
Notes to Consolidated Financial Statements	F-128
June 30, 2002, 2001 and 2000
Baton Rouge Health System LLC
Report of Independent Auditors	F-141
Balance Sheet	F-142
As of July 31, 2001
Statements of Operations	F-143
For the month ended July 31, 2001 and the years ended June 30, 2001 and 2000
Statements of Members’ Deficit	F-144
For the month ended July 31, 2001 and the years ended June 30, 2001 and 2000
Statements of Cash Flows	F-145
For the month ended July 31, 2001 and the years ended June 30, 2001 and 2000
Notes to Financial Statements	F-146

Page

Samaritan Hospital (a Division of CHCK, Inc.)
Report of Independent Auditors	F-151
Balance Sheet	F-152
As of December 31, 2001
Statements of Operations	F-153
For the years ended December 31, 2001 and 2000
Statements of Changes in Equity of Parent	F-154
For the years ended December 31, 2001 and 2000
Statements of Cash Flows	F-155
For the years ended December 31, 2001 and 2000
Notes to Financial Statements	F-156

INDEPENDENT AUDITORS’ REPORT

The Board of Managers

Ardent Health Services LLC:

      We have audited the accompanying consolidated balance sheets of Ardent Health Services LLC (a Delaware limited liability company) and subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2002 and the five-month period ended December 31, 2001. We have also audited the accompanying consolidated statements of operations, stockholders’ equity and cash flows of Behavioral Healthcare Corporation (Predecessor Company — see note 1) for the seven-month period ended July 31, 2001. These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ardent Health Services LLC and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the year ended December 31, 2002, and the five-month period ended December 31, 2001, and the consolidated results of the Predecessor Company’s operations and cash flows for the seven-month period ended July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 1 to the consolidated financial statements, effective August 1, 2001 the Company was capitalized (Capitalization) in a transaction which resulted in a reduction to the historical book value of certain assets of the Predecessor Company. As a result of the transaction, the consolidated financial information for the periods after the Capitalization is presented on a different cost basis than that for the periods before the Capitalization and, therefore, is not comparable. Accordingly, financial information contained in the accompanying consolidated financial statements of the Company and the Predecessor Company is not comparable.

      As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets and its method of accounting and reporting for long-lived asset impairments and discontinued operations.

KPMG LLP

Nashville, Tennessee

July 3, 2003

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Behavioral Healthcare Corporation

      We have audited the accompanying consolidated statements of operations, stockholders’ equity, and cash flows of Behavioral Healthcare Corporation (the Predecessor Company) for the six months ended December 31, 2000 and for the year ended June 30, 2000. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Behavioral Healthcare Corporation for the six months ended December 31, 2000 and for the year ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

Nashville, Tennessee

September 28, 2001

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2003 (Unaudited) and December 31, 2002 and 2001

		December 31,
	September 30,
	2003	2002	2001

	(Unaudited)

	(Amounts in thousands,
	except unit data)
ASSETS
Current assets:
Cash and cash equivalents	$100,298	$113,569	$9,952
Accounts receivable, less allowance for doubtful accounts of $37,285 at September 30, 2003, $25,809 in 2002 and $13,723 in 2001	100,552	72,680	31,349
Premium receivable, less allowance for doubtful accounts of $6,182 at September 30, 2003	14,551	—	—
Inventories	16,282	7,920	1,869
Deferred income taxes	23,844	16,910	12,045
Prepaid expenses and other current assets	22,438	21,282	7,025
Assets held for sale	—	1,814	2,782
Income tax receivable	—	2,122	—

Total current assets	277,965	236,297	65,022
Property, plant, and equipment, net	341,216	206,798	82,062
Other assets:
Restricted cash and investments	5,785	300	—
Note receivable	5,309	6,174	—
Deferred financing costs, net	11,511	348	306
Goodwill	74,407	13,072	2,127
Other intangible assets	47,500	—	—
Deferred income taxes	15,974	15,935	15,685
Other assets	3,286	5,588	4,339

Total assets	$782,953	$484,512	$169,541

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$1,498	$40,901	$3,127
Accounts payable	47,350	40,767	12,123
Medical claims payable	49,569	—	—
Accrued salaries and benefits	50,935	29,206	11,391
Other accrued expenses and liabilities	28,887	20,219	13,044

Total current liabilities	178,239	131,093	39,685
Long-term debt, less current installments	260,166	31,943	28,500
Self-insured liabilities	12,408	9,224	3,783

Total liabilities	450,813	172,260	71,968

Mandatorily redeemable preferred units and accrued dividends, $3.43 unit price, $3.43 per unit liquidation value. Authorized, issued, and outstanding: 28,161,799 units in 2002 and 13,291,379 units in 2001	109,673	103,898	47,658

Members’ equity:
Authorized: 67,727,491 units in 2002 and 13,874,469 units in 2001; Issued and outstanding: 53,283,047 units in 2002 and 13,874,469 units in 2001	223,889	207,788	48,409
Retained earnings (accumulated deficit)	(1,422)	566	1,506

Total members’ equity	222,467	208,354	49,915

Commitments and contingencies
Total liabilities and members’ equity	$782,953	$484,512	$169,541

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

(Behavioral Healthcare Corporation for the Seven-Month Period Ended July 31, 2001,
the Six-Month Period Ended December 31, 2000, and the Year Ended June 30, 2000 — See Note 1)

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine-Month Periods Ended September 30, 2003 and 2002 (Unaudited), and the

Year Ended December 31, 2002, the Five-Month Period Ended December 31, 2001,
the Seven-Month Period Ended July 31, 2001, the Six-Month Period Ended
December 31, 2000, and the Year Ended June 30, 2000

					Predecessor Company

	Nine-Month Period			Five-Month	Seven-Month	Six-Month
	Ended September 30,		Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
			December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2002	2001	2001	2000	2000

	(Unaudited)	(Unaudited)

	(Amounts in thousands)
Revenues:
Net patient service revenue	$451,535	$253,309	$369,539	$107,169	$129,222	$112,394	$231,823
Premium revenue	450,721	3,437	13,232	—	—	—	—
Other revenues	76,495	13,185	25,213	5,349	2,868	1,866	4,578

Total net revenues	978,751	269,931	407,984	112,518	132,090	114,260	236,401

Expenses:
Salaries and benefits	402,679	149,569	224,885	63,712	82,736	66,812	138,042
Professional fees	87,099	30,631	40,334	14,990	19,625	15,876	36,691
Claims and capitation	209,937	2,839	10,956	—	—	—	—
Supplies	111,521	27,081	43,683	7,508	7,879	6,625	13,545
Provision for doubtful accounts	35,401	14,438	23,677	5,488	4,080	4,788	14,327
Interest	17,150	2,073	2,751	1,288	2,488	4,339	10,062
Change in fair value of interest rate swap agreements	(1,106)	—	—	—	—	—	—
Depreciation and amortization	23,440	5,911	8,929	1,424	3,119	2,881	7,521
Impairment of long-lived assets and restructuring costs	—	—	78	1,374	560	—	1,487
(Gain) loss on divestitures	(618)	(1,505)	(1,206)	(109)	(9,123)	18	1,252
Other	87,649	30,606	46,864	12,567	12,272	10,060	22,139

	973,152	261,643	400,951	108,242	123,636	111,399	245,066

Income (loss) from continuing operations before income taxes	5,599	8,288	7,033	4,276	8,454	2,861	(8,665)
Income tax expense (benefit)	2,304	3,166	2,690	1,655	(8,364)	51	(983)

Net income (loss) from continuing operations	3,295	5,122	4,343	2,621	16,818	2,810	(7,682)

Discontinued operations:
Income (loss) from discontinued operations (including gain on disposal of $2,349 and restructuring costs of $1,075 for the year ended December 31, 2002)	894	(169)	1,042	158	1,749	866	(250)
Income tax expense (benefit)	285	(54)	332	63	698	340	(103)

Income (loss) from discontinued operations, net	609	(115)	710	95	1,051	526	(147)

Net income (loss)	3,904	5,007	5,053	2,716	17,869	3,336	(7,829)
Accrued preferred dividends	5,892	3,944	5,993	1,210	8	12	24

Net (loss attributable to) income available for common members/common stockholders of the Predecessor Company	$(1,988)	$1,063	$(940)	$1,506	$17,861	$3,324	$(7,853)

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

(Behavioral Healthcare Corporation for the Seven-Month Period Ended July 31, 2001,
the Six-Month Period Ended December 31, 2000, and the Year Ended June 30, 2000 — See Note 1)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(PREDECESSOR COMPANY)
The Seven-Month Period Ended July 31, 2001, the Six-Month Period Ended
December 31, 2000, and the Year Ended June 30, 2000

	Series A Convertible
	Preferred Stock		Common Stock		Additional		Treasury Stock		Total
					Paid-in	Accumulated			Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Shares	Amount	Equity

	(Amounts in thousands, except share data)
Balance at June 30, 1999 — Predecessor Company	5,651,368	$57	13,563,286	$135	$115,659	$(34,053)	(5,858)	$(42)	$81,756
Accrual of dividends on preferred stock	—	—	—	—	(24)	—	—	—	(24)
Net loss	—	—	—	—	—	(7,829)	—	—	(7,829)

Balance at June 30, 2000 — Predecessor Company	5,651,368	57	13,563,286	135	115,635	(41,882)	(5,858)	(42)	73,903
Accrual of dividends on preferred stock	—	—	—	—	(12)	—	—	—	(12)
Exercise of stock options	—	—	12,175	—	31	—	—	—	31
Net income	—	—	—	—	—	3,336	—	—	3,336

Balance at December 31, 2000 — Predecessor Company	5,651,368	57	13,575,461	135	115,654	(38,546)	(5,858)	(42)	77,258
Accrual of dividends on preferred stock	—	—	—	—	(8)	—	—	—	(8)
Conversion of Series A preferred stock to common stock	(5,651,368)	(57)	5,651,368	57	—	—	—	—	—
Stock-based compensation in connection with Ardent Capitalization	—	—	—	—	1,049	—	—	—	1,049
Net income	—	—	—	—	—	17,869	—	—	17,869

Balance at July 31, 2001 — Predecessor Company	—	$—	19,226,829	$192	$116,695	$(20,677)	(5,858)	$(42)	$96,168

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Nine-Month Period ended September 30, 2003 (Unaudited),
Year Ended December 31, 2002 and the Five-Month Period Ended December 31, 2001

			Retained
	Common Units		Earnings	Total
			(Accumulated	Members’
	Units	Amount	deficit)	Equity

	(Amounts in thousands, except unit data)
Issuance of units in connection with initial capitalization	8,883,396	$32,196	$—	$32,196
Issuance of common units at $3.43, net of issuance costs of $906	4,991,073	16,213	—	16,213
Net income	—	—	2,716	2,716
Accrual of dividends on preferred units	—	—	(1,210)	(1,210)

Balance at December 31, 2001	13,874,469	48,409	1,506	49,915
Issuance of common units at $3.43, net of issuance costs of $765	14,874,134	50,262	—	50,262
Issuance of common units at $4.50, net of issuance costs of $1,190	24,444,445	108,810	—	108,810
Exercise of options	93,713	321	—	321
Redemption of common units	(3,714)	(14)	—	(14)
Net income	—	—	5,053	5,053
Accrual of dividends on preferred units	—	—	(5,993)	(5,993)

Balance at December 31, 2002	53,283,047	207,788	566	208,354
Issuance of common units at $4.50, net of issuance costs of $167 (Unaudited)	3,639,252	16,213	—	16,213
Exercise of options (Unaudited)	6,750	23	—	23
Redemption of common units (Unaudited)	(30,158)	(135)	—	(135)
Net income (Unaudited)	—	—	3,904	3,904
Accrual of dividends on preferred units (Unaudited)	—	—	(5,892)	(5,892)

Balance at September 30, 2003 (Unaudited)	56,898,891	$223,889	$(1,422)	$222,467

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

(Behavioral Healthcare Corporation for the Seven-Month Period Ended July 31, 2001,
the Six-Month Period Ended December 31, 2000, and the Year Ended June 30, 2000 — See Note 1)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine-Month Periods Ended September 30, 2003 and 2002 (Unaudited), and the

Year Ended December 31, 2002, the Five-Month Period Ended December 31, 2001,
the Seven-Month Period Ended July 31, 2001, the Six-Month Period Ended
December 31, 2000, and the Year Ended June 30, 2000

					Predecessor Company

	Nine-Month Period			Five-Month	Seven-Month	Six-Month
	Ended September 30,		Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
			December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2002	2001	2001	2000	2000

	(Unaudited)	(Unaudited)

	(Amounts in thousands)
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,295	$5,122	$4,343	$2,621	$16,818	$2,810	$(7,682)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, net of acquisitions and divestitures:
(Gain) loss on divestitures	(618)	(1,505)	(1,206)	(109)	(9,123)	18	1,252
Provision for doubtful accounts	35,401	14,438	23,677	5,488	4,080	4,788	14,327
Amortization of loan costs	5,749	246	344	186	133	1,287	773
Amortization of discount on subordinated debt	469	—	—	—	—	—	—
Change in fair value of interest rate swap agreements	(1,106)	—	—	—	—	—	—
Depreciation and amortization	23,440	5,911	8,929	1,424	3,119	2,881	7,521
Deferred income taxes	6,891	2,241	199	812	(12,227)	(55)	(405)
Impairment of long-lived assets and restructuring costs	—	—	78	1,374	560	—	1,487
Stock-based compensation	—	—	—	—	1,049	—	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(47,418)	(16,473)	(28,943)	(8,523)	(918)	(7,904)	(7,091)
Net premium receivable	2,788	—	—	—	—	—	—
Prepaid expenses and other current assets	(15,116)	(12,983)	(14,599)	(1,548)	787	(1,706)	1,078
Income tax receivable (payable)	6,347	(1,356)	(3,528)	(735)	2,013	11	422
Medical claims payable	7,507	250	—	—	—	—	—
Accounts payable	8,444	3,549	20,763	(210)	675	40	(618)
Other accrued expenses and liabilities	7,643	5,038	11,022	2,387	322	(1,213)	(460)
Self-insured liabilities	518	2,349	(139)	(2,024)	(167)	(225)	210

Net cash provided by operating activities	44,234	6,827	20,940	1,143	7,121	732	10,814

Cash flows from investing activities:
Investments in acquisitions, less cash acquired	(192,016)	(126,813)	(129,128)	(19,200)	—	—	—
Purchases of property, plant, and equipment	(54,905)	(24,164)	(45,844)	(6,985)	(2,833)	(1,359)	(1,618)
Proceeds from divestitures	3,660	4,846	5,419	1,656	21,140	2,237	20,202
Other	(16,117)	(116)	(438)	(795)	(273)	(1,096)	(165)

Net cash (used in) provided by investing activities	(259,378)	(146,247)	(169,991)	(25,324)	18,034	(218)	18,419

Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	(38,703)	28,200	35,577	(9,747)	(7,787)	—	—
Proceeds from long-term debt	373,500	2,722	5,468	—	—	49,500	—
Payments on long-term debt	(142,383)	(105)	(667)	—	—	(55,908)	(27,294)
Proceeds from issuance of preferred units	—	—	50,999	15,143	—	—	—
Proceeds from issuance of common units	11,737	101,999	160,999	17,119	—	—	—
Proceeds from exercise of stock options	23	321	321	—	—	31	—
Cash paid to Predecessor Company shareholders and option holders in Ardent Capitalization, net	—	—	—	(6,434)	—	—	—
Redemption of preferred stock	—	—	—	—	(405)	—	—
Redemption of preferred units	(116)	(14)	(14)	—	—	—	—
Redemption of common units	(136)	(13)	(14)	—	—	—	—
Preferred and common unit issuance costs	(1,982)	—	—	(3,304)	—	—	—

Net cash provided by (used in) financing activities	201,940	133,110	252,669	12,777	(8,192)	(6,377)	(27,294)

Net cash (used in) provided by discontinued operations	(67)	20	(1)	(112)	34	27	(12)

Net increase (decrease) in cash and cash equivalents	(13,271)	(6,290)	103,617	(11,516)	16,997	(5,836)	1,927
Cash and cash equivalents, beginning of period	113,569	9,952	9,952	21,468	4,471	10,307	8,380

Cash and cash equivalents, end of period	$100,298	$3,662	$113,569	$9,952	$21,468	$4,471	$10,307

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $500, for the year ended December 31, 2002	$13,906	$2,043	$2,546	$1,438	$2,346	$3,695	$10,243
Cash paid (refunded) for income taxes	1,849	4,698	6,663	534	3,149	1,548	(1,434)
Non-cash common units issued	4,639	—	28	32,196	—	—	—
Non-cash preferred units issued	—	—	28	32,196	—	—	—
Preferred unit and preferred stock dividends accrued	5,892	3,944	5,993	1,210	8	12	24
Note received in connection with facility divestiture	—	—	—	964	—	—	—
Conversion of Predecessor Company Series A preferred stock to common stock	—	—	—	—	57	—	—
Non-cash changes due to acquisitions and divestitures:
Current assets	70,001	51,324	58,084	5,507	2,947	(79)	(235)
Non-current assets	214,455	107,788	107,226	13,953	8,884	(2,411)	(24,506)
Current liabilities	73,651	25,286	27,865	(1,810)	698	235	3,287
Non-current liabilities	576	342	3,390	—	513	—	—
See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

1.                Description of the Business and Summary of Significant Accounting Policies

              (a) Form of Organization and Nature of Business

      Ardent Health Services LLC (the Company), a Delaware limited liability company, was formed in June 2001 for the purpose of owning and operating general acute care and mental health facilities. The Delaware Limited Liability Company Act provides that no member or manager of an LLC shall be obligated personally for any debt, obligation, or liability of the LLC solely by reason of being a member or acting as a manager of the LLC.

      Lovelace Health Systems, Inc. (Lovelace), acquired January 1, 2003 (Note 14), is a federally qualified health maintenance organization (HMO) which operates as an integrated health system consisting of Lovelace Hospital, various clinics, and the HMO.

      As discussed more fully below, the outstanding stock of Behavioral Healthcare Corporation (the Predecessor Company) was contributed to the Company effective August 1, 2001, in exchange for member units in the Company. The Predecessor Company’s operations include owning and operating healthcare facilities that provide psychiatric and related mental health services. Prior to this contribution of Predecessor Company shares to capitalize the Company, the Company had no operating history. Accordingly, the accompanying consolidated financial statements include the operations of the Company as of and for the nine-month period ended September 30, 2003, for the nine-month period ended September 30, 2002, as of and for the year ended December 31, 2002, as of and for the five-month period ended December 31, 2001, and the operations of the Predecessor Company for the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000.

      In June 2001, the Predecessor Company changed its fiscal year end from June 30 to December 31, effective December 31, 2001.

      As of September 30, 2003, the Company owned and operated two general acute care hospitals; an integrated healthcare delivery system (including five acute care hospitals, one inpatient rehabilitation hospital and a health plan); and 20 behavioral hospitals.

      As of December 31, 2002, the Company owned and operated five general acute care hospitals, one rehabilitation hospital, 20 behavioral hospitals, and two residential treatment centers.

              (b) Unaudited Interim Financial Statements

      The accompanying consolidated balance sheet as of September 30, 2003, consolidated statements of operations and cash flows for the nine-month periods ended September 30, 2003 and 2002, the consolidated statement of members’ equity for the nine-month period ended September 30, 2003, and all information related to September 30, 2003 and the nine-month period then ended in the accompanying notes to the consolidated financial statements are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for the nine-month period ended September 30, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year or for any future period.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

              (c) Basis of Presentation

      During 2001, through a series of private transactions, a certain Predecessor Company shareholder (Controlling Shareholder) acquired approximately 63% of the outstanding shares of the Predecessor Company at a price of $3.43 per share to increase its ownership to approximately 80% of the outstanding shares of the Predecessor Company. In August 2001, the Controlling Shareholder capitalized the Company by contributing its shares in the Predecessor Company in exchange for common and preferred units of the Company. Concurrently, the Company authorized an exchange whereby the remaining Predecessor Company shareholders could exchange their shares for Company units or receive cash of $3.43 per share. Each Predecessor Company share contributed to the Company was exchanged for 0.5 preferred units and 0.5 common units of the Company.

      The formation and capitalization of the Company (Ardent Capitalization) was accounted for as a common control merger. The shares, and resulting net assets, contributed by the Controlling Shareholder to the Company were valued at $3.43 per unit (Controlling Shareholder Basis) in accordance with Emerging Issues Task Force (EITF) Issue 90-5, “Exchanges of Ownership Interests between Entities under Common Control,” which is consistent with the carrying value of the shares recorded by the Controlling Shareholder. The shares exchanged by minority Predecessor Company shareholders were valued at their historical cost basis, $4.98 per unit (Carryover Basis), in the capitalization of the Company. As a result of the valuations assigned to the Company’s units, the historical cost basis of the Predecessor Company’s net assets was in excess of the assigned values by approximately $31.6 million upon capitalization of the Company in August 2001. This reduction in book value was allocated to the Predecessor Company’s net assets such that each of the Company’s assets and liabilities were valued with a component of the Controlling Shareholder Basis and the Carryover Basis. As a result, based on the proportional amount of shares contributed by the controlling Shareholder at the date of the Ardent Capitalization, approximately 80% of the Company’s net assets were valued at the Controlling Shareholder Basis and approximately 20% were valued at the Carryover Basis.

      Additionally, the reduction in book value resulted in the recognition of approximately $16.9 million of noncurrent deferred tax assets based on the income tax and financial reporting basis differences created in the transaction.

      The accompanying consolidated financial statements have been prepared using the separate cost basis of the Company and the Predecessor Company and reflect the change in the cost basis effective August 1, 2001. Financial information of the Company and the Predecessor Company are not comparable due to the different cost basis.

              (d) Principles of Consolidation

      The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

              (e) Accounting Estimates

      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, contractual discounts and professional and general liability accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

              (f) Allowance for Doubtful Accounts

      The Company estimates the allowance for doubtful accounts based primarily upon the age of patient accounts receivable, the patient’s economic inability to pay and the effectiveness of its collection efforts. The Company routinely monitors its accounts receivable balances and utilizes historical collection experience to support the basis for its estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on the Company’s results of operations and cash flows. The allowance for doubtful accounts was $37,285, $25,809 and $13,723 as of September 30, 2003, December 31, 2002 and 2001, respectively.

      A summary of activity in the Company’s allowance for doubtful accounts follows (in thousands):

			Accounts
		Provision for	Written Off,
	Beginning	Doubtful	Net of	Ending
	Balance	Accounts	Recoveries	Balance

Allowance for doubtful accounts:
Year ended June 30, 2000	$13,598	14,341	(13,850)	14,089
Six-month period ended December 31, 2000	14,089	4,859	(8,889)	10,059
Seven-month period ended July 31, 2001	10,059	4,159	(7,447)	6,771
Five-month period ended December 31, 2001	6,771	5,577	1,375	13,723
Year ended December 31, 2002	13,723	23,683	(11,597)	25,809
Nine-month period ended September 30, 2003 (Unaudited)	25,809	35,467	(23,991)	37,285

      The provision for doubtful accounts included in discontinued operations approximates $66, $6, $89, $79, $71, and $14 for the nine months ended September 30, 2003, for the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000 and the year ended June 30, 2000, respectively.

              (g) Allowance for Contractual Discounts

      The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from its standard charges. The Company must estimate the total amount of these discounts to prepare its financial statements. For the nine-month period ended September 30, 2003 and the year ended December 31, 2002, Medicare, Medicaid and discounted plan patients accounted for approximately 75% of total gross revenues. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. However, the services

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

authorized and provided and resulting reimbursements, are often subject to interpretation. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently necessitating continual review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect net revenues reported in the Company’s results of operations.

              (h) Risk Management and Self-Insured Liabilities

      The Company maintains certain claims-made commercial insurance related to general, professional and workers’ compensation risks. The Company provides an accrual for actual claims reported but not paid and actuarially determined estimates of claims incurred but not reported.

      The Company carries general and professional liability insurance from an unrelated commercial insurance carrier for losses up to $1,000 per occurrence with policy limits of $3,000 in the aggregate on a claims-made basis. The Company is responsible for a $500 deductible per occurrence. In addition, the Company has an umbrella policy with an unrelated insurance carrier with coverage up to $50,000 per occurrence and in the aggregate. The Company also carries workers’ compensation insurance with statutory limits and employer’s liability policy limits of $1,000 for each occurrence from an unrelated commercial insurance carrier of which the Company is responsible for deductibles of $250 per occurrence.

      The accrued liability for general, professional, and workers’ compensation liability risks is based on actuarially determined estimates. Claims are accrued under the Company’s various risk management plans as the incidents that give rise to them occur and the Company includes a provision for incurred but not reported incidents. Accrued liabilities are based on the estimated ultimate cost of settlement, including claim settlement expenses and are classified as other accrued expenses and liabilities and self-insured liabilities in the accompanying consolidated balance sheets.

      The Company maintains a self-insured medical and dental plan for employees. Self-insured liabilities are maintained in accordance with an average lag time and past experience. Claims are accrued under the Company’s various risk management plans as the incidents that give rise to them occur and the Company includes a provision for incurred but not reported incidents. Accruals are based on the estimated ultimate cost of settlement, including claim settlement expenses. The Company has entered into a reinsurance agreement with an independent insurance company to limit its exposure to losses on certain claims. Under the terms of the agreement, the insurance company will reimburse the Company for claims exceeding $150 up to $1,000 per employee.

              (i) Cash and Cash Equivalents

      Cash and cash equivalents consist of all highly liquid investments with maturity of 90 days or less when purchased.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

(j) Restricted Cash and Investments

      Restricted cash and investments related to the HMO and PSO include the following at September 30, 2003 and December 31, 2002:

	September 30,	December 31,
	2003	2002

	(Unaudited)
State of New Mexico reserve fund	$610	$300
Medicaid Managed Care Salud reserve fund	5,126	—
Bond reserve account	49	—

Total restricted cash and investments	$5,785	$300

      To comply with regulatory requirements, a U.S. Treasury Note totaling $610 and $300 at September 30, 2003 and December 31, 2002, respectively, is on deposit with the Insurance Division of the State of New Mexico.

      In addition, Lovelace is required by state laws and regulatory agencies to maintain restricted liquid asset balances equal to 3% of monthly premium revenue during the first year of the Salud! contract. These balances are required throughout the term of the contract unless otherwise adjusted by the Human Services Department of the State of New Mexico. Balances held in a trust account with the Wells Fargo Corporate Trust and Escrow Services totaled $5,126 at September 30, 2003. The minimum requirement at September 30, 2003 approximated $5.1 million.

      Lovelace is also required to maintain restricted liquid asset balances for its 1981 Series A-Healthcare System Revenue Bonds and its 1983 Series A-Healthcare System Revenue Bonds. The reserve account was $49 at September 30, 2003.

(k) Concentrations of Credit Risk

      The Company’s primary concentration of credit risk is patient accounts receivable, which consists of amounts owed by various governmental agencies, insurance companies, and private patients. The Company manages receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. Medicare and Medicaid programs comprised approximately 26% and 13% of patient receivables, respectively at September 30, 2003; 22% and 16% of patient receivables, respectively, at December 31, 2002; and 9% and 26% of patient receivables, respectively, at December 31, 2001. Receivables from Medicaid include amounts from the various states in which the Company operates. Remaining receivables relate primarily to various commercial insurance carriers and HMO/PPO programs. Concentration of credit risk from other payors is limited by the number of patients and payors.

(l) Inventories

      Inventories consist primarily of hospital supplies and pharmaceuticals and are stated at the lower of cost (first-in, first-out method) or market.

(m) Property, Plant, and Equipment

      Property, plant, and equipment on hand at August 1, 2001 were stated based upon the values assigned in connection with the Ardent Capitalization. Property, plant, and equipment additions subsequent

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

to the Ardent Capitalization are stated at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase values, change capacities, or extend useful lives are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which approximate 4 to 40 years.

      Property, plant, and equipment consisted of the following:

	September 30,	December 31,

	2003	2002	2001

	(Unaudited)
Land and improvements	$28,972	$17,340	$13,151
Buildings and improvements	176,706	119,923	55,243
Equipment	114,555	56,090	10,192
Leasehold improvements	8,125	4,372	363
Construction in progress	40,659	18,534	3,771

	369,017	216,259	82,720
Less accumulated depreciation and amortization	27,801	9,461	658

Property, plant, and equipment, net	$341,216	$206,798	$82,062

(n) Deferred Financing Costs

      Financing costs are deferred and amortized over the life of the related debt. The financing costs reported on the accompanying consolidated balance sheets are net of accumulated amortization of approximately $329, $663 and $319 at September 30, 2003, December 31, 2002 and December 31, 2001, respectively. Amortization of financing costs of approximately $5,749, $344, $186, $133, $511, and $775, respectively, is included in interest expense for the nine-month period ended September 30, 2003, the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000.

(o) Goodwill

      Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

      In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the Statement required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company was required to determine the fair value of each reporting unit and compare it to the carrying

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

amount of the reporting unit within six months of January 1, 2002. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit, the Company would be required to perform the second step of the transitional impairment test, as this is an indication that the reporting unit goodwill may be impaired. No reporting unit was required to perform the second step.

      Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 30 years, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill and other intangible asset impairment, if any, was measured based on projected discounted future operating cash flows using a discount rate reflecting the Company’s average cost of funds.

(p) Impairment or Disposal of Long-Lived Assets

      SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The Company adopted SFAS No. 144 on January 1, 2002.

      The Company met the criteria specified in SFAS No. 144 resulting in the operations of qualifying assets sold or assets held for sale as of December 31, 2002 to be reported as discontinued operations. Prior period presentation was reclassified to report discontinued operations for such qualifying assets.

      In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the asset and liability sections of the balance sheet.

      Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

(q) Note Receivable

      Note receivable at September 30, 2003 and December 31, 2002 consists of an acquired subordinated note from Health Care Horizons, Inc. in connection with the St. Joseph acquisition (Note 2(a)) bearing interest at 7%. Principal is payable monthly until October 1, 2009. The note was recorded at fair market value, upon acquisition, including a $359 premium amortizable over the remaining life of the note.

(r) Medical Claims Payable

      Medical claims payable are estimates of payments to be made under health coverage plans for reported claims and for losses incurred but not yet reported. Management develops these estimates using

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

actuarial methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of health care services, and other relevant factors. When estimates change, the Company records the adjustment in claims and capitation in the period the change in estimate occurs. General and administrative expenses includes a reserve which recognizes the accrual of additional administrative expenses associated with those unpaid health claims that are in the process of settlement as well as those that have been incurred but not yet reported. This reserve is based on the historical relationship between claims processing expenses and incurred claims.

      An analysis is performed and an accrual is recorded when it is probable that expected future health care costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and insurance recoveries on those contracts.

(s) Net Patient Service Revenue

      Net patient service revenue is recorded on the accrual basis in the period in which services are provided.

      Net patient service revenue includes amounts estimated by management to be reimbursable by Medicare, Medicaid, and other payors under provisions of cost or prospective reimbursement formulas in effect. Amounts received are generally less than the established billing rates and the differences (contractual discounts) are reported as deductions from patient service revenue at the time the service is rendered. The effect of other arrangements for providing services at less than established rates are also reported as deductions from patient service revenue.

      The Company’s facilities provide charity care to patients who are financially unable to pay for the health care services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in net patient service revenue.

      Settlements under cost reimbursement agreements with third party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid and other third-party payor programs often occur in subsequent years because of audits by the programs, rights of appeal, and the application of numerous technical provisions. Settlements are considered in the recognition of net patient service revenue on an estimated basis in the period the related services are rendered, and such amounts are subsequently adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations. Adjustments to estimated settlements resulted in increases to net patient service revenue of approximately $1,396 for the nine-month period ended September 30, 2003, $1,504 for the year ended December 31, 2002, $2,581 for the five-month period ended December 31, 2001, $2,002 for the seven-month period ended July 31, 2001, $2,279 for the six-month period ended December 31, 2000, and $2,421 for the year ended June 30, 2000.

      Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. In the opinion of the Company’s management, adequate provision has been made for any adjustments that may result from such reviews.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

(t) Premium Revenue and Related Receivables

      Premium revenues for health care services provided by the HMO and PSO are recognized as revenue over the period in which enrollees are entitled to medical care. An allowance is established for retroactive premium adjustments, as well as for doubtful accounts and other potential charges. Premiums collected in advance are deferred and recorded as unearned premiums. Premium receivables and the related allowance for doubtful accounts and retroactive adjustments are recorded on an accrual basis to report the receivables at their net realizable value.

      Lovelace has a contract with the State of New Mexico to provide healthcare services to Medicaid beneficiaries who select Lovelace as their provider through a managed care program known as “Salud!” Under Salud!, Lovelace receives a fixed premium per member per month based on age and gender-based criteria. Premium revenue recorded under this contract was $168,140 for the nine-month period ended September 30, 2003, and is included in premium revenue in the accompanying statements of operations.

      In addition, Lovelace is a party to a Medicare risk contract, whereby Lovelace receives a fixed premium per member per month based on age and gender-based criteria. Premium revenue recorded under this contract was $88,600 for the nine-month period ended September 30, 2003.

      Premiums receivable includes amounts due from one major employer group totaling $4,867 as of September 30, 2003. Premium revenue associated with this employer was $40,175 for the nine-month period ended September 30, 2003.

(u) Other Revenues

      Other revenues consist primarily of commercial laboratory, provider service organization and educational services which are recognized as services are provided.

(v) Stock-Based Compensation

      SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee unit/ stock-based compensation using the intrinsic value method as prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, under which approximately $1,049 of compensation cost related to employee unit/ stock options was recognized during the seven-month period ended July 31, 2001, as further described in Note 8(b) under the 1993 and 1996 Plans.

      In order to present the pro forma effects of SFAS No. 123 for the Unit Incentive Plan for the nine-month period ended September 30, 2003, the year ended December 31, 2002, and the five-month period ended December 31, 2001 and the 1993 and 1996 Plans (Note 8(b)) for the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000, the Company has used the Black-Scholes Option Pricing model with the following assumptions: an expected dividend yield of 0.0% for all periods, expected volatility of 0.0%, risk-free interest rate of 3.6% — 6.4%, and an expected life of 8.3 to 10 years. Had the Company determined compensation cost based on the fair

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

value at the grant date for its stock options under SFAS No. 123, the Company’s net income would have been changed to the pro forma amounts indicated below.

				Predecessor Company

	Nine-Month		Five-Month	Seven-Month	Six-Month
	Period Ended	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	September 30,	December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2001	2001	2000	2000

	(Unaudited)
Net income (loss), as reported	$3,904	$5,053	$2,716	$17,869	$3,336	$(7,829)
Add unit/stock-based employee compensation expense included in reported net earnings, net of tax	—	—	—	650	—	—
Deduct total unit/ stock-based employee compensation expense determined under fair-value based method for all rewards, net of tax	(774)	(400)	(179)	(412)	(578)	(973)

Pro forma net income	$3,130	$4,653	$2,537	$18,107	$2,758	$(8,802)

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option Pricing model. The weighted average assumptions used for grants is as follows:

				Predecessor Company

	Nine-Month		Five-Month	Seven-Month	Six-Month
	Period Ended	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	September 30,	December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2001	2001	2000	2000

	(Unaudited)
Risk-free investment interest rate	3.6%	3.9%	5.2%	5.2%	5.8%	6.4%
Expected life in years	10.0	9.3	10.0	8.3	10.0	10.0
Expected volatility	—	—	—	—	—	—
Fair value of options granted (per unit/ share)	$1.35	$1.10	$1.38	$1.02	$1.11	$1.74

(w) Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities, with the primary differences related to the allowance for doubtful accounts, accrued liabilities, depreciation methods and periods and deferred cost amortization methods. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(x) Interest Rate Swap Agreements

      The Company accounts for interest rate swaps in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities and requires that an entity recognize the fair value of all hedging arrangements as assets or liabilities in the financial statements. It also requires the recognition of changes in the fair value of these derivatives. These market value adjustments are to be included either in the income statement or other comprehensive income, depending on the nature of the hedged transaction.

(y) Fair Value of Financial Instruments

      The carrying amounts of cash and cash equivalents, accounts receivable, prepaids, other current assets, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items. Based on the current market rates offered for debt with similar risks and debt with similar maturities, the carrying amount of the Company’s long-term debt also approximates fair value at December 31, 2002 and 2001. The Company’s note receivable approximates fair value at December 31, 2002.

(z) Comprehensive Income

      Comprehensive income generally includes all changes in equity during a period except those resulting from investments by shareholders and distribution to members. Net income was the same as comprehensive income for all periods presented.

(aa) Reclassifications

      Certain reclassifications have been made to prior period amounts to conform with the current period presentation.

(ab) Recently Issued Accounting Standards

      In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 did not have a material effect on the Company’s consolidated financial statements.

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 are applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on the Company’s consolidated financial statements.

      In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not have a material effect on the Company’s consolidated financial statements.

      In May 2003, the FASB issued Statement of Financial Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equities, or SFAS 150. SFAS 150 requires issuers to classify as liabilities, or assets in some circumstances, three classes of freestanding financial instruments that embody obligations of the issuer. Generally, SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective for interim periods beginning after June 15, 2003. For mandatorily redeemable financial instruments of a nonpublic entity, both as defined by SFAS 150, the statement is effective for fiscal periods beginning after December 15, 2003. In the opinion of management, the Company meets the nonpublic entity criteria of SFAS 150. As a result, beginning in the first quarter of fiscal 2004, the Company will reflect its mandatorily redeemable preferred units as a liability on its consolidated balance sheets, and the related dividends as interest expense in its consolidated statements of operations. The Company is assessing the impact, if any, such presentation will have on the financial covenant tests of its debt agreements. In October 2003, the FASB voted to defer for an indefinite period, the application of the SFAS 150 guidance to noncontrolling interests in limited-life subsidiaries. The FASB decided to defer this application of SFAS 150 to allow them the opportunity to consider possible implementation issues that would result from the proposed SFAS 150 guidance regarding measurement and recognition of noncontrolling interests. The Company will assess the impact of the FASB’s reconsiderations, if any, on the Company’s consolidated financial statements when they are finalized.

      In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on the Company’s consolidated financial statements. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.

      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after January 31, 2003. It is applicable in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation is applicable to public enterprises as of the beginning of the applicable interim or annual period, and it applies to non-public enterprises, such as the Company, as of the end of the applicable annual period. The application of this Interpretation is not expected to have a material effect on the Company’s consolidated financial statements. The Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective.

2.	Acquisitions, Divestitures, Impairments and Restructuring Charges and Liabilities

     (a) Acquisitions

      Acquisitions have been accounted for using the purchase method of accounting prescribed by SFAS No. 141, and the results of their respective operations have been included in the consolidated statements of operations from the dates of acquisition. The purchase prices of these transactions were allocated to the assets acquired and liabilities assumed based upon their respective fair values and are subject to change during the twelve-month period subsequent to the acquisition date due to settling amounts related to purchased working capital and final determination of fair value estimates.

     (1) 2003 Acquisitions (Unaudited)

      Lovelace Hospital. Effective January 1, 2003, the Company acquired substantially all of the assets of Lovelace Hospital (Lovelace) located in Albuquerque, New Mexico, from Cigna Healthcare (Note 14).

      The Company’s purchase price was determined as follows:

Purchase price paid to Cigna	$209,350
Acquisition costs	7,445

$216,795

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The purchase price for the acquisition was preliminarily allocated to the estimated fair value of the net assets acquired as follows:

Cash	$22,677
Accounts receivable	17,113
Premiums receivable	17,345
Other current assets	16,076
Restricted assets	5,468
Property, plant and equipment	104,431
Goodwill	61,278
Other intangible assets	50,000
Current liabilities assumed	(77,593)

$216,795

     (2) 2002 Acquisitions

      Samaritan Hospital. Effective January 1, 2002, the Company acquired substantially all of the assets of Samaritan Hospital (Samaritan) located in Lexington, Kentucky from HCA Inc. (HCA).

      The Company’s purchase price was determined as follows:

Purchase price paid to HCA	$22,308
Acquisition costs	872

$23,180

      The purchase price for the acquisition of Samaritan was preliminarily allocated to the estimated fair value of the net assets acquired as follows:

Cash	$9
Accounts receivable	7,943
Other current assets	2,479
Property, plant, and equipment	15,510
Current liabilities assumed	(2,761)

Cash paid	$23,180

      Cumberland Hospital. Effective June 1, 2002, the Company acquired certain assets and liabilities of Cumberland Hospital located in New Kent, Virginia from The Brown Schools.

      The Company’s purchase price was determined as follows:

Purchase price paid to Brown Schools	$14,640
Acquisition costs	333

$14,973

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The purchase price for the acquisition of Cumberland was allocated to the estimated fair value of the net assets acquired as follows:

Cash	$2
Other current assets	129
Property, plant, and equipment	6,134
Goodwill	9,233
Other assets	9
Current liabilities assumed	(534)

Cash paid	$14,973

      St. Joseph Healthcare System. Effective September 1, 2002, the Company acquired substantially all of the assets and certain affiliated entities of St. Joseph Healthcare System (St. Joseph), a subsidiary of Catholic Health Initiatives (CHI), located in Albuquerque, New Mexico. This acquisition also included all stock, partnership, membership and other ownership or investment interests and rights in the St. Joseph Healthcare PSO, Inc. (PSO), as well as the stock of S.E.D. Laboratories (SED Lab).

      The Company’s purchase price was determined as follows:

Purchase price paid to CHI	$77,413
Working capital (preliminary)	16,017
SED Lab	1,900
Acquisition costs	5,658

$100,988

      The purchase price for the acquisition of St. Joseph and the related assets previously noted was preliminarily allocated to the estimated fair value of the net assets acquired as follows:

Cash	$10,002
Accounts receivable	29,446
Other current assets	8,827
Goodwill	1,712
Other assets	9,162
Property, plant, and equipment	69,788
Current liabilities assumed	(24,559)
Other liabilities assumed	(3,390)

Cash paid	$100,988

      Working Capital Settlements. In conjunction with the acquisitions of Samaritan and St. Joseph, the Company is involved with each of the former owners related to the determination of the final working capital amounts associated with both of these acquisitions. It is expected that the final working capital amounts related to these acquisitions will be finalized during 2003.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

     (3) 2001 Acquisitions

      Summit Hospital. Effective August 1, 2001, the Company acquired substantially all of the assets of Summit Hospital (Summit) located in Baton Rouge, Louisiana, from Triad Hospitals, Inc. (Triad).

      Based on the requirements of SFAS No. 141, the Company’s purchase price was determined to be as follows:

Purchase price paid to Triad	$19,000
Acquisition costs	200

$19,200

      In accordance with SFAS No. 141, the purchase price for the acquisition of Summit was allocated to the estimated fair value of the net assets acquired as follows:

Accounts receivable	$2,158
Other current assets	1,989
Property, plant, and equipment	16,965
Current liabilities assumed	(1,912)

Net cash paid	$19,200

     (4) Acquisition Commitments

      In conjunction with the St. Joseph acquisition, the Company committed to the previous owners to invest $40 million in capital expenditures over 5 years.

     (b) Divestitures and Impairments

      The Company completed significant portions of its restructuring plans during 2002, 2001, and 2000 in part through the divestiture of underperforming or nonstrategic mental health hospitals which were previously identified as not compatible with the Company’s operating plans based upon management’s review of all hospitals and giving consideration to expected market conditions. In 2002, certain divestiture activities and assets held for sale qualified for discontinued operations reporting under SFAS No. 144.

     (1) Nine-Month Period Ended September 30, 2003 (Unaudited)

      For the nine-month period ended September 30, 2003 the Company recognized a net pre-tax gain of approximately $618 on the sale of two hospitals, which were previously identified for sale under SFAS No. 121; a pre-tax gain of approximately $724 on the sale of one hospital which was identified for sale under SFAS No. 144; and a pre-tax gain of approximately $250 on the recoveries of fully reserved items related to a facility identified for sale under SFAS No. 144 and sold in a previous period. The Company received net cash proceeds of approximately $6,061 on the divestitures and the recoveries.

     (2) Year Ended December 31, 2002

      For the year ended December 31, 2002 the Company recognized a net pre-tax gain of approximately $900 on the sale of two hospitals, which were previously identified for sale under SFAS No. 121; a pre-tax

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

gain of approximately $2,349 on the sale of one hospital, which was identified for sale under SFAS No. 144; and a net pre-tax gain of approximately $306 on the net working capital settlement of a hospital sold in the seven-month period ended July 31, 2001. The Company received net cash proceeds of approximately $9,390 on the divestitures and working capital settlement.

      The Company recognized impairment charges of approximately $203 based on revised estimates of selling prices related to facilities identified for sale in 2001.

(3) Five-Month Period Ended December 31, 2001

      For the five-month period ended December 31, 2001, the Company recognized a net pre-tax gain of approximately $109 on the sale of two hospitals which were previously identified for divestiture in fiscal 1999. The Company received net cash proceeds of approximately $1,656 and a note in the amount of $964 which is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet as of December 31, 2001. The note was paid in full in January 2002.

      The Company recorded impairment charges of $369 related to changes in the estimates of fair value of facilities held for sale.

(4) Seven-Month Period Ended July 31, 2001

      For the seven-month period ended July 31, 2001, the Predecessor Company recognized a net pre-tax gain of approximately $9,123 related to one hospital and three clinics sold in Puerto Rico (collectively the San Juan Operations) to Universal Health Services, Inc, for approximately $21,140 net cash proceeds which were used to pay down existing indebtedness in accordance with the 2000 Credit Agreements (Note 4).

      Additionally, the Predecessor Company recognized impairment charges of approximately $303 for hospitals identified for sale in fiscal 1999 and two additional hospitals identified for divestiture in the seven-month period ended July 31, 2001. The impairment charges for the seven-month period relate to revised estimated fair market values of the facilities held for sale based on purchase offers received.

(5) Six-Month Period Ended December 31, 2000

      During the six-month period ended December 31, 2000, the Predecessor Company recognized a net pre-tax loss of approximately $18 on the sale of one hospital which was identified for divestiture in fiscal 2000. This divestiture provided approximately $2,237 of net cash proceeds which was used to pay down indebtedness.

(6) Year Ended June 30, 2000

      During the year ended June 30, 2000, the Predecessor Company recognized a net pre-tax loss of approximately $1,252 on the sale of nine hospitals which were identified for divestiture in fiscal year 1999. These divestitures provided approximately $20,202 of net cash proceeds which was used to pay down existing indebtedness.

      The Predecessor Company recognized a pre-tax loss of approximately $2,550 in the year ended June 30, 2000, which includes approximately $1,467 of additional impairment associated with three

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

hospitals identified for sale as of June 30, 1999 and approximately $1,083 of impairment associated with one hospital identified for divestiture in the year ended June 30, 2000.

      The reconciliation of the pretax gain (loss) on divestitures is as follows:

				Predecessor Company

	Nine-Month		Five-Month	Seven-Month	Six-Month
	Period Ended	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	September 30,	December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2001	2001	2000	2000

	(Unaudited)
Proceeds from divestitures, net of selling costs paid	$6,061	$9,390	$1,656	$21,140	$2,237	$20,202
Selling costs accrued	—	—	—	(1,623)	—	—
Note receivable	—	—	964	—	—	—
Net assets sold:
Property, plant, and equipment	(4,829)	(5,041)	(2,674)	(8,103)	(2,411)	(24,506)
Accounts receivable	—	—	—	(2,806)	—	—
Prepaid expenses and other current assets	(73)	(315)	(9)	(141)	(79)	(235)
Other long-term assets	—	(479)	—	(780)	—	—
Accounts payable	—	—	—	708	105	108
Other liabilities	433	—	172	728	130	3,179

Gain (loss) on divestitures	$1,592	$3,555	$109	$9,123	$(18)	$(1,252)

      The major components of the impairment charges recognized are as follows:

				Predecessor Company

	Nine-Month		Five-Month	Seven-Month	Six-Month
	Period Ended	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	September 30,	December 31,	December 31,	July 31,	December 31,	June 30,
	2003	2002	2001	2001	2000	2000

	(Unaudited)
Property, plant, and equipment	$—	$203	$19	$279	$—	$2,550
Other assets, net	—	—	350	24	—	—

	$—	$203	$369	$303	$—	$2,550

(c) Restructuring Charges and Liabilities

      The Company initiated restructuring activities during 2002, 2001 and 2000 in part through the divestiture of under performing or nonstrategic mental health hospitals which were identified as not compatible with the Company’s operating plans based upon management’s review of all hospitals. At September 30, 2003, December 31, 2002 and December 31, 2001, the accompanying consolidated balance sheets include accrued estimated restructuring costs of approximately $866, $1,560 and $1,119, respectively. These amounts are classified in other current liabilities.

(1) Year Ended December 31, 2002

      For the year ended December 31, 2002 the Company recognized restructuring and exit cost charges of approximately $1,075 comprised of selling and other facility exit costs related to a hospital identified for

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

divestiture in 2002. Approximately $509 of such costs were paid in the year ended December 31, 2002. The Company also reversed charges of approximately $125 based upon revised selling and exit costs of facilities identified for divestiture in prior periods.

(2) Five-Month Period Ended December 31, 2001

      For the five-month period ended December 31, 2001, the Company recognized restructuring and exit cost charges of $1,055 on two hospitals identified for divestiture in the seven-month period ended July 31, 2001 and one hospital identified for divestiture in the five-month period ended December 31, 2001. These restructuring and exit cost charges represent severance costs, lease cancellation and other facility exit costs. The severance costs related to 50 employees. Approximately $638 was paid in the five-month period ended December 31, 2001 related to the severance, lease cancellation fees, and other exit costs on three hospitals. Additionally, approximately $50 of lease cancellation fees were reversed related to a hospital identified for divestiture in the prior period.

(3) Seven-Month Period Ended July 31, 2001

      For the seven-month period ended July 31, 2001, the Predecessor Company recognized restructuring and exit cost charges of $492 related to severance costs, lease cancellation costs, and other exit costs on two hospitals identified for divestiture in the period. The severance costs related to 116 employees. The Company also reversed approximately $235 related to revised estimates of exit costs on three hospitals identified for divestiture in prior periods.

(4) Six-Month Period Ended December 31, 2000

      For the six-month period ended December 31, 2000, the Predecessor Company paid approximately $307 related to severance costs and other exit costs on a hospital identified for divestiture in the prior year.

     (5) Year Ended June 30, 2000

      For the year ended June 30, 2000, the Predecessor Company recognized restructuring and exit cost charges of approximately $771 related to severance costs, lease cancellation costs, and other exit costs on 12 hospitals identified for divestiture in the prior year and one hospital identified for divestiture during the year ended June 30, 2000. Approximately $4,479 was paid in the year ended June 30, 2000 related to severance, lease cancellations, and other exit costs on 11 hospitals. The Predecessor Company also reversed charges of approximately $2,155 based upon revised selling and exit costs of hospitals identified for divestiture in prior periods.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The following table summarizes the restructuring and exit costs accruals and payment activity for the following periods:

		Facility, Lease
	Severance	Termination
	and Related	and Other
	Costs	Exit Costs	Total

Balance at July 1, 1999	$5,284	$1,381	$6,665
Charges	134	637	771
Payments	(3,374)	(1,105)	(4,479)
Changes in estimates related to prior period charges	(1,926)	(229)	(2,155)

Balance at June 30, 2000	118	684	802
Payments	(118)	(189)	(307)

Balance at December 31, 2000	—	495	495
Charges	255	237	492
Changes in estimates related to prior period charges	—	(235)	(235)

Balance at July 31, 2001	255	497	752

Charges	141	914	1,055
Payments	(396)	(242)	(638)
Changes in estimates related to prior period charges	—	(50)	(50)

Balance at December 31, 2001	—	1,119	1,119
Charges	—	1,075	1,075
Payments	—	(509)	(509)
Changes in estimates related to prior period charges	—	(125)	(125)

Balance at December 31, 2002	—	1,560	1,560
Payments (Unaudited)	—	(694)	(694)

Balance at September 30, 2003 (Unaudited)	$—	$866	$866

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

(d) Assets Held for Sale

      The net assets of the hospitals identified for divestiture under SFAS No. 121 are included in the following captions in the accompanying consolidated balance sheets as of December 31, 2002 and December 31, 2001:

		December 31,
	September 30,
	2003	2002	2001

	(Unaudited)
Accounts receivable	$—	$395	$2,185
Other current assets	—	156	348
Property, plant, and equipment, net	—	2,970	9,215
Other accrued expenses and liabilities	—	(441)	(1,211)

Net assets of hospitals identified for divestiture	$—	$3,080	$10,537

      As of December 31, 2002, there are two hospitals held for sale under SFAS No. 121. These hospitals were subsequently sold in 2003.

      The following components of the net assets of the hospitals identified for divestiture under SFAS No. 144 are included in assets held for sale in the accompanying consolidated balance sheets as of December 31, 2002 and 2001:

		December 31,
	September 30,
	2003	2002	2001

	(Unaudited)
Other current assets, net	$—	$74	$89
Property, plant, and equipment, net	—	1,740	2,693

Assets of hospitals identified for divestiture	$—	$1,814	$2,782

      As of December 31, 2002, there is one hospital held for sale under SFAS 144. This hospital was subsequently sold in 2003.

(e) Pro Forma Results of Operations (Unaudited)

      The following unaudited pro forma results of operations give effect to the operations of the acquisitions and divestitures as if the respective transactions had occurred as of the first day of the period immediately preceding the period of the transaction:

			Predecessor Company

		Five-Month	Seven-Month	Six-Month
	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	December 31,	December 31,	July 31,	December 31,	June 30,
	2002	2001	2001	2000	2000

Revenues	$558,187	$230,024	$319,851	$117,757	$222,968
Net income (loss)	(1,776)	(184)	2,604	1,704	(4,042)

      The unaudited pro forma results of operations do not purport to represent what the Company’s results of operations would have been had such transactions occurred at the beginning of the period presented or to project the Company’s results of operations in any future period.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

3.     Goodwill and Other Intangible Assets

(a) Acquired Other Intangible Assets (Unaudited)

      Other intangible assets acquired in the Lovelace acquisition based upon preliminary purchase price allocations are as follows as of September 30, 2003:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Amortized intangible assets
Customer relationships	$30,000	$(2,500)
Unamortized intangible assets
Trade name	$20,000

      The Company is amortizing the customer relationships valuation over 11 weighted average years. For the nine-month period ended September 30, 2003, the Company recognized amortization expense of $2.5 million related to the customer relationships. Estimated future annual amortization expense of the customer relationships is as follows:

2004	$4,845
2005	$4,845
2006	$2,393
2007	$1,576
2008	$1,576

(b) Goodwill

      Amortization expense related to goodwill was $70, $247, $212, and $423 for the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000, respectively. The following table reconciles previously reported net income as if the provisions of SFAS No. 142 were in effect for the following periods:

		Predecessor Company

	Five-Month	Seven-Month	Six-Month
	Period Ended	Period Ended	Period Ended	Year Ended
	December 31,	July 31,	December 31,	June 30,
	2001	2001	2000	2000

Reported net income (loss)	$2,716	$17,869	$3,336	$(7,829)
Add back goodwill amortization, net of tax effect	43	151	210	376

Adjusted net income (loss)	$2,759	$18,020	$3,546	$(7,453)

      The Company completed its transition impairment tests of goodwill during the second quarter of 2002 and did not incur an impairment charge. The Company also performed its annual impairment test as of October 1, 2002 and did not incur an impairment charge.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The following table summarizes the changes in the carrying amount of goodwill for the following periods:

		Behavioral
	Acute Care	Care
	Services	Services	Total

Balance at January 1, 2002	$—	$2,127	$2,127
Goodwill acquired	1,712	9,233	10,945

Balance at December 31, 2002	1,712	11,360	13,072
Goodwill acquired (Unaudited)	61,335	—	61,335

Balance at September 30, 2003 (Unaudited)	$63,047	$11,360	$74,407

4.     Long-Term Debt and Financing Matters

      Long-term debt includes the following:

		December 31,
	September 30,
	2003	2002	2001

	(Unaudited)
Term loan payable to a bank bearing interest at LIBOR plus 2.65% (4.03% at December 31, 2002)	$—	$28,500	$28,500
Revolving line of credit bearing interest at prime plus 1.25% (5.50% at December 31, 2002)	—	38,703	3,127
Senior subordinated notes bearing interest at 10%	225,000	—	—
Notes payable	3,572	4,845	—
Subordinated debt bearing interest at 10.2% net of unamortized discount of $4,170 at September 30, 2003	31,830	—	—
Other	1,262	796	—

Total long-term debt	261,664	72,844	31,627
Less current installments	(1,498)	(40,901)	(3,127)

	$260,166	$31,943	$28,500

(a) 2000 Credit Agreements

      On December 28, 2000, the Predecessor Company secured a $28,500 term loan (the Term Loan) with Bank One and a revolving line of credit (Line of Credit) with Heller Healthcare Finance, Inc. (Heller) — (collectively the 2000 Credit Agreements) for the purpose of refinancing the 1996 Credit Agreement, as amended. On December 31, 2001, the Company amended the 2000 Credit Agreements such that the maturity of the Credit Agreements was extended to December 31, 2003, and the interest rate was modified.

      The Term Loan, which is secured by mortgages on eight of the Company’s behavioral hospitals, bears interest at either prime plus 0.75% or LIBOR plus 2.65%, as amended, and is selected at the discretion of the Company. The Company has elected to use LIBOR plus 2.65%. Interest is payable on the outstanding principal balance of the Term Loan on the last day of the selected interest period. The principal of the

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

Term Loan is to be paid in full on the maturity date. The Company can prepay the Term Loan in the amount of $50 or multiples thereof prior to the maturity date.

      The Line of Credit has a maximum borrowing limit of $50,000 as of December 31, 2002. The Predecessor Company utilized the proceeds from the sale of the San Juan Operations to pay down existing indebtedness under the Line of Credit. The Company is limited to borrowing based on 85% of qualified accounts receivable, as defined. As of December 31, 2002, approximately $11,297 is available for borrowing under the Line of Credit. The Line of Credit bears interest at a rate of prime plus 1.25% and interest is payable monthly in arrears. Based on the Company’s funding of the Line of Credit through a lock-box arrangement, the outstanding indebtedness has been classified as current in the accompanying balance sheets.

      The 2000 Credit Agreements are collateralized by the assignment of all rights, title, and interest in all equipment, fixtures, real property, inventory, and common stock of the Company and its subsidiaries excluding those facilities identified for divestiture by the Company as part of the restructuring process (Note 2).

      The Term Loan and Line of Credit contained various financial covenants that included requirements for the Company to maintain a minimum fixed charge coverage ratio, minimum tangible net worth, and a maximum leverage ratio.

      In 2003, the Company obtained new financing for its Term Loan and Line of Credit (Note 14).

(b) Loan Costs

      The Company and Predecessor Company incurred loan costs of approximately $112, $128, and $828 in the year ended December 31, 2002, the seven-month period ended July 31, 2001, and the six-month period ended December 31, 2000, respectively, related to the Term Loan and Line of Credit. These costs have been capitalized and are being amortized over the life of the related debt. As a result of the payoff of the 1996 Credit Agreement, as amended, the Predecessor Company wrote off approximately $776 of related deferred loan costs, which has been included as interest expense for the six-month period ended December 31, 2000. As of December 31, 2002 and 2001, loan costs of approximately $252 and $331, respectively, are classified as prepaid expenses and other current assets in the accompanying consolidated balance sheets as a result of the Line of Credit being similarly classified.

(c) Notes Payable

      In 2002, the Company entered into two notes payable arrangements (Notes Payable) for the purpose of financing certain hardware, software and implementation costs pertaining to the upgrade of the Company’s information systems. The Notes Payable, totaling approximately $4,800, are secured by the assets placed in service. These Notes Payable bear interest at 6.5% and 7.2% and have monthly scheduled principal and interest payments through maturity in 2005.

(d) Letters of Credit

      The Company has approximately $7,097, $7,797 and $4,950 outstanding in letters of credit and surety bonds at September 30, 2003, December 31, 2002 and 2001, respectively. The letters of credit are outstanding for insurer requirements and are secured by the collateral of the Term Loan.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

(e) Future Installments

      Future installments of long-term debt at December 31, 2002 are as follows:

2003	$40,901
2004	30,392
2005	1,551

$72,844

5.     Income Taxes

      Significant components of the Company’s deferred tax assets as of December 31, 2002 and December 31, 2001 are as follows:

	December 31,

	2002	2001

Deferred tax assets:
Patient accounts receivable, net	$9,170	$7,063
Accrued liabilities	7,373	4,982
Depreciation	9,448	8,448
Amortization	3,949	4,757
Federal net operating loss carryforward	3,722	2,067
State net operating loss carryforward	5,552	4,613

Total deferred tax assets	39,214	31,930
Valuation allowance for deferred tax assets	(6,369)	(4,200)

Net deferred tax assets	$32,845	$27,730

      As discussed in Note 1, in connection with the Ardent Capitalization, the Company recorded approximately $16.9 million of noncurrent deferred tax assets based on the income tax and financial reporting basis differences created in the Ardent Capitalization.

      The net deferred tax assets are presented in the accompanying consolidated balance sheets under the following captions:

	December 31,

	2002	2001

Current deferred tax asset	$16,910	$12,045
Noncurrent deferred tax asset	15,935	15,685

Net deferred tax asset	$32,845	$27,730

      At December 31, 2002, the Company has federal and state net operating loss carryforwards of approximately $10,948 and $81,498, respectively, for income tax purposes that expire in 2003 through 2016. Additionally, at December 31, 2002, the Company has a nonexpiring federal Alternative Minimum Tax Credit carryforward of $105.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      During the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000, the Company and the Predecessor Company increased (decreased) the valuation allowance related to its deferred tax assets by approximately $348, $(161), $(13,044), $(506), and $1,676, respectively. In 2002, the valuation allowance was increased by $1,821 for certain deferred tax assets associated with the 2002 acquisitions. Additionally, during the seven-month period ended July 31, 2001, the Predecessor Company reduced the valuation allowance and goodwill by approximately $418 related to certain purchase price adjustments on prior business combinations in accordance with SFAS 109.

      As of December 31, 2002 and 2001, a valuation allowance of approximately $6,369 and $4,200, respectively, has been recognized as an offset to noncurrent deferred tax assets related primarily to the realizability of certain net operating loss carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowance. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. Subsequently recognized tax benefit or expense relating to the valuation allowance for deferred tax assets will be reported as an income tax benefit or expense in the consolidated statement of operations.

      For financial reporting purposes, income (loss) from continuing operations consists of:

			Predecessor Company

		Five-Month	Seven-Month	Six-Month
	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	December 31,	December 31,	July 31,	December 31,	June 30,
	2002	2001	2001	2000	2000

Pretax income (loss):
United States	$7,033	$4,258	$(771)	$1,803	$(11,151)
Foreign	—	18	9,225	1,058	2,486

	$7,033	$4,276	$8,454	$2,861	$(8,665)

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

			Predecessor Company

		Five-Month	Seven-Month	Six-Month
	Year Ended	Period Ended	Period Ended	Period Ended	Year Ended
	December 31,	December 31,	July 31,	December 31,	June 30,
	2002	2001	2001	2000	2000

Current:
Federal	$1,458	$421	$954	$—	$(1,973)
Foreign	—	4	2,670	323	288
State	1,033	418	239	(217)	1,107

Total current	2,491	843	3,863	106	(578)

Deferred:
Federal	796	1,074	(9,511)	(311)	(104)
Foreign	—	—	258	(5)	258
State	(597)	(262)	(2,974)	261	(559)

Total deferred	199	812	(12,227)	(55)	(405)

Income tax expense (benefit)	$2,690	$1,655	$(8,364)	$51	$(983)

      The Company and Predecessor Company’s consolidated effective tax rate differed from the amounts computed by the federal statutory rate to pre-tax income from continuing operations as set forth below:

					Predecessor Company

			Five-Month		Seven-Month		Six-Month
	Year Ended		Period Ended		Period Ended		Period Ended		Year Ended
	December 31,		December 31,		July 31,		December 31,		June 30,
	2002		2001		2001		2000		2000

	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Tax at federal statutory rate	$2,392	34%	$1,454	34%	$2,874	34%	$973	34%	$(2,946)	34%
States taxes, net of federal benefits	(434)	(6)	264	6	809	9	(46)	(2)	362	(4)
Higher (lower) effective foreign taxes	—	—	(2)	—	1,021	12	(222)	(8)	(313)	3
Change in valuation allowance	348	5	(161)	(3)	(13,044)	(154)	(506)	(17)	1,676	(19)
Expiration of state net operating losses	374	5	—	—	—	—	—	—	—	—
Other, net	10	—	100	2	(24)	—	(148)	(5)	238	(3)

Total	$2,690	38%	$1,655	39%	$(8,364)	(99)%	$51	2%	$(983)	11%

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The effective tax rate for the nine-month period ended September 30, 2003 was 40%, which includes an estimated increase in the valuation allowance of $2,900.

6.	Preferred Member Units and Preferred Stock

Preferred Member Units

      As discussed in Note 1, in connection with the Ardent Capitalization, the Company issued common and preferred member units in exchange for the outstanding shares of the Predecessor Company. The Company issued 8,883,396 preferred units in connection with the Ardent Capitalization. Additionally, the Company subsequently issued an additional 19,278,403 preferred units through December 31, 2002 at $3.43 per unit.

      The Company is required to redeem all preferred units upon the occurrence of a triggering event defined as (i) a business combination whereby unit holders of the Company owned less than 50% of the outstanding equity securities of the surviving or resulting Company, (ii) sale by the Company of substantially all of its assets to an independent third party, (iii) an initial equity public offering of the Company under the Securities Act of 1933 of at least $50,000, or (iv) September 4, 2011. See Note 1(ab).

      The holders of preferred units shall be entitled to receive cumulative preferred dividends on each mandatorily redeemable preferred unit in an amount equal to the greater of (i) 8% per annum of the sum of $3.43 plus the aggregate amount of any accrued and unpaid preferred dividends and (ii) the amount of cash actually distributed with respect to a common member unit during the year. As of September 30, 2003, December 31, 2002 and 2001, accrued but unpaid dividends on the preferred units amounted to approximately $13,095, $7,203 and $1,210, respectively, and are included in the mandatorily redeemable preferred units caption in the accompanying consolidated balance sheets.

      The holders of preferred units do not have voting rights, except as required by law. Upon liquidation, dissolution, or winding up of the Company, holders of preferred units will be entitled to be paid out of the assets available for distribution to unit holders before any distribution or payment is made to any common unit holder. The amount shall be equal to the sum of $3.43 plus the aggregate amount of any accrued and unpaid preferred dividends on such units through the date of payment.

      The Company, at its option, can redeem the preferred units at any time for a price equal to $3.43 plus the aggregate amount of any accrued and unpaid preferred dividends on such units with 30 days notice.

      In 2001, the Company incurred issuance costs of approximately $1,616 related to units issued in 2001 and units to be issued under a certain 2001 subscription agreement with the Controlling Shareholder, as agent. As of December 31, 2001, approximately $748 of these issuance costs related to future preferred unit issuances and were included in other noncurrent assets in the accompanying consolidated balance sheet. The Company accounts for issuance costs as reductions from the proceeds of preferred units. Due to the mandatory redemption nature of the Company’s preferred units, the preferred units are being accreted to their liquidation value, $3.43, through the date of the required redemption. The net accretion for the year ended December 31, 2002 and the five-month period ended December 31, 2001 was $44 and $36, respectively.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

Preferred Stock

      The Predecessor Company issued Series B Preferred Stock in 1996. The Series B Preferred shares of the Predecessor Company accrued cumulative dividends equal to 8% per annum of the liquidation value of the shares. Such dividends were cumulative and accrued automatically whether or not paid by the Predecessor Company. Accumulated accrued dividends as of December 31, 2000 were approximately $96. Holders of the Series B Preferred Stock were entitled to a preference in the amount of $6 per share of Series B Preferred Stock, plus any accrued but unpaid dividends on such shares in the event of the liquidation or dissolution of the Predecessor Company.

      On April 30, 2001, the Predecessor Company redeemed all Series B Preferred Stock of the Predecessor Company for approximately $405, which included approximately $104 of accrued dividends.

7.     Members’ Equity and Stockholders’ Equity

     (a) Common Units

      As of September 30, 2003, December 31, 2002 and 2001, the Company has authorized 69,861,852, 67,727,491 and 13,874,469 common member units, respectively. In connection with the Ardent Capitalization, the Company issued 8,883,396 common member units, including 55,667 units in connection with the conversion of Predecessor Company option holders (Note 1). Subsequent to the Ardent Capitalization, the Company issued an additional 4,991,073 common member units in connection with the 2001 subscription agreement described above for $3.43 per unit.

      In 2003, the Company issued 1,126,843 common member units in connection with a private offering for $4.50 per unit. The Company issued an additional 1,030,928 common member units for $4.50 per unit in connection with the issuance of the $36.0 million Senior Subordinated Notes (Note 14).

      In 2002, the Company issued 39,318,579 common member units in connection with the 2001 and 2002 subscription agreements for $3.43 and $4.50 per unit. In 2003, the Company issued 1,481,481 common member units in connection with the 2002 Subscription Agreement for $4.50 per unit.

      In 2002, the Company incurred issuance costs of approximately $1,786 related to units issued in 2002 and units to be issued in 2003. As of December 31, 2002, approximately $596 of these issuance costs related to future equity unit issuances were included in other noncurrent assets in the accompanying consolidated balance sheets. In 2001, the Company incurred issuance costs of approximately $1,671 related to units issued in 2001 and units to be issued under a certain 2001 subscription agreement with the Controlling Shareholder, as agent. As of December 31, 2001, approximately $765 of these issuance costs related to future equity unit issuances and were included in other noncurrent assets in the accompanying consolidated balance sheets. The Company accounts for issuance costs as reductions from the proceeds of common units.

     (b) Common Shares of Predecessor Company

      As of July 31, 2001, the Predecessor Company had 19,226,829 common shares outstanding. As discussed in Note 1, in connection with the Ardent Capitalization, holders of common shares of the Predecessor Company were entitled to receive either $3.43 per share in cash or convert their shares into 0.5 common and 0.5 preferred member units of the Company. As a result, 19,226,829 shares were

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

converted into 8,827,729 Company common member units and Predecessor shareholders holding 1,571,371 shares received cash proceeds totaling $5,390.

     (c) Series A Convertible Preferred Stock of Predecessor Company

      The Predecessor Company issued Series A Convertible Preferred Stock in 1996. The Series A Convertible Preferred Stock were subject to a $0.48 per share quarterly dividend at the discretion of the Predecessor Company’s board of directors. Such dividends were not cumulative and, if not declared by the board of directors for a particular quarter, did not accrue and were not paid. Holders of Series A Convertible Preferred Stock were entitled to a preference in the amount of $6.00 per share in the event of a dissolution or liquidation of the Predecessor Company (for which a merger or consolidation would not qualify) after satisfaction of the obligations of the Series B Preferred shareholders.

      In accordance with the Series B Preferred Stock terms, each share of Series A Convertible Preferred Stock automatically converted to one share of the Predecessor Company’s common stock upon (i) the sale or transfer of the Predecessor Company to a nonaffiliate of the Series A Convertible Preferred shareholders or (ii) at the shareholders’ election to the extent the shareholders would own in the aggregate less than 20% of the outstanding common stock of the Predecessor Company.

      Effective May 2001, in connection with the Ardent Capitalization, holders of Series A Preferred Stock of the Predecessor Company converted 5,651,368 shares Series A Preferred Stock to shares of common stock of the Predecessor Company.

8.     Employee Benefit Plans

     (a) Unit Incentive Plan

      On January 30, 2002, the Company amended the Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan (2002 Plan) to provide a performance incentive and to encourage unit ownership by officers, directors, consultants, and advisors of the Company, and to align the interest of such individuals with those of the Company and its members. The maximum number of options to be granted under the 2002 Plan at December 31, 2002 is 7,246,837.

      In the event of any merger, reorganization, consolidation, reclassification, stock split, split-up, combination, or other change in corporate structure affecting the Common Units, an appropriate substitution would be made in the maximum number of option units that may be awarded under the 2002 Plan as determined by the Company. Additionally, in the case of such events, there may be a change in the number and price of common member units subject to outstanding options granted under the 2002 Plan as may be determined to be appropriate by the Company.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      Stock option activity during the periods indicated is as follows:

		Weighted
	Number of	Average
	Options	Exercise Price

Balance at inception	—	$—
Granted	2,043,156	3.43
Exercised	—	—
Cancelled	(7,000)	—

Balance at December 31, 2001	2,036,156	3.43
Granted	2,178,231	4.15
Exercised	(93,713)	3.43
Cancelled	(46,000)	3.43

Balance at December 31, 2002	4,074,674	$3.80

      At December 31, 2002, the range of exercise prices and weighted average remaining contractual life of outstanding options were $3.43 — $4.50 and 9.3 years, respectively.

      At December 31, 2002, the number of options exercisable was 503,861, and the weighted average exercise price of those options was $3.43.

      All options granted under the 2002 Plan expire 10 years from the date of grant. Options granted under the 2002 Plan vest ratably 25% at the beginning of each year of a four-year period with the exception of options granted to a key employee as defined, which vest ratably 50% at the beginning of each year of a two-year period. Unit options are granted with an exercise price equal to the units’ estimated fair market value at date of grant. The units’ estimated fair market value is estimated based on investments by outside investors.

      At December 31, 2002, there were 3,172,163 additional units available for grant under the 2002 Plan.

     (b) Predecessor Company Stock Option Plans

      1993 Plan. The 1993 Incentive Stock Plan (1993 Plan), as amended, provided for the grant of options of the Predecessor Company’s common stock to directors, officers, and other key employees. Under the plan, the Predecessor Company granted incentive stock options and nonqualified stock options. Options were exercisable as determined by the board of directors. Effective May 2001, and in connection with the Ardent Capitalization, options outstanding under the 1993 Plan became fully vested. As discussed more fully below, in 2000, the Predecessor Company re-priced all outstanding options to $2.55 per share. As a result, the Predecessor Company recorded compensation expense of approximately $33 in the seven-month period ended July 31, 2001 related to options outstanding under the 1993 plan.

      1996 Plan. In November 1996, the Predecessor Company established the 1996 Stock Option Plan (1996 Plan) to provide a performance incentive and to encourage stock ownership by officers, directors, consultants, and advisors of the Predecessor Company, and to align the interest of such individuals with those of the Predecessor Company and its shareholders. The 1996 Plan effectively superseded the 1993 Plan in that only those options outstanding under the 1993 Plan as of the date of the adoption of the 1996 Plan were exercisable.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

      The 1996 Plan was administered by the board of directors who retained ultimate authority to determine the number of options to be granted to certain participants. Effective May 2001, and in connection with the Ardent Capitalization, options outstanding under the 1996 Plan became fully vested. In 2000, the Predecessor Company re-priced all outstanding options to $2.55 per share. As a result, the Predecessor Company recorded compensation expense of approximately $1,016 in the seven-month period ended July 31, 2001 related to options outstanding under the 1996 Plan.

      Information with respect to the 1993 Plan and the 1996 Plan is as follows:

	Predecessor	Weighted-	Six-Month	Weighted-	Year	Weighted-
	Company	Average	Period Ended	Average	Ended	Average
	July 31,	Exercise	December 31,	Exercise	June 30,	Exercise
	2001	Price	2000	Price	2000	Price

1993 Incentive Stock Plan
Options outstanding at beginning of period	$76,937	$2.55	$82,187	$2.55	$172,687	$6.54
Granted	—	—	—	—	—	—
Exercised	—	—	7,875	2.55	—	—
Cancelled	(39,375)	—	(13,125)	—	(90,500)	6.48

Options outstanding at end of period	37,562	2.55	76,937	2.55	82,187	2.55

Options available for grant at end of period	—	—	—	—	—	—
Options exercisable at end of period	37,562	2.55	69,587	2.55	69,587	2.55
Option price range at end of period	$2.55	$2.55	$2.55	$2.55	$2.55	$2.55
1996 Incentive Stock Plan
Options outstanding at beginning of period	$1,661,925	$2.55	$1,699,750	$2.55	$1,672,300	$7.00
Granted	43,500	2.55	94,000	2.55	508,500	2.55
Exercised	—	—	(1,000)	2.55	—	—
Cancelled	(73,800)	—	(130,825)	—	(481,050)	7.00

Options outstanding at end of period	1,631,625	2.55	1,661,925	2.55	1,699,750	2.55

Options available for grant at end of period	—	—	265,854	—	228,029	—
Options exercisable at end of period	1,631,625	2.55	1,215,025	2.55	1,129,200	2.55
Option price range at end of period	$2.55	$2.55	$2.55	$2.55	$2.55	$—

      As discussed above, effective January 26, 2000, the Predecessor Company’s board of directors approved a re-pricing of options granted under either the 1993 Plan or the 1996 Plan to an exercise price of $2.55 per share. Prior to the re-pricing, the stock option exercise prices ranged from $6.25 to $7.00 per share. In accordance with the requirements of FASB Interpretation No. 44, Accounting for Certain

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

Transactions Including Stock Compensation (FIN 44), which provides guidance on the application of APB 25, the re-pricing resulted in variable plan accounting from July 1, 2000, to the date the options were exercised, forfeited or expired. All options outstanding under the 1993 Plan and the 1996 Plan became fully vested as of May 2001 and the Predecessor Company recognized approximately $1,049 of compensation expense during the seven-month period ended July 31, 2001 in accordance with FIN 44.

(c) Predecessor Company Option Conversion

      In connection with the Ardent Capitalization, Predecessor Company option holders were given the choice to either receive cash of $0.88 per option, calculated as the excess of the $3.43 fair value of the Company’s units over the option exercise price of $2.55, or apply the $0.88 per option value in the purchase of Company common and preferred units. As a result, 483,187 options were redeemed towards exchange for 55,667 common units and 55,667 preferred units of the Company and Predecessor Company option holders holding 1,186,000 options received cash proceeds totaling approximately $1,044.

(d) 401(k) Plan

      The Company maintains a defined contribution retirement plan, the AHS Management Company, Inc., 401(k) Plan, formerly the Behavioral Healthcare Corporation 401(k) Plan (the Plan). The Plan covers all employees who have worked at least 1,000 hours in the calendar year, attained the age of 21 and have completed one year of service. The Plan provides for an employer contribution each year equal to 100% of eligible employees’ pre-tax contributions not to exceed a maximum of 3% of the eligible employees’ compensation contributed to the Plan.

      Retirement plan expense for the Plan was approximately $1,611, $295, $208, $0, and $0 for the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000, respectively.

9.     Minimum Net Worth and Dividend Restrictions

      Statutory requirements of the State of New Mexico require Lovelace to maintain minimum net worth of approximately 8% of total medical and hospital expenses, as such net worth is defined by accounting practices as prescribed or permitted by the Insurance Division of the New Mexico Public Regulation Commission. As of September 30, 2003, the Company was required to maintain a net worth as defined of approximately $34.1 million and was in compliance with New Mexico insurance statutes’ minimum net worth requirement. Currently, the New Mexico insurance statutes require compliance with a defined minimum net worth and do not require compliance with the risk-based capital (RBC) standards established by the NAIC. The RBC calculation serves as a benchmark for the regulation of insurance companies and health maintenance organizations by state insurance regulators. RBC provides for surplus formulas similar to target surplus formulas used by commercial rating agencies. The formulas specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk and are set forth in the RBC requirements.

      Without prior approval of its domiciliary superintendent, dividends from Lovelace to the Company are limited by the laws of the State of New Mexico in an amount that is based on restrictions relating to statutory surplus. Within the limitations above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to the shareholder. Dividends paid to the Company by Lovelace during the nine-month period ended September 30, 2003 approximated $25.0 million.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

10.     Reinsurance

      In the ordinary course of business, the Company reinsures risks for the purpose of limiting the maximum exposure on large Medicaid claims. Lovelace has entered into an Agreement for Reinsurance (the Reinsurance Agreement) with Chubb Executive Risk Indemnity, Inc. for Lovelace’s Medicaid Salud! members. Under the provisions of the Reinsurance Agreement, Lovelace pays a monthly premium based on an established rate per Salud! member. In return for premiums paid, Lovelace is reimbursed a percentage of costs in excess of a deductible for hospital and physician services rendered to eligible Salud! members. Reinsurance does not remove Lovelace from its obligation in the event that the assuming insurers are unable to meet their contractual requirements.

      Premiums paid to Chubb Executive Risk Indemnity, Inc. for the nine-month period ended September 30, 2003 were $1,423 and are included in claims and capitation expense in the accompanying statement of operations. Recoveries for covered charges were $1,742 for the nine-month period ended September 30, 2003 and are included in claims and capitation expense in the accompanying statement of operations.

11.     Segment Information

      The Company’s acute care hospitals and related healthcare businesses are similar in their activities and the economic environments in which they operate (i.e., urban and suburban markets). Accordingly, the Company’s reportable operating segments consist of (1) acute care hospitals and related healthcare businesses, collectively, and (2) behavioral hospitals. Prior to the Summit acquisition on August 1, 2001, management had determined that the Company had only one separately reportable segment.

	Acute Care	Behavioral
	Services	Care Services	Total

Nine-month period ended September 30, 2003:
Total net revenues	$772,304	$206,447	$978,751
Salaries and benefits	284,401	118,278	402,679
Claims and capitation	209,937	—	209,937
Supplies	100,331	11,190	111,521
Provision for doubtful accounts	30,581	4,820	35,401
Interest	12,716	4,434	17,150
Change in fair value of interest rate swap	(871)	(235)	(1,106)
Depreciation and amortization	20,649	2,791	23,440
Other operating expenses	131,789	42,341	174,130

Income (loss) from continuing operations before income taxes	$(17,229)	$22,828	$5,599

Segment assets	$557,190	$225,763	$782,953
Goodwill	$63,047	$11,360	$74,407
Capital expenditures	$48,035	$6,870	$54,905

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

	Acute Care	Behavioral
	Services	Care Services	Total

Year ended December 31, 2002:
Total net revenues	$155,422	$252,562	$407,984
Salaries and benefits	76,210	148,675	224,885
Supplies	29,332	14,351	43,683
Provision for doubtful accounts	17,018	6,659	23,677
Interest	39	2,712	2,751
Depreciation and amortization	5,598	3,331	8,929
Impairment of long lived assets and restructuring costs	—	78	78
Other operating expenses	40,153	56,795	96,948

Income (loss) from continuing operations before income taxes	$(12,928)	$19,961	$7,033

Segment assets	$309,065	$175,447	$484,512
Goodwill	$1,712	$11,360	$13,072
Capital expenditures	$27,611	$18,233	$45,844
Five-month period ended December 31, 2001:
Total net revenues	$13,498	$99,020	$112,518
Salaries and benefits	5,783	57,929	63,712
Supplies	1,657	5,851	7,508
Provision for doubtful accounts	2,578	2,910	5,488
Interest	178	1,110	1,288
Depreciation and amortization	549	875	1,424
Impairment of long lived assets and restructuring costs	—	1,374	1,374
Other operating expenses	4,427	23,021	27,448

Income (loss) from continuing operations before income taxes	$(1,674)	$5,950	$4,276

Segment assets	$26,256	$143,285	$169,541
Goodwill	$—	$2,127	$2,127
Capital expenditures	$3,880	$3,105	$6,985

12.     Commitments and Contingencies

(a) Contingencies

      The Company is subject to various claims and lawsuits arising in the normal course of business. In the opinion of management the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

(b) Litigation and Regulatory Matters

      San Diego Operations. Behavioral Healthcare Corporation and all of our behavioral facilities with the exception of Cumberland Hospital, along with five current and former officers (collectively the Defendants), were defendants in a lawsuit originally filed under seal in July 1998, in San Diego Federal

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

Court. The suit was filed under the False Claims Act and alleged, among other things, that the Defendants filed or caused to be filed false claims seeking reimbursement from a federal payor program.

      The Government intervened in the suit for the sole purpose of settling certain of the allegations relating to how three hospitals received reimbursement for certain bad debt claims and how certain administrative costs were allocated among two hospitals. On or about November 19, 2001, the Court conducted a hearing to address certain private parties’ (the Relators) objections. The non-Relator parties settled these claims in January 2002 for approximately $338 in restitution, fines, and penalties. The Company has also agreed to a settlement with the Office of the Inspector General (the OIG) of the Department of Health and Human Services regarding these same claims whereby the Company has executed a declaration making certain representations as to the future conduct of its compliance program. All claims asserted in this case have been resolved.

      Fort Lauderdale Operations. In November 2000, the OIG was involved in an investigation of the Predecessor Company’s former Fort Lauderdale, Florida hospital. In December 2002, the OIG notified the Company that it was no longer going to pursue its investigation into the Predecessor Company.

      Healthcare Regulations. The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in substantial compliance with fraud and abuse as well as other applicable government laws and regulations in all material respects. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

      Healthcare Legislation. The Health Insurance Portability and Accountability Act (HIPAA) was enacted August 21, 1996 to assure health insurance portability, reduce healthcare fraud and abuse, guarantee security and privacy of health information and enforce standards for health information. The Company is required to be in compliance with certain HIPAA provisions beginning in April 2003. Provisions not yet finalized are required to be implemented two years after the effective date of the regulation. The Company will be subject to significant fines and penalties if found to be noncompliant with the provisions outlined in the regulations. Management continues to evaluate the impact of this legislation on its operations including future financial commitments that will be required to comply with the legislation.

      Risk Associated With Liabilities of Acquired Businesses. The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and regulations, such as billing and reimbursement, fraud, and abuse and similar anti-referral laws. The Company has from time to time identified certain past practices of acquired companies that do not conform to its standards. Although the Company institutes policies designed to conform such practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

(c) Employment Agreements

      Certain members of the Company’s management have entered into employment agreements with the Company. The agreements provide for minimum salary levels, participation in bonus plans and amounts payable in connection with severance of employment from the Company.

(d) Operating Leases

      The Company leases certain office facilities and equipment under noncancellable operating leases that expire at various dates through 2013. As of December 31, 2002, the future minimum lease commitments under these noncancellable leases (with initial or remaining lease terms in excess of one year) are as follows:

2003	$5,989
2004	4,760
2005	3,884
2006	2,475
2007	1,784
Thereafter	4,632

Total rental payments	23,524
Less minimum sublease rentals	5

Total minimum rental payments	$23,519

      Total rental expense amounted to approximately $7,707, $1,836, $1,982, $1,590, and $3,598 for the year ended December 31, 2002, the five-month period ended December 31, 2001, the seven-month period ended July 31, 2001, the six-month period ended December 31, 2000, and the year ended June 30, 2000, respectively.

13.     Related Party Transactions

      The Company has a professional services arrangement with WCAS Management Corporation (WCAS Management), an affiliate of the controlling unit holder. WCAS Management provides the Company with financial and management consulting services related to equity financings. For services rendered, the Company pays WCAS Management a fee equal to 1% to 1.5% of total consideration, whether in cash or in kind, received by the Company in connection with the completion of such transactions. For the year ended December 31, 2002 and the five-month period ended December 31, 2001, the Company incurred expenses of $0 and $2,802 pursuant to these arrangements, respectively.

      The Company uses a private aircraft owned by a partnership in which the Company’s Chief Executive Officer owns a 25% interest. During the year ended December 31, 2002, the Company incurred expenses of approximately $84 for use of the aircraft.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

14.     Subsequent Events

(a) Acquisition

(i) Lovelace Hospital and Health Plan

      Effective January 1, 2003, the Company acquired Lovelace Hospital and Health Plan (Lovelace) in Albuquerque, New Mexico from CIGNA Health Plan. Lovelace operates a 201 bed acute care hospital and a health maintenance organization and provider network with approximately 238,000 participants. The aggregate purchase price of $209 million plus acquisition costs was paid in cash and was financed with debt (Note 14(b)) and equity issued in 2002. In addition, the Company committed to $40 million in capital expenditures over 5 years.

(ii) Northwestern Institute of Psychiatry (Unaudited)

      Effective October 8, 2003, the Company acquired the 146 bed Northwestern Institute of Psychiatry, a private behavioral health services facility located in Fort Washington, Pennsylvania. The aggregate purchase price of $7.7 million plus acquisition costs was paid in cash and funded from the proceeds of the $225.0 million Notes.

(b) 2003 Financing and Related Activities

(i) 2003 Senior Credit Agreement

      On January 15, 2003, the Company replaced the existing Term Loan with a $112.5 million Senior Secured Credit Facility (2003 Credit Agreement) with Bank One, Bank of America, and UBS Warburg, LLC. Each lender contributed $37.5 million and obtained a security pledge from Ardent of all assets which includes: a unit pledge, all present and future assets of the Company and guarantors and a second lien on accounts receivable currently pledged to GE Healthcare Financial Services (formerly Heller). The 2003 Credit Agreement bears interest at LIBOR plus 450 basis points or prime plus 350 basis points and matures on April 30, 2004. Interest is payable on the outstanding principal balance on the last day of the selected interest period. The principal amount of the 2003 Credit Agreement is to be paid in full on the maturity date. As of December 31, 2002, the Company had incurred $195 of financing costs related to the 2003 Credit Agreement.

      On May 6, 2003, the Company amended the 2003 Credit Agreement replacing the Line of Credit with a $50 million revolving line of credit with Bank One, Bank of America, UBS Warburg, LLC and GE Healthcare Financial Services. The amended 2003 Credit Agreement contains financial covenants which include requirements for the Company to maintain certain leverage, interest coverage ratios, and EBITDA amounts.

(ii) $36.0 Million Senior Subordinated Notes

      Additionally, on January 15, 2003, the Company issued $36.0 million principal amount of 10% senior subordinated notes due 2009 to an affiliate of the controlling unit holder.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

(iii) $225.0 Million Senior Subordinated Notes (Unaudited)

      On August 19, 2003, the Company received $225.0 million through the issuance of 10% Senior Subordinated Notes (Notes) which mature on August 15, 2013. Interest on the Notes is payable semi-annually on February 15 and August 15. The Company may redeem the Notes, in whole or in part, at any time before August 15, 2008 at the principal amount plus a premium and accrued and unpaid interest. The Company may redeem the Notes after August 15, 2008 at redemption prices ranging from 105.00% to 100.00%, plus accrued and unpaid interest. Additionally, at any time prior to August 15, 2006, the Company may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of its capital stock at a redemption price of 110.00% plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued on August 19, 2003 remains outstanding after each such redemption and the redemption occurs within 90 days of the date of closing of the equity offering.

      Payment of the principal and interest of the Notes is subordinate to amounts owed for existing and future senior indebtedness of the Company and is guaranteed on an unsecured senior subordinated basis by certain of the Company’s subsidiaries. The Company is subject to certain restrictive covenants under the Indenture governing the Notes. The Company used the proceeds from the offering to repay all amounts outstanding under its 2003 Credit Agreement of approximately $155.2 million plus accrued interest.

(iv) August 2003 Credit Agreement (Unaudited)

      On August 19, 2003, the Company replaced the 2003 Credit Agreement with a new senior secured credit facility (August 2003 Credit Agreement) with a syndicate of banks and other institutional lenders. The August 2003 Credit Agreement consists of a $125.0 million revolving line of credit, subject to a borrowing base, including a swing-line loan of $10.0 million and an incremental term loan under which the Company may request term loans of up to $200.0 million. The revolving line of credit bears interest initially at LIBOR plus 3.75% basis points or prime plus 2.75% basis points. Interest on the revolving line of credit is payable on the outstanding principal balance on the last day of the selected interest period. The principal amount of the revolving line of credit is to be paid in full on the maturity date (5 years on Revolving Credit Facility and as agreed for the term loans, when requested). The payment of interest and principal for the term loans are subject to scheduled amortization as agreed upon by the Company and the lenders. The August 2003 Credit Agreement contains various financial covenants including requirements for the Company to maintain a minimum interest coverage ratio, a total leverage ratio, a senior leverage ratio, a minimum net worth of the HMO subsidiaries, a capital expenditures maximum and for 2003 a minimum EBITDA. The August 2003 Credit Agreement also restricts certain activities of the Company including its ability to incur additional debt, declare dividends, repurchase stock, engage in mergers, acquisitions and sell assets. The August 2003 Credit Agreement is guaranteed by the Company and its current and future subsidiaries, other than Lovelace Sandia Health System, and is secured by substantially all of the Company’s existing and future property and assets and the capital stock of all of the Company’s subsidiaries.

      In connection with the merger of the Company’s New Mexico subsidiaries on October 1, 2003, Lovelace Sandia Health System, Inc. (the surviving entity) issued a $70 million intercompany note to Ardent. Interest accrues at a rate equal to the greater of (i) the Company’s base rate plus four percent or (ii) six percent. Interest is payable on demand. Principal is payable on the later of November 19, 2008 or 30 days after the maturity date of the Company’s incremental term loan, if any. The Company is required

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

to maintain a pledge of the intercompany note in favor of the lenders of the Company’s August 2003 Credit Agreement and the holders of the $225.0 million Senior Subordinated Notes.

(v) Modification to $36.0 Million Senior Subordinated Notes (Unaudited)

      On August 19, 2003, the Company modified certain terms of the $36.0 million senior subordinated notes issued in January 2003. Among other things, the Company extended the maturity date from 2009 to 2014, increased the interest rate from 10.0% to 10.2% and subordinated the notes to the 2003 Credit Agreement and the $225.0 million senior subordinated notes.

(vi) Interest Rate Swap Agreements (Unaudited)

      In September 2003, the Company entered into four interest rate swap agreements with large financial institutions which converted a notional amount of $80 million of the $225 million fixed-rate borrowings under the 10% Senior Subordinated Notes due 2013 to floating-rate borrowings. The swap agreements mature as follows: August 15, 2006 – $40 million and August 15, 2008 – $40 million. The floating interest rate is based on six-month London Interbank Offered Rate (LIBOR) plus a margin and is determined for the six-month period in arrears on semi-annual settlement dates of February 15 and August 15. At September 30, 2003, the weighted average floating rate was 7.63%.

      As the interest rate swap agreements do not qualify for hedge accounting under the provisions of SFAS No. 133, changes in the fair value of its interest rate hedging arrangements are recognized each period in earnings. All earnings adjustments resulting from changes in the fair values of the interest rate swaps are non-cash charges or credits and do not impact cash flows from operations or operating income. There may be periods with significant non-cash increases or decreases to the Company’s earnings relating to the change in the fair value of the interest rate swap agreements. The fair value of the swap obligations was approximately $1.1 million at September 30, 2003.

(vii) Loan Costs (Unaudited)

      The Company incurred loan costs of approximately $9.0 million and $2.8 million in the nine-month period ended September 30, 2003 related to the Notes and August 2003 Credit Agreement, respectively. These costs have been capitalized and are being amortized over the life of the related debt. As a result of the payoff of the 2003 Credit Agreement, the Company wrote off approximately $3.0 million of related deferred loan costs, which has been included as interest expense for the nine-month period ended September 30, 2003.

(c) Private Offerings

      In January 2003, the Company issued common member units to an affiliate of the controlling unit holder in return for $4.6 million.

      In March 2003, the Company initiated an offering to qualified buyers and current unit holders to purchase common member units of the Company through a private unit placement which raised approximately $5.1 million.

(d) Captive Insurance Company (Unaudited)

      In October 2003, the Company established a wholly owned captive insurance subsidiary to insure the Company’s professional and general liability risk for claims up to $2.0 million. In addition, the Company

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

purchased excess insurance coverage with independent third-party carriers for claims up to $75.0 million per occurrence and in the aggregate.

15.     Financial Information for the Company and Its Subsidiaries

      The Company conducts substantially all of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company and its subsidiaries as of September 30, 2003 and for the nine-month period then ended. The information segregates the parent company (Ardent Health Services LLC), the issuer (Ardent Health Services, Inc.), the combined Subsidiary Guarantors, the combined Non-Guarantors, and eliminations. The issuer and each of the Subsidiary Guarantors and Non-Guarantors are 100% owned, directly or indirectly, by Ardent Health Services, LLC. All of the subsidiary guarantees are both full and unconditional and joint and several. No combining financial information has been presented for prior periods as there were no material Non-Guarantor Subsidiaries prior to January 1, 2003.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

September 30, 2003 (Unaudited)

			Subsidiary	Non-		Condensed
	Parent	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(Amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$11,312	$55,831	$33,155	$—	$100,298
Accounts receivable, less allowance for doubtful accounts of $37,285	—	—	56,203	47,685	(3,336)	100,552
Premium receivable, less allowance for doubtful accounts of $6,182	—	—	—	14,551	—	14,551
Inventories	—	—	5,634	10,648	—	16,282
Deferred income taxes	—	—	21,232	2,612	—	23,844
Prepaid expenses and other current assets	—	—	2,606	19,832	—	22,438

Total current assets	—	11,312	141,506	128,483	(3,336)	277,965
Property, plant and equipment, net	—	—	142,542	198,674	—	341,216
Other assets:
Restricted cash and investments	—	—	—	5,785	—	5,785
Notes receivable	—	—	—	5,309	—	5,309
Deferred financing costs, net	—	—	11,511	—	—	11,511
Goodwill	—	—	13,073	61,334	—	74,407
Other intangible assets	—	—	—	47,500	—	47,500
Deferred income taxes	—	—	15,974	—	—	15,974
Other assets	332,140	250,199	208,260	4,086	(791,399)	3,286

Total other assets	332,140	250,199	248,818	124,014	(791,399)	163,772

Total assets	$332,140	$261,511	$532,866	$451,171	$(794,735)	$782,953

LIABILITIES AND MEMBERS’ AND STOCKHOLDER’S EQUITY
Current liabilities:
Current installments of long-term debt	$—	$—	$1,432	$66	$—	$1,498
Accounts payable	—	—	28,329	22,357	(3,336)	47,350
Medical claims payable	—	—	—	49,569	—	49,569
Accrued salaries and benefits	—	—	20,904	30,031	—	50,935
Other accrued expenses and liabilities	—	—	14,107	14,780	—	28,887

Total current liabilities	—	—	64,772	116,803	(3,336)	178,239
Long-term debt, less current installments	—	—	259,287	879	—	260,166
Self-insured liabilities	—	—	5,275	7,133	—	12,408
Note payable to Parent	—	(70,000)	(6,814)	76,814	—	—
Due to/from Parent	—	—	(39,853)	39,853	—	—
Mandatorily redeemable preferred units and accrued dividends, $3.43 unit price, $3.43 per unit liquidation value	109,673	—	—	—	—	109,673

Members’ and stockholder’s equity:
Membership units	—	—	—	131,252	(131,252)	—
Capital stock	—	—	—	30	(30)	—
Common units, $3.43 par value	223,889	—	—	—	—	223,889
Additional paid in capital	—	319,838	238,526	82,649	(641,013)	—
Retained earnings	(1,422)	11,673	11,673	(4,242)	(19,104)	(1,422)

Total members’ and stockholder’s equity	222,467	331,511	250,199	209,689	(791,399)	222,467

Commitments and contingencies
Total liabilities and members’ equity	$332,140	$261,511	$532,866	$451,171	$(794,735)	$782,953

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

Nine-Month Period Ended September 30, 2003 (Unaudited)

			Subsidiary	Non-		Condensed
	Parent	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(Amounts in thousands)
Revenues:
Net patient service revenue	$—	$—	$242,160	$209,375	$—	$451,535
Premium revenue	—	—	—	450,721	—	450,721
Other revenues	3,904	3,904	54,882	33,138	(19,333)	76,495

Total net revenues	3,904	3,904	297,042	693,234	(19,333)	978,751
Expenses:
Salaries and benefits	—	—	168,357	234,322	—	402,679
Professional fees	—	—	38,494	48,605	—	87,099
Claims and capitation	—	—	3,118	217,785	(10,966)	209,937
Supplies	—	—	31,207	80,314	—	111,521
Provision for doubtful accounts	—	—	12,441	22,960	—	35,401
Interest	—	—	16,856	294	—	17,150
Change in fair value of interest rate swap agreements	—	—	(1,106)	—	—	(1,106)
Depreciation and amortization	—	—	8,426	15,014	—	23,440
Impairment of long-lived assets	—	—	—	—	—	—
Gain on divestitures	—	—	(618)	—	—	(618)
Other	—	—	14,683	72,966	—	87,649

	—	—	291,858	692,260	(10,966)	973,152
Income (loss) from continuing operations before income taxes	3,904	3,904	5,184	974	(8,367)	5,599
Income tax expense (benefit)	—	—	1,889	415	—	2,304

Net income (loss) from continuing operations	3,904	3,904	3,295	559	(8,367)	3,295

Discontinued operations:
Income from discontinued operations	—	—	894	—	—	894
Income tax expense	—	—	285	—	—	285

Income from discontinued operations, net	—	—	609	—	—	609

Net income (loss)	3,904	3,904	3,904	559	(8,367)	3,904
Accrued preferred dividends	5,892	—	—	—	—	5,892

Net (loss attributable to) income available for common members/ common stockholders of the Predecessor Company	$(1,988)	$3,904	$3,904	$559	$(8,367)	$(1,988)

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Nine-Month Period Ended September 30, 2003 (Unaudited)

			Subsidiary	Non-		Condensed
	Parent	Issuer	Guarantors	Guarantors	Eliminations	Consolidated

	(Amounts in thousands)
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,904	$3,904	$3,295	$559	$(8,367)	$3,295
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities, net of acquisitions and divestitures:
Gain on divestitures	—	—	(618)	—	—	(618)
Provision for doubtful accounts	—	—	12,441	22,960	—	35,401
Amortization on loan costs	—	—	5,749	—	—	5,749
Amortization of discount on subordinated debt	—	—	469	—	—	469
Change in fair value of interest rate swap agreements	—	—	(1,106)	—	—	(1,106)
Depreciation and amortization	—	—	8,426	15,014	—	23,440
Deferred income taxes	—	—	8,523	(1,632)	—	6,891
Impairment of long-lived assets and restructuring costs	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—
Change in equity earnings of subsidiaries	(3,904)	(3,904)	(559)	—	8,367	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	—	—	(24,677)	(22,741)	—	(47,418)
Net Premium receivable	—	—	2,788	—	—	2,788
Prepaid expenses and other current assets	—	—	(7,170)	(7,946)	—	(15,116)
Income tax receivable (payable)	—	—	6,347	—	—	6,347
Medical claims payable	—	—	(234)	7,741	—	7,507
Accounts payable	—	—	3,860	4,584	—	8,444
Other accrued expenses and liabilities	—	—	520	7,123	—	7,643
Self-insured liabilities	—	—	518	—	—	518

Net cash provided by (used in) operating activities	—	—	18,572	25,662	—	44,234

Cash flows from investing activities:
Investments in acquisitions, less cash acquired	—	—	2,102	(194,118)	—	(192,016)
Purchases of property, plant and equipment	—	—	(23,457)	(31,448)	—	(54,905)
Proceeds from divestitures	—	—	3,660	—	—	3,660
Other	(11,312)	81,312	(85,784)	(333)	—	(16,117)

Net cash (used in) provided by investing activities	(11,312)	81,312	(103,479)	(225,899)	—	(259,378)

Cash flows from financing activities:
Proceeds from (payments on) revolving line of credit, net	—	—	(38,703)	—	—	(38,703)
Proceeds from long-term debt	—	—	373,500	—	—	373,500
Payments on long-term debt	—	—	(142,753)	370	—	(142,383)
Advances from (payments to) Parent, net	—	—	(28,367)	28,367	—	—
Contributions from Parent	—	—	(141,835)	141,835	—	—
Dividend paid to Parent	—	—	25,000	(25,000)	—	—
Note payable to Parent	—	(70,000)	(6,814)	76,814	—	—
Proceeds from issuance of common units	11,737	—	—	—	—	11,737
Proceeds from exercise of stock options	23	—	—	—	—	23
Cash paid to Predecessor Company shareholders and option holders in Ardent Capitalization, net	—	—	—	—	—	—
Redemption of preferred units	(116)	—	—	—	—	(116)
Redemption of common units	(136)	—	—	—	—	(136)
Preferred and common unit issuance costs	(196)	—	(1,786)	—	—	(1,982)

Net cash provided by (used in) financing activities	11,312	(70,000)	38,242	222,386	—	201,940

Net cash used in discontinued operations	—	—	(67)	—	—	(67)

Net increase (decrease) in cash and cash equivalents	—	$11,312	(46,732)	22,149	—	(13,271)
Cash and cash equivalents, beginning of period	—	—	102,563	11,006	—	113,569

Cash and cash equivalents, end of period	$—	$11,312	$55,831	$33,155	$—	$100,298

Supplemental cash flow information:
Cash paid for interest	$—	$—	$13,612	$294	$—	$13,906
Cash paid for income taxes	—	—	1,849	—	—	1,849
Noncash common units issued	4,639	—	—	—	—	4,639
Preferred unit dividends accrued	5,892	—	—	—	—	5,892
Note received in connection with facility divestiture	—	—	—	—	—	—
Conversion of Predecessor Company Series A preferred stock to common stock	—	—	—	—	—	—
Noncash changes due to acquisitions and divestitures:
Current assets	—	—	19,467	50,534	—	70,001
Non current assets	—	—	(6,722)	221,177	—	214,455
Current liabilities	—	—	(3,398)	77,049	—	73,651
Non current liabilities	—	—	32	544	—	576

See accompanying notes to consolidated financial statements.

ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
(Behavioral Healthcare Corporation for the Seven-Month Period ended July 31, 2001, the Six-Month Period ended December 31, 2000, and the Year ended June 30, 2000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

September 30, 2003 (Unaudited) and December 31, 2002 and 2001
(Amounts in thousands, except unit/share data)

Quarterly Consolidated Financial Information (Unaudited)

      The quarterly interim financial information shown below has been prepared by the Company’s management and is unaudited. It should be read in conjunction with the audited consolidated financial statements appearing herein.

	2003

	First	Second	Third

Total net revenues	$318,516	$325,630	$334,605
Net income (loss) from continuing operations	2,159	(910)	2,046
Net income (loss)	2,618	(760)	2,046

	2002

	First	Second	Third	Fourth

Total net revenues	$82,228	$84,519	$103,186	$138,051
Net income (loss) from continuing operations	2,947	3,243	(1,068)	(779)
Net income (loss)	3,000	3,081	(1,074)	46

	2001

	Predecessor	Predecessor	Predecessor
	Company	Company	Company

	First	Second	Third			Fourth

			1 Month	2 Months	Total

Total net revenues	$58,470	$55,441	$18,179	$45,466	$63,645	$67,052
Net income (loss) from continuing operations	8,835	(2,684)	10,667	1,473	12,140	1,148
Net income (loss)	9,192	(2,000)	10,677	1,514	12,191	1,202

LOVELACE SANDIA HEALTH SYSTEM

CONDENSED COMBINED BALANCE SHEET

September 30, 2003 (Unaudited)

September 30, 2003

(Amounts in thousands,
except unit/share data)
ASSETS
Current assets:
Cash and cash equivalents	$33,155
Accounts receivable, less allowance for doubtful accounts of $18,467	47,685
Premium receivable, less allowance for doubtful accounts of $6,181	14,551
Other receivables	14,247
Inventories	10,648
Deferred income taxes	2,612
Prepaid expenses	5,585

Total current assets	128,483

Property, plant, and equipment, net	198,674
Other assets:
Restricted cash and investments	5,785
Goodwill	61,334
Other intangibles	47,500
Other	9,395

Total assets	$451,171

LIABILITIES AND MEMBER’S AND STOCKHOLDER’S EQUITY
Current liabilities:
Current installments of long-term debt	$66
Accounts payable	22,357
Accrued salaries and benefits	30,031
Medical claims payable	49,569
Other accrued expenses and liabilities	14,780

Total current liabilities	116,803
Self-insured liabilities	7,133
Notes payable due to Parent	76,814
Long-term debt, less current installments	879
Due to Parent	39,853

Total liabilities	241,482

Member’s and stockholder’s equity:
Membership units, 5,000 units issued and outstanding	131,252
Common stock, $1.00 par value. Authorized 500,000 shares; issued and outstanding 30,005 shares	30
Additional paid-in capital	82,649
Accumulated deficit	(4,242)

Total member’s and stockholder’s equity	209,689

Commitments and contingencies
Total liabilities and member’s and stockholder’s equity	$451,171

See accompanying notes to condensed combined financial statements.

LOVELACE SANDIA HEALTH SYSTEM

CONDENSED COMBINED STATEMENTS OF OPERATIONS

Nine-Month Periods Ended September 30, 2003 and 2002 (Unaudited)

			Predecessor Company

			St. Joseph Healthcare
	Combined	Sandia	System and	Lovelace
	Nine-Month	One-Month	Subsidiaries	Health System, Inc.
	Period Ended	Period Ended	Eight-Month Period	Nine-Month Period
	September 30,	September 30,	Period Ended	Period Ended
	2003	2002	August 31, 2002	September 30, 2002

	(Amounts in thousands)
Revenues:
Premium revenue	$450,721	$3,437	$27,237	$389,441
Net patient service revenue	209,375	12,326	100,694	100,435
Other revenues	33,138	255	4,578	3,818

Total net revenues	693,234	16,018	132,509	493,694

Expenses:
Salaries and benefits	234,322	7,571	68,000	155,475
Claims and capitation	217,785	2,839	22,244	172,662
Professional fees	48,605	134	5,978	38,223
Supplies	80,314	1,879	15,978	59,137
Provision for doubtful accounts	22,960	1,617	8,902	7,163
Insurance	16,429	490	2,348	7,352
Depreciation and amortization	15,014	487	3,530	7,384
Interest	294	—	1,331	977
Management fees	18,571	492	—	8,688
Other	37,966	1,372	12,113	35,476

	692,260	16,881	140,424	492,537

Income (loss) before income taxes	974	(863)	(7,915)	1,157
Income tax expense (benefit)	415	—	—	466

Net income (loss)	$559	$(863)	$(7,915)	$691

See accompanying notes to condensed combined financial statements.

LOVELACE SANDIA HEALTH SYSTEM

CONDENSED COMBINED STATEMENT OF MEMBER’S AND STOCKHOLDER’S EQUITY

Nine-Month Period Ended September 30, 2003 (Unaudited)

							Member’s
	Membership Units		Common Stock		Additional		and
					Paid-in	Accumulated	Stockholder’s
	Units	Amount	Units	Amount	Capital	Deficit	Equity

	(Amounts in thousands, except unit/share data)
Balance at December 31, 2002	5,000	$97,096	20,000	$2,000	$—	$(4,801)	$94,295
Contributed capital in connection with acquisition of Lovelace Health System, Inc.	—	—	30,005	30	107,649	—	107,679
Contributed capital in connection with merger of Ardent New Mexico subsidiaries into Lovelace Health System, Inc.	—	34,156	—	—	—	—	34,156
Stock cancelled in connection with merger of AHS Health Plan, Inc. with Lovelace Health Systems, Inc.	—	—	(20,000)	(2,000)	—	—	(2,000)
Dividends paid to Parent	—	—	—	—	(25,000)	—	(25,000)
Net Income and Other Comprehensive Income	—	—	—	—	—	559	559

Balance at September 30, 2003	5,000	$131,252	30,005	$30	$82,649	$(4,242)	$209,689

See accompanying notes to condensed combined financial statements.

LOVELACE SANDIA HEALTH SYSTEM

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

Nine-Month Periods Ended September 30, 2003 and 2002 (Unaudited)

			St. Joseph Healthcare	Lovelace Health
	Nine-Month	One-Month	System and Subsidiaries	System, Inc.
	Period Ended	Period Ended	Eight-Month Period	Nine-Month Period
	September 30,	September 30,	Period Ended	Period Ended
	2003	2002	August 31, 2002	September 30, 2002

	(Amounts in thousands)
Cash flows from operating activities:
Net income (loss)/Decrease in net assets	$559	$(863)	$(3,653)	$691
Adjustments to reconcile net income (loss)/decrease in net assets to net cash provided by (used in) operating activities:
Provision for doubtful accounts	22,960	1,617	8,902	7,163
Depreciation and amortization	15,014	487	3,530	7,384
Net change in unrealized gains on investments	—	—	1,965	—
Changes in equity of unconsolidated organizations	—	—	(279)	—
Deferred income taxes	(1,632)	—	—	—
Changes in operating assets and liabilities net of acquisitions:
Accounts receivable	(22,741)	(1,041)	(8,393)	(26,088)
Prepaid expenses and other current assets	(7,946)	(6,297)	(261)	(311)
Medical claims payable	7,741	—	—	9,398
Accounts payable	4,584	860	(3,773)	(4,996)
Other accrued expenses and liabilities	7,123	(1,634)	(5,031)	(11,099)

Net cash provided by (used in) operating activities	25,662	(6,871)	(6,993)	(17,858)

Cash flows from investing activities:
Investments in acquisitions, less cash acquired	(194,118)	(87,470)	—	—
Purchases of property, plant, and equipment	(31,448)	(1,276)	(3,110)	(8,768)
Other	(333)	272	10,049	(2,412)

Net cash (used in) provided by investing activities	(225,899)	(88,474)	6,939	(11,180)

Cash flows from financing activities:
Advances from Parent, net	28,367	2,333	—	25,075
Equity contribution from Parent	141,835	97,188	—
Note payable to Parent	76,814	—	—	—
Dividend paid to Parent	(25,000)	—	—	—
Principal payments on note payable to CIGNA	—	—	(1,817)	—
Proceeds from long-term debt	370	—	—	—
Payments on long-term debt	—	(66)	(60)	(3,194)

Net cash provided by (used in) financing activities	222,386	99,455	(1,877)	21,881

Net increase (decrease) in cash and cash equivalents	22,149	4,110	(1,931)	(7,157)
Cash and cash equivalents, beginning of period	11,006	—	7,953	14,655

Cash and cash equivalents, end of period	$33,155	$4,110	$6,022	$7,498

Supplemental disclosure of cash flow information:
Interest paid	$294	$—	$—	$927
Income taxes paid (refund)	—	—	—	(1,776)
Non-cash changes due to acquisitions:
Current assets	$50,534	$30,756	$—	$—
Non-current assets	221,177	75,764	—	—
Current liabilities	77,049	18,906	—	—
Non-current liabilities	544	144	—	—
See accompanying notes to condensed combined financial statements.

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

(1)	Description of the Business, Summary of Significant Accounting Policies and Basis of Presentation

(a) Form of Organization and Nature of Business

      On October 1, 2003, Ardent Health Services, Inc. (Ardent) merged and consolidated its New Mexico operations (other than AHS S.E.D. Medical Laboratories) into Lovelace Health Systems, Inc. Lovelace Health Systems, Inc. was renamed Lovelace Sandia Health System, Inc. Lovelace Sandia Health System, Inc. is a regulated HMO and therefore prohibited from providing a full and unconditional guarantee of Ardent’s exchange notes. Ardent’s credit facility required Lovelace Sandia Health System, Inc. to issue a $70.0 million note to Ardent and required Ardent to pledge the note to Ardent’s lenders under its credit facility. Ardent is required to maintain a similar pledge in favor of the holders of Ardent’s senior subordinated notes which are subordinated to the pledge in favor of the lenders under Ardent’s senior secured credit facility. The unaudited condensed financial statements of the merged subsidiaries on a combined basis reflect the financial position and operating results of the entities which collateralize the intercompany note as of September 30, 2003 and for the nine-month period ended September 30, 2003. The merged entities collectively doing business as Lovelace Sandia Health System (Company) for the nine-month period ended September 30, 2003 are as follows:

Lovelace Health Systems, Inc. (Lovelace)	Lovelace Medical Center (201-bed acute care hospital, various clinics and Lovelace Health Plan)

Sandia Health System (Sandia)	AHS Albuquerque Regional Medical Center, LLC (254-bed acute care hospital)

AHS Northeast Heights Hospital, LLC (114-bed acute care hospital)

AHS West Mesa Hospital, LLC (109-bed acute care hospital)

AHS Albuquerque Rehabilitation Hospital, LLC (62-bed acute care hospital)

Albuquerque Physician Group, LLC

AHS Health Plan, Inc. which merged into Lovelace in June 2003

Mesilla Valley Hospital, Inc.	Mesilla Valley Hospital (114-bed behavioral hospital)

Comparative unaudited condensed financial statements are presented as follows:

One-month period ended September 30, 2002	Sandia Health System for the period under Ardent’s ownership. This period includes the entities described above and the AHS Health Plan, Inc. which merged into Lovelace in June 2003.

Eight-month period ended August 31, 2002	St. Joseph Healthcare System and Subsidiaries (renamed Sandia Health System) for the remaining comparative period under predecessor ownership. Sandia Health System was acquired by Ardent on September 1, 2002.

Nine-month period ended September 30, 2002	Lovelace Health Systems, Inc. under predecessor ownership. Lovelace Health Systems, Inc. was acquired by Ardent on January 1, 2003.

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

      Comparative unaudited condensed financial statements for the nine-month period ended September 30, 2002 were not presented for Mesilla Valley Hospital, Inc. due to its immateriality.

      The Company delivers health care throughout the state of New Mexico. The Company’s principal products and services include inpatient, outpatient, diagnostic, surgical, home health, pharmacy, behavioral health and managed care products and services.

(b) Unaudited Interim Condensed Combined Financial Statements

      The accompanying condensed combined balance sheet as of September 30, 2003, condensed combined statements of operations and cash flows for the nine-month periods ended September 30, 2003 and 2002, the condensed combined statement of member’s and stockholder’s equity for the nine-month period ended September 30, 2003, and all information in the accompanying notes are unaudited. The unaudited condensed combined financial statements include all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information disclosed in the notes to the condensed combined financial statements for these periods are unaudited. The results of operations for the nine-month period ended September 30, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year or for any future period.

(c) Basis of Presentation

      The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(d) Accounting Estimates

      The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to bad debts, contractual discounts, and medical claims accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates under different assumptions or conditions.

(e) Cash and Cash Equivalents

      Cash and cash equivalents consist of cash and overnight repurchase agreements. For the purpose of presentation in the condensed statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents.

(f) Net Patient Service Revenue and Related Receivables

      Net patient service revenue is recorded on an accrual basis in the period in which services are provided. The related receivables are reported net of allowances for contractual discounts and doubtful accounts.

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

      Net patient service revenue includes charges for providing medical services to individuals participating in CIGNA’s FlexCare and PPO plans and to individuals not enrolled in the Lovelace Health Plan, the Medicare risk contract, or the managed Medicaid contract (Salud!). Additionally, included in patient revenue are reimbursements for services provided to Medicare beneficiaries in accordance with regulations prescribed by the Federal Department of Health and Human Services pursuant to the Medicare Act. The Company eliminates patient service revenues for individuals covered by the Lovelace Health Plan, the Medicare risk contract, or the Salud! contract (see note 1(h) for discussion of the Medicare risk and Salud! contracts).

      Settlements under cost reimbursement agreements with third party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid and other third-party payor programs often occur in subsequent years because of audits by the programs, rights of appeal, and the application of numerous technical provisions. Settlements are considered in the recognition of net patient service revenue on an estimated basis in the period the related services are rendered, and such amounts are subsequently adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.

(g)	Allowance for Doubtful Accounts

      The Company estimates the allowance for doubtful accounts based primarily upon the age of patient accounts receivable, the patient’s economic inability to pay and the effectiveness of its collection efforts. The Company routinely monitors its accounts receivable balances and utilizes historical collection experience to support the basis for its estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on the Company’s results of operations and cash flows.

      A summary of activity in the Company’s allowance for doubtful accounts follows:

Accounts
			Provision for	Written Off,
	Beginning	Acquired	Doubtful	Net of	Ending
	Balance	Allowance	Accounts	Recoveries	Balance

Allowance for doubtful accounts:
Nine-month period ended September 30, 2003	$8,464	4,262	22,960	(17,219)	$18,467

(h)	Premium Revenue and Related Receivables

      Premium revenues for healthcare services are recognized as revenue over the period in which enrollees are entitled to medical care. An allowance is established for retroactive premium adjustments, as well as for doubtful accounts and other potential charges. Premiums collected in advance are deferred and recorded as unearned premiums. Premium receivables and the related allowance for doubtful accounts and retroactive adjustments are recorded on an accrual basis to report the receivables at their net realizable value.

      The Company has a contract with the State of New Mexico to provide healthcare services to Medicaid beneficiaries who select the Company as their provider through Salud! Under Salud!, the Company receives a fixed premium per member per month based on age and gender-based criteria. Premium revenue recorded under this contract was $168,140 and $144,450 for the nine-month period

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

ended September 30, 2003 and 2002, respectively, and is included in premium revenue in the accompanying condensed statements of operations.

      In addition, the Company is a party to a Medicare risk contract, whereby the Company receives a fixed premium per member per month based on age and gender-based criteria. Lovelace premium revenue recorded under its Medicare contract was $88,600 and $80,747 for the nine-month period ended September 30, 2003 and 2002, respectively. Sandia premium revenue recorded under its Medicare contract was $3,437 for the one-month period ended September 30, 2002. St. Joseph Healthcare System revenue recorded under its Medicare contract was $27,237 for the eight-month period ended August 31, 2002.

      Premium receivable includes amounts due from one major employer group totaling $4,867 as of September 30, 2003. Premium revenue associated with this employer was $40,175 and $35,419 for the nine-month periods ended September 30, 2003 and 2002, respectively.

(i)	Inventories

      Inventories consist principally of pharmaceutical, medical, and optical supplies and are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

(j)	Prepaid Expenses

      Prepaid expenses primarily consist of prepaid pharmaceutical inventory.

(k)	Restricted Cash and Investments

      Restricted cash and investments related to the Lovelace Health Plan include the following at September 30, 2003:

State of New Mexico reserve fund	$610
Medicaid Managed Care Salud! reserve fund	5,126
Bond reserve account	49

Total restricted cash and investments	$5,785

      To comply with regulatory requirements, a U.S. Treasury Note totaling $610 at September 30, 2003 is on deposit with the Insurance Division of the State of New Mexico.

      In addition, the Company is required by state laws and regulatory agencies to maintain restricted liquid asset balances equal to 3% of monthly premium revenue during the first year of the Salud! contract. These balances are required throughout the term of the contract unless otherwise adjusted by the Human Services Department of the State of New Mexico. Balances held in a trust account with the Wells Fargo Corporate Trust and Escrow Services totaled $5,126 at September 30, 2003. The minimum requirement at September 30, 2003 approximated $5.1 million.

      The Company is also required to maintain restricted liquid asset balances for its 1981 Series A-Healthcare System Revenue Bonds and its 1983 Series A-Healthcare System Revenue Bonds. The reserve account was $49 at September 30, 2003.

(l)	Property, Plant and Equipment

      Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is calculated principally on the straight-line method based on the estimated useful lives of the assets, which

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

range from 4 to 40 years. Leasehold improvements are amortized over the lesser of the life of the improvement or the expected term of the related lease. Upon asset retirement or disposal, the cost and accumulated depreciation are adjusted and the gain or loss is included in realized gains and losses in the statements of operations. Repairs and maintenance are charged to expense as incurred.

(m)	Medical Claims Payable

      Accrued medical claims are estimates of payments to be made under health coverage plans for reported claims and for losses incurred but not yet reported. Management develops these estimates using actuarial methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of health care services, and other relevant factors. When estimates change, the Company records the adjustment in claims and capitation expense in the period the change in estimate occurs. General and administrative expenses includes an accrual which recognizes additional administrative expenses associated with those unpaid health claims that are in the process of settlement as well as those that have been incurred but not yet reported. This reserve is based on the historical relationship between claims processing expenses and incurred claims.

      An analysis is performed and an accrual is recorded when it is probable that expected future health care costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and insurance recoveries on those contracts.

(n)	Charity Care

      The Company provides care without charge or at amounts less than its established billing rates to patients who meet certain criteria under its charity care policy. Because the Company does not pursue collection of amounts determined to qualify as charity care, and they were never expected to result in cash flows, they are not reported as revenue or receivables.

(o)	Income Taxes

      Ardent files consolidated Federal and state income tax returns, which include the accounts of the Company. Income taxes for the Company, reporting on a stand-alone basis, are accounted for under the asset and liability method and have been estimated separately from those of the consolidated Federal income tax return of Ardent. The provision or benefit for income taxes is determined utilizing maximum Federal and state statutory rates applied to income or loss before income taxes. All income tax payments/ benefits are made by/to the Company through Ardent.

(p)	Fair Value of Financial Instruments

      The carrying amounts of cash and cash equivalents, accounts receivable, prepaids, other current assets, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items. Based on the current market rates offered for debt with similar risks and debt with similar maturities, the carrying amount of the Company’s long-term debt also approximates fair value.

(q)	Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, include cash and cash equivalents and accounts receivable. The Company holds no collateral for accounts receivable. Concentration of risks with respect to receivables is mitigated based on the classification, number of customers, and ongoing credit evaluations of existing customers.

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

(r)	Impairment of Long-Lived Assets

      In accordance with SFAS No. 144, long-lived assets such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the asset and liability sections of the balance sheet.

(s)	Due to Parent

      Due to Parent, in part, represents the funds transferred to or paid on behalf of the Company. Generally, the Company reimburses Ardent for operating expenses, such as payroll, interest, insurance and income taxes.

      Ardent allocates corporate overhead expenses to the Company based on a maximum of 4% of the Company’s net revenues. The management fees allocated to the Company are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had otherwise managed these functions. Management fees allocated to the Company were $18,067 for the nine-month period ended September 30, 2002.

(2)     Acquisitions

2003 Merger and Acquisitions

      Effective January 1, 2003, Lovelace Health Systems, Inc. was acquired from CIGNA Health Corporation (CIGNA) by AHS New Mexico Holdings, Inc., which is an indirect wholly-owned subsidiary of Ardent Health Services LLC.

      Ardent accounted for the acquisition using the purchase method of accounting prescribed by SFAS No. 141. The purchase price of the transaction was preliminarily allocated to Lovelace’s assets acquired and liabilities assumed based upon their respective fair values and are subject to change during the twelve-month period subsequent to the acquisition date due to settling amounts related to purchased working capital and final determination of fair value estimates.

      Additionally, any obligation or liability relating to any claims or actions against Lovelace with respect to events occurring prior to the closing date of the transaction are excluded from the transaction.

      Ardent’s purchase price was determined as follows:

Purchase price paid to CIGNA	$209,350
Acquisition costs	7,445

$216,795

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

      The purchase price was preliminarily allocated to the estimated fair value of the net assets acquired as follows:

Cash	$22,677
Accounts receivable	17,113
Premiums receivable	17,345
Other current assets	16,076
Restricted assets	5,468
Property, plant and equipment	104,431
Goodwill	61,278
Other intangible assets	50,000
Current liabilities assumed	(77,049)
Long-term liabilities assumed	(544)

$216,795

      In addition, Ardent committed to $40 million in capital expenditures for Lovelace over the next 5 years.

      On May 6, 2003, the Company and AHS Health Plan, Inc., another indirectly wholly-owned subsidiary of Ardent, voted in favor of a merger of the two companies. The merger of AHS Health Plan, Inc. into the Company, with the Company being the surviving corporation, was approved by the Superintendent of Insurance of the New Mexico Public Regulation Commission on April 30, 2003 and approved and made effective by the New Mexico Public Regulation Commission’s Corporation Department as of May 30, 2003.

2002 Acquisition

      St. Joseph Healthcare System. Effective September 1, 2002, substantially all of the assets and certain affiliated entities of St. Joseph Healthcare Systems (St. Joseph), a subsidiary of Catholic Health Initiatives (CHI), located in Albuquerque, New Mexico was acquired by AHS New Mexico Holdings, Inc.. This acquisition also included all stock, partnership, membership and other ownership or investment interests and rights in the St. Joseph Healthcare PSO, Inc., (PSO).

      Ardent’s purchase price was determined as follows:

Purchase price paid to CHI	$91,307
Estimated working capital settlement	1,900
Acquisition costs	5,889

$99,096

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

      The purchase price for the acquisition of St. Joseph and the related assets previously noted was allocated to the estimated fair value of the net assets acquired as follows:

Cash	$9,724
Accounts receivable	26,048
Other current assets	3,967
Other assets	8,706
Property, plant and equipment	73,903
Current liabilities assumed	(23,252)

Cash paid	$99,096

      In addition, Ardent committed to invest $40 million in capital expenditures for Sandia over the next 5 years.

(3)     Property, Plant and Equipment

      Property, plant and equipment at September 30, 2003 is as follows:

Property and equipment, at cost:
Land and improvements	$16,140
Buildings and improvements	122,745
Equipment	58,149
Leasehold improvements	7,044
Construction in progress	8,867

Total property, plant and equipment, at cost	212,945
Less accumulated depreciation and amortization	14,271

Property, plant and equipment, net	$198,674

(4)     Goodwill and Other Intangible Assets

(a)	Acquired Other Intangible Assets

      Other intangible assets acquired in the Lovelace acquisition based upon preliminary purchase price allocations are as follows as of September 30, 2003:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Amortized intangible assets
Customer relationships	$30,000	$(2,500)
Unamortized intangible assets
Trade name	$20,000

      The Company is amortizing the customer relationships valuation over a weighted average of 11 years. For the nine-month period ended September 30, 2003, the Company recognized amortization expense of

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

$2,500 related to the customer relationships. Estimated future annual amortization expense of the customer relationships is as follows:

2004	$4,845
2005	$4,845
2006	$2,393
2007	$1,576
2008	$1,576

(b)	Goodwill

      The following table summarizes the chances in the carrying amount of goodwill for the nine-month period ended September 30, 2003:

Balance at January 1, 2003	$—
Goodwill acquired	61,334

Balance at September 30, 2003	$61,334

(5)     Long Term Debt and Notes Payable to Parent

      A summary of long-term debt at September 30, 2003 is as follows:

Revenue bonds payable:
1981 Series A-Health Care System Revenue Bonds, term bonds due 2011 at 12%	$185
1983 Series A-Health Care System Revenue Bonds, term bonds due 2011 at 10.25%	100

Revenue bonds payable	285
Capital leases and other	660

Total long-term debt	$945

Less current installments	66

$879

      In connection with Ardent’s credit facility, the Company was required to issue a $70 million intercompany note to Ardent on September 30, 2003. Interest accrues at a rate equal to the greater of (i) Ardent’s base rate plus four percent or (ii) six percent (8% at September 30, 2003). Interest is payable on demand. Principal is payable on the later of November 19, 2008 or 30 days after the maturity date of Ardent’s incremental term loan.

      In connection with the merger of Mesilla Valley Hospital into Lovelace Sandia Health System, Inc., Lovelace Sandia Health System, Inc. assumed a $6.8 million intercompany note. The note was paid in October 2003.

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

(6)     Leases

      The Company has leases for office space, certain property and equipment, and clinic operations. Future minimum lease payments under noncancelable operating leases at September 30, 2003 are as follows:

2003 (Three months)	$1,692
2004	5,868
2005	5,007
2006	3,468
2007	2,444
2008	878
Thereafter	768

Total minimum lease payments	20,125
Less minimum sublease rentals	(1,269)

$18,856

      Rent expense was approximately $7,840 for the combined entity for the nine-month period ended September 30, 2003, $383 for the Sandia Health System for the one-month period ended September 30, 2002, $3,135 for St. Joseph Healthcare System for the eight-month period ended August 31, 2002 and $4,349 for Lovelace for the nine-month period ended September 30, 2002, respectively.

(7)     Retirement and 401(k) Plans

     (a) Retirement Plans

      Lovelace provides retirement benefits to substantially all eligible full-time employees through the Lovelace Health Systems, Inc. Physician Retirement Plan and the Lovelace Health Systems, Inc. Employee Retirement Plan (the Retirement Plans), sponsored by the Company. The Retirement Plans are defined contribution plans. Benefits are based on employees’ vested years of service and compensation, and employees are eligible to participate in the Retirement Plans following completion of one year of service and a minimum of 1,000 hours of service. Expense related to funding the Retirement Plans was $1,099 and $5,610 for the nine-month period ended September 30, 2003 and 2002, respectively.

     (b) 401(k) Plans

      Sandia and Mesilla Valley’s employees participate in Ardent’s defined contribution retirement plan, the AHS Management Company, Inc. 401(k) Plan (Ardent Plan). The Ardent Plan covers all employees who have worked at least 1,000 hours in the calendar year, attained the age of 21 and have completed one year of service. The Plan allows for an employer contribution each year equal to 100% of eligible employees’ pre-tax contributions not to exceed a maximum of 3% of the eligible employees’ compensation contributed to the Ardent Plan. Retirement expense for the Ardent Plan was approximately $168 and $1 for the nine-month period ended September 30, 2003 and the one-month period ended September 30, 2002, respectively.

      Lovelace sponsors the Lovelace Health Systems, Inc. Physician 401(k) Plan and the Lovelace Health Systems, Inc. Employee 401(k) Plan (the 401(k) Plans), which cover employees over the age of 21 who work a minimum of 20 hours per week. Employees may contribute 1% to 15% of their annual compensation to the 401(k) Plans and the Company matches the participant’s contributions at 50% up to

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

a maximum contribution of 6% of a participant’s compensation; however, matching does not commence until the participants have completed one year and 1,000 hours of service. Contributions are invested at the election of the employee in various mutual funds and pooled separate accounts. Expense related to funding the 401(k) plan totaled $3,122 and $3,190 for the nine-month period ended September 30, 2003 and 2002, respectively and is included in salaries and benefits in the accompanying condensed statements of operations.

      St. Joseph Healthcare employees participated in the Catholic Health Initiatives Retirement Plan (the CHI Plan) during the eight-month period ended August 31, 2002. The CHI Plan was a multi-employer, non-contributory, cash balance retirement plan covering substantially all employees. Under the CHI Plan, annual additions to employee accounts were based on a percentage of salary that varied depending on length of service. Vesting occurred over a five-year period. During the two-month period ended August 31, 2002, retirement expense for Sandia was approximately $1,423.

(8)     Common Stock and Dividend Restrictions

      Lovelace Health Systems, Inc. has 500,000 common shares authorized and 30,005 shares issued and outstanding. All shares are Class A shares.

      Without prior approval of its domiciliary superintendent, dividends to shareholders are limited by the laws of the State of New Mexico in an amount that is based on restrictions relating to statutory surplus. Within the limitations above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to the Parent. During the nine-month period ended September 30, 2003, the Superintendent of the Insurance Division of the New Mexico Public Regulation Commission approved the issuance of dividends to Ardent from Lovelace totaling $25 million. The dividends were paid by the Company during the nine-month period ended September 30, 2003.

(9)     Commitments and Contingencies

     (a) Healthcare Regulations

      The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in substantial compliance with fraud and abuse as well as other applicable government laws and regulations in all material respects. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

     (b) Litigation

      The Company is subject to various claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

      The Company is a defendant in a class action lawsuit whereby certain retail pharmacies that participate in the State of New Mexico Medicaid program are seeking to recover alleged underpayments of

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

prescriptions and dispensing fees. Management of the Company believes that the amount accrued at September 30, 2003 is adequate to provide for settlement of this matter.

      The Company does not believe that any legal proceedings, other than the matter discussed above, currently threatened or pending will result in losses that would be material to the Company’s results of operations, liquidity, or financial condition.

     (c) Purchase Commitments

      The Company had unfulfilled purchase commitments for medical equipment of $1,934 at September 30, 2003.

(10)     Medical Claims Payable

      Activity in the liability for medical claims payable is summarized as follows for the nine-month period ended September 30, 2003:

Balance at beginning of period	$3,497
Assumed with acquisition	40,606
Incurred related to:
Current period	328,644
Prior year	—

328,644

Paid related to:
Current period	288,242
Prior year	34,936

323,178

Balance at September 30, 2003	$49,569

      Incurred claims for the period ended September 30, 2003 are included in salaries and benefits, supplies and claims and capitation expense in the accompanying condensed statements of operations. Incurred claims reported in the table above include all claims of the Lovelace Health Plan, which include claims reported to the Company by third-party providers as well as the cost of providing care to enrollees who visit a Company-owned clinic or hospital.

(11)     Minimum Net Worth

      Statutory requirements of the State of New Mexico require the Company to maintain minimum net worth of approximately 8% of total medical and hospital expenses, as such net worth is defined by accounting practices as prescribed or permitted by the Insurance Division of the New Mexico Public Regulation Commission. As of September 30, 2003, the Company was required to maintain a net worth as defined of approximately $34.1 million and was in compliance with New Mexico insurance statutes’ minimum net worth requirement. Currently, the New Mexico insurance statutes require compliance with a defined minimum net worth and do not require compliance with the risk-based capital (RBC) standards established by the NAIC. The RBC calculation serves as a benchmark for the regulation of insurance companies and health maintenance organizations by state insurance regulators. RBC provides for surplus formulas similar to target surplus formulas used by commercial rating agencies. The formulas specify

LOVELACE SANDIA HEALTH SYSTEM

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit/share data)
September 30, 2003 and 2002 (Unaudited)

various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk and are set forth in the RBC requirements.

(12)     Reinsurance

      In the ordinary course of business, the Company reinsures risks for the purpose of limiting the Company’s maximum exposure on individual Medicaid claims. The Company has entered into an Agreement for Reinsurance (the Reinsurance Agreement) with Chubb Executive Risk Indemnity, Inc. for the Company’s Medicaid Salud! members. Under the provisions of the Reinsurance Agreement, the Company pays a monthly premium based on an established rate per Salud! member. In return for premiums paid, the Company is reimbursed a percentage of costs in excess of a deductible for hospital and physician services rendered to eligible Salud! members. Reinsurance does not remove the Company from its obligation in the event that the assuming insurers are unable to meet their contractual obligations.

      Premiums paid to Chubb Executive Risk Indemnity, Inc. for the nine-month periods ended September 30, 2003 and 2002, respectively, were $1.423 and $1.252. Recoveries for covered charges were $1,742 and $1,424 for the nine-month periods ended September 30, 2003 and 2002, respectively, and are included in claims and capitation expense in the accompanying condensed statements of operations.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Lovelace Health Systems, Inc.:

      We have audited the accompanying balance sheet of Lovelace Health Systems, Inc. as of December 31, 2002, and the related statements of operations, changes in shareholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the 2002 financial statements referred to above present fairly, in all material respects, the financial position of Lovelace Health Systems, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Albuquerque, New Mexico

June 27, 2003

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Lovelace Health Systems, Inc.

      In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholder’s equity and cash flows present fairly, in all material respects, the financial position of Lovelace Health Systems, Inc. (the “Company”) at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

November 22, 2002

LOVELACE HEALTH SYSTEMS, INC.

BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$23,269,973	$14,655,097
Receivables:
Patient accounts, net of allowances of $16,419,046 and $21,966,461 for 2002 and 2001, respectively	19,934,566	22,980,548
Premiums, net of allowances of $4,739,452 and $5,676,132 for 2002 and 2001, respectively	16,668,850	6,597,042
Other receivables, net of allowances of $0 and $367,000 for 2002 and 2001, respectively	3,698,689	5,441,281
Medical inventories	7,162,678	6,668,172
Prepaid expenses	4,567,365	4,722,908
Income taxes receivable (note 10)	11,769,931	—

Total current assets	87,072,052	61,065,048

Other assets:
Restricted cash and investments (note 6)	5,468,374	2,734,758
Property, equipment, and software at cost, net (note 5)	95,306,352	91,701,787
Deferred tax asset (note 10)	1,264,181	15,403,085
Other assets	554,516	503,908

Total other assets	102,593,423	110,343,538

Total assets	$189,665,475	$171,408,586

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$11,086,388	$11,793,896
Accrued liabilities	12,300,663	18,284,944
Accrued salaries and benefits	21,039,436	20,092,857
Medical claims payable (note 18)	40,606,117	28,778,080
Third-party settlement liabilities	949,156	25,699,267
Unearned premiums	10,577,125	8,308,748
Amount due to affiliate (note 9)	22,736,036	6,785,307
Income taxes payable	—	3,078,279
Current installments of note payable to related party (note 7)	3,887,857	3,609,439
Current installments of capital lease obligations (note 8)	556,603	689,383

Total current liabilities	123,739,381	127,120,200

Other liabilities:
Note payable to related party, excluding current installments (note 7)	3,538,889	7,426,746
Revenue bonds payable (note 7)	285,000	285,000
Capital lease obligations, excluding current installments (note 8)	716,453	342,036
Other liabilities	290,540	353,973

Total other liabilities	4,830,882	8,407,755

Total liabilities	128,570,263	135,527,955

Shareholder’s equity:
Common stock, $1 par value. Authorized 50,000 shares; issued and outstanding 30,005 shares	30,005	30,005
Additional paid-in capital	54,142,793	30,142,793
Retained earnings	6,922,414	5,707,833

Total shareholder’s equity	61,095,212	35,880,631
Commitments and contingencies (notes 7, 8, and 13)

Total liabilities and shareholder’s equity	$189,665,475	$171,408,586

See accompanying notes to financial statements.

LOVELACE HEALTH SYSTEMS, INC.

STATEMENTS OF OPERATIONS

Years ended December 31, 2002, 2001, and 2000

	2002	2001	2000

Revenues:
Premium revenue (note 3)	$509,580,409	$415,929,042	$387,336,643
Patient revenue (note 4)	138,396,346	148,753,044	127,566,191
Other revenue	17,090,912	16,405,384	14,127,817

Total revenues	665,067,667	581,087,470	529,030,651

Expenses:
Salaries and wages	205,516,322	181,948,844	166,368,978
General and administrative expenses	130,517,811	115,623,633	97,450,411
Medical supplies and cost of drugs	74,097,586	64,337,837	58,795,260
Purchased medical services	234,795,016	175,142,658	182,187,164
Depreciation and amortization	9,168,050	9,145,421	12,347,339
Provision for bad debts	7,998,767	11,851,731	11,350,350
Interest expense	1,235,297	1,530,389	2,385,871
Realized losses (gains) on disposition of assets	116,547	(341,561)	714,696

Total expenses	663,445,396	559,238,952	531,600,069

Income (loss) from operations	1,622,271	21,848,518	(2,569,418)
Nonoperating income:
Interest income	410,831	621,466	1,854,737

Total income (loss) before income taxes	2,033,102	22,469,984	(714,681)
Income tax expense (benefit) (note 10)	818,521	8,011,036	(201,631)

Net income (loss)	$1,214,581	$14,458,948	$(513,050)

See accompanying notes to financial statements.

LOVELACE HEALTH SYSTEMS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

Years ended December 31, 2002, 2001, and 2000

		Additional	Retained
	Common	Paid-in	Earnings
	Stock	Capital	(Deficit)	Total

Balance, December 31, 1999	$30,005	$30,142,793	$(8,238,065)	$21,934,733
Net loss	—	—	(513,050)	(513,050)

Balance, December 31, 2000	30,005	30,142,793	(8,751,115)	21,421,683
Net income	—	—	14,458,948	14,458,948

Balance, December 31, 2001	30,005	30,142,793	5,707,833	35,880,631
Net income	—	—	1,214,581	1,214,581
Capital contribution	—	24,000,000	—	24,000,000

Balance, December 31, 2002	$30,005	$54,142,793	$6,922,414	$61,095,212

See accompanying notes to financial statements.

LOVELACE HEALTH SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

Years ended December 31, 2002, 2001, and 2000

	2002	2001	2000

Cash flows from operating activities:
Net income (loss)	$1,214,581	$14,458,948	$(513,050)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,168,050	9,145,421	12,347,339
Provision for bad debt	7,998,767	11,851,731	11,350,350
Realized loss on disposition of assets	116,547	—	714,696
Change in operating assets and liabilities:
Premium receivables	(10,071,808)	(952,896)	(396,124)
Patient receivables	(4,952,785)	(12,769,064)	(10,954,922)
Other receivables	1,742,592	(351,870)	(591,168)
Medical inventories	(494,506)	(393,670)	(293,085)
Prepaid expenses	155,543	(1,158,085)	(2,527,938)
Deferred tax asset	14,138,904	(11,826)	(5,051,992)
Income taxes receivable	(11,769,931)	—	—
Other assets	(50,608)	58,996	(512,073)
Accounts payable	(707,508)	1,650,819	3,261,129
Medical claims payable	11,828,037	(4,618,928)	274,966
Amount due to affiliate	15,950,729	1,141,317	(1,392,825)
Unearned premiums	2,268,377	3,316,779	(2,493,700)
Third-party liabilities	(24,750,111)	(534,639)	(7,312,893)
Accrued liabilities	(5,984,281)	(2,879,646)	17,362,222
Accrued salaries and benefits	946,579	539,349	410,586
Income taxes payable	(3,078,279)	1,270,344	1,975,935
Other liabilities	(63,433)	(63,431)	100,455

Net cash provided by operating activities	3,605,456	19,699,649	15,757,908

Cash flows from investing activities:
Increase in restricted investments	(2,733,616)	(377,105)	(103,454)
Proceeds from sale of property and equipment	99,572	—	1,293,260
Purchases of property and equipment	(11,936,396)	(17,398,981)	(7,319,331)

Net cash used in investing activities	(14,570,440)	(17,776,086)	(6,129,525)

Cash flows from financing activities:
Capital contribution	24,000,000	—	—
Principal payments on related party note payable	(3,609,439)	(13,350,960)	(2,394,871)
Principal payments under capital lease obligations	(810,701)	(636,550)	(586,610)

Net cash provided by (used in) financing activities	19,579,860	(13,987,510)	(2,981,481)

Net increase (decrease) in cash and cash equivalents	8,614,876	(12,063,947)	6,646,902
Cash and cash equivalents at beginning of year	14,655,097	26,719,044	20,072,142

Cash and cash equivalents at end of year	$23,269,973	$14,655,097	$26,719,044

Supplemental disclosure of cash flow information:
Cash paid (received) during the year for income taxes	$(1,775,000)	$6,945,325	$—
Cash paid during the year for interest	1,260,887	1,530,389	2,385,871
Supplemental disclosure of noncash investing activities:
Notes receivable received on the sale of property	$—	$—	$250,000

See accompanying notes to financial statements.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2002, 2001 and 2000

1.	Organization and Operation

      Lovelace Health Systems, Inc. (the Company) is a federally qualified health maintenance organization (HMO), which commenced operations on March 31, 1985. The Company operates as an integrated health system consisting of Lovelace Hospital, various clinics, and the HMO. The Company delivers health care and provides health insurance services throughout the state of New Mexico. The Company’s principal products and services include inpatient, outpatient, diagnostic, surgical, home health, pharmacy, behavioral health, and managed care products and services. The Company is a wholly owned subsidiary of Healthsource, Inc. (the Parent), which is a wholly owned subsidiary of CIGNA Health Corporation (CHC), which is an indirect wholly owned subsidiary of CIGNA Corporation (CIGNA). Subsequent to December 31, 2002, the Company was acquired by AHS New Mexico Holdings, Inc. as more fully described in note 20.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

      The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Use of Estimates

      The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Cash and Cash Equivalents

      Cash and cash equivalents consist of bank deposits, net of outstanding checks, and overnight repurchase agreements. For the purpose of presentation in the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d)	Patient Revenue and Related Receivables

      Patient revenue is recorded on an accrual basis, and related receivables are recorded at their estimated net realizable values. Gross patient revenues are recorded on the basis of usual and customary charges. The Company has agreements with third-party payors that provide for payments at amounts different from established rates. The differences between established rates and the amounts due from third-party payors are recorded as contractual discounts, which are offsets to patient revenues in the statements of operations. Differences between amounts due from third-party payors and estimated settlement amounts are charged to the provision for bad debt in the statements of operations. Patient receivables are reported net of allowances for contractual discounts and bad debts.

      Patient revenue includes charges for medical services provided to FlexCare (defined below) participants and charges for providing medical services to individuals not enrolled in the Lovelace Health Plan, the Medicare risk contract, or the managed Medicaid contract (Salud). Additionally included in patient revenue are reimbursements for services provided to Medicare beneficiaries in accordance with regulations prescribed by the Federal Department of Health and Human Services pursuant to the Medicare Act. The Company eliminates patient revenues for individuals covered by the Lovelace Health

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

Plan, the Medicare risk contract, or the Salud! contract (see note 3 for discussion of the Medicare risk and Salud! contracts).

      FlexCare is an indemnity-based managed care product of Connecticut General Life Insurance Company (CGLIC), an affiliated company. CGLIC offers FlexCare to employers on an insured or self-insured funding basis. CGLIC, in the case of insured plans, and employers that contract with CGLIC, in the case of self-insured plans, are responsible to the Company for the payment of charges by providers for covered services rendered to employees. The Company also receives an administrative fee for the use of its provider network by CGLIC or self-insured employers.

(e)	Premium Revenue and Related Receivables

      Premium revenues for healthcare services are recognized as revenue over the period in which enrollees are entitled to medical care. An allowance is established for retroactive premium adjustments, as well as for doubtful accounts and other potential charges. Reinsurance premiums are reported as a reduction to premium revenue, and reinsurance recoveries are reported as a reduction of purchased medical services. See note 16. Premiums collected in advance are deferred and recorded as unearned premiums. Premium receivables and the related allowance for doubtful accounts and retroactive adjustments are recorded on an accrual basis to report the receivables at their net realizable value.

(f)	Medical Inventories

      Medical inventories consist principally of pharmaceutical, medical, and optical supplies and are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

(g)	Prepaid Expenses

      Prepaid expenses primarily consist of prepaid pharmaceutical inventory.

(h)	Restricted Cash and Investments

      Restricted cash and investments include required statutory deposits and a required bond reserve account. Statutory deposits consist of investments in U.S. Treasury Notes for the commercial and Medicare risk businesses and a U.S. Treasury Money Market Account for the Salud! contract.

      The Company considers all investments as held-to-maturity, based on the Company’s ability and intent to hold the security until maturity. Accordingly, investments are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts.

(i)	Property, Equipment, and Software

      Property, equipment, and software is carried at cost, less accumulated depreciation. Depreciation is calculated principally on the straight-line method based on the estimated useful lives of the assets, which range from 10 to 40 years. Leasehold improvements are amortized over the lesser of the life of the improvement or the expected term of the related lease. Upon asset retirement or disposal, the cost and accumulated depreciation are adjusted and the gain or loss is included in realized gains and losses in the statements of operations. Repairs and maintenance are charged to expense as incurred.

(j)	Claims Payable

      Accrued medical claims are estimates of payments to be made under health coverage for reported claims and for losses incurred but not yet reported. Management develops these estimates using actuarial

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services, and other relevant factors. When estimates change, the Company records the adjustment in purchased medical expenses in the period the change in estimate occurs. General and administrative expenses includes a reserve which recognizes the accrual of additional administrative expenses associated with those unpaid health claims that are in the process of settlement as well as those that have been incurred but not yet reported. This reserve is based on the historical relationship between claims processing expenses and incurred claims.

      An analysis is performed and an accrual is recorded when it is probable that expected future health care costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and insurance recoveries on those contracts.

(k)	Other Revenue

      Other revenue includes an administrative fee that the Company receives from CGLIC for the use of its provider network and lab revenue for services provided to a related party. See note 9 for further discussion.

(l)	Charity Care

      The Company provides care without charge or at amounts less than its established billing rates to patients who meet certain criteria under its charity care policy. Because the Company does not pursue collection of amounts determined to qualify as charity care, and they were never expected to result in cash flows, they are not reported as revenue or receivables.

(m)	Income Taxes

      The Company is included in the consolidated United States federal income tax return filed by the Parent. The provision for federal income tax is calculated as if the Company were filing a separate federal income tax return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Financial Instruments

      In the normal course of business, the Company enters into transactions involving various types of financial instruments, including debt and off-balance sheet financial instruments consisting of lines of credit. These instruments may change in value due to interest rate and market fluctuations, and most have credit risk.

(o)	Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, include cash and cash equivalents and accounts receivable. The Company holds no collateral for accounts receivable. Concentration of risks with respect to receivables is mitigated based on the classification, number of customers, and ongoing credit evaluations of existing customers.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

(p)	Impairment of Long-Lived Assets

      Long-lived assets expected to be held longer than one year are subject to depreciation and must be written down to fair value when impaired. When the Company determines that a long-lived asset originally designated to be sold within one year will not be sold in that time frame, the asset must be written down to the lower of current fair value or fair value at acquisition adjusted to reflect depreciation since acquisition. SFAS No. 144 was implemented as of January 1, 2002 and did not have a material effect on the Company’s financial statements.

3.	Premium Revenue

      Effective July 1, 1997, the Company entered into a contract with the State of New Mexico to provide healthcare services to Medicaid beneficiaries who select the Company as their provider through a managed care program known as “Salud!” Under Salud!, the Company receives a fixed premium per member per month based on age and gender-based criteria. Premium revenue recorded under this contract was $196,828,386, $146,696,395, and $126,128,421 for the years ended December 31, 2002, 2001, and 2000, respectively, and is included in premium revenue in the accompanying statements of operations.

      In addition, the Company is a party to a Medicare risk contract, whereby the Company receives a fixed premium per member per month based on age and gender-based criteria. Premium revenue recorded under this contract was $108,384,597, $79,097,159, and $98,293,216 for the years ended December 31, 2002, 2001, and 2000, respectively.

      Premiums receivable includes amounts due from one major employer group totaling $5,961,002 and $4,597,779 as of December 31, 2002 and 2001, respectively. Premium revenue associated with this employer was $46,140,703, $41,915,595, and $37,599,586 for the years ended December 31, 2002, 2001, and 2000, respectively.

4.	Patient Revenue

      A summary of the payment arrangements with major third-party payors follows:

•	Medicare. Medicare patient revenues include traditional reimbursement under Title XVIII of the Social Security Act (nonrisk).

Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. The Company’s classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization. Inpatient nonacute care services, certain outpatient services, and defined capital costs related to Medicare beneficiaries are paid based on the lower of reasonable costs or customary charges, a fee schedule, or blended rates. Effective August 1, 2000, Medicare implemented a prospective payment system for hospital outpatient care — The Ambulatory Payment Classification (APC). The Company is reimbursed for cost reimbursable items at a tentative rate, with final settlement determined after submission of annual cost reports and audits thereof by the Medicare fiscal intermediary. The estimated payable or receivable relating to such cost reports is accrued in the period the related services are rendered and adjusted in future periods, as final settlements are determined and are included in the accompanying balance sheets. As of December 31, 2002, the Company’s Medicare cost reports have been audited by the Medicare fiscal intermediary through December 31, 1999. See note 19 for further discussion regarding matters pertaining to Medicare cost report investigation.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

•	Other Third-Party Payors The Company has also entered into payment agreements with certain commercial insurance carriers. The basis for payment to the Company under these agreements includes discounts from established charges, prospectively determined per diem rates, and agreed-upon fees per procedure.

      Net patient receivable by payor category for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001

CIGNA FlexCare and PPO	52.2%	29.6%
Medicare and Medicare Supplemental	22.4	48.0
Commercial	10.3	9.4
Self-pay	7.4	8.8
Other	7.7	4.2

Total	100.0%	100.0%

      Medicare net patient receivables noted above do not include amounts for settlements of Medicare cost reports that are reflected in third-party settlement liabilities in the accompanying balance sheets.

5.	Property and Equipment

      Property and equipment at December 31, 2002 and 2001 consists of the following:

	2002	2001

Property and equipment, at cost:
Land	$5,018,469	$4,992,480
Land improvements	3,272,527	3,179,944
Buildings	67,186,958	64,549,656
Leasehold improvements	9,465,934	9,153,875
Construction in progress	791,037	4,411,547
Furniture and equipment	90,185,955	82,430,642
Equipment under capital lease obligations	4,160,825	3,108,487
Software	3,493,057	—

Total property and equipment, at cost	183,574,762	171,826,631
Less accumulated depreciation and amortization	(88,268,410)	(80,124,844)

Property and equipment, net	$95,306,352	$91,701,787

      Accumulated depreciation associated with equipment under capital lease obligations is $2,884,513 and $2,175,941 for 2002 and 2001, respectively.

      During 2000, the Company recorded a reserve of $3,000,000 to reduce fixed assets to their estimated net book value pending completion of a fixed asset inventory. As a result of completing the fixed asset inventory in 2001, the Company wrote off fixed assets, against the previously established reserve, with a net book value of approximately $2,700,000.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

6.	Restricted Cash and Investments

      Restricted cash and investments include the following at December 31, 2002 and 2001:

	2002	2001

State of New Mexico reserve fund	$310,000	$300,000
Medicaid Managed Care Salud! reserve fund	5,111,319	2,384,080
Bond reserve account	47,055	50,678

Total restricted cash and investments	$5,468,374	$2,734,758

      To comply with regulatory requirements, a U.S. Treasury Note and a certificate of deposit, totaling $310,000 and $300,000, respectively, at December 31, 2002 and 2001, respectively, have been placed on deposit with the State of New Mexico Department of Insurance.

      In addition, the Company is required by state laws and regulatory agencies to maintain reserves equal to 3% of monthly premium revenue during the first year of the Salud! contract. This reserve is required throughout the term of the contract unless otherwise adjusted by the Human Services Department of the State of New Mexico. Balances held in a trust account with The Wells Fargo Corporate Trust and Escrow Services totaled $5,111,319 and $2,384,080 at December 31, 2002 and 2001, respectively. The balance at December 31, 2002 was short of the minimum reserve requirement by $25,822.

      The Company is also required to maintain a reserve account for its 1981 Series A-Healthcare System Revenue Bonds and its 1983 Series A-Healthcare System Revenue Bonds. The reserve account was $47,055 and $50,678 at December 31, 2002 and 2001, respectively.

7.	Revenue Bonds Payable and Related-Party Note Payable

      A summary of revenue bonds payable and the related-party note payable at December 31, 2002 and 2001 consists of the following:

	2002	2001

Note payable to related party
Subordinated note payable to Parent — 7.5% note due in quarterly installments of $1,084,302, including interest, due December 31, 2004	$7,426,746	$11,036,185
Less current installments	(3,887,857)	(3,609,439)

Note payable to related party, excluding current installments	$3,538,889	$7,426,746

Revenue bonds payable
1981 Series A — Health Care System Revenue Bonds, term bonds due 2011 at 12%	$185,000	$185,000
1983 Series A — Health Care System Revenue Bonds, term bonds due 2011 at 10.25%	100,000	100,000

Revenue bonds payable	$285,000	$285,000

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

      Scheduled maturities of the note payable to related party and the revenue bonds payable at December 31, 2002 are as follows:

Year ending December 31:
2003	$3,887,857
2004	3,538,889
2011	285,000

Total	$7,711,746

      During 2001, the Company made an accelerated $10,000,000 payment on its subordinated notes payable to Parent and renegotiated the terms to accelerate the maturity date from 2007 to 2004 resulting in an increase in quarterly installments including interest, from $735,288 to $1,084,302.

      Interest expense for long-term debt amounted to $775,934, $986,250, and $1,971,133 for the years ended December 31, 2002, 2001, and 2000, respectively.

      The Company has a line of credit with the Parent in the amount of $15,000,000, of which none was drawn as of December 31, 2002 and 2001. During 2002, 2001, and 2000, the Company paid a commitment fee for the line of credit to the Parent totaling $25,590, $22,813, and $29,418, respectively, which is included in general and administrative expenses in the accompanying statements of operations. The line of credit expires on January 1, 2003, upon closing of the sale of the Company to AHS New Mexico Holdings, Inc. See note 20.

8.	Leases

      The Company has leases for office space, certain property and equipment, and clinic operations. Future minimum lease payments under noncancelable operating leases and future minimum capital lease payments at December 31, 2002 are as follows:

	Capital	Operating
	Leases	Leases

Year ending December 31:
2003	$626,322	$4,184,406
2004	284,286	3,405,916
2005	284,286	2,571,510
2006	284,286	1,445,564
2007	229,318	800,474
Thereafter	18,978	—

Total minimum lease payments	1,727,476	$12,407,870

Less amounts representing interest at rates ranging from 7.5% to 9.15%	454,420

Present value of net minimum capital lease payments	1,273,056
Less current installments of obligations under capital leases	556,603

Obligations under capital leases, excluding current installments	$716,453

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

      Interest expense for capital lease debt amounted to $110,353, $157,759, and $188,416 for the years ended December 31, 2002, 2001, and 2000, respectively.

      Rental expense under all operating lease agreements amounted to $7,100,411, $6,277,910, and $6,780,035 for the years ended December 31, 2002, 2001, and 2000, respectively, and is included in general and administrative expenses in the accompanying statements of operations.

9.	Related Parties

      The Company has numerous agreements with CIGNA and its affiliates that result in significant intercompany transactions, as follows:

•	The Company is subject to a management services agreement with CIGNA Health Corporation (CHC). CHC’s subsidiaries are parties to the agreement whereby CHC and certain affiliates provide management services to the health maintenance organization subsidiaries (HMOs) of CHC. CHC charged the Company $25,336,726, $19,569,812, and $16,089,591 in administrative service fees and fees for other services in 2002, 2001, and 2000, respectively. These expenses are included in general and administrative expenses in the accompanying statements of operations. The allocation of expenses is based on the ratio of the respective expense category to total expenses at the parent company level. The Company also paid $349,010, $386,380, and $226,322 in interest charges to CHC in 2002, 2001, and 2000, respectively.

At December 31, 2002 and 2001, the Company reported $22,736,036 and $6,785,307, respectively, as amounts due to CHC in the accompanying balance sheets. The terms of the agreement require that these amounts be settled within 30 days.

•	CIGNA Behavioral Health, Inc. (CBH) is an affiliate of the Company. The Company pays CBH a capitation fee to provide mental health and substance abuse services to its members. The expense relating to this contract for the years ended December 31, 2002, 2001, and 2000 was $2,773,991, $1,224,747, and $1,580,048, respectively. These expenses are included in purchased medical services in the accompanying statements of operations.

•	International Rehabilitation and Associates, Inc. (Intracorp), is an affiliate of CIGNA and the Company. Beginning in 2002, the Company pays Intracorp a capitation fee for utilization management, case management, demand management, disease management, care management, and other services to its members. The expense relating to these services for the year ended December 31, 2002 was $203,339.

•	CHC charged the Company $72,988, $56,482, and $13,999 for the years ended December 31, 2002, 2001, and 2000, respectively, for managed care/vicarious medical malpractice liability insurance. These expenses are included in general and administrative expenses in the accompanying statements of operations. This program provides protection against liabilities imposed on the Company from allegations of negligence stemming from the management of health care activities, and does not provide protection against liabilities stemming from direct medical services provided by third-party, independent providers. Traditionally, these providers carry their own medical malpractice insurance. Both the 2002 and 2001 policies are with Farmers Insurance Group of Companies. The 2002 policy is subject to a limit of $1,000,000 per occurrence and $25,000,000 in the aggregate for the policy period January 1, 2002 to January 1, 2003. The 2001 policy is subject to a limit of $1,000,000 per occurrence with no annual aggregate for the policy period January 1, 2001 to January 1, 2002.

•	CHC charged the Company $9,546,748, $8,159,928, and $8,186,512 for the years ended December 31, 2002, 2001, and 2000, respectively, for hospital/direct medical malpractice

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

professional liability insurance. These expenses are included in general and administrative expenses in the accompanying statements of operations. Both the 2002 and 2001 policies are with Farmers Insurance Group of Companies, and are excess policies on the underlying comprehensive hospital liability insurance discussed above. The 2002 policy is subject to a limit of $1,000,000 per occurrence and $25,000,000 in the aggregate (aggregate is in combination with comprehensive hospital liability insurance policy, and not in addition to that coverage) for the policy period January 1, 2002 to January 1, 2003. The 2001 policy is subject to a limit of $9,000,000 per occurrence and $50,000,000 in the aggregate for the policy period January 1, 2001 to January 1, 2002.

•	CHC has contracted with various other insurers to provide for full occurrence, excess coverage on the above hospital/direct medical malpractice professional liability insurance on the Company’s behalf. CHC passes these charges on to the Company through intercompany charges, and the amounts charged are not considered significant to the accompanying financial statements.

•	The Company is subject to a network access agreement, effective January 1, 1998, with CGLIC and its affiliated HMOs. This agreement allows an affiliated HMO, as well as CGLIC, to access the Company’s provider networks. Fees for network access and associated costs are allocated based on methods that the Company believes are reasonable. Fees paid to the Company in 2002, 2001, and 2000 were $10,002,110, $8,857,664, and $7,270,417, respectively, and are included in other revenue in the accompanying statements of operations.

•	The Company provides professional lab services on a contract basis to CIGNA Healthcare of Arizona. Revenue related to this contract for the years ended December 31, 2002, 2001, and 2000 was $3,507,783, $2,981,000, and $3,465,000, respectively, and is included in other revenue in the accompanying statements of operations.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

10.     Income Taxes

      At December 31, 2002 and 2001, the deferred tax asset balance was $1,264,181 and $15,403,085, respectively.

      The tax effect of temporary differences, which give rise to deferred income tax assets and liabilities at December 31, 2002 and 2001, was as follows:

	2002	2001

Deferred tax assets:
Employee and retiree benefit plans	$3,394,321	$5,229,924
Loss reserve discounting	359,623	293,746
Unearned premium reserve	740,399	581,612
Medicare, bonus, and miscellaneous reserves	3,465,029	11,266,000
Bad debt reserve	1,435,877	4,822,236
Other	147,712	236,600

Total deferred tax assets	9,542,961	22,430,118

Deferred tax liabilities:
Depreciation	8,278,780	7,013,970
Miscellaneous	—	13,063

Total deferred tax liabilities	8,278,780	7,027,033

Net deferred income tax asset	$1,264,181	$15,403,085

      Total components of the income tax provision for the years ending December 31, 2002, 2001, and 2000 were as follows:

	2002	2001	2000

Income taxes:
Current	$(13,320,383)	$8,023,886	$4,889,968
Deferred	14,138,904	(12,850)	(5,091,599)

Total income taxes	$818,521	$8,011,036	$(201,631)

      No valuation allowance has been established with respect to the deferred tax assets, reflecting management’s belief that the Company’s and Parent’s taxable income in future years will be sufficient to realize the net deferred tax asset based on the Company’s earnings history and its future expectations. In determining the adequacy of future taxable income, management considered the future reversal of its existing taxable temporary differences and available tax-planning strategies that could be implemented, if necessary. The transaction with AHS New Mexico Holdings, Inc. discussed in note 20 has not been reflected in these tax-planning strategies.

      CIGNA’s federal income tax returns are routinely audited by the Internal Revenue Service (IRS) and provisions are made in the Company’s financial statements in anticipation of the results of these audits. The IRS has completed audits of all tax years through 1996. In management’s opinion, adequate provisions for tax liabilities have been established for all years.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

      Total income taxes for the years ended December 31, 2002, 2001, and 2000 were different than the amount computed using the nominal federal income tax rate of 35% for the following reasons:

	2002	2001	2000

Tax expense at nominal rate	$711,586	$7,864,494	$(250,138)
Goodwill	—	68,425	1,400
Meals and entertainment	71,526	66,150	53,900
Lobbying	35,409	36,400	28,700
Other	—	(24,433)	(35,493)

Total income tax (benefit) expense	$818,521	$8,011,036	$(201,631)

11.	Retirement, 401(k), and Other Post-Retirement Benefit Plans

(a)	Retirement Plans

      The Company provides retirement benefits to substantially all eligible full-time employees through the Lovelace Health Systems, Inc. Physician Retirement Plan and the Lovelace Health Systems, Inc. Employee Retirement Plan (the Retirement Plans), sponsored by the Company. The Retirement Plans are defined contribution plans. Benefits are based on employees’ vested years of service and compensation, and employees are eligible to participate in the Retirement Plans following completion of one year of service and a minimum of 1,000 hours of service. The Company’s policy is to fund at least the minimum amount required by the Employee Retirement Income Security Act of 1974 (ERISA). Expense related to funding the Retirement Plans was $6,127,859, $5,556,011, and $4,528,146 for the years ended December 31, 2002, 2001, and 2000, respectively, and is included in salaries and benefits in the accompanying statements of operations.

(b)	401(k) Plans

      The Company sponsors the Lovelace Health Systems, Inc. Physician 401(k) Plan and the Lovelace Health Systems, Inc. Employee 401(k) Plan (the 401(k) Plans), which cover employees over the age of 21 who work a minimum of 20 hours per week. Employees may contribute 1% to 15% of their annual compensation to the 401(k) Plans and the Company matches the participant’s contributions at 50% up to a maximum contribution of 6% of a participant’s compensation; however, matching does not commence until the participants have completed one year and 1,000 hours of service. Contributions are invested at the election of the employee in various mutual funds and pooled separate accounts, as well as a Guaranteed Investment Contract of the Parent. The expense for these plans totaled $4,058,939, $2,552,042, and $2,445,826 for the years ended December 31, 2002, 2001, and 2000, respectively, and is included in salaries and benefits in the accompanying statements of operations.

(c)	Other Post-Retirement Benefit Plans

      The Company provides certain health care and life insurance benefits for retired employees and funds the cost of the plan as claims are incurred or through the purchase of life insurance policies. The liability of the plan at December 31, 2002 and 2001 was $27,572 and $32,084, respectively, and is included in accrued liabilities in the accompanying balance sheets.

      The Company also sponsors a medical and dental benefits plan (Benefit Plan), which covers retirees and current employees with 20 years of service and with an attained age of 55 or older as of November 30, 1994. This plan was amended to eliminate benefits for service after November 30, 1994. An unrecognized

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

net gain related to this amendment of $4,970,000 and $5,417,000, at December 31, 2002 and 2001, respectively, is included in accrued liabilities in the accompanying balance sheets.

      In 2002, the Company’s Parent agreed to assume approximately $3.2 million of the net funding obligation of the Benefit Plan, although the Benefit Plan remains a Company-sponsored plan until the date of acquisition of the Company by AHS New Mexico Holdings, Inc. (see note 19). Accordingly, the Company accrued a receivable from the Parent, with an offset to additional paid-in capital, for approximately $3.2 million at December 31, 2002. The total funding obligation of $4,700,490 and $4,833,000 as of December 31, 2002 and 2001, respectively, is included in accrued liabilities in the accompanying balance sheets.

      A summary of the Benefit Plan’s balances, assuming no substantive changes to the Benefit Plan as a result of the acquisition, at December 31, 2002 and 2001 follows:

	2002	2001

Change in benefit obligation:
Benefit obligation at beginning of year	$4,350,000	$2,418,000
Interest cost	286,420	310,000
Actuarial loss (gain)	(241,424)	1,968,000
Claims paid	(315,930)	(346,000)

Benefit obligation at end of year	$4,079,066	$4,350,000

Reconciliation of funded status:
Funded status	$(4,079,066)	$(4,108,576)
Unrecognized prior service cost	(1,029,000)	(1,132,000)
Unrecognized actuarial loss	407,576	407,576

Net amount recognized at end of year	$(4,700,490)	$(4,833,000)

Components of net periodic benefit cost:
Interest cost	$286,420	$310,000
Recognized prior service cost and actuarial loss	(103,000)	(547,000)

Net periodic cost (benefit)	$183,420	$(237,000)

      The following weighted average assumptions were used to determine the benefit obligation at December 31, 2002 and 2001:

	2002	2001

Discount rate	7.25%	7.25%

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

      The healthcare cost trend rate for medical information follows:

Health
Care Cost
Trend Rate

Year ending December 31:
2003	7.0%
2004	7.0
2005	7.0
2006	6.0
2007	6.0
2008	6.0
Thereafter	6.0

      The healthcare cost trend rate for dental information is 5.0% for all years.

      A one-percentage-point change in assumed healthcare cost trend rates would have the following effects:

	1% Increase	1% Decrease

Effect on the total of service and interest costs	$25,700	$(22,600)
Effect on the total accumulated post-retirement obligation	380,590	(334,507)

12.     Capital, Surplus, and Dividend Restrictions

      The Company has 50,000 shares authorized and 30,005 shares issued and outstanding. All shares are Class A shares. The Company has no preferred stock outstanding.

      Without prior approval of its domiciliary superintendent, dividends to shareholders are limited by the laws of the State of New Mexico in an amount that is based on restrictions relating to statutory surplus. Within the limitations above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to the shareholder. No dividends were paid during the years ended December 31, 2002 or 2001.

13.     Commitments and Contingencies

(a) Regulatory and Industry Developments

      The Company’s businesses are subject to a changing social, economic, legal, legislative, and regulatory environment. Some current issues that may affect the Company’s businesses include:

•	Initiatives to increase healthcare regulation;

•	Efforts to expand tort liability of health plans;

•	Class action lawsuits targeting health care companies, including the Company’s Parent;

•	Initiatives to restrict insurance pricing and the application of underwriting standards; and

•	Efforts to revise federal tax laws.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

(b) Healthcare Regulations

      Federal and state legislatures, administrative agencies, and courts continue efforts to increase regulation of the healthcare industry and change its operational practices. Regulatory and operational changes could have an adverse effect on the Company’s healthcare operations if they reduce marketplace competition and innovation or result in increased medical or administrative costs without improving the quality of care. Debate at the federal level over “managed care reform” and “patients bill of rights” legislation, focusing on questions regarding liability, is expected to continue.

      Privacy regulations under the Health Insurance Portability and Accountability Act (HIPAA) of 1996 cover all aspects of the health care delivery system, and address the use and disclosure of individually identifiable health care information. Compliance with the privacy regulations is required by April 2003. In addition to the privacy regulations, HIPAA establishes national electronic transaction standards, which apply to health insurers, providers, and other covered entities. They are intended to improve the efficiency and effectiveness of the nation’s health care system by encouraging the widespread use of electronic data interchange. The Company must implement these standards by October 2003.

      Regulations issued in February 2003 set standards for the security of electronic health information, and must be implemented by the Company by April 2005. The Company has implemented certain security measures and planned others in anticipation of these rules. Other proposed HIPAA regulations include standards for the assignment of unique national training and administrative efforts to satisfy these requirements. Incremental technology and business-related expenses of the Parent associated with its compliance efforts were approximately $20 million after tax in 2002.

      Other possible legal and regulatory changes that could have an adverse effect on the Company’s operations include:

•	Additional mandated benefits or services that increase costs without improving the quality of care;

•	Narrowing of the ERISA preemption of state laws;

•	Changes in ERISA regulations resulting in increased administrative burdens and costs;

•	Additional restrictions on the use of prescription drug formularies;

•	Additional privacy legislation and regulations that interfere with the proper use of medical information for research, coordination of medical care, and disease management;

•	Additional rules establishing the time periods for payment of health care provider claims; and

•	Legislation that would exempt independent physicians from antitrust laws.

      The health care industry is under increasing scrutiny by various state and federal government agencies and may be subject to government efforts to bring criminal actions in circumstances that would previously have given rise only to civil or administrative proceedings.

      The Company is required by state laws and regulatory agencies to maintain reserves or specified levels of net worth, as outlined in note 15. As of December 31, 2002 and 2001, the Company maintained the minimum required net worth.

(c) Litigation

      The Company is routinely involved in numerous lawsuits and other legal matters arising, for the most part, in the ordinary course of the business. The outcome of litigation and other legal matters is always uncertain, and outcomes that are not justified by evidence can occur.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

      The Company is a defendant in a class action lawsuit whereby certain retail pharmacies that participate in the State of New Mexico Medicaid program are seeking to recover alleged underpayments of prescriptions and dispensing fees. Management of the Company believes that the amount accrued at December 31, 2002 is adequate to provide for settlement of this matter.

      The Company does not believe that any legal proceedings, other than the matter discussed above, currently threatened or pending will result in losses that would be material to the Company’s results of operations, liquidity, or financial condition.

(d)	Purchase Commitments

      The Company had unfulfilled purchase commitments for medical equipment of $4,118,561 and $3,073,685 at December 31, 2002 and 2001, respectively.

14.	Fair Value of Financial Instruments

      Financial instruments that are subject to fair value disclosure requirements (property, equipment, goodwill, and taxes are excluded) are carried in the financial statements at amounts that approximate fair value, except for long-term debt. The fair values used for financial instruments are estimates, which in many cases may differ significantly from the amounts that could be realized upon immediate liquidation. Estimates of fair value are based on discounted cash flow analyses, which utilize current interest rates for similar financial instruments with comparable terms and credit quality. The carrying amount and fair value of the Company’s long-term debt at December 31, 2002 were $7,711,746 and $8,356,156, respectively, and at December 31, 2001 were $11,321,185 and $11,544,938, respectively.

15.	Minimum Net Worth

      Statutory requirements of the State of New Mexico require the Company to maintain minimum net worth of approximately 8% of total medical and hospital expenses, as such net worth is defined by accounting practices as prescribed or permitted by the Insurance Division of the New Mexico Public Regulation Commission. As of December 31, 2002 and 2001, the Company was in compliance with New Mexico insurance statutes’ minimum net worth requirement. Currently, the New Mexico insurance statutes require compliance with a defined minimum net worth and do not require compliance with the risk-based capital (RBC) standards established by the NAIC. The RBC calculation serves as a benchmark for the regulation of insurance companies and health maintenance organizations by state insurance regulators. RBC provides for surplus formulas similar to target surplus formulas used by commercial rating agencies. The formulas specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk and are set forth in the RBC requirements.

16.	Reinsurance

      In the ordinary course of business, the Company reinsures risks for the purpose of limiting the Company’s maximum exposure on individual Medicaid claims. Effective July 1, 2000, the Company entered into an Agreement for Reinsurance (the Reinsurance Agreement) with Chubb Executive Risk Indemnity, Inc. for the Company’s Medicaid Salud members. Under the provisions of the Reinsurance Agreement, the Company pays a monthly premium based on an established rate per Salud! member. In return for premiums paid, the Company is reimbursed a percentage of costs in excess of a deductible for hospital and physician services rendered to eligible Salud! members. The required deductible is $150,000 per member per contract year for the period ended July 1, 2002, subject to a 10% excess coinsurance requirement and a maximum contract year benefit of $1,000,000 per member. Prior to July 1, 2000, the Company was reinsured for the Medicaid Salud! members with Fortis Benefits Insurance Company. The

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

required deductible under the Fortis contract was $75,000 per member per contract year. Reinsurance does not remove the Company from its obligation in the event that the assuming insurers are unable to meet their contractual obligations.

      Reinsurance premiums deducted from Medicaid premiums in the accompanying financial statements were $1,712,087, $1,154,941, and $469,375, as of December 31, 2002, 2001 and 2000, respectively. Recoveries for covered charges were $690,193, $1,388,902, and $1,964,356 for the years ended December 31, 2002, 2001, and 2000, respectively, and are included in purchased medical services in the accompanying statements of operations.

17.     Restructuring Charge

      In the fourth quarter of 2001, CIGNA adopted a restructuring program primarily to consolidate existing health service centers into regional service centers. As a result, the Parent allocated a pretax charge to its various subsidiaries including the Company. The Company recognized a charge of approximately $901,000, which is included in general and administrative expenses in the accompanying 2001 statement of operations. The pretax charge consisted of approximately $225,000 in allocated severance costs and approximately $676,000 in real estate costs related to vacating certain locations. The CIGNA restructuring program was completed in 2002, and no further amounts were accrued by the Company to CIGNA.

18.     Medical Claims Payable

      Activity in the liability for medical claims is summarized as follows:

	2002	2001

Balance at beginning of year	$28,778,080	$33,397,009

Incurred related to:
Current year	410,565,033	327,521,960
Prior year	333,000	4,400,000

	410,898,033	331,921,960

Paid related to:
Current	370,532,916	300,687,440
Prior year	28,537,080	35,853,449

	399,069,996	336,540,889

Balance at end of year	$40,606,117	$28,778,080

      The provision for prior years’ medical claims increased by $333,000 and $4,400,000 in 2002 and 2001, respectively, because of differences between actual developments and actuarial estimates. Incurred claims of $410,898,033 and $331,921,960 for the years ended December 31, 2002 and 2001, respectively, are included in salaries and wages, general and administrative expenses, medical supplies and cost of drugs, and purchased medical services in the accompanying statements of operations. Incurred claims reported in the table above include all claims of the Lovelace Health Plan, which include claims reported to the Company by third-party providers as well as the cost of providing care to enrollees who visit a Company-owned clinic or hospital.

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

19.     Settlements

(a) Settlement of Federal Employees’ Health Benefits Program Audit

      Commencing in September 2000, and concluding on April 25, 2002, the Office of the Inspector General (OIG) performed a routine audit of the Federal Employees’ Health Benefits Program (FEHBP) operations at the Company for contract years 1995 through 2000. This audit was settled on April 26, 2002 for $14,476,920 with no penalties incurred. The cost of settlement is reported as a reduction of premium revenues in the accompanying 2001 statement of operations, and is included in third-party settlement liabilities in the accompanying 2001 balance sheet. Payment of the settlement amount was made in full by the Parent in 2002. The Company recorded this payment as a reduction of third-party settlement liabilities and an increase to the amount due to affiliate.

(b) Medicare/Medicaid Cost Report Settlement

      In March 1999, the Company received a subpoena from the OIG related to an investigation of Medicare cost reporting practices at a number of hospitals that had a contract with a particular reimbursement consulting firm. The Federal portion of this matter was settled on November 22, 2002 for $24,500,000. This liability was funded by a cash contribution (recorded as an increase to the amount due to affiliate) from the Company’s Parent. Although, the criminal and civil divisions of the U.S. Attorney’s Office were involved in the investigation, no criminal penalties or charges were incurred. Subsequent to the close of the reporting period, the State of New Mexico Medicaid portion of this matter was settled on January 30, 2003 for $686,045.

      To lessen the financial burden of the above two settlements on the Company, the Company’s Parent made a noncash capital contribution to the Company of approximately $20.8 million. The capital contribution was recorded as an increase to additional paid-in capital and a reduction of the amount due to affiliate.

20.     Subsequent Events

      On July 1, 2002, AHS New Mexico Holdings, Inc. (AHS) entered into a definitive agreement with Healthsource, Inc. to acquire 100% of the issued and outstanding stock of the Company. In November 2002, state regulators recommended that the New Mexico Superintendent of Insurance approve the sale, and in December 2002, approval was granted.

      The transaction was closed on January 15, 2003 for a purchase price of approximately $209 million, plus acquisition costs, and made effective for accounting purposes as of January 1, 2003. As part of the sale, Healthsource, Inc. or its affiliates retained certain assets and certain liabilities of the Company. A

LOVELACE HEALTH SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2002, 2001 and 2000

summary of assets retained and liabilities assumed by Healthsource, Inc. or its affiliates, based on amounts reported in the accompanying 2002 balance sheet, follows:

•	Amount due to affiliate	$22,736,036
•	Third-party settlement liabilities	949,156
•	Income taxes receivable	11,769,931
•	Deferred tax asset	1,264,181
•	Related party note payable	7,426,746
•	Capital lease obligations	1,273,056
•	Post-retirement benefit plan liability	4,700,490
•	Unamortized gain on post-retirement liability	4,970,000

      Additionally, any obligation or liability relating to any claims or actions against the Company with respect to events occurring prior to the closing date of the transaction are excluded from the sale. This would include liabilities relating to the litigation matter discussed in note 13.

      In connection with the sale, the Company contracted with CGLIC under a vendor services agreement and a transition services agreement.

      The vendor services agreement, effective on the date of consummation of the sale, and in effect for a period not less than five years thereafter, provides that CGLIC will continue to utilize, and the Company will continue to provide, provider network services as they relate to CGLIC’s managed care product as described in note 2d.

      The transition services agreement, effective on the date of consummation of the sale, and in effect for the lesser of 24 months thereafter or upon the date that the services are no longer needed, provides for the following:

•	Support from CIGNA in planning activities to convert the Medicare book of business off CIGNA systems and processes at some date prior to July 1, 2003,

•	Support from CIGNA in planning activities to migrate the CHMO book of business off CIGNA systems and processes on client anniversary dates beginning by July 1, 2003,

•	Actuarial and underwriting services including support for transferring these services from CIGNA to a new vendor, as well as providing such services through the date of transition to the new vendor,

•	Continuation of claims processing and customer care services provided by CIGNA, and

•	Continuation of other various services provided by CIGNA.

      On May 6, 2003, the sole shareholder of the Company and AHS Health Plan, Inc. voted in favor of a merger of the two companies. AHS Health Plan, Inc. was merged into the Company, with the Company being the surviving corporation. The merger of AHS Health Plan, Inc. into the Company, with the Company being the surviving corporation, was approved by the Superintendent of Insurance of the New Mexico Public Regulation Commission on April 30, 2003, and approved and made effective by the New Mexico Public Regulation Commission’s Corporation Department as of May 30, 2003.

      On May 23, 2003, the Superintendent of the Insurance Division of the New Mexico Public Regulation Commission approved the issuance of a dividend from the Company to AHS in the amount of $15 million. The dividend was subsequently paid by the Company in May 2003.

INDEPENDENT AUDITORS’ REPORT

The Board of Managers

Ardent Health Services LLC:

We have audited the accompanying combined balance sheet of AHS Albuquerque Regional Medical Center, LLC; AHS Northeast Heights Hospital, LLC; AHS West Mesa Hospital, LLC; AHS Albuquerque Rehabilitation Hospital, LLC; Albuquerque Physician Group, LLC; and AHS Health Plan, Inc., collectively doing business as Sandia Health System (the Company) as of December 31, 2002 and the related combined statement of operations, member’s and stockholder’s equity, and cash flows for the four-month period then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sandia Health System as of December 31, 2002 and the results of their operations and their cash flows for the four-month period then ended in conformity with accounting principles generally accepted in the United States of America.

Nashville, Tennessee

December 1, 2003

SANDIA HEALTH SYSTEM

COMBINED BALANCE SHEET

December 31, 2002

December 31,
2002

(Amounts in
thousands, except
share and unit
data)
ASSETS
Current assets:
Cash and cash equivalents	$11,006
Accounts receivable, less allowance for doubtful accounts of $8,464	26,632
Inventories	3,245
Prepaid expenses and other current assets	3,573

Total current assets	44,456

Property, plant, and equipment, net	75,560
Other assets:
Note receivable	6,174
Other	1,464

Total assets	$127,654

LIABILITIES AND MEMBER’S AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$9,360
Accrued salaries and benefits	6,761
Medical claims payable	3,263
Unearned premium revenue	3,164
Due to Parent	8,842
Other accrued expenses and liabilities	1,969

Total current liabilities	33,359

Member’s and stockholder’s equity:
Membership units 5,000 units issued and outstanding	97,096
Common stock $100 par value; authorized 100,000 shares; issued and outstanding 20,000 shares	2,000
Accumulated deficit	(4,801)

Total member’s and stockholder’s equity	94,295

Commitments and contingencies
Total liabilities and member’s and stockholder’s equity	$127,654

See accompanying notes to combined financial statements.

SANDIA HEALTH SYSTEM

COMBINED STATEMENT OF OPERATIONS

For the Four-Month Period ended December 31, 2002

Four-Month
Period Ended
December 31,
2002

(Amounts in thousands)
Revenues:
Net patient service revenue	$50,445
Premium revenue	13,232
Other revenues	1,082

Total net revenues	64,759

Expenses:
Salaries and benefits	30,249
Professional fees	12,584
Supplies	7,792
Provision for doubtful accounts	7,481
Depreciation	2,145
Management fees to Parent	2,107
Other	7,202

69,560

Loss before income taxes	(4,801)
Income tax benefit	—

Net loss	$(4,801)

See accompanying notes to combined financial statements.

SANDIA HEALTH SYSTEM

COMBINED STATEMENT OF MEMBER’S AND STOCKHOLDER’S EQUITY

Four-Month Period ended December 31, 2002

						Total Member’s
	Membership Units		Common Stock			and
					Accumulated	Stockholder’s
	Units	Amount	Shares	Amount	Deficit	Equity

	(Amounts in thousands, except unit/share data)
Balance at September 1, 2002	—	$—	—	$—	$—	$—
Issuance of units and shares in connection with initial capitalization	5,000	97,096	20,000	2,000	—	99,096
Net loss and total comprehensive loss	—	—	—	—	(4,801)	(4,801)

Balance at December 31, 2002	5,000	$97,096	20,000	$2,000	$(4,801)	$94,295

See accompanying notes to combined financial statements.

SANDIA HEALTH SYSTEM

COMBINED STATEMENT OF CASH FLOWS

Four-Month Period ended December 31, 2002

Four-Month
Period Ended
December 31, 2002

(Amounts in thousands)
Cash flows from operating activities:
Net loss	$(4,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	7,481
Depreciation	2,145
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(8,064)
Prepaid expenses and other current assets	(1,764)
Accounts payable	4,179
Other accrued expenses and liabilities	(2,916)

Net cash used in operating activities	(3,740)

Cash flows from investing activities:
Investments in acquisition, less cash acquired	(89,372)
Purchases of property, plant, and equipment	(3,802)
Other	(18)

Net cash used in investing activities	(93,192)

Cash flows from financing activities:
Advances from Parent, net	8,842
Equity contribution from Parent	99,096

Net cash provided by financing activities	107,938

Net increase in cash and cash equivalents	11,006
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$11,006

Supplemental cash flow information:
Interest paid	$2
Non-cash changes due to acquisition:
Current assets	30,015
Non-current assets	82,609
Current liabilities	23,252

See accompanying notes to combined financial statements.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except unit and share data)
December 31, 2002

1.     Description of the Business and Summary of Significant Accounting Policies

(a) Form of Organization and Nature of Business

      AHS Albuquerque Regional Medical Center, LLC (a 254-bed acute care hospital), AHS Northeast Heights Hospital, LLC (a 114-bed acute care hospital), AHS West Mesa Hospital, LLC (a 109-bed acute care hospital), AHS Albuquerque Rehabilitation Hospital, LLC (a 62-bed impatient rehabilitation hospital), Albuquerque Physician Group, LLC and AHS Health Plan, Inc., collectively doing business as Sandia Health System (the Company) comprise an integrated health care system in Albuquerque, New Mexico.

      Effective September 1, 2002, substantially all of the assets and certain affiliated entities of St. Joseph Healthcare System, a subsidiary of Catholic Health Initiatives (CHI) were acquired by indirect wholly-owned subsidiaries (limited liability companies) of Ardent Health Services, Inc. (Ardent or Parent). The acquisition also included all stock in the St. Joseph Healthcare PSO, Inc. These wholly-owned subsidiaries comprise Sandia Health System.

      The financial statements included herein may not necessarily be indicative of the results of operations, financial position and cash flows of the Company in the future or had it operated as a stand-alone entity during the period presented.

(b) Combined Financial Statements

      The combined financial statements include the financial statements of the Company. All significant intercompany balances and transactions have been eliminated.

(c) Accounting Estimates

      The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including those related to bad debts, contractual discounts, professional and general liability accruals and medical claims accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(d) Allowance for Doubtful Accounts

      The Company estimates the allowance for doubtful accounts based primarily upon the age of patient accounts receivable, the patient’s economic inability to pay and the effectiveness of its collection efforts. The Company routinely monitors its accounts receivable balances and utilizes historical collection experience to support the basis for its estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on the Company’s results of operations and cash flows.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

      A summary of activity in the Company’s allowance for doubtful accounts follows (in thousands):

Accounts
		Provision for	Written Off,
	Beginning	Doubtful	Net of	Ending
	Balance	Accounts	Recoveries	Balance

Allowance for doubtful accounts:
Four-month period ended Dec 31, 2002	$7,482	$7,481	$6,499	$8,464

(e) Allowance for Contractual Discounts

      The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from its standard charges. The Company must estimate the total amount of these discounts to prepare its financial statements. For the four months ended December 31, 2002, Medicare, Medicaid and discounted plan patients accounted for approximately 91% of total gross revenues. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. However, the services authorized and provided and resulting reimbursements, are often subject to interpretation. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently necessitating continual review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect net revenues for the period in which the change in estimate occurred.

(f) Risk Management

      The Company is insured for general and professional risks based on Ardent’s claims-made commercial insurance and for workers’ compensation risks based on Ardent’s occurrence-based commercial insurance. The Company provides an accrual for actual claims reported but not paid and actuarially determined estimates of claims incurred but not reported.

      Ardent carries general and professional liability insurance from a commercial insurance carrier for losses up to $1,000 per occurrence with policy limits of $3,000 in the aggregate on a claims-made basis. Ardent is responsible for a $500 deductible per occurrence. In addition, Ardent has an umbrella policy with a commercial insurance carrier with coverage up to $50,000 per occurrence and in the aggregate. Ardent carries workers’ compensation insurance with statutory limits and employer’s liability insurance with policy limits of $1,000 per occurrence from an unrelated commercial insurance carrier of which Ardent is responsible for deductibles of $250 per occurrence.

      The accrual for general, professional, and workers’ compensation liability risks is based on actuarially determined estimates. Claims are accrued under the Company’s various risk management plans as the incidents that give rise to them occur and the Company includes a provision for incurred but not reported incidents. Accruals are based on the estimated ultimate cost of settlement, including claim settlement expenses and are classified as other accrued expenses and liabilities in the accompanying combined balance sheet.

      The Company provides medical and dental coverage for eligible employees through a commercial insurance carrier.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

(g) Cash and Cash Equivalents

      Cash and cash equivalents consist of all highly liquid investments with maturity of 90 days or less when purchased.

(h) Restricted Deposits

      At December 31, 2002, other assets included approximately $300, which was restricted due to regulatory deposit requirements.

(i) Concentrations of Credit Risk

      The Company’s primary concentration of credit risk is patient accounts receivable, which consists of amounts owed by various governmental agencies, insurance companies, and private patients. The Company manages receivables by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. Medicare and Medicaid programs comprised approximately 36.1% of patient receivables at December 31, 2002. Remaining receivables relate primarily to various commercial insurance carriers and HMO/PPO programs. Concentration of credit risk from other payors is limited by the number of patients and payors.

(j) Inventories

      Inventories consist primarily of hospital supplies and pharmaceuticals and are stated at the lower of cost (first-in, first-out method) or market.

(k) Property, Plant, and Equipment

      Property, plant, and equipment additions are stated at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase values, change capacities, or extend useful lives are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which approximate 4 to 30 years.

(l) Note Receivable

      Note receivable at December 31, 2002 consists of an acquired subordinated note from Health Care Horizons, Inc. in connection with the St. Joseph acquisition (Note 2) bearing interest at 7%. Principal is payable monthly until October 1, 2009. The note was recorded upon acquisition, at fair market value, including a $359 premium amortizable over the remaining life of the note.

(m) Medical Claims Payable

      Accrued medical claims are estimates of payments to be made under health coverage for reported claims and for claims incurred but not yet reported. Management develops these estimates using actuarial methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services, and other relevant factors. When estimates change, the Company records the adjustment in purchased medical expenses in the period the change in estimate occurs. General and administrative expenses includes an accrual which recognizes the administrative expenses associated with those unpaid health claims that are in the process of settlement as well as those that have been incurred but not yet reported. This accrual is based on the historical relationship between claims processing expenses and incurred claims.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

      An analysis is performed and an accrual is recorded when it is probable that expected future health care costs and maintenance costs under a group of existing contracts will exceed anticipated future premiums and insurance recoveries on those contracts.

(n) Net Patient Service Revenue

      Net patient service revenue is recorded on the accrual basis in the period in which services are provided. The related receivables are reported net of allowances for contractual discounts and doubtful accounts.

      Net patient service revenue includes amounts estimated by management to be reimbursable by Medicare, Medicaid, and other payors under provisions of cost or prospective reimbursement formulas in effect. Amounts received are generally less than the established billing rates and the differences (contractual discounts) are reported as deductions from patient service revenue at the time the service is rendered. The effect of other arrangements for providing services at less than established rates are also reported as deductions from patient service revenue.

      The Company’s facilities provide charity care to patients who are financially unable to pay for the health care services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in net patient service revenue.

      Settlements under cost reimbursement agreements with third party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid and other third-party payor programs often occur in subsequent years because of audits by the programs, rights of appeal, and the application of numerous technical provisions. Settlements are considered in the recognition of net patient service revenue on an estimated basis in the period the related services are rendered, and such amounts are subsequently adjusted in future periods as adjustments become known or as years are no longer subject to such audits, reviews, and investigations.

(o) Premium Revenue and Unearned Premium Revenue

      Premium revenues for health care services provided by the PSO are recognized as revenue over the period in which enrollees are entitled to medical care. An allowance is established for retroactive premium adjustments, as well as for doubtful accounts and other potential charges. Premiums collected in advance are deferred and recorded as unearned premiums. Premium receivables and the related allowance for doubtful accounts and retroactive adjustments are recorded on an accrual basis to report the receivables at their net realizable value.

(p) Other Revenues

      Other revenues consist primarily of commercial laboratory, provider service organization and educational services which are recognized as services are provided.

(q) Income Taxes

      Ardent files consolidated Federal and state income tax returns, which include the accounts of the Company. Income taxes for the Company, reporting on a stand-alone basis, are accounted for under the asset and liability method and have been estimated separately from those of the consolidated Federal income tax return of Ardent. The benefit is determined utilizing maximum Federal and state statutory

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

rates applied to income or loss before income taxes. All income tax payments/benefits are made by/to the Company through Ardent.

      Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting and tax bases of assets and liabilities, with the primary differences related to the allowance for doubtful accounts, accrued liabilities, depreciation methods and periods and deferred cost amortization methods. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(r) Fair Value of Financial Instruments

      The carrying amounts of cash and cash equivalents, accounts receivable, prepaids, other current assets, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items. The Company’s note receivable approximates fair value at December 31, 2002.

(s) Due to Parent

      Due to Parent, in part, represents funds transferred to or paid on behalf of the Company. Generally, the Company reimburses Ardent for operating expenses, such as payroll, insurance and capital expenditures.

      Ardent allocates corporate overhead expenses to the Company based on the Company’s net revenues. The management fees allocated to the Company are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had otherwise managed these functions.

2.     Acquisition

      Effective September 1, 2002, the Company acquired substantially all of the assets and certain affiliated entities of St. Joseph Healthcare System (St. Joseph), a subsidiary of Catholic Health Initiatives (CHI), located in Albuquerque, New Mexico. This acquisition also included all stock in the St. Joseph Healthcare PSO, Inc. (PSO). The acquisition has been accounted for using the purchase method of accounting prescribed by SFAS No. 141, and the operating results of the acquired entity have been included in the combined statement of operations from the date of acquisition.

      The Company’s purchase price was determined as follows:

Cash paid to CHI	$91,307
Estimated working capital settlement	1,900
Acquisition costs	5,889

$99,096

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

      The purchase price was allocated to the estimated fair value of the net assets acquired as follows:

Cash	$9,724
Accounts receivable	26,048
Other current assets	3,967
Other assets	8,706
Property, plant, and equipment	73,903
Current liabilities assumed	(23,252)

Cash paid	$99,096

      In addition, Ardent committed to invest $40 million in capital expenditures over the next 5 years.

      On July 16, 2003, Ardent paid $1,908 to the prior owners of St. Joseph Hospital to settle the working capital related to the purchase.

3.     Property, Plant and Equipment

      Property, plant, and equipment consisted of the following at December 31:

Land and improvements	$6,974
Buildings and improvements	48,951
Equipment	19,896
Construction in progress	1,884

77,705
Less accumulated depreciation	2,145

Property, plant, and equipment, net	$75,560

4.     Income Taxes

      Significant components of the Company’s deferred tax assets as of December 31, 2002 are as follows:

Deferred tax assets:
Patient accounts receivable, net	$1,531
Accrued liabilities	13
Depreciation	3,021
Federal net operating loss carryforward	3,239
State net operating loss carryforward	79

Total deferred tax assets	7,883
Valuation allowance for deferred tax assets	(7,883)

Net deferred tax assets	$—

      On a stand alone basis at December 31, 2002, the Company has federal and state net operating loss carryforwards of approximately $11,103 for income tax purposes that expire in 2003 through 2016. In 2002, Ardent utilized all of the Company’s federal net operating loss approximating $9,500.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

      During the four-month period ended December 31, 2002, the Company increased the valuation allowance related to its deferred tax assets by approximately $1,892. In 2002, the valuation allowance was increased by $5,991 for certain deferred tax assets associated with the acquisition.

      As of December 31, 2002 a valuation allowance of approximately $7,883 has been recognized as an offset to current and noncurrent deferred tax assets related primarily to the realizability of certain net operating loss carryforwards. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is not likely that the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. Subsequently recognized tax benefit or expense relating to the valuation allowance for deferred tax assets will be reported as an income tax benefit or expense in the combined statement of operations.

      The Company’s consolidated effective tax rate differed from the amounts computed by the federal statutory rate to pre-tax income from continuing operations as set forth below for the four-month period ended December 31, 2002:

	Amount	Percent

Tax at federal statutory rate	$(1,632)	34.0%
States taxes, net of federal benefits	(268)	5.5
Change in valuation allowance	1,892	(39.4)
Other, net	8	(0.1)

Total	$—	0.0%

5.	Employee Benefit Plans

      The Company’s employees participate in Ardent’s defined contribution retirement plan, the AHS Management Company, Inc., 401(k) Plan (the Plan). The Plan covers all employees who have been employed at Sandia Health System for at least three months, worked at least 1,000 hours in the calendar year, attained the age of 21 and have completed one year of service at Sandia Health System or St. Joseph Healthcare System. The Plan allows for an employer contribution each year equal to 100% of eligible employees’ pre-tax contributions not to exceed a maximum of 3% of the eligible employees’ compensation contributed to the Plan.

      Retirement expense for the Plan was approximately $61 for the four months ended December 31, 2002.

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

6.	Commitments and Contingencies

(a) Operating Leases

      The Company leases certain office facilities and equipment under noncancellable operating leases that expire at various dates through 2007. As of December 31, 2002, the future minimum lease commitments under these noncancellable leases (with initial or remaining lease terms in excess of one year) are as follows:

2003	$1,469
2004	1,506
2005	1,426
2006	578
2007	126

Total minimum lease payments	$5,105

      Total rental and lease expense amounted to approximately $1,568 for the four-month period ended December 31, 2002.

(b) Litigation and Regulatory Matters

Healthcare Regulations

      The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse as well as other applicable government laws and regulations in all material respects. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

Healthcare Legislation

      The Health Insurance Portability and Accountability Act (HIPAA) was enacted August 21, 1996 to assure health insurance portability, reduce healthcare fraud and abuse, guarantee security and privacy of health information and enforce standards for health information. The Company was required to be in compliance with certain HIPAA provisions beginning in April 2003. Provisions not yet finalized are required to be implemented two years after the effective date of the regulation. The Company will be subject to significant fines and penalties if found to be noncompliant with the provisions outlined in the regulations. Management continues to evaluate the impact of this legislation on its operations including future financial commitments that will be required to comply with the legislation.

Risk Associated With Liabilities of Acquired Businesses

      The Company has acquired a business with prior operating history. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with healthcare laws and

SANDIA HEALTH SYSTEM

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(Amounts in thousands, except unit and share data)
December 31, 2002

regulations, such as billing and reimbursement, fraud, and abuse and similar anti-referral laws. The Company’s Parent has from time to time identified certain past practices of acquired companies that do not conform to its standards. Although the Company institutes policies designed to conform such practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

(c) Contingencies

      The Company is subject to various claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company’s combined financial position, results of operations or cash flows.

      The Company’s equipment, fixtures, real property, inventory and common stock has been assigned as collateral for Ardent’s credit agreements.

7.	Subsequent Events

(a) Financing Activities

      On January 15, 2003, Ardent replaced its existing Term Loan with a $112.5 million senior secured credit facility (2003 Credit Agreement) with Bank One, Bank of America, and UBS Warburg, LLC. The 2003 Credit Agreement includes a security pledge from Ardent of all assets and guarantees by certain Ardent’s subsidiaries including the Company.

      On May 6, 2003, Ardent amended its 2003 Credit Agreement replacing the Line of Credit with a $50 million revolving line of credit with Bank One, Bank of America, UBS Warburg, LLC and GE Healthcare Financial Services. The amended facilities shared the security pledge as described above related to the 2003 Credit Agreement.

      On August 15, 2003, Ardent received $225.0 million through the issuance of 10% Senior Subordinated Notes which mature on August 15, 2013. Payment of the principal and interest of the Notes is subordinate to amounts owed for existing and future senior indebtedness of Ardent and is secured by substantially all of Ardent’s existing and future property and assets and the capital stock of all of Ardent’s subsidiaries.

(b) Merger

      On October 1, 2003, the Company merged and consolidated with Ardent’s subsidiaries in New Mexico. The merger resulted in the Company being owned by Lovelace Health Systems, Inc. Lovelace Health Systems, Inc. is a regulated HMO and therefore prohibited by statute from providing a full and unconditional guarantee of Ardent’s credit facilities. In connection with the merger, Ardent contributed capital in the amount of Sandia Health System’s Due to Parent balance. In addition, Lovelace issued a $70 million intercompany note to Ardent. Ardent is required to maintain a pledge of the intercompany note in favor of the lenders of Ardent’s credit facility and the holders of the Senior Subordinated Notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

August 31, 2002 (Unaudited)

August 31, 2002

(Amounts in
thousands)
ASSETS
Current assets:
Cash and equivalents	$6,022
Patient accounts receivable, less allowances for doubtful accounts of $7,497	27,195
Other accounts receivable	1,792
Inventories	2,933
Prepaid and other	1,778

39,720
Assets limited as to use:
Designated internally	17,801
For insurance purposes	872
By donors	6,510

25,183
Property and equipment	42,479
Investments in unconsolidated organizations	1,559
Other assets	6,391

Total assets	$115,332

LIABILITIES AND NET ASSETS
Current liabilities:
Compensation and benefits	$7,171
Third-party liabilities	3,758
Accounts payable and accrued expenses	9,945
Current portion of long-term debt	3,727

24,601
Other liabilities	377
Long-term debt	40,115

65,093

Net assets:
Unrestricted	43,968
Temporarily restricted	2,700
Permanently restricted	3,571

50,239

Total liabilities and net assets	$115,332

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND CHANGES IN NET ASSETS

For the Two-Month Period ended August 31, 2002 (Unaudited)

Two-Month Period
Ended
August 31, 2002

(Amounts in thousands)
Revenues:
Net patient services revenues	$26,619
Premiums	6,936

33,555
Non-patient revenues:
Investment loss	(332)
Changes in equity of unconsolidated organizations	39
Donations	91
Other revenues	1,737

Total Revenues	35,090

Expenses:
Salaries and wages	14,771
Employee benefits	2,663
Professional fees	401
Purchased services	6,434
Supplies	4,168
Bad debts	2,855
Utilities	562
Insurance	586
Rental, leases and maintenance	1,435
Depreciation and amortization	852
Interest	357
Other	791

Total Expenses	35,875

Deficit of revenues over expenses	$(785)

Beginning unrestricted net assets	$45,350
Deficit of revenues over expenses	(785)
Net unrealized losses on investments	(592)
Mission and Ministry Fund	(2)
Transfer to/from affiliates	3
Contributions to Capital Resource Pool	(7)
Other changes	1

Ending unrestricted net assets	$43,968

Beginning temporarily restricted net assets	$2,733
Net assets released from restrictions	(10)
Transfers to/from affiliates	(3)
Investment income	(20)

Ending temporarily restricted net assets	$2,700

Beginning permanently restricted net assets	$3,948
Other changes	(377)

Ending permanently restricted net assets	$3,571

Decrease in net assets	$(1,792)
Net assets at beginning of period	52,031

Net assets at end of period	$50,239

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Two-Month Period ended August 31, 2002 (Unaudited)

Two-Month Period
Ended
August 31, 2002

(Amounts in thousands)
Cash flows from operating activities:
Decrease in net assets	$(1,792)
Adjustments to reconcile decrease in net assets to net cash used in operating activities:
Depreciation and amortization	852
Change in equity of unconsolidated organizations	(39)
Change in unrealized investment losses	592
Net changes in current assets and liabilities:
Patient and other accounts receivable	(1,084)
Other current assets	38
Accounts payable and accrued expenses	(195)
Net change in other liabilities	376

Net cash used in operating activities	(1,252)

Cash flows from investing activities:
Purchases of property and equipment	(416)
Net decrease in assets limited as to use	415
Net change in other assets	179

Net cash provided by investing activities	178

Cash flows from financing activities:
Repayment of long-term debt	(460)

Net cash used in financing activities	(460)

Decrease in cash and equivalents	(1,534)
Cash and equivalents at beginning of year	7,556

Cash and equivalents at end of year	$6,022

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2002 (Unaudited)
(Amounts in thousands)

A.     Summary of Significant Accounting Policies

Organization and Basis of Presentation

      St. Joseph Healthcare (the “Company”) is a tax-exempt New Mexico corporation. During the period May 1, 1996 through August 31, 2002, the Company was a direct affiliate of Catholic Health Initiatives (“CHI”), a tax-exempt Colorado corporation. The Company operates four hospitals, a physician group, a provider-sponsored organization, a foundation, an auxiliary, and other community programs in Albuquerque, New Mexico. Admitting physicians are primarily practitioners in the local area. The mission of the Company is to improve the physical, mental, social and spiritual health of those it serves.

      The consolidated financial statements of the Company reflect the financial position, operations, changes in net assets and cash flows of all direct affiliates in which the Company has sole corporate membership or ownership. Consolidated entities include St. Joseph Healthcare System (including St. Joseph Medical Center, St. Joseph West Mesa Hospital, St. Joseph Northeast Heights Hospital, St. Joseph Rehabilitation and Outpatient Center, St. Joseph Home Care Agency, St. Joseph Physician Group, St. Joseph Preferred Provider Network, and the PACE Program), St. Joseph Healthcare PSO, Inc., St. Joseph Healthcare Foundation, S.E.T. for Health New Mexico, St. Joseph Development Corporation, Albuquerque Healthcare for the Homeless, and St. Joseph Healthcare System Auxiliary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Statements

      The accompanying consolidated balance sheet as of August 31, 2002, consolidated statement of operations and changes in net assets, and cash flows for the two-month period ended August 31, 2002 are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The information disclosed in the notes to the financial statements for this period is unaudited. The results of operation for the two-month period ended August 31, 2002 are not necessarily indicative of the results to be expected for the entire fiscal year or for any future period.

Cash and Equivalents

      Cash and equivalents include all deposits with banks and investments in interest-bearing securities with maturity dates of 90 days or less from the date of purchase. The carrying value of cash and equivalents approximates market value.

Patient Accounts Receivable

      Accounts receivable and net patient services revenues have been adjusted to the estimated amounts that are expected to be received. These estimated amounts are subject to further adjustments upon review by third-party payors.

Inventories

      Inventories, consisting of drugs and supplies, are stated at the lower of cost, determined on a first-in, first-out basis, or market.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

Assets Limited as to Use

      Substantially all of the Company’s assets whose use is limited are investments in pooled units held in the CHI Investment Program (the “Program”). Investments categorized as assets whose use is limited are carried at fair value, in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations. The Company considers these investments as other than trading as they are held for an indefinite period of time and may be sold in response to market changes, investment strategy, or other factors. Accordingly, the change in net unrealized gains and losses of assets whose use is limited is excluded from excess of revenues over expenses. See Note D.

Property and Equipment

      Property and equipment are stated at historical cost or, if donated or impaired, at fair market value at the date of receipt or determination. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets.

      The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

Investment in Unconsolidated Organizations

      The Company recognizes its interest in the net assets and operations of certain subsidiaries on the equity basis. For such organizations, the Company has a 20% or greater economic interest with a voting interest commensurate to its ownership percentage, but not exceeding 50%.

Other Assets

      Other assets substantially consist of a note receivable from an unrelated company with an interest rate of 8% with principal to be received over six years beginning on June 1, 2002. Interest payments have been received through August 31, 2002. Management believes that this note is fully collectible.

Net Assets

      Unrestricted net assets are those which have no external restrictions. Temporarily restricted net assets are those for which use is restricted by donors to a specific time period or purpose. When the purpose is satisfied, the net assets are reclassified as unrestricted. Permanently restricted net assets are those whose use is restricted in perpetuity by donors. See Note J.

Donor-Restricted Gifts

      Unconditional promises to give cash and other assets to the Company are reported at fair value at the date the promise is received. Conditional promises to give and indications of intentions to give are reported at fair value at the date the gift is received. The gifts are reported as either temporarily or permanently restricted support if they are received with donor stipulations that limit the use of the donated assets. When a donor restriction expires, that is, when a stipulated time restriction ends or purpose restriction is accomplished, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the statement of operations as net assets released from restrictions.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

      Donor-restricted contributions whose restrictions are met within the same year as received are reported as unrestricted contributions in the accompanying consolidated financial statements.

Net Patient Services Revenues

      Net patient services revenues are derived from services provided by the Company to patients who are directly responsible for payment or who are covered by various insurance or managed care programs. The Company receives payments from the federal government on behalf of patients covered by the Medicare program, from state governments by Medicaid programs, certain private insurance companies, and other managed care organizations. Net patient services revenues are recorded at the estimated realizable amounts in the period the related services are rendered and are adjusted in future periods as final settlements and reconciliations are determined.

      Net patient services revenues under the Medicare and Medicaid programs were $9.4 million for the two-month period ended August 31, 2002. The Company believes it is in compliance with all applicable laws and regulations of the programs, although certain billing practices are under review by the Medicare Program. Compliance with such laws and regulations is complex and can be subject to future government interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. As a result, there is at least a reasonable possibility that the recorded estimates will change by a material amount in the near term.

      The Company also has entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Premium Revenue

      The provider-sponsored organization (“PSO”) provides its members with specified health care services in return for fixed periodic premiums. The PSO receives monthly capitation payments from the federal government based on the number of its Medicare enrollees, regardless of services actually performed by the Company. Health care costs related to the PSO are accrued as services are rendered, including estimates of the costs of services rendered but not yet reported or paid. The liability for costs rendered but not yet reported or paid is included in third-party liabilities.

Charity Care

      As an integral part of its mission, the Company accepts and treats all patients without regard to ability to pay. A patient is classified as a charity patient in accordance with established criteria, and the Company expects no payment for services rendered to charity patients. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. Charity care, as determined on the basis of charges, was $738 for the two-month period ended August 31, 2002.

Income Taxes

      The Company is generally exempt from income taxes under Internal Revenue Code Section 501(c)(3). However, St. Joseph Healthcare PSO, Inc. and St. Joseph Development Corporation are subchapter C corporations and are subject to income taxes. Income taxes for these two entities are not material.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates.

B.     Fair Value of Financial Instruments

      The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

      Cash and equivalents: The carrying amount reported in the consolidated balance sheets for cash and equivalents approximates its fair value.

      Patient accounts receivable: Patient accounts receivable and net patient services revenues have been adjusted to the estimated amounts that are expected to be received. These estimated amounts are subject to further adjustments upon review by third-party payors.

      Assets limited as to use: Investments held in the CHI Investment Program (the “Program”) are represented by pool units valued monthly under a custodian accounting system. Investment income from the Program, including interest income, dividends, and realized gains or losses from the sale of securities, is distributed to participants based on the earnings per pool unit. Gains or losses also are realized by participants when pool units are sold, representing the difference between the cost basis and the market value of the pool units sold. The fair value of the assets held is an allocation of the underlying market value of the assets in the Program, based upon pool units held by the participants.

      The underlying fair value of investments in the Program, which are traded on national exchanges, is based on the last reported sales price on the last business day of the fiscal year.

      Accounts payable and accrued expenses: The carrying amount reported in the consolidated balance sheets for accounts payable and accrued expenses approximates its fair value.

      Third-party liabilities: The carrying amount reported in the balance sheets for estimated third-party payor settlements approximates its fair value.

      Long-term debt: The Company participates in a unified CHI credit governed under a Capital Obligation Document (“COD”). Under the COD, CHI is the sole obligor on all debt. Bondholder security resides both in the unsecured promise by CHI to pay its obligations and in its control of direct affiliates. Accordingly, as there is no basis upon which to determine the Company’s borrowing rate outside of the COD, the fair value of its long-term debt cannot be estimated as a stand-alone borrower.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

C.     Concentrations of Credit Risk

      The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors at August 31, 2002 is as follows:

Medicare	$5,769
Medicaid	2,527
Blue Cross	2,520
Others	16,379

$27,195

D.     Assets Limited as to Use

      A summary of the fair value of assets limited as to use at August 31, 2002 is as follows:

CHI Investment Program	$23,904
Outside of CHI investment program:
Cash and equivalents	872

Marketable fixed income securities	$407

25,183

      Substantially all of the Company’s long-term investments are held in the CHI Investment Program. The Program is structured under a Limited Partnership Agreement between CHI, as managing general partner, and each participant. All investments in the Program are professionally managed by the Company under the administration of CHI.

      Investments held in the Program are represented by pool units valued monthly under a custodian accounting system. Investment income from the Program, including interest income, dividends, and realized gains or losses from the sale of securities, is distributed to participants based on the earnings per pool unit. Gains or losses also are realized by participants when pool units are sold, representing the difference between the cost basis and the market value of the pool units sold. The fair value of the assets held is an allocation of the underlying market value of the assets in the Program, based upon pool units held by the participants. The underlying fair value of investments in the Program, which are traded on national exchanges, is based on the last reported sales price on the last business day of the fiscal year. The market value of investments traded in over-the-counter markets is based on the average of the last recorded bid and asked prices. Net unrealized gains (losses) on investments was $(0.59 million) at August 31, 2002.

      Investment losses and gains for assets limited as to use, cash equivalents, and other investments for the two-month period ended August 31, 2002 is as follows:

Income (loss):
Interest income	$112
Realized gains (losses) on sales of securities	(467)
Dividend income	23

$(332)

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

E.     Property and Equipment

      A summary of property and equipment at August 31, 2002 is as follows:

Land and improvements	$4,614
Buildings and improvements	33,546
Equipment	17,345

55,505
Less accumulated depreciation	(13,792)
Construction in progress	766

$42,479

F.     Long-Term Debt

      The Company participates in a unified CHI credit governed under a Capital Obligation Document. Under the COD, CHI is the sole obligor on all debt. Bondholder security resides both in the unsecured promise by CHI to pay its obligations and in its control of direct affiliates. Covenants include a minimum CHI debt coverage ratio and certain limitations on secured debt. The Company, as a direct affiliate of CHI, is defined as a participant under the COD and has agreed to certain covenants related to corporate existence, maintenance of insurance, and exempt use of bond-financed facilities. Debt under the COD is evidenced by promissory notes between the Company and CHI, which include monthly installments at a variable rate of interest and may be repaid in advance without penalty.

      A summary of long-term debt at August 31, 2002 is as follows:

Note payable to CHI due December 2013, variable-rate debt	$43,699
Other long-term debt and capital leases	143

43,842
Less current portion of long-term debt	(3,727)

$40,115

      A summary of scheduled principal payments on long-term debt at August 31, 2002 is as follows:

Year Ending June 30	Amounts Due

2003 (ten months)	$3,166
2004	3,722
2005	3,076
2006	3,240
2007	3,418
Thereafter	27,220

      Interest paid was $357 for the two-month period ended August 31, 2002.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

G.     Functional Expenses

      The Company provides health services to individuals within the Albuquerque area including inpatient, outpatient and ambulatory, long-term care, and community-based services. A summary of the Company’s operating expenses for the two-month period ended August 31, 2002 is as follows:

Health services expenses	$29,702
General and administrative expenses	6,173

$35,875

H.     Retirement Plans

      The Company participates in the Catholic Health Initiatives Retirement Plan (the “Plan”), which is a multi-employer, non-contributory, cash balance retirement plan covering substantially all employees. The Plan has requested an Internal Revenue Service private letter ruling stating it is qualified as a church plan exempt from certain provisions of both the Employee Retirement Income Security Act and the Pension Benefit Guaranty Corporation premiums and coverage.

      Under a cash balance plan, annual additions to employee accounts are based on a percentage of salary that varies depending on length of service. Vesting occurs over a five-year period. Under the Plan, the Company recognized as pension expense $0.5 million for the two-month period ended August 31, 2002, based upon an actuarially determined percentage of eligible wages. As a multi-employer plan, the Plan does not make separate measurements of assets and pension benefit obligations for individual employers.

I.     Insurance Programs

      Professional and general liability insurance is underwritten through First Initiatives Insurance Ltd. (“FIIL”), a wholly owned, captive insurance subsidiary of CHI. FIIL provides professional and general liability coverage to $3 million per occurrence with an annual aggregate of $50 million, either on a direct written basis or through reinsurance relationships with commercial carriers. Excess insurance of $150 million per occurrence and in the aggregate for professional and general liability risks is maintained through Preferred Professional Insurance Company (PPIC). An additional $25 million of catastrophic excess coverage is written through FIIL and reinsured by commercial carriers. Reserves for losses and loss adjustment expenses, included in self-insured reserves and claims, are determined based on projections of independent actuaries.

      Workers’ compensation coverage is underwritten primarily through FIIL, through reinsurance relationships with PPIC. An unrelated commercial insurance carrier reinsures losses in excess of $250,000 per occurrence.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

J.     Temporarily and Permanently Restricted Net Assets

      Temporarily restricted net assets at August 31, 2002 are as follows:

Health care services	$1,304
Purchase of equipment	85
Indigent care	205
Other	1,106

$2,700

      Permanently restricted net assets at August 31, 2002 are restricted to use by the donors to be held in perpetuity, the income from which is expendable to support health care services.

      During the two-month period ended August 31, 2002, net assets were released from donor restrictions by incurring expenses satisfying the restricted purposes in the amount of $10.

K.     Commitments and Contingencies

      The Company leases equipment and facilities under operating leases expiring at various dates through December 15, 2022. Total rental expense for the two-month period ended August 31, 2002 for all operating leases was approximately $717.

      The following is a schedule by year of future minimum lease payments under operating leases as of August 31, 2002, that have remaining lease terms in excess of one year.

Year Ending June 30	Amounts Due

2003 (10 months)	$1,971
2004	1,894
2005	1,396
2006	1,409
2007	404
Thereafter	870

      The Company is involved in litigation and regulatory investigations arising in the course of business. After consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s future financial position or results from operations.

L.     Investments in Unconsolidated Organizations

      As of August 31, 2002, the Company recognized its interest in the equity and operations of certain entities on the equity basis. For the following unconsolidated subsidiaries, the Company has a 20% or greater economic interest with a voting interest commensurate to its ownership percentage, but not exceeding 50%.

St. Joseph/S.E.D. Laboratories, Inc.

      St. Joseph/SED Laboratories, Inc. (“SED Labs”) was incorporated in New Mexico on March 11, 1987. The Company owns 50% of SED Labs. The Company recognized $60 of income related to its share of the operations of SED Labs during the two-month period ended August 31, 2002. The Company had receivables from SED Labs of $624 as of August 31, 2002. As of August 31, 2002, the Company had payables of $579 due to SED Labs.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

      Summarized financial results for SED Labs are as follows for the two-month period ended August 31, 2002:

Total assets	$5,381
Total liabilities	3,625
Revenue	3,815
Net income	119

St. Joseph Eye Surgery Center Partnership

      The Company owns 49.25% of the Eye Surgery Center Partnership (the “Center”). The Company recognized $22 of income related to its share of the operations of the Center for the two-month period ending August 31, 2002. The Company had receivables with the Center of $21 as of August 31, 2002.

      Summarized financial results for the Center are as follows as of and for the two-month period ended August 31, 2002:

Total assets	$1,195
Total liabilities	172
Revenue	301
Net income	44

Sunrise of Albuquerque

      The Company owns 29.1% of Sunrise of Albuquerque (“Sunrise”). The Company recognized $20 of loss related to its share of the operations of Sunrise during the two-month period ended August 31, 2002.

      Summarized financial results for Sunrise are as follows as of and for the two-month period ended August 31, 2002:

Total assets	$1,109
Total liabilities	764
Revenue	71
Net loss	(69)

Heart Hospital of New Mexico, LLC

      The Company owns 3% of the Heart Hospital of New Mexico, LLC (“Heart Hospital”) as of August 31, 2002. Under the terms of the agreement, the Company can put its 3% interest in Heart Hospital back to the current owners for $1.165 million on October 1, 2006.

M.     Related Party Transactions

      During the two-month period ended August 31, 2002, the Company incurred expenses of $418, for administrative services provided by CHI. Interest expense of $347, was paid to CHI for notes payable as described in Note F.

N.     Subsequent Events

      Effective September 1, 2002, an agreement was signed between CHI and Ardent Health Services, LLC (“Ardent”) for the sale of certain assets (generally excluding cash and assets limited as to use) and

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

August 31, 2002 (Unaudited)
(Amounts in thousands)

the stock of St. Joseph Healthcare PSO, Inc. to Ardent, as well as the assumption of certain liabilities by Ardent (generally excluding third-party settlements and the current and long-term portion of debt). The purchase price was $77 million plus the net working capital acquired. The net assets acquired by Ardent included those of St. Joseph Medical Center, St. Joseph West Mesa Hospital, St. Joseph Northeast Heights Hospital, St. Joseph Rehabilitation and Outpatient Center, St. Joseph Home Care Agency, St. Joseph Physician Group, St. Joseph Preferred Provider Network, and St. Joseph Development Corporation.

      CHI retained cash (excluding that of St. Joseph Healthcare PSO, Inc); assets whose use is limited; third-party cost report settlement liabilities; the current and long-term portion of debt; the assets and liabilities of the PACE Program, St. Joseph Healthcare Foundation, S.E.T. for Health New Mexico, Albuquerque Healthcare for the Homeless, St. Joseph Healthcare System Auxiliary; as well as the equity interest in Sunrise of Albuquerque. Additionally, CHI retained any liability related to its net income and gain on the sale of its interest in the Heart Hospital should it ultimately be determined as unrelated to the Company’s exempt purpose and, therefore, subject to the tax on unrelated business income. See Note L.

      The accounting impact of this agreement has not been reflected in the financial position or results of operations of the Company as of and for the two-month period ended August 31, 2002.

REPORT OF INDEPENDENT AUDITORS

Board of Managers

Ardent Health Services LLC

      We have audited the accompanying consolidated balance sheets of St. Joseph Healthcare System and Subsidiaries (the Company) as of June 30, 2002, 2001 and 2000, and the related statements of operations and changes in net assets and cash flows for each of the three years in the period ended June 30, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of St. Joseph Healthcare System and Subsidiaries at June 30, 2002, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2002 in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Denver, Colorado

June 16, 2003

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,

	2002	2001	2000

	(In thousands)
ASSETS
Current assets:
Cash and equivalents	$7,556	$6,161	$10,223
Patient accounts receivable, less allowances of doubtful accounts of $6,783 in 2002, $6,037 in 2001, and $5,527 in 2000	26,452	25,527	23,576
Other accounts receivable	1,451	1,748	1,708
Inventories	2,928	2,872	2,520
Prepaid and other	1,821	1,547	612

	40,208	37,855	38,639
Assets limited as to use: (Note D)
Designated internally	18,488	22,156	36,236
For insurance purposes	889	570	589
By donors	6,813	7,384	8,849

	26,190	30,110	45,674
Property and equipment (Note E)	42,915	43,153	46,814
Investments in unconsolidated organizations (Note L)	1,519	1,775	1,369
Other assets	6,570	7,950	7,773

Total assets	$117,402	$120,843	$140,269

LIABILITIES AND NET ASSETS
Current liabilities:
Compensation and benefits	$8,935	$8,828	$9,078
Third-party liabilities	3,585	3,310	7,491
Accounts payable and accrued expenses	8,549	15,039	20,069
Current portion of long-term debt (Note F)	3,626	2,755	2,549

	24,695	29,932	39,187
Other liabilities	—	75	88
Long-term debt (Note F)	40,676	44,314	47,134

	65,371	74,321	86,409
Net assets:
Unrestricted	45,350	40,430	47,774
Temporarily restricted (Note J)	2,733	2,148	2,184
Permanently restricted (Note J)	3,948	3,944	3,902

	52,031	46,522	53,860

Total liabilities and net assets	$117,402	$120,843	$140,269

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND CHANGES IN NET ASSETS

	Year Ended June 30,

	2002	2001	2000

	(In thousands)
Revenues
Net patient services revenues	$145,529	$124,864	$135,319
Premiums	38,962	32,383	29,336

	184,491	157,247	164,655
Non-patient revenues:
Investment income (Note D)	1,123	2,461	5,363
Gain on sale of interest in unconsolidated organization (Note L)	12,033	—	—
Changes in equity of unconsolidated organizations (Note L)	564	802	2
Donations	478	—	2
Other revenues	10,076	8,540	8,790

	24,274	11,803	14,157

	208,765	169,050	178,812
Expenses
Salaries and wages	83,341	72,117	72,815
Employee benefits	13,649	11,014	11,849
Medical professional fees	1,937	1,714	3,959
Purchased services	37,654	29,786	35,911
Consulting and legal	2,305	2,379	2,804
Supplies	23,278	21,124	22,317
Bad debts	11,393	9,397	9,366
Utilities	3,542	3,723	3,510
Insurance	3,319	2,970	2,599
Rental, leases and maintenance	8,733	9,302	10,019
Depreciation and amortization	4,933	4,897	9,869
Interest	2,118	2,445	3,067
Impairment of long-lived assets	—	—	23,366
Other	5,948	4,409	7,523

	202,150	175,277	218,974

Excess (deficit) of revenues over expenses	6,615	(6,227)	(40,162)

Beginning unrestricted net assets	$40,430	$47,774	$87,003
Excess (deficit) of revenues over expenses	6,615	(6,227)	(40,162)
Net unrealized losses on investments	(1,504)	(1,403)	(1,462)
Mission & Ministry Fund	24	78	(423)
Contributions to Capital Resource Pool	(102)	(73)	(1,058)
Net assets released from restrictions	18	393	1,496
Other changes	(131)	(112)	2,380

Ending unrestricted net assets	$45,350	$40,430	$47,774

Beginning temporarily restricted net assets	$2,148	$2,184	$4,733
Temporarily restricted contributions	1,097	669	834
Net assets released from restrictions	(503)	(775)	(3,055)
Investment income	(14)	44	278
Other changes	5	26	(606)

Ending temporarily restricted net assets	$2,733	$2,148	$2,184

Beginning permanently restricted net assets	$3,944	$3,902	$3,897
Permanently restricted contributions	4	6	5
Other changes	—	36	—

Ending permanently restricted net assets	$3,948	$3,944	$3,902

Increase (decrease) in net assets	$5,509	$(7,338)	$(41,773)
Net assets at beginning of period	46,522	53,860	95,633

Net assets at end of period	$52,031	$46,522	$53,860

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,

	2002	2001	2000

	(In thousands)
Cash flows from operating activities
Increase (decrease) in net assets	$5,509	$(7,338)	$(41,773)
Adjustments to reconcile increase (decrease) in net assets to net cash provided by (used in) operating activities:
Depreciation and amortization	4,933	4,897	9,869
Impairment of long-lived assets	—	—	23,366
Gain on sale of interest in unconsolidated organization	(12,033)	—	—
Changes in equity of unconsolidated organizations	(564)	(802)	(2)
Change in unrealized investment losses	1,504	1,403	1,462
Net changes in current assets and liabilities:
Patient and other accounts receivable	(925)	(1,993)	3,103
Other current assets	(33)	(1,327)	305
Accounts payable and accrued expenses	(6,490)	(5,030)	5,217
Current liabilities	1,253	(4,225)	2,473
Net change in other liabilities	(75)	(13)	88
Other changes	(1,032)	(52)	1,769

Net cash (used in) provided by operating activities	(7,953)	(14,480)	5,877
Cash flows from investing activities
Purchases of property and equipment	(4,695)	(1,634)	(15,341)
Net decrease in assets limited as to use	2,414	14,160	14,817
Proceeds from sale of interest in unconsolidated subsidiary	12,433	—	—
Investment in unconsolidated subsidiaries	420	763	1,311
Net change in other assets	1,542	(248)	(7,409)

Net cash provided by (used in) investing activities	12,114	13,041	(6,622)
Cash flows from financing activities
Repayment of long-term debt	(2,766)	(2,623)	(2,456)

Net cash used in financing activities	(2,766)	(2,623)	(2,456)
Increase (decrease) in cash and equivalents	1,395	(4,062)	(3,201)
Cash and equivalents at beginning of year	6,161	10,223	13,424

Cash and equivalents at end of year	$7,556	$6,161	$10,223

See accompanying notes.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002, 2001 and 2000

A.     Summary of Significant Accounting Policies

Organization and Basis of Presentation

      St. Joseph Healthcare (the “Company”) is a tax-exempt New Mexico corporation. During the period May 1, 1996 through August 31, 2002, the Company was a direct affiliate of Catholic Health Initiatives (“CHI”), a tax-exempt Colorado corporation. The Company operates four hospitals, a physician group, a provider-sponsored organization, a foundation, an auxiliary, and other community programs in Albuquerque, New Mexico. Admitting physicians are primarily practitioners in the local area. The mission of the Company is to improve the physical, mental, social and spiritual health of those it serves.

      The consolidated financial statements of the Company reflect the financial position, operations, changes in net assets and cash flows of all direct affiliates in which the Company has sole corporate membership or ownership. Consolidated entities include St. Joseph Healthcare System (including St. Joseph Medical Center, St. Joseph West Mesa Hospital, St. Joseph Northeast Heights Hospital, St. Joseph Rehabilitation and Outpatient Center, St. Joseph Home Care Agency, St. Joseph Physician Group, St. Joseph Preferred Provider Network, and the PACE Program), St. Joseph Healthcare PSO, Inc., St. Joseph Healthcare Foundation, S.E.T. for Health New Mexico, St. Joseph Development Corporation, Albuquerque Healthcare for the Homeless, and St. Joseph Healthcare System Auxiliary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Equivalents

      Cash and equivalents include all deposits with banks and investments in interest-bearing securities with maturity dates of 90 days or less from the date of purchase. The carrying value of cash and equivalents approximates market value.

Patient Accounts Receivable

      Accounts receivable and net patient services revenues have been adjusted to the estimated amounts that are expected to be received. These estimated amounts are subject to further adjustments upon review by third-party payors.

Inventories

      Inventories, consisting of drugs and supplies, are stated at the lower of cost, determined on a first-in, first-out basis, or market.

Assets Limited as to Use

      Substantially all of the Company’s assets whose use is limited are investments in pooled units held in the CHI Investment Program (the “Program”). Investments categorized as assets whose use is limited are carried at fair value, in accordance with the provisions of Financial Accounting Standards Board Statement (FASB) No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations. The Company considers these investments as other than trading as they are held for an indefinite period of time and may be sold in response to market changes, investment strategy, or other factors. Accordingly, the change in net unrealized gains and losses of assets whose use is limited is excluded from excess of revenues over expenses. See Note D.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

Property and Equipment

      Property and equipment are stated at historical cost or, if donated or impaired, at fair market value at the date of receipt or determination. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets.

      In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During 2000, the Company determined that its contracted rates from the Medicare program, Medicaid program, commercial insurance carriers, health maintenance organizations, and preferred provider organizations, as well as the per member per month premium rates for the provider-sponsored organization were not sufficient to support the carrying value of its property and equipment. Accordingly, the Company and an unrelated appraiser evaluated the ongoing value of its plant and equipment. Based on this evaluation, the Company determined that property and equipment were impaired and were written down by $23.4 million to their fair value in at June 30, 2000. Fair value was based on estimated future cash flows, discounted at a market rate of interest.

Investment in Unconsolidated Organizations

      The Company recognizes its interest in the net assets and operations of certain subsidiaries on the equity basis. For such organizations, the Company has a 20% or greater economic interest with a voting interest commensurate to its ownership percentage, but not exceeding 50%. See Note L.

Other Assets

      Other assets substantially consist of a note receivable from an unrelated company with an interest rate of 8% with principal to be received over six years beginning on June 1, 2002. Interest payments have been received through June 30, 2002. Management believes that this note is fully collectible.

Net Assets

      Unrestricted net assets are those which have no external restrictions. Temporarily restricted net assets are those for which use is restricted by donors to a specific time period or purpose. When the purpose is satisfied, the net assets are reclassified as unrestricted. Permanently restricted net assets are those whose use is restricted in perpetuity by donors. See Note J.

Donor-Restricted Gifts

      Unconditional promises to give cash and other assets to the Company are reported at fair value at the date the promise is received. Conditional promises to give and indications of intentions to give are reported at fair value at the date the gift is received. The gifts are reported as either temporarily or permanently restricted support if they are received with donor stipulations that limit the use of the donated assets. When a donor restriction expires, that is, when a stipulated time restriction ends or purpose restriction is accomplished, temporarily restricted net assets are reclassified as unrestricted net assets and reported in the statement of operations as net assets released from restrictions.

      Donor-restricted contributions whose restrictions are met within the same year as received are reported as unrestricted contributions in the accompanying consolidated financial statements.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

Net Patient Services Revenues

      Net patient services revenues are derived from services provided by the Company to patients who are directly responsible for payment or who are covered by various insurance or managed care programs. The Company receives payments from the federal government on behalf of patients covered by the Medicare program, from state governments by Medicaid programs, certain private insurance companies, and other managed care organizations. Net patient services revenues are recorded at the estimated realizable amounts in the period the related services are rendered and are adjusted in future periods as final settlements and reconciliations are determined. Estimated settlements related to Medicare and Medicaid of approximately $1.7 million, $1.6 million and $1.5 million at June 30, 2002, 2001 and 2000, respectively, are included in third-party liabilities.

      Net patient services revenues under the Medicare and Medicaid programs were $60.8 million, $53.8 million, and $45.9 million in 2002, 2001 and 2000, respectively. The Company believes it is in compliance with all applicable laws and regulations of the programs, although certain billing practices are under review by the Medicare Program. Compliance with such laws and regulations is complex and can be subject to future government interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs. As a result, there is at least a reasonable possibility that the recorded estimates will change by a material amount in the near term.

      The Company also has entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Company under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Premium Revenue

      The provider-sponsored organization (“PSO”) provides its members with specified health care services in return for fixed periodic premiums. The PSO receives monthly capitation payments from the federal government based on the number of its Medicare enrollees, regardless of services actually performed by the Company. Health care costs related to the PSO are accrued as services are rendered, including estimates of the costs of services rendered but not yet reported or paid. The liability for costs rendered but not yet reported or paid is included in third-party liabilities.

Charity Care

      As an integral part of its mission, the Company accepts and treats all patients without regard to ability to pay. A patient is classified as a charity patient in accordance with established criteria, and the Company expects no payment for services rendered to charity patients. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. Charity care, as determined on the basis of charges, was $4.5 million, $4.7 million, and $5.9 million in 2002, 2001 and 2000, respectively.

Income Taxes

      The Company is generally exempt from income taxes under Internal Revenue Code Section 501(c)(3). However, St. Joseph Healthcare PSO, Inc. and St. Joseph Development Corporation are subchapter C corporations and are subject to income taxes. Income taxes for these two entities are determined using the liability method. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. See Note M.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates.

B.     Fair Value of Financial Instruments

      The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

      Cash and equivalents: The carrying amount reported in the consolidated balance sheets for cash and equivalents approximates its fair value.

      Patient accounts receivable: Patient accounts receivable and net patient services revenues have been adjusted to the estimated amounts that are expected to be received. These estimated amounts are subject to further adjustments upon review by third-party payors.

      Assets limited as to use: Investments held in the CHI Investment Program (the “Program”) are represented by pool units valued monthly under a custodian accounting system. Investment income from the Program, including interest income, dividends, and realized gains or losses from the sale of securities, is distributed to participants based on the earnings per pool unit. Gains or losses also are realized by participants when pool units are sold, representing the difference between the cost basis and the market value of the pool units sold. The fair value of the assets held is an allocation of the underlying market value of the assets in the Program, based upon pool units held by the participants.

      The underlying fair value of investments in the Program, which are traded on national exchanges, is based on the last reported sales price on the last business day of the fiscal year.

      Accounts payable and accrued expenses: The carrying amount reported in the consolidated balance sheets for accounts payable and accrued expenses approximates its fair value.

      Third-party liabilities: The carrying amount reported in the balance sheets for estimated third-party payor settlements approximates its fair value.

      Long-term debt: The Company participates in a unified CHI credit governed under a Capital Obligation Document (“COD”). Under the COD, CHI is the sole obligor on all debt. Bondholder security resides both in the unsecured promise by CHI to pay its obligations and in its control of direct affiliates. Accordingly, as there is no basis upon which to determine the Company’s borrowing rate outside of the COD, the fair value of its long-term debt cannot be estimated as a stand-alone borrower.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

C.     Concentrations of Credit Risk

      The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors at June 30 is as follows:

	2002	2001	2000

	(In thousands)
Medicare	$4,548	$5,495	$4,869
Medicaid	3,018	2,650	2,143
Blue Cross	2,218	2,182	1,894
Others	16,668	15,200	14,670

	$26,452	$25,527	$23,576

D.     Assets Limited as to Use

      A summary of the fair value of assets limited as to use at June 30 is as follows:

	2002	2001	2000

	(In thousands)
CHI Investment Program	$24,941	$29,389	$45,085
Outside of CHI investment program:
Cash and equivalents	893	608	481
Marketable fixed income securities	356	113	108

	$26,190	$30,110	$45,674

      Substantially all of the Company’s long-term investments are held in the CHI Investment Program. The Program is structured under a Limited Partnership Agreement between CHI, as managing general partner, and each participant. All investments in the Program are professionally managed by the Company under the administration of CHI.

      Investments held in the Program are represented by pool units valued monthly under a custodian accounting system. Investment income from the Program, including interest income, dividends, and realized gains or losses from the sale of securities, is distributed to participants based on the earnings per pool unit. Gains or losses also are realized by participants when pool units are sold, representing the difference between the cost basis and the market value of the pool units sold. The fair value of the assets held is an allocation of the underlying market value of the assets in the Program, based upon pool units held by the participants. The underlying fair value of investments in the Program, which are traded on national exchanges, is based on the last reported sales price on the last business day of the fiscal year. The market value of investments traded in over-the-counter markets is based on the average of the last recorded bid and asked prices. Net unrealized gains (losses) on investments were ($0.5 million), $1.0 million, and $2.4 million at June 30, 2002, 2001 and 2000, respectively.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

      Investment income and gains for assets limited as to use, cash equivalents, and other investments for the years ended June 30 is as follows:

	2002	2001	2000

	(In thousands)
Income:
Interest income	$806	$1,927	$2,679
Realized gains on sales of securities	29	277	2,364
Dividend income	288	257	320

	$1,123	$2,461	$5,363

E.     Property and Equipment

      A summary of property and equipment at June 30 is as follows:

	2002	2001	2000

	(In thousands)
Land and improvements	$4,584	$4,584	$4,133
Buildings and improvements	33,546	33,282	33,919
Equipment	17,307	12,956	8,420

	55,437	50,822	46,472
Less accumulated depreciation	(12,944)	(8,045)	(2,750)
Construction in progress	422	376	3,092

	$42,915	$43,153	$46,814

F.     Long-Term Debt

      The Company participates in a unified CHI credit governed under a Capital Obligation Document. Under the COD, CHI is the sole obligor on all debt. Bondholder security resides both in the unsecured promise by CHI to pay its obligations and in its control of direct affiliates. Covenants include a minimum CHI debt coverage ratio and certain limitations on secured debt. The Company, as a direct affiliate of CHI, is defined as a participant under the COD and has agreed to certain covenants related to corporate existence, maintenance of insurance, and exempt use of bond-financed facilities. Debt under the COD is evidenced by promissory notes between the Company and CHI, which include monthly installments at a variable rate of interest and may be repaid in advance without penalty.

      A summary of long-term debt at June 30 is as follows:

	2002	2001	2000

	(In thousands)
Note payable to CHI due December 2013, variable-rate debt	$44,145	$46,818	$49,352
Other long-term debt and capital leases	157	251	331

	44,302	47,069	49,683
Less current portion of long-term debt	(3,626)	(2,755)	(2,549)

	$40,676	$44,314	$47,134

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

      A summary of scheduled principal payments on long-term debt is as follows:

Year Ending June 30	Amounts Due

(In thousands)
2003	$3,626
2004	3,722
2005	3,076
2006	3,240
2007	3,418

      Interest paid was $2.1 million, $2.4 million, and $2.7 million in 2002, 2001 and 2000, respectively.

G.     Functional Expenses

      The Company provides health services to individuals within the Albuquerque area including inpatient, outpatient and ambulatory, long-term care, and community-based services. A summary of the Company’s operating expenses for the years ended June 30 is as follows (excluding impairment on long-lived assets in fiscal year 2000):

	2002	2001	2000

	(In thousands)
Health services expenses	$167,354	$145,212	$140,871
General and administrative expenses	34,796	30,065	78,103

	$202,150	$175,277	$218,974

H.     Retirement Plans

      The Company participates in the Catholic Health Initiatives Retirement Plan (the “Plan”), which is a multi-employer, non-contributory, cash balance retirement plan covering substantially all employees. The Plan has requested an Internal Revenue Service private letter ruling stating it is qualified as a church plan exempt from certain provisions of both the Employee Retirement Income Security Act and the Pension Benefit Guaranty Corporation premiums and coverage.

      Under a cash balance plan, annual additions to employee accounts are based on a percentage of salary that varies depending on length of service. Vesting occurs over a five-year period. Under the Plan, the Company recognized as pension expense $1.5 million, $0.8 million, and $0.9 million in 2002, 2001 and 2000, respectively, based upon an actuarially determined percentage of eligible wages. As a multi-employer plan, the Plan does not make separate measurements of assets and pension benefit obligations for individual employers.

I.     Insurance Programs

      Professional and general liability insurance is underwritten through First Initiatives Insurance Ltd. (“FIIL”), a wholly owned, captive insurance subsidiary of CHI. FIIL provides professional and general liability coverage to $3 million per occurrence with an annual aggregate of $50 million, either on a direct written basis or through reinsurance relationships with commercial carriers. Excess insurance of $150 million per occurrence and in the aggregate for professional and general liability risks is maintained through Preferred Professional Insurance Company (PPIC). An additional $25 million of catastrophic excess coverage is written through FIIL and reinsured by commercial carriers. Reserves for losses and loss

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

adjustment expenses, included in self-insured reserves and claims, are determined based on projections of independent actuaries.

      Workers’ compensation coverage is underwritten primarily through FIIL, through reinsurance relationships with PPIC. An unrelated commercial insurance carrier reinsures losses in excess of $250,000 per occurrence.

J.     Temporarily and Permanently Restricted Net Assets

      Temporarily restricted net assets at June 30 is as follows:

	2002	2001	2000

	(In thousands)
Health care services	$1,320	$613	$497
Purchase of equipment	86	92	224
Indigent care	207	212	206
Health education	1	15	19
Other	1,119	1,216	1,238

	$2,733	$2,148	$2,184

      Permanently restricted net assets at June 30, 2002, 2001, and 2000, are restricted to use by the donors to be held in perpetuity, the income from which is expendable to support health care services.

      During 2002, 2001, and 2000, net assets were released from donor restrictions by incurring expenses satisfying the restricted purposes in the amounts of $0.5 million, $0.8 million, and $3.0 million, respectively.

K.     Commitments and Contingencies

      The Company leases equipment and facilities under operating leases expiring at various dates through December 15, 2022. Total rental expense in 2002, 2001, and 2000 for all operating leases was approximately $5.0 million, $4.7 million and $5.7 million, respectively.

      The following is a schedule by year of future minimum lease payments under operating leases as of June 30, 2002, that have remaining lease terms in excess of one year.

Year Ending June 30	Amounts Due

(In thousands)
2003	$2,365
2004	1,894
2005	1,396
2006	1,409
2007	404

      The Company is involved in litigation and regulatory investigations arising in the course of business. After consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s future financial position or results from operations.

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

L.     Investments in Unconsolidated Organizations

      As of June 30, 2002, 2001 and 2000, the Company recognized its interest in the equity and operations of certain entities on the equity basis. For the following unconsolidated subsidiaries, the Company has a 20% or greater economic interest with a voting interest commensurate to its ownership percentage, but not exceeding 50%.

St. Joseph/S.E.D. Laboratories, Inc.
      St. Joseph/SED Laboratories, Inc. (“SED Labs”) was incorporated in New Mexico on March 11, 1987. The Company owns 50% of SED Labs. The Company recognized $277,000, $(163,000), and $(207,000) of income (loss) related to its share of the operations of SED Labs during 2002, 2001 and 2000, respectively. The Company had receivables from SED Labs of $448,000, $569,000, and $387,000 as of June 30, 2002, 2001 and 2000, respectively. As of June 30, 2002, 2001 and 2000, the Company had payables of $550,000, $544,000, and $479,000 due to SED Labs.

      Summarized financial results for SED Labs are as follows as of and for the year ended June 30:

	2002	2001	2000

	(Unaudited)

	(In thousands)
Total assets	$5,180	$5,403	$5,785
Total liabilities	3,544	4,123	4,179
Revenue	20,882	19,050	17,432
Net income (loss)	355	(326)	(624)

St. Joseph Eye Surgery Center Partnership

      The Company owns 49.25% of the Eye Surgery Center Partnership (the “Center”). The Company recognized $456,000, $640,000, and $1,169,000 of income related to its share of the operations of the Center during 2002, 2001 and 2000, respectively. During 2001 and 2000, the Company received distributions of $375,000, $763,000, and $1,527,000 from the Center. The Company had receivables with the Center of $36,000, $224,000, and $1,000 as of June 30, 2002, 2001 and 2000, respectively.

      Summarized financial results for the Center are as follows as of and for the year ended December 31:

	2002	2001	2000

	(Unaudited)

	(In thousands)
Total assets	$1,280	$1,522	$2,584
Total liabilities	383	388	422
Revenue	3,838	4,047	5,053
Net income	1,037	1,772	2,661

Heart Hospital of New Mexico, LLC

      Heart Hospital of New Mexico, LLC (the “Heart Hospital”) was formed on February 18, 1998. The Company purchased a 35% ownership in the Heart Hospital for $1.4 million at that time. On October 1, 2001, the Company sold a 32% interest to the Heart Hospital’s existing shareholders for $12.4 million and continues to own 3% of the Heart Hospital as of June 30, 2002. The transaction generated a gain of $12.0 million recognized in 2002. Management believes that the Company’s share of the net income and the gain on the sale of Heart Hospital were related to the Company’s exempt purpose and, therefore, are

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

not subject to the tax on unrelated business income. Should it ultimately be determined that these items would be subject to such tax, the estimated federal and state liability would have been $4.8 million.

      The Company recognized $(95), $598, and $(759) of income related to its share of the operations of Heart Hospital during 2002, 2001 and 2000, respectively. During 2002 the Company received distributions of $45,000 from Heart Hospital. The Company had receivables with Heart Hospital of $40,000, $25,000, and $377,000 as of June 30, 2002, 2001 and 2000, respectively.

      Under the terms of the agreement, the Company can put the remaining 3% of its interest in Heart Hospital back to the current owners for $1.165 million on October 1, 2006.

      Summarized financial results for Heart Hospital are as follows as of and for the nine months ended September 30, 2001, and as of and for the year ended December 31, 2000:

	2001	2000

	(In thousands)
Total assets	$43,299	$47,638
Total liabilities	42,050	47,833
Revenue	38,419	44,052
Net income (loss)	1,444	1,238

Sunrise of Albuquerque

      The Company owns 29.1% of Sunrise of Albuquerque (“Sunrise”). The Company recognized $(75,000), $(273,000), and $(201,000) of loss related to its share of the operations of Sunrise during 2002, 2001 and 2000, respectively.

      Summarized financial results for Sunrise are as follows as of and for the year ended December 31, 2001 and 2000:

	2001	2000

	(In thousands)
Total assets	$1,178	$1,129
Total liabilities	764	773
Revenue	428	345
Net income	49	24

M.     Income Taxes

      The Company’s consolidated financial statements include the operations of St. Joseph Healthcare PSO, Inc. and St. Joseph Development Corporation. Both of these entities are subject to income taxes.

      The Company’s tax provision for the years ended June 30, 2002, and 2001 and 2000 is comprised of the following:

	2002	2001	2000

	(In thousands)
Current	$248	$460	$519
Deferred	15	(90)	(19)

	$263	$370	$500

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets and liabilities are attributable to the following temporary differences at June 30, 2002, 2001, and 2000:

	2002	2001	2000

	(In thousands)
Deferred tax assets (liabilities):
Deferred revenue	$21	$1,108	$860
Net operating loss carryovers	3,082	3,130	3,083
Depreciation and amortization	781	450	618
Other	39	54	(47)

Total deferred tax assets	3,923	4,742	4,514
Valuation allowance	(3,923)	(4,742)	(4,514)

	$—	$—	$—

      As of June 30, 2002, St. Joseph Healthcare PSO, Inc. had federal and state net operating loss carryovers of $7.5 million. These net operating losses will begin to expire in 2015 if not utilized. Additionally, St. Joseph Development Corporation had net operating loss carryovers of $254,000, which are subject to the limitations and begin to expire in 2010.

      A valuation allowance was established for deferred tax assets as it is likely than not that the Company will not realize a benefit from these amounts.

N.     Related Party Transactions

      During the years ended June 30, 2002, 2001 and 2000, the Company contributed capital to CHI in the amounts of $102,000, $74,000 and $1,057,000, respectively, which was recorded as a direct charge to unrestricted net assets. Additionally, the Company incurred expenses of $2,486,000, $2,268,000 and $2,240,000, respectively, for administrative services provided by CHI. Interest expense of $2,059,000, $2,281,000 and $2,646,000, respectively, was paid to CHI for notes payable as described in Note F.

O.     Subsequent Events

      Effective September 1, 2002, an agreement was signed between CHI and Ardent Health Services LLC (“Ardent”) for the sale of certain assets (generally excluding cash and assets limited as to use) and the stock of St. Joseph Healthcare PSO, Inc. to Ardent, as well as the assumption of certain liabilities by Ardent (generally excluding third-party settlements and the current and long-term portion of debt). The purchase price was $77 million plus the net working capital acquired. The net assets acquired by Ardent included those of St. Joseph Medical Center, St. Joseph West Mesa Hospital, St. Joseph Northeast Heights Hospital, St. Joseph Rehabilitation and Outpatient Center, St. Joseph Home Care Agency, St. Joseph Physician Group, St. Joseph Preferred Provider Network, and St. Joseph Development Corporation. The net assets and stock acquired by Ardent have a net book value of approximately $70 million as of June 30, 2002, and generated approximately $6 million in excess revenues over expenses for the year then ended (including $12.0 million for the sale of interest in the Heart Hospital).

      CHI retained cash (excluding that of St. Joseph Healthcare PSO, Inc); assets whose use is limited; third-party cost report settlement liabilities; the current and long-term portion of debt; the assets and liabilities of the PACE Program, St. Joseph Healthcare Foundation, S.E.T. for Health New Mexico,

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

Albuquerque Healthcare for the Homeless, St. Joseph Healthcare System Auxiliary; as well as the equity interest in Sunrise of Albuquerque. Additionally, CHI retained any liability related to its net income and gain on the sale of its interest in the Heart Hospital should it ultimately be determined as unrelated to the Company’s exempt purpose and, therefore, subject to the tax on unrelated business income. See Note L.

      The remaining interest of SED Labs was acquired by Ardent effective September 1, 2002, for approximately $1.9 million.

      The accounting impact of this agreement has not been reflected in the financial position or results of operations of the Company as of and for the years ended June 30, 2002, 2001, and 2000.

P.	Segment Information

      The Company’s hospitals and related healthcare businesses are similar in their activities and the economic environments in which they operate (i.e., urban and suburban markets).

      Accordingly, the Company’s reportable operating segments consist of healthcare services and a state licensed health maintenance organization, which is a federally qualified MediCare+ Choice Provider Sponsored Organization that provides its members with health care services in return for fixed periodic premiums.

		Provider
	Healthcare	Sponsored
	Services	Organization	Eliminations	Total

Year ended June 30, 2002
Total net revenues	$182,213	$39,025	$(12,473)	$208,765
Salaries and benefits	95,014	1,976	—	96,990
Supplies	23,253	25	—	23,278
Provision for bad debts	11,328	65	—	11,393
Interest	2,118	—	—	2,118
Depreciation and amortization	4,519	414	—	4,933
Other operating expense	42,514	33,397	(12,473)	63,438

Income (loss) from continuing operations before income taxes	$3,467	$3,148	$—	$6,615

Segment assets	$109,368	$8,104	$(70)	$117,402

ST. JOSEPH HEALTHCARE SYSTEM AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2002, 2001 and 2000

		Provider
	Healthcare	Sponsored
	Services	Organization	Eliminations	Total

Year ended June 30, 2001
Total net revenues	$150,328	$31,826	$(13,104)	$169,050
Salaries and benefits	81,648	1,483	—	83,131
Supplies	21,093	31	—	21,124
Provision for bad debts	9,322	75	—	9,397
Interest	2,445	—	—	2,445
Depreciation and amortization	4,483	414	—	4,897
Other operating expense	39,377	28,010	(13,104)	54,283

Income (loss) from continuing operations before income taxes	$(8,040)	$1,813	$—	$(6,227)

Segment assets	$114,172	$7,164	$(493)	$120,843

		Provider
	Healthcare	Sponsored
	Services	Organization	Eliminations	Total

Year ended June 30, 2000
Total net revenues	$161,957	$25,455	$(8,600)	$178,812
Salaries and benefits	82,879	1,785	—	84,664
Supplies	22,177	140	—	22,317
Provision for bad debts	9,361	5	—	9,366
Interest	2,716	351	—	3,067
Depreciation and amortization	9,642	227	—	9,869
Impairment of long lived assets and restructuring costs	23,366	—	—	23,366
Other operating expense	43,416	31,509	(8,600)	66,325

Income (loss) from continuing operations before income taxes	$(31,600)	$(8,562)	$—	$(40,162)

Segment assets	$135,034	$7,869	$(2,634)	$140,269

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Members

Baton Rouge Health System LLC

      We have audited the accompanying balance sheet of Baton Rouge Health System LLC as of July 31, 2001, and the related statements of operations, members’ deficit, and cash flows for the one month ended July 31, 2001 and each of the two years in the period ended June 30, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baton Rouge Health System LLC at July 31, 2001, and the results of its operations and its cash flows for the one month ended July 31, 2001 and each of the two years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Nashville, Tennessee

October 15, 2003

BATON ROUGE HEALTH SYSTEM LLC

BALANCE SHEET

(Amounts in thousands except units and per unit amounts)
July 31, 2001

ASSETS
Current assets:
Cash	$330
Accounts receivable, less allowance for doubtful accounts of $4,341	3,947
Supplies	917
Prepaid expenses and other current assets	489

Total current assets	5,683
Property, plant and equipment:
Land	3,323
Buildings and improvements	10,414
Equipment	8,202

21,939
Less accumulated depreciation	(5,847)

16,092
Other assets	34

Total assets	$21,809

LIABILITIES, REDEEMABLE MEMBERSHIP UNITS AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$1,935
Accrued salaries and benefits	595
Other current liabilities	442
Due to majority member	20,979
Current portion of notes payable to majority member	734
Estimated payable under third party reimbursement programs	390

Total current liabilities	25,075
Notes payable to majority member	27,489
Redeemable membership units, $25,000 value per unit; 170 units issued and outstanding	4,250
Members’ deficit:
Membership units, $25,000 value per unit; 315 issued and outstanding	7,875
Undistributed loss	(42,880)

(35,005)
Total liabilities, redeemable membership units and members’ capital	$21,809

See accompanying notes.

BATON ROUGE HEALTH SYSTEM LLC

STATEMENTS OF OPERATIONS

For the Month Ended July 31, 2001 and the Years Ended June 30, 2001 and 2000

		Year Ended
	Month Ended
	July 31,	June 30,	June 30,
	2001	2001	2000

	(Amounts in thousands)
Net patient service revenue	$2,193	$25,568	$23,642
Other revenue	298	3,433	2,935

Net operating revenue	2,491	29,001	26,577
Expenses:
Salaries and benefits	954	11,224	10,075
Supplies	315	3,897	3,164
Fees	521	4,770	4,678
Other operating expenses	439	4,844	3,221
Rental and lease expense	47	628	682
Provision for doubtful accounts	662	7,772	4,865
Depreciation and amortization	209	2,371	2,094
Interest	353	4,102	2,950
Management fee	34	408	161
Impairment of long-lived assets	—	21,237	—

Net loss	$(1,043)	$(32,252)	$(5,313)

See accompanying notes.

BATON ROUGE HEALTH SYSTEM LLC

STATEMENTS OF MEMBERS’ DEFICIT

For the Month Ended July 31, 2001 and the Years Ended June 30, 2001 and 2000

	Membership
	Units			Members
			Undistributed	Capital
	Units	Amount	Loss	(Deficit)

	(Amounts in thousands, except units)
Balance at June 30, 1999	315	$7,875	$(4,272)	$3,603
Net loss	—	—	(5,313)	(5,313)

Balance at June 30, 2000	315	7,875	(9,585)	(1,710)
Net loss	—	—	(32,252)	(32,252)

Balance at June 30, 2001	315	7,875	(41,837)	(33,962)
Net loss	—	—	(1,043)	(1,043)

Balance at July 31, 2001	315	$7,875	$(42,880)	$(35,005)

See accompanying notes.

BATON ROUGE HEALTH SYSTEM LLC

STATEMENTS OF CASH FLOWS

For the Month Ended July 31, 2001 and the Years Ended June 30, 2001 and 2000

	Month	Year Ended
	Ended
	July 31,	June 30,	June 30,
	2001	2001	2000

	(Amounts in thousands)
Operating activities:
Net loss	$(1,043)	$(32,252)	$(5,313)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	209	2,371	2,094
Provision for doubtful accounts	662	7,772	4,865
Impairment of long-lived assets	—	21,237	—
Changes in operating assets and liabilities:
Accounts receivable	(363)	(6,762)	(5,570)
Supplies and other assets	38	(680)	(514)
Accounts payable	209	321	(399)
Accrued salaries and benefits	101	151	(87)
Other current liabilities	(39)	(38)	(548)
Estimated payable under third party reimbursement programs	27	363	—

Net cash used in operating activities	(199)	(7,517)	(5,472)
Investing activities:
Purchase of property, plant and equipment	(134)	(1,568)	(5,670)

Net cash used in investing activities	(134)	(1,568)	(5,670)
Financing activities:
Advances from majority member	630	9,764	11,801
Payments on notes payable to majority member	(61)	(670)	(610)

Net cash provided by financing activities	569	9,094	11,191

Increase in cash	236	9	49
Cash at beginning of period	94	85	36

Cash at end of period	$330	$94	$85

Supplemental information:
Interest paid	$353	$4,102	$2,094

See accompanying notes.

BATON ROUGE HEALTH SYSTEM LLC

NOTES TO FINANCIAL STATEMENTS

July 31, 2001 and June 30, 2001 and 2000
(Amounts in thousands, except units and per unit amounts)

1.     Organization

      Baton Rouge Health System LLC (the Company), was formed September 4, 1998 for the purpose of providing health care services to patients in and around Baton Rouge, Louisiana.

      Effective October 1, 1998, QHG of Baton Rouge, Inc. and participating physicians (collectively known as “Members”) entered into the Limited Liability Company Agreement of Baton Rouge Health System LLC (LLC Agreement), whereby each Member made an initial capital contribution of cash to the Company. QHG of Baton Rouge, Inc., an indirect wholly-owned subsidiary of Quorum Health Group, Inc. (Quorum), was the majority member with a 65% ownership.

      Effective October 1, 1998, the Company acquired certain assets and assumed certain liabilities of Summit Hospital (the Hospital) and affiliated health care entities. The Hospital is a 201-bed medical/surgical hospital and provides health care services to patients in and around the Baton Rouge, Louisiana area.

      On April 27, 2001, Triad Hospitals, Inc. (Triad) completed the merger of Quorum with and into Triad with Triad being the surviving corporation. Effective August 1, 2001, an indirect wholly-owned subsidiary of Ardent Health Services LLC acquired substantially all of the assets of the Company including the Hospital for $19,000 and assumed liabilities of $1,900. The Company was subsequently dissolved on December 30, 2001 and the remaining proceeds from the sale of the Hospital and related assets were distributed to the Members.

2.     Summary of Significant Accounting Policies

Basis of Presentation

      The Company has been economically dependent upon its majority member. The financial statements included herein may not necessarily be indicative of the results of operations, financial position and cash flows of the Company had the Hospital operated under the ownership of Ardent Health Services LLC or had the Company been an independent entity during the periods presented. The financial statements included herein do not reflect any changes that may occur in the financing and operations of the Hospital as a result of the sale to Ardent Health Services, LLC.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable

      Accounts receivable consist primarily of amounts due from the federal government and state governments under Medicare, Medicaid and other government programs (27% as of July 31, 2001) and other payors including commercial insurance companies, health maintenance organizations, preferred provider organizations, self-insured employers and individual patients. As a result of the Company’s regionalized operations, it is subject to the general economic conditions of the region as well as the economic stability of the third-party providers of patient insurance. Company management does not believe that there are any credit risks associated with receivables due from governmental agencies. Concentration of credit risk from other payors is limited to some extent by the number of patients and payors.

BATON ROUGE HEALTH SYSTEM LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

July 31, 2001 and June 30, 2001 and 2000
(Amounts in thousands, except units and per unit amounts)

      The Company maintains allowances for doubtful accounts for estimated losses resulting from payors’ inability to make payments on accounts. The Company estimates the allowance based on historical write-offs of uncollectible accounts. If payors’ ability to pay deteriorates, additional allowances may be required.

Supplies

      Inventories of supplies are stated at the lower of cost, determined by the first-in, first-out method, or market.

Property, Plant and Equipment

      Property, plant and equipment are recorded on the basis of cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures that increase capacities or extend useful lives are capitalized. Depreciation is computed using the straight-line method principally with a range of depreciable lives from 10-30 years for buildings and improvements and 3-20 years for equipment. Depreciation expense was $209, $2,349 and $2,060 for the month ended July 31, 2001 and the years ended June 30, 2001 and 2000, respectively.

Due To Majority Member

      Due to majority member represents amounts due to Triad for funds paid on behalf of the Company under the Triad Cash Management Agreement, or previously under a similar agreement with Quorum, and certain operating expenses and costs, such as insurance, payroll, consulting, and employee benefits. Funds paid on behalf of the Company are partially offset by funds transferred to the majority member. Amounts borrowed or paid bear interest at prime plus 1.5%, and are payable upon demand.

Risk Management

      The Company maintains self-insured medical plans for certain employees and has entered into a reinsurance agreement with an independent insurance company to limit its losses. Unpaid claims are accrued based on the estimated ultimate cost of settlement in accordance with past experience.

      The Company is insured for professional liability based on a primary occurrence policy with claims-made excess coverage purchased in the commercial market. The cost for the professional liability policy is allocated to the Company by Triad and include estimates of the ultimate costs for claims incurred but not reported, in accordance with actuarial projections based on past experience. Triad maintains the reserves for general and professional liability risks. Accordingly, no reserves for professional liability risks are recorded in the accompanying balance sheet. The cost for the month ended July 31, 2001 and the years ended June 30, 2001 and 2000 was $58, $624 and $603, respectively, and is included in the accompanying statement of operations as other operating expenses.

Management Fees

      Triad and previously Quorum provided management services to the Company with regard to management and administration, financial management, clinical and patient care, medical staff relations, group purchasing programs, and other services. The Company reimbursed Triad and Quorum for these services and believes the costs for these services were reasonable.

BATON ROUGE HEALTH SYSTEM LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

July 31, 2001 and June 30, 2001 and 2000
(Amounts in thousands, except units and per unit amounts)

Net Patient Service Revenue

      The Hospital has entered into agreements with third-party payors, including government programs and managed care health plans, under which the Hospital is paid based upon several methodologies including established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates, or discounts from established charges.

      Revenues are recorded at estimated net amounts due from patients, third-party payors and others for health care services provided. Settlements under reimbursement agreements with third-party payors are estimated and recorded in the period the related services are rendered and are adjusted in future periods as adjustments become known or as the service years are no longer subject to audit, review, or investigation. Laws and regulations governing the Medicare and Medicaid programs are extremely complex, subject to interpretation, and are routinely modified for provider reimbursement. All hospitals participating in the Medicare and Medicaid programs are required to meet certain financial reporting requirements. Federal regulations require submission of annual cost reports covering medical costs and expenses associated with the services provided by the Hospital to program beneficiaries. Annual cost reports required under the Medicare and Medicaid programs are subject to routine audits, which may result in adjustments to the amounts ultimately determined to be due to the Company under these reimbursement programs. These audits often require several years to reach the final determination of amounts earned under the programs. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. The adjustments to estimated reimbursement amounts resulted in a decrease in revenues of $27 and $415 for the month ended July 31, 2001 and the year ended June 30, 2001, respectively. There were no adjustments to estimated reimbursement amounts for the year ended June 30, 2000. Approximately 40%, 38% and 34% of net patient service revenue was from Medicare and Medicaid for the month ended July 31, 2001 and the years ended June 30, 2001 and 2000, respectively.

      The Hospital provides care without charge to patients who are financially unable to pay for the hospital services they receive. Because the Hospital does not pursue collection of amounts determined to qualify as charity care, they are not reported in revenues.

     Income Taxes

      The Company is not an income tax paying entity. No provision is made in the accounts of the Company since such taxes are liabilities of the individual members of the Company, and the amounts thereof depend on their respective tax situations.

      The Company’s tax returns and the amounts of distributable Company income or loss are subject to examination by the federal and state taxing authorities. In the event of an examination of the Company’s tax return, the tax liability of the Members could be changed if any adjustment to the Company’s taxable income or loss is ultimately sustained by the taxing authorities.

     Fair Value of Financial Instruments

      The estimated fair values of all financial instruments, including cash, accounts receivable, and accounts payable, approximate their carrying amounts due to the short-term maturity of these instruments.

3.     Notes Payable to Majority Member

      Notes payable to majority member are secured promissory notes originally issued to Quorum then acquired by Triad. Principal and interest, at prime plus 1.5%, are paid in monthly installments with final payment due September 30, 2005.

BATON ROUGE HEALTH SYSTEM LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

July 31, 2001 and June 30, 2001 and 2000
(Amounts in thousands, except units and per unit amounts)

      Maturities of the notes payable for the years subsequent to July 31, 2001, are as follows:

2002	$734
2003	792
2004	861
2005	936
2006	24,900

Total	$28,223

4.  Impairment of Long-lived Assets

      The Company periodically evaluated the carrying value of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under SFAS 121, long-lived assets to be held and used in operations are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows is less than the carrying amount of the long-lived assets being evaluated. Upon Triad’s merger with Quorum, the Company initiated plans to sell substantially all of the assets of the Company including the Hospital. The carrying value for the Hospital and other assets expected to be sold was reduced to fair value based upon estimates of sales values, resulting in a charge of $21,237. The impaired Hospital is classified as “held for use” because economic and operational considerations justify operating the Hospital and marketing it as an operating enterprise, therefore depreciation has not been suspended.

5.  Redeemable Membership Units and Members’ Capital

      The membership units of the participating physicians have been classified as redeemable membership units. Beginning on the third anniversary of the acquisition of membership units, the participating physicians may put their units back to the Company, subject to certain limitations, at the fair market value of the units. Holders of redeemable units who have been a member for three years may put 10% of their units to the Company, gradually increasing to 100% after 10 years of membership. Puts may be paid by the Company to the member, without interest, over eight years.

      Upon bankruptcy, withdrawal in violation of the terms of the LLC agreement, death, disability, or termination of a member, the Company may elect to redeem the units if such units are not otherwise put to the Company. If a member retires and ceases to practice medicine, the member’s put rights will accelerate and the member may put all or any portion of his or her units to the Company within a specified period of time. Sales or other transfers of units to a third party are permitted with prior written consent of the Board of Directors, but must first be offered to the Company on comparable terms. There has been no change to the number of redeemable membership units or value since the initial capital contribution in October 1998.

      Pursuant to the LLC Agreement, each member’s interest in the Company was denominated in membership units or fractions thereof, with each unit representing an initial capital contribution valued at $25,000. Additional units are issued for such capital contributions and terms and conditions as the Board of Directors establishes.

BATON ROUGE HEALTH SYSTEM LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

July 31, 2001 and June 30, 2001 and 2000
(Amounts in thousands, except units and per unit amounts)

      Company has authorized the issuance of 640 units which consists of membership units and redeemable membership units.

6.  Employee Benefit Plans

      Substantially all Company personnel participate in Triad’s defined contribution employee benefit plans. Employees may contribute up to 15% of eligible compensation subject to Internal Revenue Service limits. The plans permit the Company to make a discretionary base contribution and a discretionary match to employee deferrals. The Company’s contribution to the plans are determined annually by the Board of Directors of Triad. Base contributions under the plans vest at the end of each plan year and matching contributions vest after five years of qualifying service. Benefit plan expense under Triad’s defined contribution employee benefit plans and similar plans of Quorum was $17, $171 and $93 for the month ended July 31, 2001 and the years ended June 30, 2001 and 2000, respectively.

7.  Leases

      Future minimum lease payments at July 31, 2001, by year and in the aggregate, under noncancelable operating leases with terms of one year or more consist of the following:

2002	$212
2003	9

Total minimum lease payments	$221

8.  Commitments and Contingencies

  General Liability Claims

      The Company is subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians’ staff privileges. In certain of these actions the claimants may seek punitive damages against the Company, which are usually not covered by insurance. It is management’s opinion that the ultimate resolution of these pending claims and legal proceedings will not have a material adverse effect on the Company’s results of operations or financial position.

      From time to time the Company may be the subject of investigations or a party to litigation which alleges violations of law. The Company may not know about those investigations, or about qui tam actions filed against it unless and to the extent such are unsealed. If any of those matters were successfully asserted against the Company, there could be a material adverse effect on the Company’s business, financial position, and results of operations or prospects.

9.  Allowance for Doubtful Accounts

      A summary of activity in the Company’s allowance for doubtful accounts follows:

			Accounts
	Balance at	Provision	Written Off,	Balance at
	Beginning of	for Doubtful	Net of	End of
	Period	Accounts	Recoveries	Period

Year ended June 30, 2000	$3,139	$4,865	$4,980	$3,024
Year ended June 30, 2001	$3,024	$7,772	$6,740	$4,056
One month ended July 31, 2001	$4,056	$662	$377	$4,341

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Samaritan Hospital
(A Division of CHCK, Inc.)

      We have audited the accompanying balance sheet of Samaritan Hospital (the Medical Center) (a division of CHCK, Inc., as of December 31, 2001, and the related statements of operations, changes in equity of Parent, and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Medical Center’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Samaritan Hospital (a division of CHCK, Inc.) at December 31, 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young

Nashville, Tennessee

July 30, 2003

SAMARITAN HOSPITAL

(A Division of CHCK, Inc.)

BALANCE SHEET

December 31, 2001

ASSETS
Current assets:
Cash	$588,512
Accounts receivable, less allowance for doubtful accounts of approximately $5,101,064	7,664,252
Inventories	2,113,515
Prepaid expenses and other current assets	371,461

10,737,740
Property and equipment:
Land	3,115,289
Buildings and improvements	11,404,807
Equipment	23,966,977

38,487,073
Accumulated depreciation	(25,710,741)

12,776,332

$23,514,072

LIABILITIES AND EQUITY OF PARENT
Current liabilities:
Accounts payable	$1,620,049
Accrued expenses	1,880,933

3,500,982
Estimated payable under third-party reimbursement programs	1,033,411
Intercompany balances	11,560,784
Other liabilities	5,997
Equity of Parent	7,412,898

$23,514,072

See accompanying notes.

SAMARITAN HOSPITAL

(A Division of CHCK, Inc.)

STATEMENTS OF OPERATIONS

	Year Ended December 31

	2001	2000

Revenues	$55,327,323	$48,396,541
Salaries and benefits	24,529,782	20,793,901
Supplies	14,731,221	12,041,617
Other operating expenses	13,254,840	14,707,176
Provision for doubtful accounts	3,619,301	3,200,105
Depreciation	4,331,680	4,040,249
Interest expense	2,730,629	2,606,814
Management fees	3,604,432	2,768,800

	66,801,885	60,158,662

Loss before income tax benefit	(11,474,562)	(11,762,121)
Income tax benefit	4,466,097	4,559,827

Net loss	$(7,008,465)	$(7,202,294)

See accompanying notes.

SAMARITAN HOSPITAL

(A Division of CHCK, Inc.)

STATEMENTS OF CHANGES IN EQUITY OF PARENT

Year Ended December 31, 2001

Equity of Parent at January 1, 2000	$21,623,657
Net loss	(7,202,294)

Equity of Parent at December 31, 2000	14,421,363
Net loss	(7,008,465)

Equity of Parent at December 31, 2001	$7,412,898

See accompanying notes.

SAMARITAN HOSPITAL

(A Division of CHCK, Inc.)

STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2001	2000

Cash flows from operating activities
Net loss	$(7,008,465)	$(7,202,294)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	3,619,301	3,200,105
Depreciation	4,331,680	4,040,249
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	3,431,950	(5,714,467)
Inventories	(7,403)	(165,983)
Prepaid expenses and other current assets	200,207	(262,117)
Estimated payable under third-party reimbursement programs	1,438,455	346,095
Accounts payable and accrued expenses	(690,413)	174,081

Net cash provided by (used in) operating activities	5,315,312	(5,584,331)
Cash flows from investing activities
Purchase of property and equipment	(817,981)	(1,760,623)

Net cash used in investing activities	(817,981)	(1,760,623)
Cash flows from financing activities
Net transfers (to) from an HCA affiliate	(4,133,582)	7,492,089
Other liabilities	7,096	(31,433)

Net cash provided by (used in) financing activities	(4,126,486)	7,460,656

Change in cash	370,845	115,702
Cash at beginning of year	217,667	101,965

Cash at end of year	$588,512	$217,667

Supplemental information
Interest payments	$2,730,629	$2,606,814

Income tax benefits	$4,466,097	$4,559,827

See accompanying notes.

SAMARITAN HOSPITAL

(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

1.	Organization

      Samaritan Hospital (the Medical Center) is a division of CHCK, Inc., which is an indirect wholly-owned subsidiary of HCA Inc. (the Parent). HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term “affiliates” includes direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners. HCA refers to HCA Inc. and its affiliates. The Medical Center operates an acute-care hospital and provides a full range of inpatient and outpatient services to patients in and around the Lexington, Kentucky area.

      Pursuant to the terms of an Asset Purchase Agreement dated November 29, 2001 (the Agreement), CHCK, Inc. sold substantially all of the net assets of the Medical Center to Ardent Health Services, LLC effective January 1, 2002.

2.	Summary of Significant Accounting Policies

Basis of Presentation

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The majority of the Medical Center’s expenses are “cost of revenue” items.

      The Medical Center was economically dependent upon HCA. The financial statements included herein may not necessarily be indicative of the results of operations, financial position and cash flows of the Medical Center in the future or had it operated under the ownership of Ardent Health Services LLC or as a stand-alone entity during the periods presented. The financial statements included herein do not reflect any changes that may occur in the financing and operations of the Medical Center as a result of the sale to Ardent Health Services, LLC.

Revenues

      Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the health care services are provided, based upon the estimated amounts due from the patients and third-party payers, including Federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies and employers. Estimates of contractual allowances under managed care health plans are based upon the payment terms specified in the related contractual agreement. Managed care agreements’ contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates.

      Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount. The estimated reimbursement amounts are adjusted in subsequent periods as cost reports are prepared and filed and as final settlements are determined (in relation to certain government programs, primarily Medicare, this is generally referred to as the “cost report” filing and settlement process). The adjustments to estimated reimbursement amounts resulted in increases (decreases) to revenues of approximately ($583,000) and $848,000 for the years ended December 31, 2001 and 2000, respectively. In association with the Federal investigation into certain of HCA’s and the Medical Center’s business practices, the applicable governmental agencies had substantially ceased the processing of final settlements of HCA’s and the Medical Center’s cost reports. Since the cost reports were not being settled, HCA and the Medical Center have not been receiving the updated information which, prior to 1998, was the basis

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

used by HCA and the Medical Center to adjust estimated settlement amounts. Upon the approval and execution of the March 28, 2002 understanding reached by HCA Inc. and the Centers for Medicare and Medicaid Services (CMS) (See Note 5 Investigations and Settlement of Certain Government Claims), all Medicare cost report, home office cost statement and appeal issues between HCA and CMS have been resolved. The Medicare cost reports that have been resolved include more than 2,600 HCA cost reports and cost reports of the Medical Center for cost report periods ended on or before July 31, 2001.

      Final determination of amounts earned under prospective payment and cost reimbursement activities is subject to review by appropriate governmental authorities or their agents. Management believes that adequate provisions have been made for adjustments that may result from final determination of amounts earned under Medicare and Medicaid programs.

      The Medical Center provides care without charge to patients who are financially unable to pay for the health care services they receive. Because the Medical Center does not pursue collection of amounts determined to qualify as charity care, they are not reported in revenues.

Accounts Receivable

      The Medical Center receives payment for services rendered from Federal and state agencies (under the Medicare and Medicaid programs), managed care health plans, commercial insurance companies, employers and patients. During 2001 and 2000, approximately 43% and 6% and 41% and 7% of the Medical Center’s revenues related to patients participating in the Medicare and Medicaid programs, respectively.

      The Medical Center recognizes that revenues and receivables from government agencies are significant to its operations, but does not believe that there are significant credit risks associated with these governmental agencies. The Medical Center does not believe that there are any other significant concentrations of revenues from any particular payer that would subject the Medical Center to any significant credit risks in the collection of its accounts receivable.

      Additions to the allowance for doubtful accounts are made by means of the provision for doubtful accounts. Accounts written off as uncollectible are deducted from the allowance and subsequent recoveries are added. The amount of the provision for doubtful accounts is based upon management’s assessment of historical and expected net collections, business and economic conditions, trends in Federal and state governmental health care coverage and other collection indicators. The primary tool used in management’s assessment is a detailed review of historical collections and write-offs at the Medical Center that represent a majority of the Medical Center’s revenues and accounts receivable. The results of the detailed review of historical collections and write-offs experience, adjusted for changes in trends and conditions, are used to evaluate the allowance amount for the current period.

Inventories

      Inventories consist principally of pharmaceuticals and supplies and are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

      Property and equipment are recorded on the basis of cost. Depreciation expense for the years ended December 31, 2001 and 2000, computed by the straight-line method, was approximately $4,331,000 and $4,040,000, respectively. Buildings and improvements are depreciated over estimated useful lives ranging generally from ten to 40 years. Estimated useful lives of equipment vary generally from four to ten years.

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

      The Medical Center periodically evaluated the carrying value of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Under SFAS 121, long-lived assets to be held and used in operations are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss is recognized if the sum of the expected long-term undiscounted cash flows is less than the carrying amount of the long-lived assets being evaluated. HCA initiated plans in 1999 to sell the Medical Center. The carrying value for the Medical Center was reduced to fair value based upon estimates of sales values, resulting in a charge of $29,700,000 in 1999. The Medical Center is classified as “held for use” because economic and operational considerations justify operating the hospital and marketing the hospital as an operating enterprise, therefore depreciation has not been suspended.

Intercompany Balances

      Intercompany balances, in part, represent the net excess of funds transferred to or paid on behalf of the Medical Center over funds transferred to a cash management account of an HCA affiliate. Generally, this balance is increased by automatic cash transfers from the account to reimburse the Medical Center’s bank accounts for operating expenses and to pay the Medical Center’s debt; certain completed construction project additions; fees and services provided by HCA affiliates; including information systems services, and other operating expenses, such as payroll, interest, insurance and income taxes. Generally, the balance is decreased through daily cash deposits by the Medical Center to the account.

      Information systems services fees represent an allocation of mainframe and other systems processing costs as well as the costs of related support services. The cost for the years ended December 31, 2001 and 2000 was approximately $799,000 and $718,000, respectively, and is included in the accompanying statement of operations as other operating expenses.

      The Medical Center is charged interest on intercompany debt balances at a rate of 10% based on the outstanding balance for the prior month-end pursuant to borrowing agreements with an HCA affiliate. For intercompany receivable balances, the Medical Center receives interest income at a rate of 10% based on the outstanding balance for the prior month-end pursuant to borrowing agreements with an HCA affiliate. Interest expense under these arrangements for the years ended December 31, 2001 and 2000 of approximately $2,731,000 and $2,607,000, respectively, is included in the accompanying statement of operations.

      Corporate overhead expenses are allocated to the Medical Center based on revenues. In the opinion of HCA management, this allocation method is reasonable. The management fees allocated to the Medical Center are not necessarily indicative of the expenses that would have been incurred if the Medical Center had been a separate, independent entity and had otherwise managed these functions.

Income Taxes

      HCA Inc. files consolidated Federal and state income tax returns, which include the accounts of the Medical Center. The provision or benefit for income taxes is determined utilizing maximum Federal and state statutory rates applied to income or loss before income taxes. Income tax benefits or liabilities, including deferred amounts, are reflected in the intercompany account. All income tax payments (benefits) are made by (to) the Medical Center through an HCA affiliate.

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

Insurance Programs

      An HCA affiliate provides insurance coverage for all professional and general liability claims incurred and maintains the related reserve; accordingly, no reserve for professional and general liability risks is recorded on the accompanying balance sheet. The costs of professional and general liability coverage are allocated by the HCA affiliate to the Medical Center based on actuarially determined estimates. The cost for the years ended December 31, 2001 and 2000, net of any incentive credits earned, was approximately $443,000 and $323,000, respectively, and is included in the accompanying statement of operations as other operating expenses.

      An HCA affiliate maintains an occurrence-based insurance policy with a commercial insurer for workers compensation claims incurred by its affiliates, including the Medical Center. The cost of this policy is allocated to all participating HCA affiliates based, in part, on actual claims experience. The cost for the years ended December 31, 2001 and 2000 was approximately $119,000 and $45,000, respectively, and is included in the accompanying statement of operations as salaries and benefits.

      The Medical Center participates in a self-insurance program for employee health insurance which is administered by an HCA affiliate. The cost of the self-insured coverage is allocated by the HCA affiliate to the Medical Center based on actual claims incurred. The reserve for incurred but not paid claims is maintained by an HCA affiliate and adjusted as necessary through additional allocations of cost or credits to all HCA affiliates participating in the self-insured program. Certain of the Medical Center’s employees participate in occurrence-based commercial health insurance programs administered by an HCA affiliate for which the related cost is allocated by the HCA affiliate to all HCA affiliates participating in these programs. The cost of all health insurance programs for the years ended December 31, 2001 and 2000 was approximately $1,287,000 and $945,000, respectively, and is included in the accompanying statement of operations as salaries and benefits.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments

      The estimated fair values of all financial instruments, including cash, accounts receivable and accounts payable approximate their carrying amounts due to the short-term maturity of these instruments.

3.	Retirement Plans

      The Medical Center participates in HCA’s defined contribution retirement plans, which cover substantially all employees. Benefits are determined as a percentage of a participant’s salary and are vested over specified periods of employee service. Retirement plan expense was approximately $406,000 and $422,000 for the years ended December 31, 2001 and 2000, respectively, and is included in the accompanying statement of operations as salaries and benefits.

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

4.	Leases

      Operating lease rental expense relating primarily to the rental of buildings and equipment for the years ended December 31, 2001 and 2000 was approximately $1,149,000 and $1,021,000, which is included in the accompanying statement of operations as other operating expenses.

      Future minimum rental commitments under noncancelable operating leases (with an initial or remaining term in excess of one year) at December 31, 2001, are as follows:

Operating
Leases

2002	$749,775
2003	479,111
2004	221,673
2005	200,487
2006	188,487
Thereafter	367,974

Total minimum rental commitments	$2,207,507

5.	Commitments and Contingencies

Investigations and Settlement of Certain Government Claims

      Commencing in 1997, HCA and its affiliates, including the Medical Center, were the subjects of governmental investigations and litigation relating to their business practices. The governmental investigations included activities for certain entities for periods prior to their acquisition by HCA and activities for certain entities that have been divested. As part of the investigation, the United States intervened in a number of qui tam actions brought by private parties.

      In December 2000, HCA entered into a Plea Agreement with the Criminal Division of the Department of Justice and various U.S. Attorneys’ Offices (the Plea Agreement) and a Civil and Administrative Settlement Agreement with the Civil Division of the Department of Justice (the Civil Agreement). The agreements resolved all Federal criminal issues outstanding against HCA and certain issues involving Federal civil claims by, or on behalf of, the government against HCA relating to DRG coding, outpatient laboratory billing and home health issues. The civil issues that were not covered by the Civil Agreement included claims related to cost reports and physician relation issues. HCA paid the government $840 million (plus $60 million of accrued interest), as provided by the Civil Agreement and Plea Agreement, during 2001. The amounts paid by HCA to the government in 2001, as provided by the Plea Agreement and Civil Agreement, were not allocated, in whole or in part, to the Medical Center for financial purposes given the lack of specificity provided in the agreement.

      On March 28, 2002, HCA announced that it had reached an understanding with CMS to resolve all Medicare cost report, home office cost statement and appeal issues between HCA and CMS (the CMS Understanding). The CMS Understanding provided that HCA would pay CMS $250 million with respect to these matters. The CMS Understanding was reached as a means to resolve all outstanding appeals and more than 2,600 cost reports, including cost reports of the Medical Center, for cost report periods ended on or before July 31, 2001, many of which CMS has yet to audit. The CMS Understanding, finalized during June 2003, resulted in HCA paying CMS $250 million on June 30, 2003.

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

      The $250 million paid to CMS by HCA has not been allocated, in whole or in part, to the Medical Center for financial reporting purposes, given the lack of specificity provided in the CMS Understanding. The CMS Understanding resulted in the Medical Center reclassifying approximately $463,000 of net Medicare cost report receivables to the intercompany balances account as due from HCA Inc. The Medical Center did not recognize an increase or decrease to revenues or to net income as a result of the CMS Understanding. Instead, the net Medicare cost report receivables of the Medical Center were settled between HCA Inc. and the Medical Center at carrying value.

      In December 2002, HCA reached an understanding with attorneys for the Civil Division of the DOJ to recommend an agreement whereby the United States would dismiss the various claims it had brought related to physician relations, cost reports and wound care issues (the DOJ Understanding) in exchange for a payment of $631 million, with interest accruing from February 3, 2003 to the payment date at a rate of 4.5%. During June 2003, HCA and the DOJ signed the DOJ Understanding thereby resolving all remaining investigation issues between the DOJ and HCA. The DOJ Understanding received court approval in July 2003, and HCA paid the DOJ $641 million (including accrued interest of $10 million) during July 2003. The DOJ Understanding resulted in the dismissal of several qui tam actions brought by private parties. However, the DOJ Understanding would not affect qui tam cases in which the government has not intervened. HCA has also reached an agreement with a negotiating team representing states that may have similar claims against HCA. Under this agreement, HCA paid $17.7 million in July 2003 to state Medicaid agencies to resolve any such claims. In addition, HCA paid $33 million for reasonable legal fees of the private parties.

      HCA remains the subject of a formal order of investigation by the Securities and Exchange Commission. HCA understands that the investigation includes the anti-fraud, insider trading, periodic reporting and internal accounting control provisions of the Federal securities laws.

      If the Medical Center were found to be in violation of Federal or state laws relating to Medicare, Medicaid or similar programs the Medical Center could be subject to substantial monetary fines, civil and criminal penalties and/or exclusion from participation in the Medicare and Medicaid programs. Any such sanctions or expenses could have a material adverse effect on the Medical Center’s financial position, results of operations and liquidity.

Other

      The Medical Center is subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians’ staff privileges. In certain of these actions, the claimants may seek punitive damages against the Medical Center, which are usually not covered by insurance. In the opinion of management, the ultimate resolution of such pending claims and legal proceedings will not have a material adverse effect on the Medical Center’s results of operations or financial position.

SAMARITAN HOSPITAL
(A Division of CHCK, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2001

6.     Accrued Expenses and Allowances for Doubtful Accounts

      A summary of other accrued expenses at December 31, 2001 follows:

Salaries and benefits	$1,135,957
Employee benefit plans	495,943
Taxes other than income	284,954
Other	29,341

$1,946,195

      A summary of activity in the Medical Center’s allowance for doubtful accounts follows:

			Accounts
	Balance at	Provision for	Written off,	Balance
	Beginning	Doubtful	Net of	at End
	of Year	Accounts	Recoveries	of Year

Year-ended December 31, 2000	$3,354,514	$3,200,105	$2,449,289	$4,105,330
Year-ended December 31, 2001	$4,105,330	$3,619,301	$2,623,567	$5,101,064

Ardent Health Services, Inc.

Offer to Exchange

up to $225,000,000 of

10% Senior Subordinated Notes due 2013
for
up to $225,000,000 of
10% Senior Subordinated Notes due 2013
that have been registered under
the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the notes registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$18,203
Printing and engraving fees and expenses	$25,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$300,000
Exchange agent fees and expenses	$5,000
Miscellaneous expenses	$10,000

Total	$458,203

Item 14.	Indemnification of Directors and Officers.

Delaware

      Ardent Health Services LLC is organized under the Delaware Limited Liability Company Act (“DLLCA”). Under Section 18-108 of the DLLCA, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification is not available where a court determines that the acts or omissions of the manager or member were the result of fraud, gross negligence or willful misconduct or violated a lesser standard of conduct or public policy under applicable law that prevents indemnification.

      Ardent Health Services LLC has entered into agreements to indemnify its managers and executive officers. Under Section 4.04 of its LLC Agreement, Ardent Health Services LLC is obligated to indemnify and hold harmless its managers and executive officers to the fullest extent permitted under Delaware and all other applicable laws for expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by them in any action or proceeding arising out of their services as a manager or executive officer, but only to the extent that such conduct did not constitute gross negligence or willful misconduct. Expenses incurred in defending any proceeding may be advanced by the company prior to the final disposition of the proceeding upon receipt of an undertaking reasonably acceptable to the Board by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. The indemnification provided by Section 4.04 is not exclusive of any other rights to which those seeking indemnification may be entitled. Section 4.04 expressly authorizes the company to purchase and maintain liability insurance on behalf of its members, managers and officers and Ardent Health Services LLC presently maintains a policy of directors’ and officers’ liability insurance.

      AHS Summit Hospital, LLC, BHC Management Services, LLC, BHC Management Services of Indiana, LLC, BHC Management Services of Kentucky, LLC, BHC Management Services of New Mexico, LLC, BHC Management Services of Streamwood, LLC, BHC Northwest Psychiatric Hospital, LLC, BHC Physician Services of Kentucky, LLC, Columbus Hospital, LLC, Lebanon Hospital, LLC, Northern Indiana Hospital, LLC, Valle Vista, LLC and Willow Springs, LLC are also organized under the DLLCA.

      The LLC Agreements of AHS Summit Hospital, LLC and BHC Northwest Psychiatric Hospital, LLC provide that those companies shall indemnify each director or officer, to the fullest extent permitted by the DLLCA, against reasonable expenses incurred by such person in connection with defending any action to which he is a party because of his capacity as such, provided that (i) he acted in good faith and reasonably believed his actions to be in the best interests of the company, (ii) in the case of a criminal proceeding, he had no reason to believe that his conduct was unlawful, (iii) he was not adjudged liable in a suit brought by the company, and (iv) he was not adjudged liable in a proceeding charging improper personal benefit. The Agreements also state that the companies shall advance expenses prior to a final disposition of such proceeding if a director or officer: (1) furnishes a written affirmation of his good faith belief that he has met the standard of care; (2) furnishes a written undertaking to repay the advance if it is ultimately determined that he has not met the standard of care; and (3) it is determined that the facts then known would not preclude indemnification under the Agreements. The indemnification against, or advancement of, expenses provided in the LLC Agreements shall not be deemed exclusive of any other rights to which the director or officer seeking indemnification or advancement may otherwise be entitled. Furthermore, any repeal or modification of the indemnification provisions of the LLC Agreements shall not adversely affect any right of a director or officer with respect to any act or omission made prior to such repeal or modification.

      The Short Form Operating/LLC Agreements of BHC Management Services, LLC, BHC Management Services of Indiana, LLC, BHC Management Services of Kentucky, LLC, BHC Management Services of New Mexico, LLC, BHC Management Services of Streamwood, LLC, BHC Physician Services of Kentucky, LLC, Columbus Hospital, LLC, Lebanon Hospital, LLC, Northern Indiana Hospital, LLC, Valle Vista, LLC and Willow Springs, LLC provide that each such company shall be controlled by the default rules of the DLLCA and the provisions of the Articles.

      Ardent Health Services, Inc., AHS Kentucky Holdings, Inc., AHS Kentucky Hospitals, Inc., AHS Louisiana Holdings, Inc., AHS Louisiana Hospitals, Inc., Ardent Medical Services, Inc., Behavioral Healthcare Corporation, BHC Hospital Holdings, Inc., BHC Management Holdings, Inc., BHC Meadows Partner, Inc. and Indiana Psychiatric Institutes, Inc. (collectively, the “Delaware Corporations”) are organized under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

      Article VIII of the Certificate of Incorporation of Ardent Health Services, Inc. provides that, to the fullest extent permitted by law, the corporation shall indemnify, and upon request, shall advance expenses to, any officer or director who was or is a party to an any action by reason of the fact that such person is or was a director or officer of the corporation. The expenses indemnified or advanced shall include expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided in the Certificate of Incorporation does not limit the right of the corporation to indemnify any other person for such expenses. The corporation may purchase and maintain liability insurance on behalf of a director or officer to the fullest extent permitted by law. Article VIII allows the corporation to indemnify a director or officer who had been adjudged liable to the corporation only to the extent the Delaware Court of Chancery shall determine upon application that such person is fairly and reasonably entitled to indemnity. The rights to indemnification and advancement of expenses under Article VIII are intended to be greater than those which are otherwise provided for in the DGCL. They are contractual between the corporation and the person being indemnified, his heirs, executors and administrators. The rights granted under Article VIII are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the DGCL, and are nonexclusive of other similar rights which may be granted by law, the Certificate of Incorporation, the By-laws, a resolution of the Board of Directors or shareholders or an agreement with the corporation.

      Using similar language, the Certificates of Incorporation of the other Delaware Corporations generally provide for the indemnification of officers and directors to the fullest extent permitted by Section 145 of the DGCL. In addition, the Twelfth Article of Indiana Psychiatric Institutes, Inc.’s Certificate of Incorporation provides that the indemnification rights granted therein are exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 8.7 of Article VII of the Amended and Restated By-laws of Behavioral Healthcare Corporation grants a person entitled to indemnification the right to bring suit against the corporation if he is not paid in full by the corporation within thirty days of it receiving a written claim for indemnification.

      Bloomington Meadows, G.P. is general partnership organized under the Delaware Revised Uniform Partnership Act. Section 15-110 of this Act states that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

California

      BHC Cedar Vista Hospital, Inc. is incorporated under the California General Corporation Law (the “CGCL”). Section 317 of the CGCL authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonable believed to be in the best interests of the corporation and its shareholders. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

      Article 7 of the Articles of Incorporation of BHC Cedar Vista Hospital, Inc. authorizes the corporation to provide indemnification of agents through by-law provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the limits set forth in CGCL Section 204 with respect to actions for breach of duty to the corporation and its shareholders. This Article also permits the corporation to purchase and maintain insurance, to the full extent permitted by law, for the purpose of indemnifying directors, officers, employees or agents of the corporation. Section 10 of the By-laws of BHC Cedar Vista Hospital, Inc. allows, to the full extent permitted by law, indemnification and advancement of expenses to officers and directors. The corporation shall not indemnify the officer or director (1) in any proceeding by the corporation against such person; (2) if the board of directors has determined that the person has not met the standard of care necessary for indemnification; or (3) if a judgment or other final adjudication establishes such person’s liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law. The indemnification provided in the By-laws shall not be deemed to limit the right of the corporation to indemnify any other person for such expenses, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement.

Kentucky

      AHS Samaritan Hospital, LLC is organized under the Kentucky Limited Liability Company Act (the “Kentucky Act”). Section 275.180 of the Kentucky Act states that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

      Section 13.2 of AHS Samaritan Hospital, LLC’s Operating Agreement provides that the company shall indemnify each director or officer, to the fullest extent permitted by the Kentucky Act, against reasonable expenses incurred by such person in connection with defending any action to which he is a party because of his position in the company. The company shall indemnify the person, provided that (i) he acted in good faith and reasonably believed his actions to be in the best interests of the company, (ii) in the case of a criminal proceeding, he or she had no reason to believe that his conduct was unlawful, (iii) he was not adjudged liable to the company in a suit brought by the company or in its right, and (iv) he was not adjudged liable in a proceeding charging improper personal benefit. The Section also states that the company shall advance reasonable expenses incurred by a director or officer prior to a final disposition of a proceeding in which he is a party if: (1) he furnishes a written affirmation of his good faith belief that he has met the standard of care; (2) he furnishes a written undertaking to repay the advance if it is ultimately determined that he has not met the standard of care; and (3) it is determined that the facts then known would not preclude indemnification under Section 13.2. The indemnification against, or advancement of, expenses provided by Section 13.2 shall not be deemed exclusive of any other rights to which the director or officer seeking indemnification or advancement may be entitled under any other agreement.

Nevada

      BHC Health Services of Nevada, Inc. and BHC Montevista Hospital, Inc. are organized under the Nevada General Corporation Law (the “NGCL”). Section 78.7502 of the NGCL authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification.

      The indemnification provisions of the NGCL require indemnification if a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding to which he was a party by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under the NGCL is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-laws of a corporation or any agreement between officers and directors of the corporation. Section 78.752 allows a corporation to purchase and maintain insurance or furnish similar protection on behalf of any officer or director against liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of officer or director of the corporation, whether or not the corporation would have the power to indemnify him against such liability under the NGCL.

      Article 12 of the Articles of Incorporation of BHC Health Services of Nevada, Inc. and BHC Montevista Hospital, Inc. contain provisions substantially identical to the provisions of the NGCL and permit the corporations to indemnify and advance expenses to the fullest extent permitted by law.

New Mexico

      AHS New Mexico Holdings, Inc., AHS S.E.D. Medical Laboratories, Inc., Mesilla Valley Hospital, Inc. and Mesilla Valley Mental Health Associates, Inc. are organized under the New Mexico Business Corporation Act (the “NMBCA”). Section 53-11-4.1 authorizes corporations to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director if: (1) the person acted in good faith; (2) the person reasonably believed his conduct was in the corporation’s best interests or at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification shall not be made if the person has been adjudged to be liable to the corporation or liable on the basis of an improper personal benefit.

      Unless limited by the articles of incorporation, a director who has been wholly successful on the merits of a derivative action shall be entitled to the reimbursement of reasonable expenses incurred in connection with the proceeding if the director: (1) furnishes a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification, (2) furnishes a written undertaking to repay the amount if it is ultimately determined that he has not met that standard of conduct, and (3) it is determined that the facts then known would not preclude indemnification. The indemnification authorized by the NMBCA shall not be deemed exclusive, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8 of the Articles of Incorporation of AHS New Mexico Holdings, Inc. and Section 7.1 of Article VII of the Amended By-Laws of AHS S.E.D. Medical Laboratories, Inc. permit indemnification and advancement of expenses to the fullest extent permitted by the NMBCA. Section 9 of AHS New Mexico Holdings, Inc.’s By-laws allow the corporation to indemnify other employees or agents of the corporation with the same scope and effect as the indemnification of directors and officers.

      AHS Albuquerque Holdings, LLC and AHS Research and Review, LLC are organized under New Mexico’s Limited Liability Company Act (the “New Mexico Act”). Section 53-19-18 of the New Mexico Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

      Section 13.2 of the Operating Agreement of AHS Albuquerque Holdings, LLC and Section 12.2 of the Limited Liability Company Agreement of AHS Research and Review, LLC provide that the company shall indemnify each director or officer, to the fullest extent permitted by the New Mexico Act, against reasonable expenses incurred by such person in connection with defending any action to which he or she is a party because of his position in the company. The company shall indemnify the person, provided that (i) he acted in good faith and reasonably believed his actions to be in the best interests of the company, (ii) in the case of a criminal proceeding, he had no reason to believe that his conduct was unlawful, and (iii) he was not adjudged liable to the company in a suit brought by the company or in its right. Section 12.2 precludes indemnification to a director if he or she was adjudged liable to the company in a proceeding charging an improper personal benefit. Section 13.2 prevents indemnification if the director’s conduct constituted gross negligence, reckless conduct or willful misconduct. The Operating Agreements also state that the company shall pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of such proceeding if: (1) he furnishes a written affirmation of his good faith belief that he has met the standard of care; (2) he furnished a written undertaking to repay the advance if it is ultimately determined that he has not met the standard of care; and (3) it is determined that the facts then known would not preclude indemnification. The indemnification against, or advancement of, expenses provided by the Operating Agreements shall not be deemed exclusive of any other rights to which the director or officer seeking indemnification or advancement may be entitled under any agreement. Furthermore, any repeal or modification of the indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any act or omission occurring prior to the time of such repeal or modification.

Ohio

      BHC Windsor Hospital, Inc. is organized under the Ohio General Corporation Law (the “OGCL”). Under Section 1701.13 of the OGCL, a corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. A corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made when the person is adjudged to be liable for negligence or misconduct in the performance of his corporate duties unless the court of common pleas determines that he is fairly and reasonably entitled to indemnity for expenses. To the extent that the person has been successful on the merits, he shall be indemnified against expenses incurred by him in connection with the action, suit, or proceeding. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s articles, regulations, a vote of disinterested directors or stockholders, any agreement or otherwise. The Section permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee, or agent.

      The By-laws of BHC Windsor Hospital, Inc. contain provisions substantially identical to the provisions of the OGCL.

Tennessee

      AHS Management Company, Inc., BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Columbus Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Gulf Coast Management Group, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Lebanon Hospital, Inc., BHC of Northern Indiana, Inc., BHC Pinnacle Pointe Hospital, Inc., BHC Properties, Inc., BHC Sierra Vista Hospital, Inc., BHC Spirit of St. Louis Hospital, Inc., BHC Streamwood Hospital, Inc. and BHC Valle Vista Hospital, Inc. (collectively, the “Tennessee Corporations”) are organized under the Tennessee Business Corporation Act (“TBCA”). Section 48-18-502 of the TBCA authorizes a corporation to indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his official capacity with the corporation, that such conduct was in the corporation’s best interests, or, in all other cases, that his conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful. The TBCA prohibits indemnification if a director or officer is adjudged to be liable to the corporation or is adjudged liable on the basis that a personal benefit was improperly received.

      In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his status as a director or officer of a corporation, Section 48-18-503 mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct was met. Section 48-18-504 permits a corporation to advance expenses to a director or officer prior to a final disposition of the proceeding and Section 48-18-508 allows a corporation to purchase and maintain insurance on a director or officer’s behalf. The indemnification and advancement of expenses granted pursuant to the TBCA shall not be deemed exclusive of any other such rights to which a director may be entitled.

      The Charters of the Tennessee Corporations provide that each Tennessee Corporation shall indemnify against liability, and advance expenses to, any present or former director or officer of such corporation to the fullest extent allowed by the TBCA, except that such corporation shall not indemnify or advance expenses to any director (1) in any proceeding by the corporation against the person; or (2) if a judgment adverse to such person establishes his liability for (i) breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions under Section 48-18-304 of the TBCA. The rights given by the Charter provisions are mandatory and nonexclusive and are intended to be greater than those provided for in the TBCA.

Virginia

      AHS Cumberland Hospital, LLC was organized pursuant to the provisions of the Virginia Limited Liability Company Act (the “Virginia Act”). Unless the articles of organization provide otherwise, the limited liability company has the power to indemnify a member or manager or any other person to the same extent as a corporation may indemnify any of the directors, officers, employees, or agents of the corporation.

      Section 13.2 of the AHS Cumberland Hospital, LLC’s Operating Agreement provides that the company shall indemnify each director or officer, to the fullest extent permitted by the Virginia Act, against reasonable expenses incurred by such person in connection with defending any action to which he is a party because of his position in the company. The company shall indemnify the person, provided that (i) he acted in good faith and reasonably believed his actions to be in the best interests of the company, (ii) in the case of a criminal proceeding, he had no reason to believe that his conduct was unlawful, (iii) he was not adjudged liable to the company in a suit brought by the company or in its right, and (iv) his conduct did not constitute gross negligence, reckless conduct or willful misconduct. This Section also states that the company shall pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of a final disposition of such proceeding if: (1) he furnishes a written affirmation of his good faith belief that he has met the standard of care; (2) he furnishes a written undertaking to repay the advance if it is ultimately determined that he has not met the standard of care; and (3) it is determined that the facts then known would not preclude indemnification under Section 13.2. The indemnification against, or advancement of, expenses provided by Section 13.2 shall not be deemed exclusive of any other rights to which the director or officer seeking indemnification or advancement may be entitled under any agreement.

Item 15.	Recent Sales of Unregistered Securities.

      Ardent Health Services LLC (“Parent”) and Ardent Health Services, Inc. (the “Company”) have issued unregistered securities as described below:

1. From September 4, 2001 to December 31, 2002, Parent has from time to time issued to Welsh, Carson, Anderson & Stowe IX, L.P., FFC Partners II, L.P., BancAmerica Capital Investors I, L.P., other accredited investors, members of its Board of Managers and officers an aggregate of 28,715,726 common units at a purchase price of $3.43 per unit and 28,132,638 redeemable preferred units at a purchase price of $3.43 per unit for an aggregate purchase price of $194,989,888.52. In addition, upon the exercise of options by members of its Board of Managers and officers, Parent issued 100,463 common units at a purchase price of $3.43 per unit for an aggregate purchase price of $344,588.09. Parent believes that each transaction, if deemed to be a sale of a security, was exempt from registration under the Securities Act in reliance on Section 4(2), Regulation D or Rule 701 promulgated thereunder as transactions by an issuer not involving any public offering or pursuant to compensatory benefit plans and contracts relating to compensation.

2. From December 30, 2002 to April 14, 2003, Parent has from time to time issued to Welsh, Carson, Anderson & Stowe IX, L.P., FFC Partners II, L.P., BancAmerica Capital Investors I, L.P., other accredited investors, members of its Board of Managers and officers an aggregate of 28,080,437 common units at a purchase price of $4.50 per unit for an aggregate purchase price of $126,361,966.50. In addition, upon the exercise of options by an officer, Parent issued 4,000 common units at a purchase price of $4.50 per unit for an aggregate purchase price of $18,000.00. Parent believes that each transaction, if deemed to be a sale of a security, was exempt from registration under the Securities Act in reliance on Section 4(2), Regulation D or Rule 701 promulgated thereunder as transactions by an issuer not involving any public offering or pursuant to compensatory benefit plans and contracts relating to compensation.

3. Since August 4, 2001, Parent has periodically granted options to purchase its common units to its officers, managers, employees and the Ardent Community Foundation under its Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan, as amended and restated. As of October 1, 2003, there were outstanding options to purchase approximately 5,586,873 of Parent’s common units. The exercise price of the options ranges from $3.43 per unit to $4.50 per unit. All such grants were made in reliance on Section 4(2), Regulation D or Rule 701 promulgated thereunder as transactions by an issuer not involving any public offering or pursuant to compensatory benefit plans and contracts relating to compensation.

4. On January 15, 2003, the Company issued to WCAS Capital Partners III, L.P., an affiliate of Welsh, Carson, Anderson & Stowe IX, L.P., $36 million in aggregate principal amount of its 10% senior subordinated notes due December 31, 2009 (the “WCAS notes”). On August 19, 2003, in connection with the Company’s issuance of 10% senior subordinated notes due 2013, the Company and Welsh, Carson, Anderson & Stowe IX, L.P. amended and restated the terms of the WCAS notes, among other things, to make the WCAS notes subordinated in right and payment to the Company’s senior secured credit facility and 10% senior subordinated notes due 2013, extend the maturity to August 2014 and increase the interest rate to 10.2%. The Company believes the issuance of the WCAS notes were exempt from registration in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering and Rule 506 of Regulation D thereunder.

5. On August 19, 2003, the Company issued $225,000,000 aggregate principal amount of its 10% senior subordinated notes due 2013 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “initial purchasers”), who resold the original notes to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The aggregate underwriting discount paid to the initial purchasers was $6,502,000.

      Other than the transaction described in paragraph 5, none of the transactions described above involved any underwriters or underwriting discounts or commissions.

Item 16.	Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed with this registration statement:

Exhibit
Number		Description

3.1	—	Certificate of Formation of Ardent Health Services LLC*
3.2	—	Limited Liability Company Agreement of Ardent Health Services LLC, including Amendment No. 1 thereto*
3.3	—	Certificate of Incorporation of Ardent Health Services, Inc.*
3.4	—	Bylaws of Ardent Health Services, Inc.*
3.5	—	Articles of Organization of AHS Albuquerque Holdings, LLC*
3.6	—	Operating Agreement of AHS Albuquerque Holdings, LLC*
3.7	—	Articles of Organization of AHS Cumberland Hospital, LLC*
3.8	—	Operating Agreement of AHS Cumberland Hospital, LLC*
3.9	—	Certificate of Incorporation of AHS Kentucky Holdings, Inc.*
3.10	—	By-Laws of AHS Kentucky Holdings, Inc.*
3.11	—	Certificate of Incorporation of AHS Kentucky Hospitals, Inc.*
3.12	—	By-Laws of AHS Kentucky Hospitals, Inc.*
3.13	—	Certificate of Incorporation of AHS Louisiana Holdings, Inc.*
3.14	—	By-Laws of AHS Louisiana Holdings, Inc.*
3.15	—	Certificate of Incorporation of AHS Louisiana Hospitals, Inc.*

Exhibit
Number		Description

3.16	—	By-Laws of AHS Louisiana Hospitals, Inc.*
3.17	—	Charter of AHS Management Company, Inc.*
3.18	—	Bylaws of AHS Management Company, Inc.*
3.19	—	Articles of Incorporation of AHS New Mexico Holdings, Inc.*
3.20	—	Bylaws of AHS New Mexico Holdings, Inc.*
3.21	—	Articles of Organization of AHS Research and Review, LLC*
3.22	—	Limited Liability Company Agreement of AHS Research and Review, LLC*
3.23	—	Articles of Organization of AHS Samaritan Hospital, LLC*
3.24	—	Operating Agreement of AHS Samaritan Hospital, LLC*
3.25	—	Articles of Incorporation of AHS S.E.D. Medical Laboratories, Inc.*
3.26	—	Bylaws of AHS S.E.D. Medical Laboratories, Inc.*
3.27	—	Certificate of Formation of AHS Summit Hospital, LLC*
3.28	—	Limited Liability Company Agreement of AHS Summit Hospital, LLC*
3.29	—	Certificate of Incorporation of Ardent Medical Services, Inc.*
3.30	—	By-Laws of Ardent Medical Services, Inc.*
3.31	—	Amended and Restated Certificate of Incorporation of Behavioral Healthcare Corporation*
3.32	—	Amended and Restated By-laws of Behavioral Healthcare Corporation*
3.33	—	Charter of BHC Alhambra Hospital, Inc.*
3.34	—	Bylaws of BHC Alhambra Hospital, Inc.*
3.35	—	Charter of BHC Belmont Pines Hospital, Inc.*
3.36	—	Bylaws of BHC Belmont Pines Hospital, Inc.*
3.37	—	Articles of Incorporation of BHC Cedar Vista Hospital, Inc.*
3.38	—	Bylaws of BHC Cedar Vista Hospital, Inc.*
3.39	—	Charter of BHC Columbus Hospital, Inc.*
3.40	—	Bylaws of BHC Columbus Hospital, Inc.*
3.41	—	Charter of BHC Fairfax Hospital, Inc.*
3.42	—	Bylaws of BHC Fairfax Hospital, Inc.*
3.43	—	Charter of BHC Fox Run Hospital, Inc.*
3.44	—	Bylaws of BHC Fox Run Hospital, Inc.*
3.45	—	Charter of BHC Fremont Hospital, Inc.*
3.46	—	Bylaws of BHC Fremont Hospital, Inc.*
3.47	—	Charter of BHC Gulf Coast Management Group, Inc.*
3.48	—	Bylaws of BHC Gulf Coast Management Group, Inc.*
3.49	—	Articles of Incorporation of BHC Health Services of Nevada, Inc.*
3.50	—	Bylaws BHC Health Services of Nevada, Inc.*
3.51	—	Charter of BHC Heritage Oaks Hospital, Inc.*
3.52	—	Bylaws of BHC Heritage Oaks Hospital, Inc.*
3.53	—	Certificate of Incorporation of BHC Hospital Holdings, Inc.*
3.54	—	Bylaws of BHC Hospital Holdings, Inc.*
3.55	—	Charter of BHC Intermountain Hospital, Inc.*
3.56	—	Bylaws of BHC Intermountain Hospital, Inc.*
3.57	—	Charter of BHC Lebanon Hospital, Inc.*
3.58	—	Bylaws of BHC Lebanon Hospital, Inc.*
3.59	—	Certificate of Incorporation of BHC Management Holdings, Inc.*
3.60	—	Bylaws of BHC Management Holdings, Inc.*

Exhibit
Number		Description

3.61	—	Certificate of Formation of BHC Management Services, LLC*
3.62	—	Limited Liability Company Agreement of BHC Management Services, LLC*
3.63	—	Certificate of Formation of BHC Management Services of Indiana, LLC*
3.64	—	Limited Liability Company Agreement of BHC Management Services of Indiana, LLC*
3.65	—	Certificate of Formation of BHC Management Services of Kentucky, LLC*
3.66	—	Limited Liability Company Agreement of BHC Management Services of Kentucky, LLC*
3.67	—	Certificate of Formation of BHC Management Services of New Mexico, LLC*
3.68	—	Limited Liability Company Agreement of BHC Management Services of New Mexico, LLC*
3.69	—	Certificate of Formation of BHC Management Services of Streamwood, LLC*
3.70	—	Limited Liability Company Agreement of BHC Management Services of Streamwood, LLC*
3.71	—	Certificate of Incorporation of BHC Meadows Partner, Inc.*
3.72	—	Bylaws of BHC Meadows Partner, Inc.*
3.73	—	Articles of Incorporation of BHC Montevista Hospital, Inc.*
3.74	—	Bylaws of BHC Montevista Hospital, Inc.*
3.75	—	Certificate of Formation of BHC Northwest Psychiatric Hospital, LLC*
3.76	—	Limited Liability Company Agreement of BHC Northwest Psychiatric Hospital, LLC*
3.77	—	Agreement of General Partnership of BHC of Indiana, General Partnership*
3.78	—	Charter of BHC of Northern Indiana, Inc.*
3.79	—	Bylaws of BHC of Northern Indiana, Inc.*
3.80	—	Certificate of Formation of BHC Physician Services of Kentucky, LLC*
3.81	—	Limited Liability Company Agreement of BHC Physician Services of Kentucky, LLC*
3.82	—	Charter of BHC Pinnacle Pointe Hospital, Inc.*
3.83	—	Bylaws of BHC Pinnacle Pointe Hospital, Inc.*
3.84	—	Charter of BHC Properties, Inc.*
3.85	—	Bylaws of BHC Properties, Inc.*
3.86	—	Charter of BHC Sierra Vista Hospital, Inc.*
3.87	—	Bylaws of BHC Sierra Vista Hospital, Inc.*
3.88	—	Charter of BHC Spirit of St. Louis Hospital, Inc.*
3.89	—	Bylaws of BHC Spirit of St. Louis Hospital, Inc.*
3.90	—	Charter of BHC Streamwood Hospital, Inc.*
3.91	—	Bylaws of BHC Streamwood Hospital, Inc.*
3.92	—	Charter of BHC Valle Vista Hospital, Inc.*
3.93	—	Bylaws of BHC Valle Vista Hospital, Inc.*
3.94	—	Articles of Incorporation of BHC Windsor Hospital, Inc.*
3.95	—	Bylaws of BHC Windsor Hospital, Inc.*
3.96	—	Certificate of Formation of Columbus Hospital, LLC*
3.97	—	Operating Agreement of Columbus Hospital, LLC*
3.98	—	Certificate of Incorporation of Indiana Psychiatric Institutes, Inc.*
3.99	—	Bylaws of Indiana Psychiatric Institutes, Inc.*
3.100	—	Certificate of Formation of Lebanon Hospital, LLC*
3.101	—	Operating Agreement of Lebanon Hospital, LLC*
3.102	—	Agreement and Certificate of Partnership of Mesilla Valley General Partnership, as amended*
3.103	—	Articles of Incorporation of Mesilla Valley Mental Health Associates, Inc.*
3.104	—	Bylaws of Mesilla Valley Mental Health Associates, Inc.*
3.105	—	Certificate of Formation of Northern Indiana Hospital, LLC*

Exhibit
Number		Description

3.106	—	Operating Agreement of Northern Indiana Hospital, LLC*
3.107	—	Certificate of Formation of Valle Vista, LLC*
3.108	—	Operating Agreement of Valle Vista, LLC, as amended*
3.109	—	Certificate of Formation of Willow Springs, LLC*
3.110	—	Operating Agreement of Willow Springs, LLC*
3.111	—	Articles of Incorporation of Mesilla Valley Hospital, Inc.
3.112	—	Bylaws of Mesilla Valley Hospital, Inc.
4.1	—	Indenture, dated as of August 19, 2003, among Ardent Health Services, Inc., Ardent Health Services, LLC, the Subsidiary Guarantors and U.S. Bank Trust National Association, as trustee*
4.2	—	Form of Ardent Health Services, Inc. 10% Senior Subordinated Note due 2013 (included in Exhibit 4.1)*
4.3	—	Form of Notation of Guarantee (included in Exhibit 4.1)*
4.4	—	Amended and Restated Intercompany Promissory Note dated October 1, 2003 issued by Lovelace Health Systems, Inc. in favor of Ardent Health Services, Inc.*
4.5	—	Amended and Restated Security Agreement, dated as of October 1, 2003, between Lovelace Health Systems, Inc. and Ardent Health Services, Inc.*
4.6	—	Intercreditor and Subordination Agreement, dated as of August 19, 2003, among Bank One, NA, as Collateral Agent, Bank One, NA, as Administrative Agent, U.S. Bank Trust National Association, as Trustee, and Ardent Health Services, Inc.*
4.7	—	Collateral Assignment of Note and Security Agreement dated October 1, 2003 issued by Ardent Health Services, Inc. to Bank One, NA, as Collateral Agent*
4.8	—	Registration Rights Agreement, dated as of August 19, 2003, among Ardent Health Services, Inc., Ardent Health Services, LLC and the Subsidiary Guarantors and Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated*
5.1	—	Opinion of Ropes & Gray LLP
5.2	—	Opinion of Boult, Cummings, Conners & Berry PLC
5.3	—	Opinion of Greenebaum Doll & McDonald, PLLC
5.4	—	Opinion of Lionel Sawyer & Collins
5.5	—	Opinion of Montgomery & Andrews, P.A.
5.6	—	Opinion of Thelen Reid & Priest LLP
5.7	—	Opinion of Troutman Sanders LLP
5.8	—	Opinion of Walter & Haverfield LLP
10.1	—	Credit Agreement, dated as of August 19, 2003, among Ardent Health Services, Inc., as Borrower, Ardent Health Services LLC and certain of its subsidiaries as the Guarantors, Bank One, NA, as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. and UBS Securities LLC, as Co-Syndication Agents, General Electric Capital Corporation and Merrill Lynch Capital, as Co-Documentation Agents, and the other Lenders party thereto*
10.2	—	10.2% Senior Subordinated Note due August 15, 2014*
10.3	—	Second Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan*
10.4	—	Form of Non-Qualified Common Membership Interest Option Agreement for Directors and Officers*
10.5	—	Subscription Agreement, dated as of September 25, 2001, among Ardent Health Services, LLC, Welsh, Carson, Anderson & Stowe IX, L.P., FFT Partners II, L.P., BancAmerica Capital Investors I, L.P. and the several other purchasers listed on Annex I thereto*

Exhibit
Number		Description

10.6	—	Subscription Agreement, dated as of December 11, 2002, as amended on February 7, 2003, among Ardent Health Services, LLC, Welsh, Carson, Anderson & Stowe IX, L.P., FFC Partners II, L.P. and related entities, BancAmerica Capital Investors I, L.P. and the several other purchasers listed on Annex I thereto*
10.7	—	Professional Services Agreement, dated as of December 11, 2002, between Ardent Health Services LLC and WCAS Management Corporation*
10.8	—	Letter Agreement, dated as of January 30, 2002, between Welsh, Carson, Anderson & Stowe and David T. Vandewater*
10.9	—	Intentionally omitted
10.10	—	Employment Agreement, dated as of May 5, 2003, between AHS Management Company, Inc. and Norm Becker*
10.11	—	Employment Agreement, dated as of June 1, 2002, between AHS Management Company, Inc. and Jamie Hopping*
10.12	—	Employment Agreement, dated as of September 13, 2001, between AHS Management Company, Inc. and Vernon S. Westrich*
10.13	—	Intentionally omitted
10.14	—	Indemnification Agreement, dated as of July 1, 2002, between Ardent Health Services LLC and Jamie E. Hopping*
10.15	—	Indemnification Agreement, dated as of January 31, 2002, between Ardent Health Services LLC and Stephen C. Petrovich*
10.16	—	Indemnification Agreement, dated as of August 4, 2001, between Ardent Health Services LLC and David T. Vandewater*
10.17	—	Indemnification Agreement, dated as of January 31, 2002, between Ardent Health Services LLC and Vernon Westrich*
10.18	—	Employment Agreement, dated as of December 1, 2003, between AHS Management Company, Inc. and R. Dirk Allison
10.19	—	Indemnification Agreement, dated as of December 1, 2003, between Ardent Health Services LLC and R. Dirk Allison
10.20	—	Medicaid Managed Care Services Agreement No. PSC 02-05, effective July 1, 2001, between the New Mexico Human Services Department and Lovelace Community Health Plan
10.21	—	Amendment No. 1 to Medicaid Managed Care Services Agreement No. PSC 02-05, effective July 1, 2003, between the New Mexico Human Services Department and Lovelace Community Health Plan
10.22	—	Contract P00149, effective January 1, 2002, between Centers for Medicare & Medicaid Services and Lovelace Health Plan, Inc.
12.1	—	Statement regarding computation of ratios
21.1	—	Subsidiaries of Ardent Health Services LLC*
23.1	—	Consents of KPMG LLP
23.2	—	Consents of Ernst & Young LLP
23.3	—	Consent of PriceWaterhouseCoopers LLP
23.4	—	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.5	—	Consent of Boult, Cummings, Conners & Berry PLC (included in Exhibit 5.2)
23.6	—	Consent of Greenebaum Doll & McDonald, PLLC (included in Exhibit 5.3)
23.7	—	Consent of Lionel Sawyer & Collins (included in Exhibit 5.4)
23.8	—	Consent of Montgomery & Andrews, P.A. (included in Exhibit 5.5)
23.9	—	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.6)
23.10	—	Consent of Troutman Sanders LLP (included in Exhibit 5.7)
23.11	—	Consent of Walter & Haverfield LLP (included in Exhibit 5.8)

Exhibit
Number		Description

24.1	—	Powers of Attorney (included in the signature pages to this Registration Statement)
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Trustee*
99.1	—	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9)
99.2	—	Notice of Guaranteed Delivery*
99.3	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.4	—	Form of Letter to Clients*

*	Previously filed.

      (b) Financial Statement Schedules.

      All schedules have been omitted because they are not required, are not applicable or the information is included in the selected historical consolidated financial data or notes to consolidated financial statements appearing elsewhere in this registration statement.

Item 17.     Undertakings.

      The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

ARDENT HEALTH SERVICES LLC

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Executive Vice President and

Chief Financial Officer

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID T. VANDEWATER David T. Vandewater	President and Chief Executive Officer and Manager (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	December 15, 2003

/s/ NORMAN BROWNSTEIN Norman Brownstein	Manager	December 15, 2003

* Russell L. Carson	Manager	December 15, 2003

/s/ DAVID C. COLBY David C. Colby	Manager	December 15, 2003

/s/ COLLEEN CONWAY-WELCH Colleen Conway-Welch	Manager	December 15, 2003

/s/ CARLOS A. FERRER Carlos A. Ferrer	Manager	December 15, 2003

Signature		Title	Date

/s/ JAMIE E. HOPPING Jamie E. Hopping		Manager	December 15, 2003

/s/ D. SCOTT MACKESY D. Scott Mackesy		Manager	December 15, 2003

/s/ KENNETH J. MELKUS Kenneth J. Melkus		Manager	December 15, 2003

*By:	/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1. to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

ARDENT HEALTH SERVICES, INC.

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Executive Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID T. VANDEWATER David T. Vandewater	President (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Executive Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS ALBUQUERQUE HOLDINGS, LLC
AHS NEW MEXICO HOLDINGS, INC.

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ NORMAN P. BECKER Norman P. Becker	President (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS CUMBERLAND HOSPITAL, LLC

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MANAGEMENT SERVICES OF INDIANA, LLC

BHC MANAGEMENT SERVICES OF KENTUCKY, LLC

BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC

BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC

BHC MEADOWS PARTNER, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC NORTHWEST PSYCHIATRIC HOSPITAL LLC

BHC PHYSICIAN SERVICES OF KENTUCKY, LLC

BHC PINNACLE POINTE HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BHC WINDSOR HOSPITAL, INC.

COLUMBUS HOSPITAL, LLC

INDIANA PSYCHIATRIC INSTITUTES, INC.

MESILLA VALLEY HOSPITAL, INC.

MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC.

NORTHERN INDIANA HOSPITAL, LLC

VALLE VISTA, LLC

WILLOW SPRINGS, LLC

BLOOMINGTON MEADOWS, G.P.

BY:	INDIANA PSYCHIATRIC INSTITUTES, INC., its general partner

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ VERNON S. WESTRICH Vernon S. Westrich	President (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ JAMIE E. HOPPING Jamie E. Hopping	Director	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS MANAGEMENT COMPANY, INC.

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID T. VANDEWATER David T. Vandewater	President and Chief Executive Officer (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ JAMIE E. HOPPING Jamie E. Hopping	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS RESEARCH AND REVIEW, LLC

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ VERNON S. WESTRICH Vernon S. Westrich	President (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS S.E.D. MEDICAL LABORATORIES, INC.

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ NORMAN P. BECKER Norman P. Becker	President (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ JAMIE E. HOPPING Jamie E. Hopping	Director	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

ARDENT MEDICAL SERVICES, INC.
BEHAVIORAL HEALTHCARE CORPORATION

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMIE E. HOPPING Jamie E. Hopping	Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 15, 2003

/s/ DAVID T. VANDEWATER David T. Vandewater	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

BHC CEDAR VISTA HOSPITAL, INC.

BHC COLUMBUS HOSPITAL, INC.

BHC GULF COAST MANAGEMENT GROUP, INC.

BHC HOSPITAL HOLDINGS, INC.

BHC LEBANON HOSPITAL, INC.

BHC MANAGEMENT HOLDINGS, INC.

BHC MANAGEMENT SERVICES, LLC

BHC OF NORTHERN INDIANA, INC.

BHC PROPERTIES, INC.

BHC VALLE VISTA HOSPITAL, INC.

LEBANON HOSPITAL, LLC

BHC OF INDIANA, GENERAL PARTNERSHIP

BY:	BHC VALLE VISTA HOSPITAL, its partner

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ VERNON S. WESTRICH Vernon S. Westrich	President and Director (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Financial and Accounting Officer)	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

MESILLA VALLEY GENERAL PARTNERSHIP

BY:	MESILLA VALLEY HOSPITAL, INC., its partner

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

By:	MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., its partner

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ VERNON S. WESTRICH Vernon S. Westrich	President of Mesilla Valley Hospital, Inc. and Mesilla Valley Mental Health Associates, Inc. (Principal Executive Officer)	December 15, 2003

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director of Mesilla Valley Hospital, Inc. and Mesilla Valley Mental Health Associates, Inc. (Principal Financial and Accounting Officer)	December 15, 2003

Signature	Title	Date

/s/ JAMIE E. HOPPING Jamie E. Hopping	Director of Mesilla Valley Hospital, Inc. and Mesilla Valley Mental Health Associates, Inc.	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director of Mesilla Valley Hospital, Inc. and Mesilla Valley Mental Health Associates, Inc.	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS KENTUCKY HOLDINGS, INC.
AHS KENTUCKY HOSPITALS, INC.
AHS LOUISIANA HOLDINGS, INC.
AHS LOUISIANA HOSPITALS, INC.

By:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 15, 2003.

AHS SAMARITAN HOSPITAL, LLC
AHS SUMMIT HOSPITAL, LLC

BY:	/s/ R. DIRK ALLISON

R. Dirk Allison

Senior Vice President

POWERS OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints David T. Vandewater, R. Dirk Allison and Stephen C. Petrovich, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. DIRK ALLISON R. Dirk Allison	Senior Vice President (Principal Executive Officer and Principal Financial and Accounting Officer)	December 15, 2003

/s/ JAMIE E. HOPPING Jamie E. Hopping	Director	December 15, 2003

/s/ STEPHEN C. PETROVICH Stephen C. Petrovich	Director	December 15, 2003

EXHIBIT INDEX

Exhibit
Number		Description

3.1	—	Certificate of Formation of Ardent Health Services LLC*
3.2	—	Limited Liability Company Agreement of Ardent Health Services LLC, including Amendment No. 1 thereto*
3.3	—	Certificate of Incorporation of Ardent Health Services, Inc.*
3.4	—	Bylaws of Ardent Health Services, Inc.*
3.5	—	Articles of Organization of AHS Albuquerque Holdings, LLC*
3.6	—	Operating Agreement of AHS Albuquerque Holdings, LLC*
3.7	—	Articles of Organization of AHS Cumberland Hospital, LLC*
3.8	—	Operating Agreement of AHS Cumberland Hospital, LLC*
3.9	—	Certificate of Incorporation of AHS Kentucky Holdings, Inc.*
3.10	—	By-Laws of AHS Kentucky Holdings, Inc.*
3.11	—	Certificate of Incorporation of AHS Kentucky Hospitals, Inc.*
3.12	—	By-Laws of AHS Kentucky Hospitals, Inc.*
3.13	—	Certificate of Incorporation of AHS Louisiana Holdings, Inc.*
3.14	—	By-Laws of AHS Louisiana Holdings, Inc.*
3.15	—	Certificate of Incorporation of AHS Louisiana Hospitals, Inc.*
3.16	—	By-Laws of AHS Louisiana Hospitals, Inc.*
3.17	—	Charter of AHS Management Company, Inc.*
3.18	—	Bylaws of AHS Management Company, Inc.*
3.19	—	Articles of Incorporation of AHS New Mexico Holdings, Inc.*
3.20	—	Bylaws of AHS New Mexico Holdings, Inc.*
3.21	—	Articles of Organization of AHS Research and Review, LLC*
3.22	—	Limited Liability Company Agreement of AHS Research and Review, LLC*
3.23	—	Articles of Organization of AHS Samaritan Hospital, LLC*
3.24	—	Operating Agreement of AHS Samaritan Hospital, LLC*
3.25	—	Articles of Incorporation of AHS S.E.D. Medical Laboratories, Inc.*
3.26	—	Bylaws of AHS S.E.D. Medical Laboratories, Inc.*
3.27	—	Certificate of Formation of AHS Summit Hospital, LLC*
3.28	—	Limited Liability Company Agreement of AHS Summit Hospital, LLC*
3.29	—	Certificate of Incorporation of Ardent Medical Services, Inc.*
3.30	—	By-Laws of Ardent Medical Services, Inc.*
3.31	—	Amended and Restated Certificate of Incorporation of Behavioral Healthcare Corporation*
3.32	—	Amended and Restated By-laws of Behavioral Healthcare Corporation*
3.33	—	Charter of BHC Alhambra Hospital, Inc.*
3.34	—	Bylaws of BHC Alhambra Hospital, Inc.*
3.35	—	Charter of BHC Belmont Pines Hospital, Inc.*
3.36	—	Bylaws of BHC Belmont Pines Hospital, Inc.*
3.37	—	Articles of Incorporation of BHC Cedar Vista Hospital, Inc.*
3.38	—	Bylaws of BHC Cedar Vista Hospital, Inc.*
3.39	—	Charter of BHC Columbus Hospital, Inc.*
3.40	—	Bylaws of BHC Columbus Hospital, Inc.*
3.41	—	Charter of BHC Fairfax Hospital, Inc.*
3.42	—	Bylaws of BHC Fairfax Hospital, Inc.*
3.43	—	Charter of BHC Fox Run Hospital, Inc.*

Exhibit
Number		Description

3.44	—	Bylaws of BHC Fox Run Hospital, Inc.*
3.45	—	Charter of BHC Fremont Hospital, Inc.*
3.46	—	Bylaws of BHC Fremont Hospital, Inc.*
3.47	—	Charter of BHC Gulf Coast Management Group, Inc.*
3.48	—	Bylaws of BHC Gulf Coast Management Group, Inc.*
3.49	—	Articles of Incorporation of BHC Health Services of Nevada, Inc.*
3.50	—	Bylaws BHC Health Services of Nevada, Inc.*
3.51	—	Charter of BHC Heritage Oaks Hospital, Inc.*
3.52	—	Bylaws of BHC Heritage Oaks Hospital, Inc.*
3.53	—	Certificate of Incorporation of BHC Hospital Holdings, Inc.*
3.54	—	Bylaws of BHC Hospital Holdings, Inc.*
3.55	—	Charter of BHC Intermountain Hospital, Inc.*
3.56	—	Bylaws of BHC Intermountain Hospital, Inc.*
3.57	—	Charter of BHC Lebanon Hospital, Inc.*
3.58	—	Bylaws of BHC Lebanon Hospital, Inc.*
3.59	—	Certificate of Incorporation of BHC Management Holdings, Inc.*
3.60	—	Bylaws of BHC Management Holdings, Inc.*
3.61	—	Certificate of Formation of BHC Management Services, LLC*
3.62	—	Limited Liability Company Agreement of BHC Management Services, LLC*
3.63	—	Certificate of Formation of BHC Management Services of Indiana, LLC*
3.64	—	Limited Liability Company Agreement of BHC Management Services of Indiana, LLC*
3.65	—	Certificate of Formation of BHC Management Services of Kentucky, LLC*
3.66	—	Limited Liability Company Agreement of BHC Management Services of Kentucky, LLC*
3.67	—	Certificate of Formation of BHC Management Services of New Mexico, LLC*
3.68	—	Limited Liability Company Agreement of BHC Management Services of New Mexico, LLC*
3.69	—	Certificate of Formation of BHC Management Services of Streamwood, LLC*
3.70	—	Limited Liability Company Agreement of BHC Management Services of Streamwood, LLC*
3.71	—	Certificate of Incorporation of BHC Meadows Partner, Inc.*
3.72	—	Bylaws of BHC Meadows Partner, Inc.*
3.73	—	Articles of Incorporation of BHC Montevista Hospital, Inc.*
3.74	—	Bylaws of BHC Montevista Hospital, Inc.*
3.75	—	Certificate of Formation of BHC Northwest Psychiatric Hospital, LLC*
3.76	—	Limited Liability Company Agreement of BHC Northwest Psychiatric Hospital, LLC*
3.77	—	Agreement of General Partnership of BHC of Indiana, General Partnership*
3.78	—	Charter of BHC of Northern Indiana, Inc.*
3.79	—	Bylaws of BHC of Northern Indiana, Inc.*
3.80	—	Certificate of Formation of BHC Physician Services of Kentucky, LLC*
3.81	—	Limited Liability Company Agreement of BHC Physician Services of Kentucky, LLC*
3.82	—	Charter of BHC Pinnacle Pointe Hospital, Inc.*
3.83	—	Bylaws of BHC Pinnacle Pointe Hospital, Inc.*
3.84	—	Charter of BHC Properties, Inc.*
3.85	—	Bylaws of BHC Properties, Inc.*
3.86	—	Charter of BHC Sierra Vista Hospital, Inc.*
3.87	—	Bylaws of BHC Sierra Vista Hospital, Inc.*
3.88	—	Charter of BHC Spirit of St. Louis Hospital, Inc.*

Exhibit
Number		Description

3.89	—	Bylaws of BHC Spirit of St. Louis Hospital, Inc.*
3.90	—	Charter of BHC Streamwood Hospital, Inc.*
3.91	—	Bylaws of BHC Streamwood Hospital, Inc.*
3.92	—	Charter of BHC Valle Vista Hospital, Inc.*
3.93	—	Bylaws of BHC Valle Vista Hospital, Inc.*
3.94	—	Articles of Incorporation of BHC Windsor Hospital, Inc.*
3.95	—	Bylaws of BHC Windsor Hospital, Inc.*
3.96	—	Certificate of Formation of Columbus Hospital, LLC*
3.97	—	Operating Agreement of Columbus Hospital, LLC*
3.98	—	Certificate of Incorporation of Indiana Psychiatric Institutes, Inc.*
3.99	—	Bylaws of Indiana Psychiatric Institutes, Inc.*
3.100	—	Certificate of Formation of Lebanon Hospital, LLC*
3.101	—	Operating Agreement of Lebanon Hospital, LLC*
3.102	—	Agreement and Certificate of Partnership of Mesilla Valley General Partnership, as amended*
3.103	—	Articles of Incorporation of Mesilla Valley Mental Health Associates, Inc.*
3.104	—	Bylaws of Mesilla Valley Mental Health Associates, Inc.*
3.105	—	Certificate of Formation of Northern Indiana Hospital, LLC*
3.106	—	Operating Agreement of Northern Indiana Hospital, LLC*
3.107	—	Certificate of Formation of Valle Vista, LLC*
3.108	—	Operating Agreement of Valle Vista, LLC, as amended*
3.109	—	Certificate of Formation of Willow Springs, LLC*
3.110	—	Operating Agreement of Willow Springs, LLC*
3.111	—	Articles of Incorporation of Mesilla Valley Hospital, Inc.
3.112	—	Bylaws of Mesilla Valley Hospital, Inc.
4.1	—	Indenture, dated as of August 19, 2003, among Ardent Health Services, Inc., Ardent Health Services, LLC, the Subsidiary Guarantors and U.S. Bank Trust National Association, as trustee*
4.2	—	Form of Ardent Health Services, Inc. 10% Senior Subordinated Note due 2013 (included in Exhibit 4.1)*
4.3	—	Form of Notation of Guarantee (included in Exhibit 4.1)*
4.4	—	Amended and Restated Intercompany Promissory Note dated October 1, 2003 issued by Lovelace Health Systems, Inc. in favor of Ardent Health Services, Inc.*
4.5	—	Amended and Restated Security Agreement, dated as of October 1, 2003, between Lovelace Health Systems, Inc. and Ardent Health Services, Inc.*
4.6	—	Intercreditor and Subordination Agreement, dated as of August 19, 2003, among Bank One, NA, as Collateral Agent, Bank One, NA, as Administrative Agent, U.S. Bank Trust National Association, as Trustee, and Ardent Health Services, Inc.*
4.7	—	Collateral Assignment of Note and Security Agreement dated October 1, 2003 issued by Ardent Health Services, Inc. to Bank One, NA, as Collateral Agent*
4.8	—	Registration Rights Agreement, dated as of August 19, 2003, among Ardent Health Services, Inc., Ardent Health Services, LLC and the Subsidiary Guarantors and Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated*
5.1	—	Opinion of Ropes & Gray LLP
5.2	—	Opinion of Boult, Cummings, Conners & Berry PLC
5.3	—	Opinion of Greenebaum Doll & McDonald, PLLC
5.4	—	Opinion of Lionel Sawyer & Collins
5.5	—	Opinion of Montgomery & Andrews, P.A.

Exhibit
Number		Description

5.6	—	Opinion of Thelen Reid & Priest LLP
5.7	—	Opinion of Troutman Sanders LLP
5.8	—	Opinion of Walter & Haverfield LLP
10.1	—	Credit Agreement, dated as of August 19, 2003, among Ardent Health Services, Inc., as Borrower, Ardent Health Services LLC and certain of its subsidiaries as the Guarantors, Bank One, NA, as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. and UBS Securities LLC, as Co-Syndication Agents, General Electric Capital Corporation and Merrill Lynch Capital, as Co-Documentation Agents, and the other Lenders party thereto*
10.2	—	10.2% Senior Subordinated Note due August 15, 2014*
10.3	—	Second Amended and Restated Ardent Health Services LLC and its Subsidiaries Option and Restricted Unit Purchase Plan*
10.4	—	Form of Non-Qualified Common Membership Interest Option Agreement for Directors and Officers*
10.5	—	Subscription Agreement, dated as of September 25, 2001, among Ardent Health Services, LLC, Welsh, Carson, Anderson & Stowe IX, L.P., FFT Partners II, L.P., BancAmerica Capital Investors I, L.P. and the several other purchasers listed on Annex I thereto*
10.6	—	Subscription Agreement, dated as of December 11, 2002, as amended on February 7, 2003, among Ardent Health Services, LLC, Welsh, Carson, Anderson & Stowe IX, L.P., FFC Partners II, L.P. and related entities, BancAmerica Capital Investors I, L.P. and the several other purchasers listed on Annex I thereto*
10.7	—	Professional Services Agreement, dated as of December 11, 2002, between Ardent Health Services LLC and WCAS Management Corporation*
10.8	—	Letter Agreement, dated as of January 30, 2002, between Welsh, Carson, Anderson & Stowe and David T. Vandewater*
10.9	—	Intentionally omitted
10.10	—	Employment Agreement, dated as of May 5, 2003, between AHS Management Company, Inc. and Norm Becker*
10.11	—	Employment Agreement, dated as of June 1, 2002, between AHS Management Company, Inc. and Jamie Hopping*
10.12	—	Employment Agreement, dated as of September 13, 2001, between AHS Management Company, Inc. and Vernon S. Westrich*
10.13	—	Intentionally omitted
10.14	—	Indemnification Agreement, dated as of July 1, 2002, between Ardent Health Services LLC and Jamie E. Hopping*
10.15	—	Indemnification Agreement, dated as of January 31, 2002, between Ardent Health Services LLC and Stephen C. Petrovich*
10.16	—	Indemnification Agreement, dated as of August 4, 2001, between Ardent Health Services LLC and David T. Vandewater*
10.17	—	Indemnification Agreement, dated as of January 31, 2002, between Ardent Health Services LLC and Vernon Westrich*
10.18	—	Employment Agreement, dated as of December 1, 2003, between AHS Management Company, Inc. and R. Dirk Allison
10.19	—	Indemnification Agreement, dated as of December 1, 2003, between Ardent Health Services LLC and R. Dirk Allison
10.20	—	Medicaid Managed Care Services Agreement No. PSC 02-05, effective July 1, 2001, between the New Mexico Human Services Department and Lovelace Community Health Plan
10.21	—	Amendment No. 1 to Medicaid Managed Care Services Agreement No. PSC 02-05, effective July 1, 2003, between the New Mexico Human Services Department and Lovelace Community Health Plan
10.22	—	Contract P00149, effective January 1, 2002, between Centers for Medicare & Medicaid Services and Lovelace Health Plan, Inc.

Exhibit
Number		Description

12.1	—	Statement regarding computation of ratios
21.1	—	Subsidiaries of Ardent Health Services LLC*
23.1	—	Consents of KPMG LLP
23.2	—	Consents of Ernst & Young LLP
23.3	—	Consent of PriceWaterhouseCoopers LLP
23.4	—	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.5	—	Consent of Boult, Cummings, Conners & Berry PLC (included in Exhibit 5.2)
23.6	—	Consent of Greenebaum Doll & McDonald, PLLC (included in Exhibit 5.3)
23.7	—	Consent of Lionel Sawyer & Collins (included in Exhibit 5.4)
23.8	—	Consent of Montgomery & Andrews, P.A. (included in Exhibit 5.5)
23.9	—	Consent of Thelen Reid & Priest LLP (included in Exhibit 5.6)
23.10	—	Consent of Troutman Sanders LLP (included in Exhibit 5.7)
23.11	—	Consent of Walter & Haverfield LLP (included in Exhibit 5.8)
24.1	—	Powers of Attorney (included in the signature pages to this Registration Statement)
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Trustee*
99.1	—	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9)
99.2	—	Notice of Guaranteed Delivery*
99.3	—	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.4	—	Form of Letter to Clients*

*	Previously filed.

      (b) Financial Statement Schedules.

      All schedules have been omitted because they are not required, are not applicable or the information is included in the selected historical consolidated financial data or notes to consolidated financial statements appearing elsewhere in this registration statement.